      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1996



                                                       REGISTRATION NO. 333-3538

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 1


                                     TO THE


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II
    (EXACT NAME OF REGISTRANT AS SPECIFIED IN LIMITED PARTNERSHIP AGREEMENT)

              NEW YORK                                 6793                                13-3769020
      (STATE OF ORGANIZATION)              (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
                                           CLASSIFICATION CODE NUMBER)               IDENTIFICATION NUMBER)


                      SMITH BARNEY FUTURES MANAGEMENT INC.
                                GENERAL PARTNER

                              390 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 723-5424
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICE)
                            ------------------------

                             EMILY M. ZEIGLER, ESQ.
                            WILLKIE FARR & GALLAGHER
                              ONE CITICORP CENTER
                              153 EAST 53RD STREET
                         NEW YORK, NEW YORK 10022-4669
                                 (212) 821-8000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------
                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                                PROPOSED          PROPOSED
  TITLE OF EACH CLASS                            MAXIMUM           MAXIMUM          AMOUNT OF
  OF SECURITIES BEING       AMOUNT BEING        OFFERING          AGGREGATE       REGISTRATION
       REGISTERED            REGISTERED      PRICE PER UNIT    OFFERING PRICE        FEE(1)
- ------------------------------------------------------------------------------------------------
                                                                   100,000
  Units of Limited                                                    X
  Partnership                                   Net Asset         Net Asset
  Interest..............    100,000 Units    Value per Unit    Value per Unit      $27,096.59

- --------------------------------------------------------------------------------

(1) This amount, calculated pursuant to Rule 457(c), is based on 83,299 Units at $943.35 per Unit, the Net Asset Value per Unit as of March 31, 1996. $34,480 was previously paid in connection with Registration Statement 33-79244. Of the 100,000 Units registered pursuant thereto, 16,701 were sold as of March 31, 1996. Consequently, this Registration Statement carries forward 83,299 Units and $7,383.40 in Registration Fees, pursuant to Rule 429.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION,
ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

                             CROSS REFERENCE SHEET

               ITEM NUMBER AND CAPTION                       HEADING IN PROSPECTUS
     ------------------------------------------- ---------------------------------------------
  1. Forepart of the Registration Statement and
       Outside Front Cover of Prospectus........ Cover Page
  2. Inside Front and Outside Back Cover Pages
       of Prospectus............................ Inside Cover Page; Table of Contents
  3. Summary Information, Risk Factors and
       Ratio of Earnings to Fixed Charges....... Summary of the Prospectus; Risk Factors
  4. Use of Proceeds............................ Use of Proceeds
  5. Determination of Offering Price............ Cover Page; Plan of Distribution
  6. Dilution................................... *
  7. Selling Security Holders................... *
  8. Plan of Distribution....................... Plan of Distribution
  9. Description of Securities to be
       Registered............................... Cover Page; Redemptions; The Limited
                                                 Partnership Agreement
 10. Interests of Named Experts and Counsel..... Legal Matters
 11. Information With Respect to the
       Registrant............................... Summary of the Prospectus; Risk Factors;
                                                   Commodity Futures Markets; Trading
                                                   Policies;
                                                   Financial Statements; The General Partner;
                                                   The Advisors; Conflicts of Interest;
                                                   Fees and Expenses to the Partnership;
                                                   The Limited Partnership Agreement
 12. Disclosure of Commission Position on
       Indemnification for Securities Act
       Liability................................ *

- ---------------
* Not applicable.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED MAY 29, 1996

                 100,000 UNITS OF LIMITED PARTNERSHIP INTEREST

                            SMITH BARNEY DIVERSIFIED
                              FUTURES FUND L.P. II
                               ------------------

    Smith Barney Diversified Futures Fund L.P. II (the "Partnership") is a limited partnership organized under the laws of the State of New York to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options and forward contracts. The Partnership is soliciting subscriptions for 100,000 units of limited partnership interest (the "Units"). The Partnership commenced trading operations on January 17, 1996. No underwriting commissions are charged; hence, the entire amount of the subscription price will be available for the Partnership's trading.

    Smith Barney Inc. ("SB") acts as the commodity broker/dealer for the Partnership and its affiliate, Smith Barney Futures Management Inc., is the General Partner of the Partnership (the "General Partner"). See "The General Partner" and "The Commodity Broker/Dealer". All trading decisions are currently made for the Partnership by Chesapeake Capital Corporation ("Chesapeake"), John
W. Henry & Co., Inc. ("JWH") and Millburn Ridgefield Corporation ("Millburn") (collectively, the "Advisors"). None of the Advisors is affiliated with the General Partner or SB. See "The Advisors" and "Conflicts of Interest".

    THESE ARE SPECULATIVE SECURITIES.

    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS. (SEE "RISK FACTORS" AT PAGES 10-16). THIS OFFERING INVOLVES SIGNIFICANT RISKS THAT SHOULD BE CONSIDERED BY INVESTORS AND THE FOLLOWING LIST OF RISKS IS NOT
COMPLETE:

    -- COMMODITY TRADING IS SPECULATIVE AND VOLATILE (AN INVESTOR COULD LOSE ALL
       OF HIS INVESTMENT.)


    -- AUTHORIZATION OF SUBSTANTIAL FEES TO GENERAL PARTNER AND AFFILIATES (THE
       PARTNERSHIP REQUIRES A RETURN OF 10.80% IN THE FIRST YEAR OF OPERATIONS TO BREAK EVEN, ASSUMING 18,000 UNITS HAVE BEEN SOLD AND A RETURN OF 6.78% IN THE FIRST YEAR OF OPERATIONS TO BREAK EVEN, ASSUMING 100,000 UNITS OFFERED HEREBY ARE SOLD. SUBSTANTIAL INCENTIVE FEES MAY BE PAID DURING A YEAR EVEN THOUGH THE PARTNERSHIP MAY INCUR A NET LOSS FOR THE FULL YEAR.)


    -- CONFLICTS OF INTEREST MAY EXIST IN THE MANAGEMENT OF THE PARTNERSHIP
       (INCLUDING THE RELATIONSHIP BETWEEN THE GENERAL PARTNER AND THE COMMODITY BROKER/DEALER; THE BROKERAGE RATE CHARGED BY THE COMMODITY BROKER/DEALER; DISTRIBUTION OF PROFITS; ACCOUNTS OF SB, THE GENERAL PARTNER AND THEIR AFFILIATES; CONTROL OF OTHER ACCOUNTS BY THE ADVISORS; OTHER ACTIVITIES AND POOLS OPERATED BY SB; AND INCENTIVE FEES CHARGED BY THE ADVISORS). THESE CONFLICTS OF INTEREST MAY ADVERSELY AFFECT THE NET PERFORMANCE OF THE PARTNERSHIP.

    -- NO PUBLIC MARKET FOR UNITS EXISTS.

    -- LIMITED PARTNERS MAY HAVE LIMITED VOTING RIGHTS WITH RESPECT TO THE
       PARTNERSHIP'S AFFAIRS.

    -- WHILE THE GENERAL PARTNER DOES NOT INTEND TO MAKE DISTRIBUTIONS, PROFITS
       EARNED IN ANY YEAR WILL RESULT IN AN INCREASE IN A LIMITED PARTNER'S TAX LIABILITY.
                                                        (continued on next page)

    THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT. SEE "RISK FACTORS" AT PAGES 10-16.

    THIS OFFERING IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940 AND IS NOT SUBJECT TO REGULATION THEREUNDER. SEE "RISK FACTORS" AT PAGES 10-16.

    SUBSCRIBERS WILL BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT.
                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF
   PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY
                    OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

- --------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------
                                                                                          PROCEEDS TO
                                                         PRICE TO       UNDERWRITING    THE PARTNERSHIP
                                                          PUBLIC       COMMISSIONS(1)      (1)(2)(3)
- --------------------------------------------------------------------------------------------------------
                                                     Net Asset Value                    Net Asset Value
Per Unit (minimum purchase: $5,000)(4).............      per Unit            (1)            per Unit
- --------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------

(Notes on pages ii and iii)

                               ------------------
                               SMITH BARNEY INC.


      The date of this Prospectus and Disclosure Document is May 29, 1996

     The Partnership is soliciting subscriptions for 100,000 units of limited partnership interest ("Units") with a minimum subscription per investor of $5,000 (except that the minimum investment is $2,000 for employee benefit plans, subject to higher minimums in certain states). The Partnership will continue to offer Units until the earlier of two years from the date hereof and the date on which all of the Units are sold (the "Continuous Offering"). During the Continuous Offering, Units and fractional Units (rounded to four decimal places) will be sold at their Net Asset Value per Unit as of the last business day of the month ending at least 5 days after a subscription is accepted. Net Asset Value is defined in the Glossary at page 121. A subscription may be revoked by a subscriber if the General Partner determines not to offer Units as of the end of a month. See "Plan of Distribution" and "Subscription Procedure". The Units are being offered through SB on a best efforts basis without any firm underwriting commitment (so that neither SB nor any other underwriter has agreed to purchase any Units). The Partnership will dissolve no later than December 31, 2014. See "Summary of the Prospectus -- The Partnership -- Dissolution of the Partnership".

- ---------------

NOTES:

     (1) The Units are being offered on a best efforts basis through SB and such other members of the National Association of Securities Dealers, Inc. or foreign brokers as may participate in the offering. No underwriting commissions will be paid in connection with this offering. SB may pay underwriting commissions of up to $50 per Unit sold out of its own funds. SB will pay a portion of the brokerage fees it receives to its registered representatives ("Financial Consultants") who sell Units in the offering and who are registered with the Commodity Futures Trading Commission ("CFTC") as associated persons of a futures commission merchant for continuing services to be provided by such persons to purchasers of Units. Those services will include (i) answering questions regarding daily net asset value and computations thereof, monthly statements, annual reports and tax information provided by the Partnership, (ii) providing assistance to investors including when and whether to redeem the Units or purchase additional Units and (iii) general servicing of accounts. A Financial Consultant may be credited with up to approximately 85% of the amount of brokerage fees attributable to Units sold by him. The brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are charged may change. See "Plan of Distribution" and "The Commodity
Broker/Dealer -- Brokerage Fees". No portion of SB's brokerage fees will be paid to any Financial Consultant who is not registered with the CFTC as an associated person of a futures commission merchant.


     (2) The Partnership began its initial offering of Units on August 21, 1995 and began trading on January 17, 1996 with an initial capitalization of $8,617,000. As of February 29, 1996, the Partnership's Net Assets were $10,491,900 and the Net Asset Value per Unit initially sold for $1,000 was $928.25. During the Continuous Offering, subscription amounts will be held in escrow at European American Bank, New York, New York, until the first business day of the month in which the subscription is to take effect, at which time the subscription funds will be transferred to the Partnership's trading account. The funds held in escrow will be invested as the General Partner shall from time to time direct by written instrument delivered to the escrow agent in an interest bearing bank money market account. See "Plan of Distribution".


     (3) The initial offering and organizational expenses of the Partnership were capped at $525,000, which amount was paid by SB. This amount is being recouped from interest earned on the Partnership's assets. The Limited Partnership Agreement requires the Partnership to bear all of its offering expenses of the Continuous Offering. Nonetheless, SB has agreed to pay the expenses of the Continuous Offering in 1996 estimated at $275,000. This amount will also be recouped from interest earned on the Partnership's assets. See "Fees and Expenses to the Partnership" and "Redemptions".

     (4) The minimum additional subscription during the Continuous Offering for investors who are already limited partners will be $1,000 (except in Maine, where the minimum additional subscription will be $5,000). In the case of sales to employee-benefit plans including qualified corporate pension and profit-sharing plans, "simplified employee pension plans," so-called, "Keogh" (H.R. 10) plans and Individual Retirement Accounts, and subject to higher minimum investment standards imposed by certain states as listed in Exhibit C hereto, the minimum purchase is $2,000. See "ERISA Considerations."

                            ------------------------

     An annual report containing financial statements and the report of the Partnership's independent accountants will be distributed to limited partners not more than 90 days after the close of the Partnership's fiscal year.
                            ------------------------


     The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and its Northeast regional office at 7 World Trade Center, Suite 1300, New York, NY 10018 and its Midwest regional office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

                            ------------------------

     A COPY OF THE NASAA GUIDELINES FOR THE REGISTRATION OF COMMODITY POOL PROGRAMS, AS AMENDED AND ADOPTED AS OF AUGUST 30, 1990, WILL BE PROVIDED TO ANY PERSON, WITHOUT CHARGE, UPON REQUEST. SAID REQUEST MAY BE MADE IN WRITING TO THE PARTNERSHIP, C/O SMITH BARNEY FUTURES MANAGEMENT INC., 390 GREENWICH STREET, NEW YORK, NEW YORK 10013 OR BY CALLING (212) 723-5424.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.


     UNTIL AUGUST 30, 1996 (90 DAYS AFTER THE DATE HEREOF), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

                           RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED BY THIS POOL AT PAGES 17 AND 18 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 21.

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 10-16.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                            ------------------------

                               TABLE OF CONTENTS

                                            Page
                                           ------
Risk Disclosure Statement.................     iv
Summary of the Prospectus.................      1
  The Offering............................      1
  The Partnership.........................      2
  Financial Information...................      9
Risk Factors..............................     10
Fees and Expenses to the Partnership......     17
Potential Benefits to Investors...........     22
Conflicts of Interest.....................     23
Trading Policies..........................     26
The General Partner.......................     27
  Background..............................     27
  Principals..............................     27
  The Partnership -- Management's
    Discussion and Analysis of Financial
    Conditions and Results of Operation...     29
  Performance of the Partnership..........     30
  Other Pools Operated by the General
    Partner...............................     31
The Advisors..............................
  Chesapeake Capital Corporation .........     38
  John W. Henry & Co., Inc................     48
  Millburn Ridgefield Corporation.........     66
Fiduciary Responsibility..................     82
The Commodity Broker/Dealer...............     83
Income Tax Aspects........................     86
  Summary of Federal Income Tax
    Consequences for United States
    Taxpayers Who Are Individuals.........     87
  Tax Consequences for Exempt
    Organizations.........................     92
  State, Local and Other Taxes............     92
  Summary of the United States Federal
    Income Tax Consequences for Non-U.S.
    Taxpayers.............................     93

                                            Page
                                           ------
  Basis of Summary of Income Tax
    Aspects...............................     93
Use of Proceeds...........................     93
Plan of Distribution......................     94
Investment Requirements...................     95
Subscription Procedure....................     96
The Limited Partnership Agreement.........     96
  Liability of Limited Partners...........     97
  Management of Partnership Affairs.......     97
  Sharing of Profits and Losses...........     97
  Additional Partners.....................     98
  Restrictions on Transfer or
    Assignment............................     98
  Dissolution of the Partnership..........     99
  Removal or Admission of General
    Partner...............................     99
  Amendments; Meetings....................     99
  Reports to Limited Partners.............     99
  Power of Attorney.......................    100
  Indemnification.........................    100
Redemptions...............................    100
ERISA Considerations......................    101
Legal Matters.............................    103
Experts...................................    103
Additional Information....................    103
Commodity Markets.........................    104
  Commodity Futures.......................    104
  Forward Contracts.......................    104
  Uses of Commodity Markets...............    104
  Options.................................    105
  Regulation..............................    105
  Margins.................................    107
Financial Statements......................    108
Glossary..................................    121
Limited Partnership Agreement -- Exhibit
  A.......................................    A-1
Subscription Agreement -- Exhibit B.......    B-1
Suitability Requirements -- Exhibit C.....    C-1

                           SUMMARY OF THE PROSPECTUS

     The following is a summary of the Prospectus. The Prospectus contains more detailed information under the captions referred to below, and this summary is qualified in its entirety by the information appearing elsewhere in this Prospectus. See also the Glossary.

                                  THE OFFERING


Securities Offered......100,000 Units at Net Asset Value per Unit as of the end
                        of each month during the Continuous Offering. Net Asset Value is defined in the Glossary at page 121.


Minimum Subscription....The minimum subscription is $5,000, except for subscriptions by employee-benefit plans (and subject to higher minimums imposed by certain states) which may be made for a minimum of $2,000. The minimum investment for subscribers who are already limited partners will be $1,000 (except in Maine, where the minimum additional subscription will be $5,000). During the Continuous Offering, the minimum subscription will purchase Units and fractional Units (rounded to four decimal places) as of the end of the last day of the month ending at least 5 days after a subscription is accepted. See "Plan of Distribution". The General Partner and its affiliates are free to purchase Units for investment purposes, provided that in no event will total contributions by these entities equal or exceed 10% of the total contributions to the Partnership at any time.

Plan of Distribution....The Units will be offered through SB and possibly other selling agents on a best efforts basis (so that neither SB nor any other underwriter has agreed to purchase any Units). Units will be offered until the earlier of the sale of all 100,000 Units and two years after the date of this Prospectus (the "Continuous Offering"). The General Partner may determine to increase the number of Units offered, or not to offer Units in a particular month. For any subscriber wishing to subscribe for Units as of the first day of a month, a completed Subscription Agreement (Exhibit B to the Prospectus) must be received by the General Partner at least 6 days previously. Subscription funds must be delivered to the escrow agent and will be held until the first business day of the month in which the subscription is to take effect, at which time the subscription funds will be transferred to the Partnership's trading account. The General Partner has sole discretion to offer additional Units but has no present intention to do so. The General Partner may reject any subscription for any reason. A subscription may be revoked during the Continuous Offering within five business days of the investor's subscription or if the General Partner determines not to offer Units as of the end of a month. See "Plan of Distribution" and "Subscription Procedure".

Use of Proceeds.........The proceeds of the offering will be deposited in the
                        Partnership's trading accounts at SB and will be used to trade in commodity interests including futures contracts, options and forward contracts. Such proceeds will be maintained in cash. A subscription will be either accepted or rejected within four business days from the receipt of the subscription by the General Partner. See "Use of Proceeds".

Purchase of Units
  by Retirement Plans...Participants in employee-benefit plans may be capable of purchasing Units with a portion of their retirement assets. See "ERISA Considerations".

                                THE PARTNERSHIP

The Partnership.........Smith Barney Diversified Futures Fund L.P. II is a
                        limited partnership organized on May 10, 1994 under the laws of the State of New York with the name Consulting Group Managed Futures Fund L.P. The Partnership changed its name as of July 31, 1995. The initial offering period of the Units began August 21, 1995, and the Partnership commenced trading operations on January 17, 1996. See "The Limited Partnership Agreement".


Risk Factors............An investment in the Partnership is speculative and involves substantial risks. The risks of an investment in the Partnership include, but are not limited to:



                        -- the speculative and volatile nature of trading in
                           commodity futures, forward and option contracts;



                        -- that commodity trading is highly leveraged and may be
                           illiquid;



                        -- the brokerage rate to be charged by the commodity
                           broker is 1/2 of 1% of month-end Net Assets per month (6% per year) and is not determined by arm's-length negotiation;



                        -- the possibility of incentive fees to be charged by
                           the General Partner (if it determines to act as a trading advisor to the Partnership);



                        -- the fees and expenses which the Partnership incurs
                           regardless of the Partnership's trading performance;



                        -- substantial incentive fees may be paid during a year
                           even though the Partnership incurs a net loss for the full year;



                        -- that the Partnership is subject to certain conflicts
                           of interest (including those arising from the relationship between the General Partner and the commodity broker/dealer);



                        -- the accounts of SB, the General Partner and their
                           affiliates (which may result in conflicts of interest between these persons and entities and the Partnership);



                        -- the control of other accounts by the Advisors;



                        -- other activities of SB (which may result in
                           competition or conflicts of interest between it and the Partnership);



                        -- existence of other commodity pools sponsored and
                           established by the General Partner and SB and the Advisors and their affiliates;



                        -- no public market for Units exists;



                        -- investors have limited voting rights with respect to
                           the Partnership's affairs;



                        -- the distribution of profits (which will be made, if
                           any, in the sole discretion of the General Partner); and



                        -- profits earned in any year will result in an increase
                           in a limited partners' tax liability.


Dissolution of the
  Partnership...........The Partnership will dissolve and its affairs be wound up as soon as practicable upon the first to occur of the following: (i) December 31, 2014; (ii) the vote to dissolve the Partnership by limited partners owning more than 50% of the Units; (iii) assignment by the General Partner of all of its interest in the Partnership or withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the New York Revised Limited Partnership Act unless the Partnership is continued as described in the Limited Partnership Agreement; (iv) Net Asset Value per Unit falls to less than $400 as of the end of any trading day; or (v) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued. See "Risk
                        Factors -- Dissolution of the Partnership, Cessation of Trading" and "The Limited Partnership Agreement -- Management of Partnership Affairs".

Offices.................The offices of the Partnership and the General Partner are located at c/o Smith Barney Futures Management Inc., 390 Greenwich Street, New York, New York 10013, (212) 723-5424.

Trading Policies........The Partnership's objective is to achieve capital appreciation by engaging in speculative trading of a diversified portfolio of commodity interests which may include futures contracts, options, forward contracts and physicals. There can be no assurance that the Partnership's investment objective will be met. The Partnership's trading policies, in summary, are to invest Partnership funds only in commodity contracts traded in sufficient volume to permit the ease of taking and liquidating positions; that no additional positions in a commodity will be initiated by an Advisor if such positions would result in aggregate positions for all commodities requiring as margin more than 66 2/3% of the Partnership's assets allocated to that Advisor; that the Partnership will not employ the trading technique commonly known as "pyramiding"; that the Partnership will not utilize borrowings except short-term borrowings if the Partnership takes delivery of any cash commodities; that the Partnership may, from time to time, engage in spreads or straddles; and that the Partnership will not permit the churning of its trading accounts. This discussion is a summary only and is qualified in its entirety by reference to the discussion under "Trading Policies". See "Commodity Markets" and "Trading Policies". The terms "pyramiding", "spreads" and "straddles" are defined in the Glossary.

Management..............The General Partner of the Partnership is Smith Barney
                        Futures Management Inc., a corporation organized under the laws of the State of Delaware and an affiliate of Smith Barney Inc. ("SB"). SB acts as commodity broker/dealer for the Partnership. The General Partner administers the business and affairs of the Partnership. The Advisors currently make trading decisions for the Partnership. Each Advisor was initially allocated one-third of the Partnership's assets to manage, but the General Partner, consistent with its fiduciary duties to the limited partners, may modify these allocations at any time in its sole discretion. Future allocations to the Advisors or additional advisors will be made at the discretion of the General Partner. In allocating assets to the Advisors, the General Partner has considered each Advisor's past performance, trading style, volatility of markets traded and fee requirements. All of the Partnership's assets in its trading accounts at SB will be available for trading, subject to the trading policies of the Partnership.

                        -- Chesapeake currently trades pursuant to its "Diversified Trading Program" and its "Financials and Metals Program" for the Partnership. The Diversified Trading Program emphasizes a maximum range of diversification with a global portfolio of futures, forward and cash markets which include, but are not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. The Financials and Metals Program offers the opportunity to achieve a diversified portfolio of investment in futures and forward interest contracts worldwide, but specializes in the larger and more liquid markets now available for trading.

                        -- JWH currently utilizes its Global Diversified Portfolio and its Original Investment Program in its management of the assets allocated to it by the Partnership. The Global Diversified Portfolio utilizes an intermediate-term trading system, which attempts to identify and profit from market trends and to remain neutral (i.e., no position taken) during non-trending market periods. The Original Investment Program employs a very long-term, trend-following reversal approach in which a position, either long or short, is held in every market at all times.

                        -- Millburn currently trades the World Resource Portfolio version of its Diversified Program for the Partnership. In the World Resource Portfolio, Millburn trades a broadly diversified portfolio of approximately fifty markets in the following six sectors: currencies, precious and industrial metals, debt instruments, stock indices, agricultural commodities and energy.

                        The Advisors may override computer-generated trading signals or may adjust their trading programs in the future. The Advisors are not affiliated with one another and none is affiliated with the General Partner or SB. Each Advisor makes its trading decisions independently. The Advisors are not responsible for the organization or operation of the Partnership. See "Conflicts of Interest", "Fiduciary Responsibility" and "The Commodity Broker/Dealer".

                        The limited partners do not participate in the management or control of the Partnership. Under the Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in the General Partner. The General Partner is a fiduciary to the limited partners. As such, the General Partner must exercise good faith and fairness in all dealings affecting the Partnership. In the event that a limited partner believes the General Partner has violated its fiduciary responsibility to the limited partners, he may seek legal relief for himself or on behalf of the Partnership, if the General Partner has refused to bring the action, or if an effort to cause the General Partner to bring the action is not likely to succeed, or may have a right to bring a class action on behalf of all of the limited partners, under applicable laws, including partnership, commodities or securities laws, to recover damages from or require an accounting by the General Partner. Limited partners may also be afforded certain rights for reparations under the Commodity Exchange Act ("CEA") for violations of the CEA by the General Partner. The General Partner may be removed and successor general partners may be admitted upon the vote of a majority of the outstanding Units. See "The Limited Partnership Agreement" and "Fiduciary Responsibility". Any limited partner, upon written request addressed to the General Partner, may obtain from the General Partner a list of the names and addresses of record of all limited partners and the number of Units held by each limited partner. Upon receipt of a written request delivered in person or by certified mail, signed by limited partners owning at least 10% of the outstanding Units, that a meeting of the Partnership be called to consider any matter upon which limited partners may vote pursuant to the Limited Partnership Agreement, the General Partner, by written notice to each limited partner of record mailed within 15 days after such receipt, must call a meeting of the Partnership. Such meeting must be held at least 30 but not more than 60 days after the mailing of such notice and the notice must specify the date, a reasonable time and place, and the purpose of such meeting.


                        See "Risk Factors" and "Fees and Expenses to the Partnership."

Fiscal Year.............The fiscal year of the Partnership will commence on
                        January 1 and end on December 31 each year ("fiscal year").

Fees and Expenses
  to the Partnership....The Partnership will pay substantial fees to the
                        Advisors and SB. The Partnership will pay each Advisor a monthly management fee equal to 1/6 of 1% (2% per year) of month-end Net Assets (except that JWH will receive a monthly management fee equal to 1/3 of 1% (4% per year) of month-end Net Assets) allocated to the respective Advisor. (Management fees are subject to an overall limitation in the Limited Partnership Agreement and the Revised Commodity Pool Guidelines of the North American Securities Administrators Association, Inc. (the "NASAA Guidelines"), as described under "Fees and Expenses to the Partnership -- Caps on Fees".) The Partnership will also pay each Advisor an incentive fee payable quarterly equal to 20% of the New Trading Profits earned by each Advisor for the Partnership (except JWH, which will receive an incentive fee of 15% of New Trading Profits), including unrealized appreciation on open positions, as of the end of each period. (Incentive fees are subject to the limits imposed by the NASAA Guidelines and the Limited Partnership Agreement, as described under "Fees and Expenses to the Partnership -- Caps on Fees".) New Trading Profits does not include interest earned or accrued during the period. Since the Advisors' incentive fees are paid quarterly, substantial incentive fees may be paid during a year even though the Partnership may incur a net loss for the full year.


                        The Customer Agreement provides that the Partnership will pay SB a monthly brokerage fee equal to 1/2 of 1% of month-end Net Assets (6% per year) in lieu of brokerage commissions on a per trade basis. (The brokerage fee -- together with National Futures Association ("NFA"), exchange, floor brokerage, give-up, user and clearing fees -- is subject to the limitation imposed by the NASAA Guidelines, as described under "Fees and Expenses to the Partnership -- Caps on Fees".) See "Fees and Expenses to the Partnership -- The Commodity Broker/Dealer". SB will pay a portion of such brokerage fees to its Financial Consultants who have sold Units in this offering and who are registered as associated persons with the CFTC. Such Financial Consultants would be credited with a maximum of 5% of Net Assets per year in return for continuing services to be provided by them to Unit holders as described under "The Commodity Broker/Dealer -- Brokerage Fees". Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid may be changed. Based on an estimate of the number of transactions generated by the Advisors in customer accounts in 1995, the fee that the Partnership pays is estimated to equal $48.98 per round-turn transaction (as defined in the Glossary), of which $44.50 is brokerage commissions and $4.48 is other trading-related fees. The General Partner will review, at least annually, the brokerage rates charged to other comparable commodity pools to the extent practicable, to determine that the brokerage rates being paid by the Partnership are competitive with such other rates. The General Partner will renegotiate the Customer Agreement if its fiduciary duties so require. Brokerage fees will not exceed the limit imposed in the NASAA Guidelines. The General Partner, consistent with the restrictions imposed by the Limited Partnership Agreement attached hereto as Exhibit A, as well as the NASAA Guidelines discussed below, may negotiate for increased brokerage fees in appropriate circumstances. The Partnership shall seek the best prices and services available in its commodity futures brokerage transactions. The NASAA Guidelines provide that a brokerage commission is presumptively reasonable if it is 80% of the published retail rate plus pit brokerage fees or if it (including pit brokerage fees) is 14% annually of the average Net Assets of the Partnership (excluding Partnership assets not directly related to trading activity). See "The Commodity Broker/Dealer -- Brokerage Fees". The brokerage fee payable to SB for a year would equal a maximum of $6,000,000 per year assuming that the Partnership sold the maximum amount of Units offered hereby at $1,000 per Unit and Net Assets remained at the same level for the year. On these assumptions, Financial Consultants could be credited with a maximum of $5,000,000.


                        The Partnership will pay or reimburse SB if previously paid for National Futures Association ("NFA"), exchange, clearing, user, give-up and floor brokerage fees, all of which are estimated to be up to .8% of Net Assets per year. The Partnership will effect all transactions in spot and forward foreign currencies with SB at prices quoted by SB which do not include a mark-up.


                        The General Partner bears such general and administrative expenses of the Partnership as may be incurred, but (except as noted below) the Partnership pays all of its legal, accounting, filing, reporting and data processing expenses, incentive fees, management fees, brokerage fees, expenses of the Continuous Offering and extraordinary expenses (only periodic filing and reporting fees are subject to an overall limitation in the Limited Partnership Agreement as described under "Fees and Expenses of the Partnership -- Cap on Fees"). The aggregate annual expenses of every character paid or incurred by the Partnership, including management fees, advisory fees and all other fees, except for incentive fees, commodity brokerage fees, the actual cost of legal and audit services and extraordinary expenses, when added to the customary and routine administrative expenses of the Partnership, shall in no event exceed, on an annual basis, 1/2 of 1% of Net Assets per month (6% per year). For the purpose of this limitation, customary and routine administrative expenses shall include all expenses of the Partnership other than commodity brokerage fees, incentive fees, the actual cost of legal and audit services and extraordinary expenses.


                        The Partnership was not initially responsible for the payment of offering and organizational expenses related to the initial offering period which were borne by SB. SB currently recoups the offering and organizational expenses related to the initial offering ($525,000) (together with interest at the prime rate quoted by The Chase Manhattan Bank, N.A.) from interest earned on the Partnership's cash in segregated bank accounts. The accrued liability for reimbursement of offering and organizational expenses of the initial offering period will not reduce Net Asset Value per Unit for any purpose (other than financial reporting), including calculation of management and brokerage fees and the purchase and redemption value of Units. SB has agreed to pay the expenses of the Continuous Offering in 1996 estimated at $275,000. This amount (together with interest at the prime rate quoted by The Chase Manhattan Bank, N.A.) will also be recouped from interest earned on the Partnership's assets. SB may, but is not required to, pay any expenses incurred in connection with the 1997 Continuous Offering. There is no cap on the amount of such expenses to be paid by SB and the offering expenses that may be paid or reimbursed to SB by the Partnership are capped at 15% of the Partner's aggregate subscriptions. SB pays monthly interest to the Partnership on 80% of the average daily equity maintained in cash in the Partnership's account. Such segregated bank accounts do not ordinarily earn interest. Interest used to reimburse SB will not be taken into account in computing brokerage or management fees. See "Fees and Expenses to the Partnership", "Plan of Distribution" and "Redemptions".

                        The table below summarizes the fees and expenses to the
                        Partnership:


                                       ENTITY             FORM OF COMPENSATION           AMOUNT OF COMPENSATION
                                 -------------------  ----------------------------    ----------------------------
                                 Advisors...........  Monthly management fee          1/6 of 1% (2% per year) or
                                                        (Subject to cap)              1/3 of 1% (4% per year) of
                                                                                        month-end Net Assets.
                                                      Quarterly incentive fee         20% or 15% of New Trading
                                                        (Subject to cap)                Profits earned by each
                                                                                        Advisor for the
                                                                                        Partnership in each
                                                                                        calendar quarter.
                                 Commodity            Brokerage fee                    1/2 of 1% of month-end Net
                                 Broker.............    (Subject to cap)                Assets per month (6% per
                                 (SB)                                                   year)(1) (a portion of
                                                                                        which will be paid to SB
                                                                                        Financial Consultants who
                                                                                        have sold Units in this
                                                                                        offering), and
                                                                                        reimbursement of other ac-
                                                                                        tual transaction fees paid
                                                                                        in connection with trading
                                                                                        estimated at .8% of Net
                                                                                        Assets.
                                 Others.............  Periodic legal, accounting,     Actual expenses incurred
                                                      filing and reporting fees,      estimated at between .5% and
                                                        expenses of the Continuous      2.4% of Net Assets per
                                                        Offering as well as             year (exclusive of
                                                        extraordinary expenses          extraordinary expenses).


                         ----------------------------------------
                         (1) Brokerage fees will be paid for the life of the Partnership, but the rate at which such fees will be paid may change, provided that such fees (i) remain competitive with the brokerage rates paid by public commodity pools which are comparable to the Partnership, (ii) will not be increased for the first five years of trading if any Advisor is affiliated with the General Partner and (iii) will not exceed the limitations imposed by the NASAA Guidelines, which provide that brokerage fees (together with NFA, exchange, floor brokerage, give-up, user and clearing fees) will be considered presumptively reasonable if they do not exceed 14% annually of the Partnership's Net Assets (excluding Partnership assets not directly related to trading activity). SB may receive a benefit with respect to Partnership assets maintained in cash as described below under the heading "Fees and Expenses to the Partnership -- Commodity Broker/Dealer."

Interest Income.........All of the Partnership's assets will be deposited in cash in brokerage accounts at SB. SB deposits the Partnership's cash in segregated bank accounts as required by CFTC regulations. Such accounts do not earn interest. However, SB will pay monthly interest to the Partnership on 80% of the average daily equity maintained in cash in the Partnership's account at SB during each month at a 30-day Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined. Interest payments to the Partnership will be used to reimburse SB for the offering and organizational expenses of the initial offering period (as capped at $525,000), and the expenses of the Continuous Offering for 1996 (estimated at $275,000), plus interest at the prime rate quoted by The Chase Manhattan Bank, N.A. Interest used to reimburse SB will not be taken into account in calculating brokerage or management fees. All assets in the Partnership's accounts may be used to meet margin requirements. SB intends to require the Partnership to meet its standard customer margin requirements which may be greater than exchange minimum levels. SB may benefit from the use of the Partnership's cash to the extent that such use reduces SB's interest expense in an amount greater than the amount of interest payments received by the Partnership. See "Commodity Markets -- Margins" and "The Commodity
                        Broker/Dealer -- Customer Agreement".


Break-even Analysis.....The General Partner estimates that during each fiscal year, the Partnership would be required to make trading profits equal to 10.80% assuming 18,000

                        Units (approximately the number of Units sold as of February 29, 1996) are sold and 6.78% assuming 100,000 Units are sold ($107.98 and $67.78, respectively, based upon a $1,000 investment) of the Net Asset Value per Unit in order for the value of a Unit at year end to equal the initial value of that Unit at the beginning of the year. Assuming 18,000 Units are sold, this estimate consists of the following: (i) the brokerage fee of 6% of Net Assets per year (6% of Net Assets), (ii) a management fee of 2.67% (represents a blended average) per year (2.49% of Net Assets), (iii) NFA, exchange, clearing, floor brokerage, give-up and user fees which may equal up to approximately .8% of Net Assets per year (.8% of Net Assets), (iv) legal, accounting, reporting and filing fees and expenses of the Continuous Offering in 1996 estimated at $425,000 (2.36% of Net Assets per year), (v) initial offering and organizational expenses of $525,000 (2.91% of Net Assets), and (vi) interest income equal to approximately 3.76% of Net Assets. Assuming 100,000 Units offered hereby are sold, this estimate consists of the following: (i) the brokerage fee of 6% of Net Assets per year (6.18% of Net Assets),
                        (ii) a management fee of 2.67% (represents a blended average) per year (2.56% of Net Assets), (iii) NFA, exchange, clearing, floor brokerage, give-up and user fees which may equal up to approximately .8% per year (.82% of Net Assets), (iv) legal, accounting, reporting and filing fees and expenses of the Continuous Offering in 1996 estimated at $450,000 (.45% of Net Assets), (v) initial offering and organizational expenses of $525,000 (.53% of Net Assets), and (vi) interest income equal to approximately 3.76% of Net Assets. See "Fees and Expenses to the Partnership."



Redemptions.............Beginning with the quarter ending June 30, 1996, on 10 days' notice to the General Partner, a limited partner may require the Partnership to redeem his Units at their Net Asset Value as of the last day of a month. Because Net Asset Value fluctuates daily, Limited Partners will not know the redemption value of their Units at the time their notice of redemption is submitted. The General Partner reserves the right to permit the redemption of Units more frequently than monthly (but no more frequently than daily), provided that such action is in the best interest of the Partnership taking into account potential tax consequences to Limited Partners. See "Redemptions". No fee is charged for redemptions. The Partnership's assets are generally valued at fair market value, or in the absence of a fair market value, as determined in good faith by the General Partner. Options are generally valued at the last sale price or, in the absence of a last sale price, the last bid price. The value of a futures contract equals the unrealized gain or loss on the contract that is determined by marking it to the current settlement price for a like contract acquired on the day on which the futures contract is being valued. A settlement price may not be used if the market makes a limit move with respect to a particular commodity. Forward contracts and futures contracts, when no market quote is available, will be valued at their fair market value as determined by the General Partner. The accrued liability for reimbursement of offering and organizational expenses incurred during the initial offering period will not reduce Net Asset Value per Unit for any purpose (other than financial reporting), including calculation of advisory and brokerage fees and the purchase and redemption value of Units. Interest earned by the Partnership will be used to reimburse SB for the offering and organizational expenses of the Partnership in connection with the initial offering period (capped at $525,000) and the Continuous Offering in 1996 (estimated at $275,000) until such expenses are reimbursed.

Distributions...........Distributions of profits, if any, will be made in the sole discretion of the General Partner and at such times as the General Partner may decide. In view of the fact that a limited partner may redeem his Units and no charge is assessed upon redemption, the General Partner has no current intention of making any distributions. In any event, the General Partner does not intend to make any distribution which would reduce the Net Asset Value of a Unit below $1,000, or if the size of a distribution would not warrant the administrative expense which would be involved, or if, in the opinion of the General Partner, a distribution would otherwise not be in the best interests of the Partnership or the limited partners. The determination of what is in the best interests of the Partnership or limited partners will be made on a case by case basis by the General Partner in its sole discretion and consistent with its fiduciary obligations to the Partnership and the limited partners. To the extent that profits are retained by the Partnership, the Net Assets of the Partnership will be greater, thereby increasing the amount of the brokerage fee which will be earned by SB. See "Conflicts of Interest". A limited partner's tax liability for profits of the Partnership may exceed the amount of any distributions received from the Partnership. See "Risk Factors -- Tax Consequences" and "Income Tax Aspects".

Income Tax Aspects......The trading activities of the Partnership, in general, generate capital gain and loss and ordinary income. Counsel to the Partnership has opined that the Partnership will be treated as a partnership for federal income tax purposes. Accordingly, the Partnership pays no federal income tax; rather, limited partners are allocated their proportionate share of the taxable income or losses realized by the Partnership during the period of the Partnership's taxable year that Units were owned by them. Unrealized gains on "Section 1256 contracts" as defined in the Internal Revenue Code of 1986 (the "Code") held by the Partnership at the end of its taxable year must be included in income under the "mark-to-market" rule and will be allocated to partners in proportion to their respective capital accounts. The mark-to-market rule does not apply to the Partnership's positions in futures contracts on most foreign exchanges and in foreign currency forward contracts not in the interbank market, unless the Partnership elects such treatments under Code Section 988.

                        The Partnership should not generate to Exempt Organizations unrelated business taxable income that would result from an investment in a publicly-traded partnership.

                                          FINANCIAL INFORMATION

                         STATEMENT OF FINANCIAL CONDITION OF THE PARTNERSHIP(1)
                                            DECEMBER 31, 1995

                              Total Assets (cash)..............................................  $ 2,000
                                                                                                  ======
                              Partners' Capital................................................  $ 2,000
                                                                                                  ======

                         ----------------------------------------
                         (1) As of December 31, 1995, the Partnership had not
                            commenced commodities trading activities, and the only transactions were the organization of the Partnership, the preparation of the initial offering and capital contributions of $1,000 by the General Partner and $1,000 by one limited partner. See "Financial Statements".

                                  RISK FACTORS

     INVESTMENT IN THE UNITS IS SPECULATIVE AND INVESTORS SHOULD NOT INVEST IN UNITS UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS SHOULD CONSIDER THE FOLLOWING RISKS BEFORE SUBSCRIBING FOR UNITS.

COMMODITY TRADING RISKS

     COMMODITY TRADING IS SPECULATIVE. Commodity futures markets are highly volatile. Profitability of the Partnership's commodity trading will depend on the ability of the Advisors to analyze the commodity markets, which are influenced by, among other things, changing supply and demand relationships, weather, government agricultural, commercial and trade programs and policies, national and international political and economic events and changes in interest rates. See "Commodity Futures Markets". The Advisors' technical trading methods do not generally take into account such fundamental factors except to the extent such factors are reflected in the technical input data analyzed by some of the Advisors. The Advisors may trade futures contracts on stock indices. Such contracts have experienced substantial volatility. While a volatile market can produce trends which might be identified by the trend-following strategies employed by some of the Advisors, such markets can also be without sustained price trends. Participation in a volatile market without significant trends could produce substantial losses for the Partnership.

     COMMODITY TRADING IS HIGHLY LEVERAGED. Because of the low margin deposits normally required in commodity futures trading, a high degree of leverage is typical of a commodity trading account. AS A RESULT, A RELATIVELY SMALL PRICE MOVEMENT IN A COMMODITY CONTRACT MAY RESULT IN SUBSTANTIAL LOSSES TO THE INVESTOR. For example, if at the time of purchase 10% of the price of the futures contract is deposited as margin, a 10% decrease in the price of the futures contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deduction for the brokerage fee. Thus, like other leveraged investments, any purchase or sale of a commodity contract may result in losses to the Partnership in excess of the amount initially deposited by the Partnership as margin with respect to that contract. SB does not intend to require the Partnership to deposit and maintain margin with respect to its forward currency trading. The General Partner will, however, impose trading limits on forward trading. See "Commodity Markets -- Margins".

     COMMODITY TRADING MAY BE ILLIQUID. Most commodity exchanges limit fluctuations in commodity contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits". During a single trading day no trades may be executed at prices beyond the daily limit. Once the price of a contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can be neither taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have moved the daily limit for several consecutive days with little or no trading in the past. Similar occurrences could prevent the Partnership from promptly liquidating unfavorable positions and thus subject the Partnership to substantial losses. See "Commodity Markets -- Regulations".


     RISKS OF PURCHASING AND WRITING OPTIONS. The Partnership may engage in the trading of commodity options on exchanges. Such trading involves risks substantially similar to those involved in trading commodity futures contracts in that options are speculative and highly leveraged. Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted. The purchaser of an option is subject to the risk of losing the entire purchase price of the option. The writer of an option is subject to the risk of loss resulting from the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option. The Advisors currently do not trade options extensively, but may do so in the future. The Partnership may trade in over-the-counter currency options to the extent permitted by CFTC regulation.



     RISKS INHERENT IN TRADING STRATEGIES. Trading decisions of the Advisors may be based on both fundamental and technical analysis. Fundamental analysis examines factors external to the trading markets which affect the supply and demand for a particular commodity in order to predict future prices. Such analysis may not result in trading profits because of the impact of unexamined factors affecting supply and demand, incorrect interpretation of certain factors, the effect of unrelated factors or the inability of fundamental analysis to enable an Advisor to determine that previous decisions were incorrect in sufficient time to avoid substantial losses. The buy and sell decisions based on technical and trend-following strategies are not based on analysis of fundamental supply and demand factors, general economic factors or anticipated world events. The profitability of such trading programs depends upon occurrence in the future of major price moves or trends in commodities. In the past there have been periods without trends and such periods may recur. The past performance of such trading programs is not necessarily indicative of their future profitability, and no trading program can consistently determine which commodity futures contracts to enter into or when to enter into them. The best commodity trading program will not be profitable if there are no trends of the kind it seeks to identify and follow. Any factor which may lessen the prospect of major trends in the future (such as increased government control of, or participation in, the markets) may reduce the Advisors' ability to trade profitably in the future. Any factor which would make it more difficult to execute timely trades, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability. AS A RESULT OF THESE FACTORS AND THE GENERAL VOLATILITY OF THE COMMODITIES MARKETS, INVESTORS SHOULD VIEW THEIR INVESTMENT AS LONG TERM (AT LEAST 2 YEARS) IN ORDER TO PERMIT THE STRATEGIES OF THE ADVISORS TO FUNCTION OVER TIME. ALTHOUGH THE ADVISORS' STRATEGIES MAY BE VIEWED AS LONG-TERM, SUCH STRATEGIES MAY ENTAIL THE FREQUENT OPENING AND CLOSING OF PARTICULAR TRADING POSITIONS. Further, commodity trading advisors may alter their strategies from time to time in an attempt better to evaluate market movements. As a result of such periodic modifications, it is possible that the trading strategies used by the Advisors in the future may be different from those presently in use. Further, the total amount of funds being managed by each Advisor may be substantially increased by the addition of the Partnership's account. Moreover, somewhat different trading strategies may be required for accounts of differing sizes or trading objectives. See "The Advisors -- Trading Strategies". Limited partners will be notified of material changes in the Advisors' trading strategies.

     POSSIBLE EFFECTS OF SPECULATIVE POSITION LIMITS. The CFTC and U.S. exchanges have established limits referred to as "speculative position limits" on the maximum net long or net short position which any person may hold or control in particular futures and options on futures, and most exchanges have established limits referred to as "trading limits" on the amount of fluctuation in commodity futures contract prices on a single trading day. Currently, trading limits do not generally apply to currency futures contracts. See "Commodity Markets -- Regulation". All commodity futures and options accounts owned or controlled directly or indirectly by each Advisor or its principals, including the Partnership's account, are combined for speculative position limit purposes. Each Advisor believes that established speculative position and trading limits will not adversely affect its trading for the Partnership. However, it is possible that the trading instructions of an Advisor for the Partnership may have to be modified and that positions held by the Partnership may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect the operations and profitability of the Partnership. Furthermore, in the unlikely event that positions in other pools operated by the General Partner but not advised by one of the Advisors or other accounts managed by SB or its employees are required to be aggregated with the Partnership's positions, it is more likely that the trading instructions of the Advisors for the Partnership would have to be modified and that positions held by the Partnership would have to be liquidated in order to avoid exceeding such limits. Neither CFTC nor exchange position nor trading limits apply to forward contracts in foreign currencies.


     POSSIBLE EFFECTS OF COMPETITION. The Partnership may experience increased competition for the best prices on the same commodity contracts, not only because of the utilization by other persons of trend following trading strategies (see "Possible Effects of Other Trend-Following Programs"), but also because at February 29, 1996, commodity accounts aggregating approximately $2.7 billion (including notional funds), and $2.6 billion (excluding notional funds), were being managed by the Advisors. Trading orders for such accounts similar to those of the Partnership are likely to occur contemporaneously. The Advisors enter trading orders either through the SB order desk or through a floor broker selected by the Advisor. Orders placed with SB are transmitted through a floor broker selected by SB and the order fill is then relayed to the Advisor. For orders entered through a floor broker selected by the Advisor, such orders are given with instructions to the floor broker to give up the trade to SB for order clearance and the Advisor provides SB with a list of such "give up" trades initiated by the floor broker. There is no specific limit under any agreement between any Advisor and the Partnership as to the number of accounts which may be managed or advised by that Advisor, so that such competition could be further increased if the Advisor chooses to manage additional accounts in the future. The performance of the Partnership's investments in commodity interests could also be adversely affected by the manner in which particular orders are entered by an Advisor for all such accounts traded by that Advisor.

     TRADING IN FORWARD FOREIGN CURRENCIES. The Partnership will engage in the trading of forward contracts in foreign currencies. In this connection, the Partnership contracts with SB to make or take future delivery of a particular foreign currency. Although the foreign currency market is not believed to be necessarily more volatile than the market in other commodities, there is less protection against defaults in the forward trading of currencies than there is in trading such currencies on an exchange since such forward contracts are not guaranteed by an exchange or clearing house. Investors are not afforded the regulatory protections of such exchanges or the CFTC; rather, banks and dealers act as principals in such markets. Neither the CFTC nor banking authorities regulate trading in forward foreign currencies. There are no limits on daily price movements or on speculative positions in this market. Moreover, principals are not required to continue to make markets in these contracts. The CFTC has indicated that it may assert jurisdiction over forward contracts in foreign currencies and attempt to prohibit certain entities from engaging in such transactions. In the event that such prohibition included the Partnership, the Partnership would cease trading such contracts. Either of the Advisors may trade forward contracts in foreign currencies extensively for the Partnership's account and thus, such a cessation of forward trading could have a substantial adverse effect on the performance of those Advisors. There are no limits on an Advisor's ability to trade currency forwards other than the trading policies of the Partnership and the allocation to each Advisor. See "Trading Policies".

     TRADING ON FOREIGN EXCHANGES AND TRADING IN PHYSICAL COMMODITIES. The Partnership may trade in commodity contracts on exchanges located outside the U.S. such as the London International Financial Futures Exchange and the Sydney Futures Exchange. Trading on such exchanges is not regulated by the CFTC and may, therefore, be subject to more risks than trading on domestic exchanges such as the risks of exchange controls, expropriation, burdensome taxation, moratoria and political or diplomatic events. See "Commodity Markets -- Regulation". There are no limits on the Advisors' ability to trade on CFTC-approved foreign markets in accordance with the Partnership's trading policies. See "Trading Policies." The Partnership may engage in spot commodity transactions (transactions in physical commodities), including contracts on foreign currencies. Such spot transactions are not regulated by the CFTC. Some of such transactions may be entered into in conjunction with exchange for physical transactions. In any principal transactions entered by the Partnership, the Partnership is subject to the risk of the inability of, or refusal by, a counterparty to perform with respect to the underlying contract. Such transactions may be entered into with SB or an affiliate at prices quoted by SB which will not include a mark-up.

     RISKS OF PARTNERSHIP FUNDS HELD IN FOREIGN DEPOSITORIES. The Partnership's funds held in connection with contracts on U.S. contract markets that are priced and settled in a foreign currency may be held in accounts denominated in a foreign currency with a depository located outside the United States or its territories. The Partnership currently does not intend to maintain any of its assets with depositories located outside the United States or its territories. There are no limits on the amount of funds that may be held in foreign depositories or in funds that may be denominated in foreign currencies. See "Use of Proceeds". Such accounts are subject to the risk that events could occur which would hinder or prevent the availability of these funds for distribution to customers including the Partnership. Such accounts may also be subject to foreign currency exchange rate risks. The Partnership has agreed with SB, its future commission merchant, that in order to avoid the possible dilution of other customer funds, any Partnership claims based on such funds will be subordinated in the unlikely event that both of the following conditions are met: (A) SB is placed in receivership or bankruptcy and (B) there are insufficient funds available for distribution denominated in the foreign currency as to which the Partnership has a claim to satisfy all claims against those funds. The Partnership has agreed with SB that if both conditions (A) and
(B) occur, the Partnership's claim against SB's assets attributable to funds held overseas in a particular foreign currency may be satisfied out of segregated customer funds held in accounts denominated in dollars or other foreign currencies only after each customer whose funds are held in dollars or in such other foreign currencies receives its pro rata portion of such funds.

RISKS OF PARTNERSHIP STRUCTURE


     SUBSTANTIAL FEES AND EXPENSES TO THE PARTNERSHIP. The Partnership is obligated to pay brokerage fees, legal, accounting and reporting expenses and filing fees regardless of whether the Partnership realizes profits. Incentive fees payable by the Partnership are based upon New Trading Profits earned by each Advisor for the Partnership at the end of each fiscal quarter, including any unrealized appreciation on open commodity positions. Such appreciation may never be realized by the Partnership; however, any such lost appreciation would have to be recovered before another incentive fee would be payable. It should be noted that since the Advisors' incentive fees are paid quarterly, substantial incentive fees may be paid during a year even though the Partnership may incur a net loss for the full year. In addition, the Partnership is obligated to pay incentive fees based on trading profits generated by each Advisor regardless of whether the Partnership as a whole is profitable in a particular period. Therefore, it is possible that the Partnership could incur substantial incentive fees in a year in which it had no net trading profits or in which it actually lost money. A $1,000 Unit would have to increase between 6.78% (assuming 100,000 Units offered hereby are sold) or 10.80% (assuming 18,000 Units are sold) in the first year of trading operations (that is, by between $67.78 and $107.98) for the redemption value per Unit to equal $1,000. The Partnership is therefore required to make trading profits and interest income equal to the aforementioned percentage in order to avoid depletion or exhaustion of its assets from these expenses. See "Fees and Expenses to the Partnership".


     CONFLICTS OF INTEREST. Conflicts of interest exist in the structure and operation of the Partnership's business. These conflicts include (1) the conflict between the duty of the General Partner to act in the best interests of the Partnership and any advantage to SB, an affiliate of the General Partner, resulting from the trading of the Partnership's account, and (2) the probable competition with the Partnership by SB, each of the Advisors, the General Partner and other commodity pools and accounts organized or advised by such persons, or their principals, affiliates or customers. The Limited Partnership Agreement requires the General Partner to review brokerage rates at least annually and to determine that such rates are competitive with those charged to other similar commodity pools. In addition, the General Partner, as a fiduciary to the limited partners, must resolve any conflict in favor of the limited partners. See "Conflicts of Interest".

     NO PUBLIC MARKET FOR UNITS EXISTS. Although a limited partner may transfer his Units as of the first day of any fiscal quarter, no market exists for their sale and none is likely to develop. In addition, a transferee of a Unit can only become a substituted limited partner with the General Partner's consent. See "The Limited Partnership Agreement -- Restrictions on Transfer or Assignment". However, a limited partner may require the Partnership to redeem some or all of his Units at their Net Asset Value as of the last day of any month on 10 days' notice to the General Partner. Under extraordinary circumstances, including market conditions that would prohibit the liquidation of positions, the Partnership may delay redemptions beyond the end of the applicable month. See "Redemptions".

     LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT. Purchasers of the Units are not entitled to participate in the management or control of the Partnership or the conduct of its business. Limited Partners have limited voting rights with respect to the Partnership's affairs. See "The Limited Partnership Agreement -- Management of Partnership Affairs".

     EXPIRATION OF MANAGEMENT AGREEMENTS WITH THE ADVISORS. The Management Agreements between the General Partner and each of the Advisors expire on June 30, 1996. No assurance is given that the services of an Advisor will be available on the terms contained in its Management Agreement after its expiration (provided, however, that in any contract renewal or renegotiation an existing Advisor will carry forward all losses attributable to that Advisor), or that a new advisor would agree to such terms. See "The Advisors -- Management Agreements". In the event that a new advisor is selected, New Trading Profits earned by the new advisor will not be reduced by cumulative net realized trading losses, if any, incurred by the prior advisor. Any fees paid to a new or replacement advisor will comply with NASAA Guidelines. Subject to the caps of fees to which the Partnership is generally subject, the fees payable by the Partnership to an Advisor could increase following the termination of a management agreement, either according to the terms of a new management agreement, or if a new advisor were selected by the General Partner for the Partnership.

     DISSOLUTION OF THE PARTNERSHIP; CESSATION OF TRADING. The Partnership will dissolve on December 31, 2014, unless earlier dissolved pursuant to the Limited Partnership Agreement, regardless of its financial condition or market positions on such date. Liquidation of positions at such date may result in losses to the Partnership. The Partnership may cease trading and liquidate all open positions prior to its dissolution. The General Partner will dissolve the Partnership if Net Asset Value per Unit falls below $400 as of the end of a trading day. See "The Limited Partnership Agreement -- Dissolution of the Partnership" and "The Limited Partnership Agreement -- Management of Partnership Affairs."

     In the event of early cessation of trading, the Partnership would continue to accrue legal, accounting, reporting and filing expenses.

     NO INDEPENDENT REVIEW. The Partnership, the General Partner and SB are affiliated entities and are represented by single counsel. Therefore, to the extent the Partnership and this offering would benefit by independent review, such benefit will not be available in this offering. There may also be an absence of arm's-length negotiations with respect to some of the terms of this offering, including with respect to the Customer Agreement and Selling Agreement with SB. The General Partner believes that the terms received by the Partnership with respect to such negotiation are no less favorable to the Partnership than they would be as a result of arm's-length negotiations. The Advisors are each represented by themselves or by their own counsel.


     OPERATING HISTORY OF PARTNERSHIP AND GENERAL PARTNER. The CFTC requires commodity pool operators to disclose to prospective pool participants the actual performance record of their pools for at least the previous five years. The Partnership commenced trading operations on January 17, 1996 (see table at page
30). However, the General Partner currently operates over eighteen other active commodity pools. The performance records of these pools are set forth under the caption "The General Partner -- Other Pools Operated by the General Partner". Investors should note that the advisors to such pools operated by the General Partner may vary from the Advisors for the Partnership, and that the trading strategies of such advisors may also vary from those employed by the Advisors. INVESTORS SHOULD NOTE THAT THE PERFORMANCE RECORDS OF THE GENERAL PARTNER'S OTHER COMMODITY POOLS ARE NOT INDICATIVE OF THE PERFORMANCE OF THE PARTNERSHIP.


     RELIANCE ON ADVISORS AND KEY PERSONNEL. The Partnership will rely on the Advisors to manage its portfolio. There can be no assurance that the respective trading systems and strategies used by the Advisors will prove to be successful under all or any market conditions. In addition, each Advisor relies on key personnel to implement its trading strategies and is therefore subject to the risk that those individuals may be unable to implement such trading strategies. The General Partner may terminate an Advisor in certain circumstances and may replace such Advisor with a new advisor or may make trading decisions for the Partnership itself, but it is extremely unlikely that the General Partner or replacement advisor would trade in the same way that the terminated Advisor traded for the Partnership. See "The Advisors -- Management Agreements."

     RESTRICTIONS ON TRANSFER OR ASSIGNMENT. The Limited Partnership Agreement provides that a limited partner may assign his Units upon notice to the General Partner. No assignment of Units will be effective against the Partnership or the General Partner until the commencement of the next fiscal quarter after the General Partner receives such notice. Without the consent of the General Partner (which consent may be withheld at its sole and absolute discretion for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership), no assignee may become a substituted limited partner. An assignee who becomes a substituted limited partner will be subject to all of the rights and liabilities of a limited partner of the Partnership. An assignee who does not become a substituted limited partner will be entitled to receive the share of the profits or the return of capital to which his assignor would otherwise be entitled, but will not be entitled to vote, to an accounting of Partnership transactions, to receive tax information or to inspect the books and records of the Partnership.

LEGAL AND REGULATORY RISKS

     TAX LIABILITY MAY EXCEED CASH DISTRIBUTIONS. Cash will be distributed to the partners in the sole discretion of the General Partner, and the General Partner may determine not to make a distribution in any particular year of the Partnership. The Partnership's taxable income for a fiscal year (including both realized income and income resulting from marking-to-market positions in regulated futures contracts) will be taxable to the partners in accordance with their pro rata shares of Partnership profits for tax purposes whether or not any cash has been distributed to the partners. As a result, cash distributions to a limited partner in a given year may be less than the taxes payable by that partner with respect to Partnership profits for that year. However, subject to certain conditions and exceptions, each partner may redeem his Units (as of the end of any month) in order to provide funds for the payment of taxes or for any other purpose. See "Redemptions" and "Income Tax Aspects".

     POSSIBILITY OF TAXATION AS A CORPORATION. The General Partner has been advised by Willkie Farr & Gallagher, its attorneys, that under current federal income tax laws and regulations and given the factual assumptions set forth under "Income Tax Aspects", the Partnership will be classified as a partnership and not as an association taxable as a corporation. Such opinion is not binding on the Internal Revenue Service. No ruling has been obtained from the Internal Revenue Service in this regard and the Partnership does not intend to apply for any such ruling. The facts and authorities relied upon by counsel in their opinion may change in the future. See "Income Tax Aspects -- Classification as a Partnership". If the Partnership should be treated as a corporation for federal income tax purposes, income or loss of the Partnership would not be passed through to the partners, and the Partnership would be subject to tax on its income at the rate of tax applicable to corporations. In addition, all or a portion of distributions of Partnership income would generally be taxable to the partners as corporate dividends, and the partners' tax on such distributions would be in addition to the corporate tax paid by the Partnership on the same income.

     TAXATION OF COMMODITY INTERESTS. Commodity interests are subject to special tax rules, which rules will apply to the taxation of Partnership income and loss. There can be no assurance that the Internal Revenue Service will not issue regulations that would adversely affect the expected treatment of Partnership transactions or that such regulations would not be given retroactive effect. Finally, Willkie Farr & Gallagher cannot opine on whether and to what extent Partnership transactions would be taken into account by the Internal Revenue Service in determining the tax consequences of transactions entered into by a partner in his individual capacity. See "Income Tax Aspects".

     ABSENCE OF REGULATION APPLICABLE TO SECURITIES MUTUAL FUNDS AND THEIR ADVISORS. Since the purpose of the Partnership is to trade commodities, the Partnership has not registered as a securities investment company, or "mutual fund", subject to extensive regulation by the Securities and Exchange Commission imposed upon such entities under the 1940 Act. Therefore, investors may not be accorded the protective measures provided by such legislation. In addition, none of the Advisors is registered as an investment adviser under the Investment Advisers Act of 1940 or any similar state law. However, the General Partner is a CFTC-registered commodity pool operator and each of the Advisors is a CFTC-registered commodity trading advisor. See "Commodity
Markets -- Regulation". Any determination that the Partnership be required to register as an investment company under the 1940 Act could have serious adverse consequences for the Partnership, the General Partner, the Advisors and the limited partners. In the event of such determination (or for any other reason), the General Partner may, in its discretion, withdraw from the Partnership, causing its dissolution.

     REGULATION OF COMMODITY POOL OPERATORS AND COMMODITY TRADING ADVISORS. The General Partner is a registered commodity pool operator and each of the Advisors is a registered commodity trading advisor, as required by Federal law. Any determination by the CFTC to terminate, suspend, revoke or not renew the registration of the General Partner would cause the General Partner to withdraw as general partner of the Partnership; the limited partners would then determine to select a replacement general partner (as provided in the Limited Partnership Agreement) or to dissolve the Partnership. Any determination by the CFTC to terminate, suspend, revoke or not renew the registrations of any of the Advisors would cause the General Partner to terminate the respective Management Agreement with such Advisor, as permitted in the Management Agreements. The General Partner could reallocate the Partnership's assets managed by that Advisor to the other advisors; or appoint a new advisor (including itself).

SALES AND DISTRIBUTION RISKS

     PARTICIPATION OF PROMOTERS. SB and the General Partner have been instrumental in the organization of the Partnership and may be deemed "promoters" of the Partnership within the meaning of Rule 405 under the Securities Act of 1933. No selling agent which is not affiliated with the General Partner and SB has made an investigation of the offering or has participated in the negotiation of its terms or the structuring of the Partnership.

     NO ASSURANCE THAT UNITS WILL BE SOLD. The offering of Units is being made on behalf of the Partnership through SB on a best efforts basis without any commitment by an underwriter to purchase any of the Units. Therefore, no assurance is given that all of the Units will be sold. See "Plan of Distribution".

     CONSIDERATIONS FOR NON-U.S. INVESTORS. Non-U.S. investors should note that Units are denominated in U.S. dollars and that changes in rates of exchange between currencies may cause the value of the investment to diminish or to increase. Non-U.S. investors should consult their own tax advisors concerning local tax implications of this investment.

     The foregoing list of Risk Factors does not purport to be a complete explanation of the risks involved in this offering. Potential investors should read the entire Prospectus before determining to invest in the Units.

                      FEES AND EXPENSES TO THE PARTNERSHIP

     The Partnership is subject to the following fees and expenses which are described in more detail below:


         ENTITY                    FORM OF COMPENSATION                AMOUNT OF COMPENSATION
- -------------------------    ---------------------------------    ---------------------------------
Advisors.................    Monthly management fee               1/6 of 1% (2% per year) to
                               (Subject to cap)                     Chesapeake and Millburn or 1/3
                                                                    of 1% (4% per year) to JWH of
                                                                    month-end allocated Net Assets.
                                                                    (These fees are subject to an
                                                                    overall limitation in the
                                                                    Limited Partnership Agreement
                                                                    and the NASAA Guidelines, as
                                                                    described below.)
                             Quarterly incentive fee              20% to Chesapeake and Millburn or
                               (Subject to cap)                     15% to JWH of New Trading
                                                                    Profits earned by each Advisor
                                                                    for the Partnership in each
                                                                    calendar quarter. (Incentive
                                                                    fees are subject to the limits
                                                                    imposed by the NASAA Guidelines
                                                                    and the Limited Partnership
                                                                    Agreement, as described below.)
Commodity                    Brokerage fee                         1/2 of 1% of month-end Net
Broker...................      (Subject to cap)                     Assets per month (6% per year)(1)
(SB)                                                                (a portion of which will be
                                                                    paid to SB Financial
                                                                    Consultants who have sold Units
                                                                    in this offering), and
                                                                    reimbursement of other actual
                                                                    transaction fees paid in
                                                                    connection with trading
                                                                    estimated at .8% of Net Assets.
                                                                    (The brokerage fee -- together
                                                                    with NFA, exchange, floor
                                                                    brokerage, give-up, user and
                                                                    clearing fees -- are subject to
                                                                    the limitation imposed by the
                                                                    NASAA Guidelines, as described
                                                                    below.)
(continued on next page)

         ENTITY                    FORM OF COMPENSATION                AMOUNT OF COMPENSATION
- -------------------------    ---------------------------------    ---------------------------------
Others...................    Periodic legal, accounting,          Actual expenses incurred
                               filing and reporting fees,           estimated at between .5% and 2.4%
                               expenses of the Continuous           of Net Assets per year
                               Offering as well as                  (exclusive of extraordinary
                               extraordinary expenses               expenses). (Periodic filing and
                                                                    reporting fees and expenses of
                                                                    the Continuous Offering are
                                                                    subject to an overall
                                                                    limitation in the Limited
                                                                    Partnership Agreement as
                                                                    described below.)

- ---------------
(1) Brokerage fees will be paid for the life of the Partnership, but the rate at which such fees will be paid may change, provided that such fees (i) remain competitive with the brokerage rates paid by public commodity pools which are comparable to the Partnership, (ii) will not be increased for the first five years of trading if any Advisor is affiliated with the General Partner and (iii) together with NFA, exchange, floor brokerage, give-up, user and clearing fees, will not exceed the limitations imposed by the NASAA Guidelines. SB may receive a benefit with respect to Partnership assets maintained in cash as described below under the heading "Fees and Expenses to the Partnership -- Commodity Broker/Dealer."

     The table below estimates for a one year period the dollar amount of the brokerage fee (6% of Net Assets per year) payable to SB and the dollar amount of the management fee paid by the Partnership to the Advisors (the management fee used for this calculation was 2.67%. This represents an average fee payment based upon either a 4% or 2% management fee as paid to the respective Advisors). The table is based on the assumptions that (i) either 18,000 or 100,000 Units are sold (at $1,000 per Unit) and (ii) Net Asset Value remains constant for the entire one year period.

                                                                        18,000        100,000
                                                                      UNITS SOLD     UNITS SOLD
                                                                      ----------     ----------
Commodity Broker....................................................  $1,087,848     $6,043,598
Advisors............................................................  $  481,672     $2,675,954

     There is no cap on incentive fees or on brokerage fees, together with NFA, exchange, floor brokerage, give-up, user and clearing fees, other than that imposed by the NASAA Guidelines.


     CAPS ON FEES. Fees to which the Partnership is subject are in turn subject to several limitations imposed by the Limited Partnership Agreement or the NASAA Guidelines or both as follows. (A) The Limited Partnership Agreement contains an overall limitation on expenses which provides that the aggregate annual fees and expenses of every kind paid or incurred by the Partnership ("Aggregate Expenses"), including management fees, advisory fees and all other fees except for incentive fees and commodity brokerage fees, when added to the customary and routine administrative expenses of the Partnership, shall in no event exceed, on an annual basis, 1/2 of 1% of Net Assets per month as required by the NASAA Guidelines. For the purpose of this limitation, customary and routine administrative expenses include all expenses of the Partnership other than commodity brokerage fees, incentive fees, the actual cost of legal and accounting services and extraordinary expenses. Periodic filing and reporting fees are also subject to this overall limitation. There is no cap on the costs of legal and accounting services or extraordinary expenses. (B) In addition, as provided in the Limited Partnership Agreement and the NASAA Guidelines, the aggregate incentive fee paid by the Partnership shall not exceed 15% of New Trading Profits, except that an additional 2% incentive fee may be paid for each 1% by which the Partnership's Aggregate Expenses are reduced below 6% annually.
(C) Furthermore, the NASAA Guidelines also provide that brokerage fees (together with NFA, exchange, floor brokerage, give-up, user and clearing fees) will be considered presumptively reasonable if they do not exceed 14% annually of the Partnership's Net Assets (excluding Partnership assets not directly related to trading activity).

     In addition, the Limited Partnership Agreement prohibits the payment of management and incentive fees to any person who receives brokerage commissions or fees on transactions for the Partnership, as well as the payment by any broker of rebates or give-ups to any advisor. Such prohibitions may not be circumvented by any reciprocal business arrangements.

     In no event will organizational and offering expenses exceed 15% of the Partners' capital contributions.

     ADVISORS. THE PARTNERSHIP PAYS EACH ADVISOR A MONTHLY MANAGEMENT FEE EQUAL TO 1/6 OF 1% (2% PER YEAR) OF MONTH-END NET ASSETS (EXCEPT THAT JWH RECEIVES A MONTHLY MANAGEMENT FEE EQUAL TO 1/3 OF 1% (4% PER YEAR) OF MONTH-END NET ASSETS) ALLOCATED TO THE RESPECTIVE ADVISOR. THE PARTNERSHIP ALSO PAYS AN INCENTIVE FEE PAYABLE QUARTERLY EQUAL TO 20% OF NEW TRADING PROFITS EARNED BY CHESAPEAKE AND MILLBURN FOR THE PARTNERSHIP AND 15% OF NEW TRADING PROFITS EARNED BY JWH TO THE RESPECTIVE ADVISORS. The quarterly incentive fees payable to the Advisors (for purposes of calculating the Net Asset Value as of the end of the month that is not the end of a quarter) will be accrued on a monthly basis. New Trading Profits are computed solely based on commodity trading. "New Trading Profits" earned by an Advisor is defined in the Management Agreement as the excess, if any, of Net Assets managed by the Advisor at the end of the fiscal period over Net Assets managed by the Advisor at the end of the highest previous fiscal period or Net Assets allocated to the Advisor at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if any, made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership's assets during the fiscal period, whether the assets are held separately or in margin accounts. Ongoing expenses are attributed to each Advisor based on the Advisor's proportionate share of Net Assets and shall not include management fees of the Partnership's other Advisors. Ongoing expenses above do not include expenses of litigation not involving the activities of the Advisor on behalf of the Partnership. No incentive fee will be paid until the end of the first full calendar quarter of trading, which fee will be based on New Trading Profits earned from the commencement of trading through the end of the calendar quarter ending on June 30, 1996.

     If any payment is made to an Advisor with respect to New Trading Profits earned by an Advisor for the Partnership, and the Partnership thereafter incurs a net loss for any subsequent period, the Advisor will retain the amount previously paid in respect of New Trading Profits. If Net Assets allocated to the Advisor are reduced due to redemptions, distributions or reallocations, there will be a proportional reduction in the related loss carryforward amount that must be recouped before the Advisor is eligible to receive another incentive fee. Since the incentive fee is paid quarterly, substantial incentive fees may be paid to an Advisor during a fiscal year even though the account managed by the Advisor may incur a net loss for the full year. For example, if at the end of the last fiscal quarter an Advisor had earned New Trading Profits of $500,000, that Advisor would be paid an incentive fee of 20% (or, in the case of JWH, 15%) thereof, or $100,000 (or $75,000) respectively. That Advisor would be entitled to retain that $100,000 (or $75,000) even if that account experienced losses during the subsequent fiscal quarter. However, that Advisor would not be again entitled to an incentive fee until such losses incurred by that Advisor were recovered.

     The following table is provided in order to illustrate the effect of management fees, incentive fees and brokerage commissions payable by the Partnership over a two-year period if beginning Net Assets is assumed to represent the sale during the offering period of 18,000 or 100,000 Units and to include the General Partner's investment in the Partnership (resulting in a total of either 18,182 or 101,010 units of limited and general partnership interest). The table reflects the calculation of brokerage fees of 1/2 of 1% of month-end Net Assets per month, management fees of 1/6 or 1/3 of 1% of month-end Net Assets and incentive fees of 20% or 15% of New Trading Profits. The table assumes that (i) the Partnership's Net Assets increase as a result of New Trading Profits at a constant rate of 2% per month (26.8% per year on a compound basis), (ii) no redemptions or cash distributions are made and (iii) the Partnership has no interest income.

               MANAGEMENT FEES, INCENTIVE FEES AND BROKERAGE FEES

                                                                                              NET
                                                           TOTAL FEES      TOTAL FEES     ASSET VALUE
                                                             18,000         100,000       PER UNIT AT
                                              PER UNIT     UNITS SOLD      UNITS SOLD     END OF YEAR
                                              --------     -----------    ------------    -----------
First Year..................................  $ 123.12     $ 2,238,629    $ 12,436,689     $1,130.96
Second Year.................................  $ 139.23     $ 2,531,411    $ 14,063,241     $1,279.10
                                              --------     -----------    ------------
          Totals............................  $ 262.35     $ 4,770,040    $ 26,499,930

Thus, if the Partnership's Net Assets increased as a result of New Trading Profits by 2% each month, the investor's Units would each have a Net Asset Value at the end of the first year of $1,130.96, having paid per Unit management fees, incentive fees and brokerage commissions of approximately $123.12.


     COMMODITY BROKER/DEALER. SB initially paid offering and organizational expenses of the initial offering period estimated at $900,000. Of the $900,000, $525,000 will be reimbursed from interest income earned by the Partnership and SB will bear the remaining $375,000 itself. In addition, SB has agreed to pay the expenses of the 1996 Continuous Offering, which expenses will also be reimbursed by the Partnership from interest income. Interest used to reimburse SB will not be taken into account in computing brokerage or management fees. See "Plan of Distribution" and "The Commodity Broker/Dealer -- Customer Agreement". SB may, but is not required to, pay any expenses incurred in connection with the 1997 Continuous Offering. SB acts as commodity broker/dealer for the Partnership. The Partnership has agreed to pay SB a monthly commodity brokerage fee equal to 1/2 of 1% of month-end Net Assets (6% per year). The Partnership pays a flat rate brokerage fee instead of per transaction brokerage commissions. However, based on an estimate of the number of transactions generated by the Advisors in their customer accounts in 1995 the fee that the Partnership pays is estimated to equal $48.98 per round-turn transaction (of which $44.50 is brokerage commission and $4.48 is other trading-related fees). The brokerage rate may be substantially higher than the rate which SB charges certain other customers with accounts of a similar size. The brokerage fees will be paid for the life of the Partnership, although the rates at which such fees are paid may change. See "The Commodity Broker/Dealer -- Brokerage Fees". Brokerage fees will not exceed the limit imposed by the NASAA Guidelines. The Partnership enters into spot and forward transactions with SB as principal at prices quoted by SB which reflect a price differential between the bid and the ask prices (which differential includes anticipated profits and costs to SB as dealer), but do not include a mark-up. The spread charged on related party trades will be at or below market prices. Thus, the price quoted to the Partnership will be less than or equal to the price quoted to any other SB account for the same forward or spot transaction.


     The Partnership's funds will be maintained in cash and deposited by SB in segregated bank accounts as required by CFTC regulations. Such accounts do not earn interest. SB has informal arrangements with various banks with which it does business pursuant to which it obtains overdraft privileges which are extended as a result of the total banking relationship between SB and the banks which includes the deposit of customer funds so segregated (although such funds cannot be attached by the bank in the event of the failure of SB to repay the overdraft). As a result of such overdraft privileges, SB is usually able to reduce its other short term borrowings which generally carry a higher interest rate than the 30-day U.S. Treasury bill yield.


     The Partnership will pay, or will reimburse SB if previously paid by SB on behalf of the Partnership, for any NFA, exchange, floor brokerage, give-up, user or clearing fees applicable to the Partnership's trading. Such fees and charges will be paid to the exchange on which the trades are effected, to the floor broker or brokerage executing a transaction, to the clearing association for such exchange or to the NFA. Although it is impossible to predict the amount of such fees accurately, based on the past performance of the Advisors, the Partnership could pay up to approximately .8% of Net Assets per year to cover these fees. This is an estimate and not a cap. Such fees are subject to various caps as discussed in this section under "Caps on Fees".


     OTHERS. The Partnership is obligated to pay periodic legal, accounting, filing, reporting and data processing fees and the expenses of the Continuous Offering which may equal up to approximately .5% of Net Assets ($450,000) if 100,000 Units offered hereby are sold and 2.4% of Net Assets ($425,000) if 18,000 Units offered hereby are sold. The Limited Partnership Agreement requires the Partnership to bear all of its offering expenses of the Continuous Offering. Nonetheless, SB has agreed to pay the expenses of the Continuous Offering in 1996 estimated at $275,000. This amount will also be recouped from interest earned on the Partnership's assets. See "Commodity Broker/Dealer" above. The Partnership also bears any extraordinary expenses incurred by it. Any and all other general and administrative expenses of the Partnership are borne by the General Partner.

                              BREAK-EVEN ANALYSIS


     The following table is a summary of fees and expenses expressed both as a dollar amount and as a percentage of a $1,000 investment in the Partnership. See "Fees and Expenses to the Partnership." The break-even point per Unit (that is, the trading profit the Partnership must realize in the first year of a limited partner's investment so that such investment at the end of the year is equal to its value at the beginning of the year), assuming a limited partner purchases Units at $1,000 each as of the beginning of the year and redeems its Units at the end of the first year of its investment, is 10.80%, or $107.98 per Unit (assuming the estimated Partnership size is $18,000,000), or 6.78%, or $67.78 per Unit (assuming the estimated Partnership size is $100,000,000).



                                                                   ESTIMATED PARTNERSHIP SIZE
                                                                   ---------------------------
                                                                   $18,000,000    $100,000,000
                                                                   -----------    ------------
Selling Price Per Unit(1).......................................   $  1,000.00    $   1,000.00
                                                                   -----------    ------------
Interest Income Credit(2).......................................   $    (37.60)   $     (37.60)
Brokerage Fees(3)...............................................   $     68.00    $      70.01
Trading Advisors' Management Fees(4)............................   $     24.88    $      25.62
Initial and Continuous Offering Expenses(5).....................   $     44.40    $       8.00
Operating Expenses(6)...........................................   $      8.30    $       1.75
Amount of Trading Income Required for the Partnership's Net
  Asset Value per Unit at the End of One Year to Equal the
  Selling Price per Unit........................................   $    107.98    $      67.78
                                                                   -----------    ------------
Percentage of Selling Price per Unit............................         10.80%           6.78%
                                                                    ==========     ===========


- ---------------
(1) Investors will purchase Units at the prevailing Net Asset Value per Unit. Approximately 18,000 Units were sold as of February 29, 1996. The Net Asset Value per Unit as of February 29, 1996 was $928.25.

(2) The Partnership earns interest income on 80% of the average daily equity maintained in the Partnership's cash accounts at a rate equal to the average yield on the 30-day U.S. Treasury bills issued during each month. For purposes of this analysis, interest income was estimated at 3.76% of the Partnership's Net Asset Value (assuming an estimated annual interest rate of 4.7%). Interest used to reimburse SB for offering and organizational expenses (see Note (5) below) will not be taken into account in calculating brokerage or management fees.


(3) Brokerage fees were estimated at 6.8% (6% for brokerage fees and .8% for other trading-related expenses) of Net Assets.


(4) The Partnership's Advisors are paid management fees ranging from 2% to 4%. A blended rate of 2.67% of Net Assets was used for purposes of this analysis.

(5) Initial organizational and offering expenses were borne by SB. SB currently recoups these expenses (capped at $525,000, together with interest at the prime rate quoted by The Chase Manhattan Bank N.A.) from interest earned on the Partnership's cash in its segregated bank accounts. The accrued liability for reimbursement of offering and organizational expenses of the initial offering period will not reduce Net Asset Value per Unit for any purpose (other than financial reporting), including calculation of management and brokerage fees and the purchase and redemption value of Units. SB has agreed to pay the expenses of the Continuous Offering in 1996 estimated at $275,000. This amount (together with interest at the prime rate quoted by The Chase Manhattan Bank N.A.) will also be recouped from interest earned on the Partnership's assets. (See Note (2) above).

(6) Operating expenses include periodic legal, accounting, filing and reporting fees, but do not include extraordinary expenses. These expenses are expected to amount to either $150,000 or $175,000 assuming either 18,000 or 100,000 Units offered hereby are sold, respectively. Assuming 18,000 Units are sold this estimate consists of (i) legal expenses of $50,000, (ii) accounting expenses of $50,000 and (iii) other expenses (such as filing and reporting fees) of $50,000. Assuming 100,000 Units are sold, this estimate is comprised of (i) legal expenses of $50,000, (ii) accounting expenses of $50,000 and (iii) other expenses (such as filing and reporting fees) of $75,000.

     The Advisors will also receive an incentive fee of 20%, or 15% in the case of JWH. These amounts have not been included in the table above because they are calculated based on Trading Profits after deducting all of the Partnership's expenses.

                        POTENTIAL BENEFITS TO INVESTORS

     Investment in the Units is speculative and involves risks, including the risk of loss. See "Risk Factors". However, investment in the Partnership offers the following potential advantages:

     PROFESSIONAL TRADING MANAGEMENT. Commodity trading decisions are made for the Partnership by the Advisors. The Advisors manage the commodity investments of the Partnership pursuant to the trading policies of the Partnership and certain trend-following techniques and other technical and fundamental strategies. The performance of commodity accounts managed by the Advisors is described under "The Advisors".

     DIVERSIFICATION. The assets of the Partnership will normally be invested in a number of commodities, so that each limited partner will obtain greater diversification in commodities traded than would be possible trading individually unless substantially more than the $5,000 minimum investment ($2,000 in the case of employee-benefit plans, and subject to higher minimums in certain states) required by the Partnership were committed to the commodity markets. See "Trading Policies" and "The Advisors".


     Allocating a portion of the risk segment of a portfolio to a managed futures investment, such as the Partnership, can add a potentially valuable element of diversification to a traditionally structured stock and bond portfolio. Historically, the returns of many managed futures investments have exhibited a substantial degree of non-correlation with the performance of the general equity and debt markets (as reflected in the performance of various market indices such as the Standard & Poor's 500 Index for domestic equities, the Lehman Brothers Bond Index for debt and the Morgan Stanley Europe, Australia and the Far East Index for international equities), suggesting that a managed futures component may provide a valuable complement to a traditional portfolio.



     This benefit of adding a managed futures component to a portfolio is an application of Modern Portfolio Theory. Modern Portfolio Theory is an analytical framework that suggests that is possible for an investor to construct a portfolio using multiple asset classes that attempts to balance desired returns with tolerable risk (volatility as measured by standard deviation). This objective can be achieved by adding investments for which the desired return has a low to negative or non-correlation to the other assets in the portfolio. Consequently, allocating a limited portion of the risk segment of a portfolio to a managed futures program such as the Partnership, if the managed futures performance is in fact non-correlated with stocks and bonds, can potentially improve the overall return and reduce the volatility of total portfolio over the long term.



     Although the General Partner generally endorses the modern portfolio theory, there can be no assurance that any managed futures investment will be successful, avoid substantial losses or generate performance non-correlated with the equity or debt markets. Furthermore, non-correlation is not negative correlation. Even if the performance of the Partnership is non-correlated with these markets, this does not mean that the Partnership's results will not parallel either or both during significant periods of time. In any event, unless a managed futures investment is successful, it cannot add a potentially valuable element of diversification to a portfolio.


     MULTI-ADVISOR TRADING. The General Partner has selected multiple Advisors for the Partnership in an attempt to protect against losses while retaining the ability to make profits for the Partnership. Due to the different trading methods to be employed for the Partnership, losses incurred by one of the Advisors may be offset in whole or in part by profits earned by the other Advisors during the same time period, although there is no guarantee that this result will occur. In fact, profits earned by one Advisor may be entirely offset by losses incurred by the other Advisors.

     LIMITED LIABILITY. Unlike an individual who invests directly in commodity futures or forward contracts, an investor in the Partnership cannot be individually subjected to margin calls and cannot lose more than the amount of his contribution to the Partnership and his share of the Partnership's profits (including distributions of profits and payments on redemption of his Units). It is possible for a limited partner to lose the entire amount of his contribution to the Partnership. See "Commodity Markets -- Margins" and "The Limited Partnership Agreement -- Liability of Limited Partners".

     INTEREST INCOME. SB will pay the Partnership interest on 80% of the average daily equity maintained in cash in the Partnership's trading accounts with SB. The Partnership will reimburse SB for the total amount of offering and organizational expenses of the initial offering period (capped at $525,000), and expenses of the Continuous Offering in 1996 (estimated at $275,000), plus interest at the prime rate quoted by The Chase Manhattan Bank, N.A., from interest income. An individual trader would generally not receive interest on the funds in his commodity account unless he committed substantially more than the $5,000 minimum investment required by the Partnership. See "The Commodity Broker/Dealer -- Customer Agreement".

     BROKERAGE FEES. The Partnership pays SB a fixed monthly brokerage fee equal to 1/2 of 1% of month-end Net Assets (6% per year) in lieu of brokerage commissions on a per trade basis. The Partnership will also pay certain fees in connection with its trading as described under "Fees and Expenses to the Partnership -- Others." See "Fees and Expenses to the Partnership -- Commodity Broker/Dealer". The Partnership may therefore pay lower commission rates than many public customers of SB. Certain public customers of SB may pay lower commission rates than the Partnership pays, and other commodity brokerage firms might offer lower rates to an account the size of the Partnership's because different accounts require different levels of service and monitoring based upon the number of advisors and the volume and complexity of trading. In addition, pursuant to its Customer Agreement with SB, the Partnership will receive several administrative services, such as account reconcilement, payment of fees and expenses, crediting of interest income and assistance with regulatory filings and monthly reports. These types of services may not be provided to certain other public customers of SB and may account for the possibly higher fees paid by the Partnership. See "Commodity Broker/Dealer -- Customer Agreement". Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid may change. See "Conflicts of Interest" and "The Commodity Broker/Dealer -- Brokerage Fees".

     ADMINISTRATIVE CONVENIENCE. The Partnership provides investors with many services designed to simplify the administrative details involved in engaging directly in commodities transactions, including maintaining the books and accounts of trading activities, preparing monthly and annual reports to limited partners and supplying limited partners with information necessary for individual federal tax returns. See "The Limited Partnership
Agreement -- Reports to Limited Partners".

                             CONFLICTS OF INTEREST

     The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for Units:

     RELATIONSHIP BETWEEN THE GENERAL PARTNER AND THE COMMODITY
BROKER/DEALER. The General Partner is an affiliate of SB, which acts as the commodity broker/dealer for the Partnership. Since SB charges the Partnership a monthly brokerage fee based on Net Assets rather than a per transaction commission, the General Partner has no incentive to select advisors that will generate a large number of trades to benefit SB. Instead, the General Partner may have a conflict of interest between its responsibility to manage the Partnership for the benefit of the limited partners and its interest in selecting advisors that will generate a small number of trades, thus incurring small amounts of charges incidental to trading so that Net Assets, from which SB's fees are paid, remain relatively higher. Furthermore, the less active the trading, the fewer services SB will be required to provide to the Partnership with respect to such trading. In addition, the General Partner may have an incentive to select advisors that trade more forward and spot contracts than futures and options contracts, since forward and spot prices may include a profit margin to SB as dealer. Because the General Partner is an affiliate of SB, the General Partner has a potential conflict of interest in its decision to replace the futures commission merchant, if necessary. The fact that the General Partner and SB are affiliated creates a potential conflict in that the fees received by SB may not have been set by "arm's-length" negotiation. The General Partner is a fiduciary to the limited partners and, as such, must resolve any conflict in favor of the limited partners. Prospective investors should be aware that because SB and certain Financial Consultants (excluding principals of the General Partner) receive a portion of the commodity brokerage fees generated by the Partnership and allocated to outstanding Units sold by them, SB and such Financial Consultants may have a conflict of interest in advising subscribers as to whether they should redeem their Units or purchase additional Units. Except as otherwise set forth in this section, no other conflict of interest exists on the part of any other principal of SB. See "The Commodity Broker/Dealer -- Brokerage Fees".

     BROKERAGE RATE CHARGED BY THE COMMODITY BROKER/DEALER. Pursuant to the Customer Agreement between the Partnership and SB, SB acts as the commodity broker/dealer for the Partnership. Because the General Partner is an affiliate of SB, the General Partner may have a conflict of interest between its responsibility to manage the Partnership for the benefit of the limited partners and its interest in obtaining brokerage rates which are favorable to SB. SB charges the Partnership a monthly brokerage fee equal to 1/2 of 1% of month-end Net Assets (6% per year). Although the Customer Agreement is non-exclusive, so that the Partnership has the right to seek lower brokerage rates from other brokers at any time, the General Partner believes that the arrangements between the Partnership and SB are consistent with arrangements other comparable commodity pools have entered into with other futures commission merchants and are fair to the Partnership and does not intend to negotiate with SB to obtain lower commission rates or to refer brokerage transactions to other firms. However, the General Partner will review, at least annually, the commission rates charged to other comparable commodity pools to determine that the brokerage fee being paid by the Partnership is competitive with such other rates. The General Partner, as a fiduciary to the limited partners, must resolve any conflict in favor of the limited partners. Therefore, at the time of such review, the General Partner will consider whether any action need be taken in light of its obligations to the Partnership, and will advise the limited partners of any action so taken. Limited partners would not be able to require the General Partner to take any specific action, but could vote to terminate the Customer Agreement with SB (with the vote of limited partners owning more than 50% of the Units) if independent counsel provides the General Partner with an opinion that such vote would not affect their status as limited partners. See "The Limited Partnership Agreement -- Amendments; Meetings".

     DISTRIBUTION OF PROFITS. The General Partner has sole discretion as to the distribution of profits, if any, to the limited partners. The determination of what is in the best interest of the Partnership or limited partners will be made on a case by case basis by the General Partner in its sole discretion and consistent with its fiduciary obligations to the Partnership and the limited partners. To the extent that profits are retained by the Partnership rather than distributed, the Net Assets of the Partnership, which determine the brokerage fees payable in any year, will be increased, thereby increasing the maximum amount of fees which can be earned by SB. In addition, the amount of funds in segregated accounts at banks which extend overdraft privileges to SB will be greater to the extent that profits are retained. See "The Commodity Broker/Dealer -- Customer Agreement". Thus, the General Partner may have a conflict of interest between its obligation to the limited partners in considering a distribution of profits and its interest in increasing fees payable to SB. Any such conflict must be resolved in favor of the limited partners. In any event, the General Partner does not intend to make any distribution which would reduce the Net Asset Value of a Unit below $1,000, or if the size of a distribution would not warrant the administrative expense which would involved, or if, in the opinion of the General Partner, a distribution would otherwise not be in the best interests of the Partnership or the limited partners. The General Partner has no current intention of making any distributions.

     ACCOUNTS OF SB, THE GENERAL PARTNER AND THEIR AFFILIATES. The officers, directors and employees of SB and the General Partner, as well as SB and the General Partner themselves, may trade in commodity contracts for their own accounts. The records of any such trading will not be available for inspection by limited partners. In addition, SB is a futures commission merchant and effects transactions in commodity futures contracts for its customers. Thus, it is possible that SB could effect transactions for the Partnership in which the other parties to the transactions are its officers, directors or employees or its customers. Such persons might also compete with the Partnership in making purchases or sales of contracts without knowing that the Partnership is also bidding on such contracts. Trading decisions for the Partnership are not currently made by the General

Partner, SB or their affiliates. CFTC regulations require that SB, to the extent possible, insure that each order received from the Partnership which is executable at or near the market price be transmitted to the floor of the appropriate contract market before any order in the same commodity for any proprietary account of SB.


     CONTROL OF OTHER ACCOUNTS BY THE ADVISORS. The Advisors manage the accounts of clients other than the Partnership including other commodity pools and intend to manage such accounts in the future. Certain Advisors and their principals or affiliates also act as commodity pool operators with respect to other commodity pools. The Advisors act as advisors to the following pools operated by the General Partner: JWH acts as advisor to the following pools operated by the General Partner: Shearson Lehman Futures 1000 Plus L.P., Shearson Lehman Select Advisors Futures Fund L.P., SLB Mid-West Futures Fund L.P., Smith Barney Mid-West Futures Fund II, L.P., Hutton Investors Futures Fund L.P. II, Smith Barney Diversified Futures Fund L.P., F-1000 Futures Fund L.P. Michigan Series II, and Smith Barney Principal Plus Futures Fund L.P.; Chesapeake acts as advisor to the following pools operated by the General
Partner: F-1000 Futures Fund L.P. Series VIII, Smith Barney Diversified Futures Fund L.P., ERISA Futures Fund, L.P. and Smith Barney Tidewater Futures Fund L.P. In addition, the Advisors and their principals and affiliates may trade for their own accounts. The records of any such trading will not be available for inspection by limited partners. It is possible that as a result of a neutral allocation system, testing a new trading system, trading proprietary accounts more aggressively, or other actions not constituting a violation of fiduciary duties, the Advisors or their principals or affiliates may take positions in their proprietary accounts that are opposite or ahead of a client (including the Partnership). As a result, positions in proprietary accounts of the Advisors and their principals or affiliates may be taken which are in competition with positions taken for the Partnership. In addition, principals of certain Advisors devote time to other business activities. All commodity futures and options positions held by all accounts owned or controlled directly or indirectly by each of the Advisors and its principals, respectively, including the portion of the Partnership's account managed by that Advisor will be aggregated for purposes of determining compliance with speculative position limits. As a result, the Partnership might not be able to enter into or maintain certain positions if such positions, when added to the positions held by such other accounts, would exceed the applicable limits. If trading orders must be revised as a result of the application of speculative position limits, an Advisor will modify such orders in a manner which will not substantially disproportionately affect the Partnership as compared with that Advisor's other accounts. In addition, the Advisors will not knowingly or deliberately use trading strategies for the Partnership which are inferior to those used for any other client or account nor favor any other account over the Partnership in any way, although certain Advisors may offer different trading programs and various factors affecting different types and sizes of accounts may require the utilization of different strategies or methods for such accounts. See "Commodity
Markets -- Regulation". See also "Risk Factors -- Possible Effects of Competition" and "The Advisors -- Management Agreements" with respect to other potential conflicts of interest arising in connection with the operations and activities of the Advisors.


     OTHER ACTIVITIES OF SB. SB maintains a commodity research department which makes trading recommendations on a daily basis. In addition, SB sponsors commodity trading programs in which certain customers participate. The trading records of such programs will not be made available to limited partners. In such programs and in its trading recommendations, transactions may be made or recommended which are similar or opposed to transactions being made for the Partnership. SB will not provide advisory services to the Partnership.

     OTHER COMMODITY POOLS. The General Partner and its predecessors over the last five years have sponsored and established over 48 commodity pools and may sponsor or establish other commodity pools which may compete with the Partnership. See "The General Partner -- Other Pools Operated by the General Partner". Neither the General Partner nor SB will knowingly or deliberately favor any such pools over the Partnership in their dealings on behalf of such other pools. In addition, the General Partner may in the future serve as an advisor or co-advisor to such other commodity pools or to the Partnership. If the General Partner were to serve as a trading advisor to the Partnership, there would be a conflict between its duty to determine its management fees in the best interests of the Partnership and its interest in maximizing fees paid to itself (subject to limitations imposed by the NASAA Guidelines as set forth in the Partnership Agreement). Of course, the General Partner is bound by its fiduciary duties as a general partner to resolve this potential conflict in the best interest of the limited partners.

     GENERAL PARTNER'S CHOICE OF ADVISORS. The Limited Partnership Agreement empowers the General Partner to make trading decisions for the Partnership itself or to delegate some or all of its authority to make such decisions to one or more trading advisors. The Limited Partnership Agreement empowers the General Partner on behalf of the Partnership to enter into, renew, terminate or renegotiate a management agreement with such advisors pursuant to which the Partnership will be obligated to pay management and/or incentive fees to the advisors. The Partnership has entered into the Management Agreements described herein with Chesapeake, JWH and Millburn as advisors. However, the General Partner may have a conflict of interest between its obligations to act in the best interests of the limited partners and its own interest in receiving fees from the Partnership in the future. The General Partner believes that the fees charged to the Partnership are fair to the Partnership and acknowledges its fiduciary duty to negotiate future contracts including contracts with itself in the best interests of the limited partners.

                                TRADING POLICIES

     The objective of the Partnership is to preserve and to achieve substantial appreciation of its assets through speculative trading in commodity interests including futures contracts, options and forward contracts. Commodity futures and options trading may be conducted on all major United States and, to a lesser extent, on certain foreign commodities exchanges. The Partnership does not intend to act as a dealer. The Partnership will attempt to accomplish its trading objectives by following the trading policies set forth below:

          1. Partnership funds will be invested only in commodity contracts which are traded in sufficient volume to permit, in the opinion of the Advisor trading that contract, ease of taking and liquidating positions.

          2. No Advisor will initiate additional positions in any commodity if such additional positions would result in aggregate positions for all commodities requiring as margin more than 66 2/3% of the Partnership's assets allocated to the Advisor. For the purpose of this limitation, forward contracts in currencies will be deemed to have the same margin requirements as the same or similar futures contracts traded on the Chicago Mercantile Exchange.

          3. The Partnership will not employ the trading technique commonly known as "pyramiding", in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or related commodities.

          4. The Partnership will not utilize borrowings except short-term borrowings if the Partnership takes delivery of any cash commodities, provided that neither the deposit of margin with a commodity broker nor obtaining and drawing on a line of credit with respect to forward contracts shall constitute borrowing.

          5. From time to time trading strategies such as spreads or straddles may be employed on behalf of the Partnership. The term "spread" or "straddle" describes a commodity trading strategy involving the simultaneous buying and selling of contracts on the same commodity but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

          6. The Partnership will not permit the churning of its commodity trading accounts.

     The trading policies described above (except the Partnership's basic investment policies, Nos. 3, 4 and 6) may be altered by the General Partner without approval by the limited partners if it is determined that such change is in the best interests of the Partnership (based upon factors including but not limited to the performance of various futures markets, advisors and the risks associated with modified trading policies). The limited partners will be notified by mail within seven business days of any material changes in trading policies. The limited partners may also change the trading policies of the Partnership in accordance with the Partnership Agreement, as set forth in
Section 17(c) thereof, set forth in Exhibit A hereto. Such procedures are also summarized under "The Limited Partnership Agreement -- Amendments; Meetings."

                              THE GENERAL PARTNER

BACKGROUND

     The Partnership's General Partner and commodity pool operator is Smith Barney Futures Management Inc. which is a Delaware corporation that is wholly owned by Smith Barney Holdings, Inc., which is the sole owner of SB. Smith Barney Holdings, Inc. is a wholly owned subsidiary of Travelers Group, Inc., a publicly-held company whose shares are listed on the New York Stock Exchange and is engaged in various financial service and other businesses. The General Partner is the successor to the business of Smith Barney Futures Partners, Inc. (which was the surviving entity of the merger on August 2, 1993 of three commodity pool operators: Smith Barney Futures Partners, Inc., Lehman Brothers Capital Management Corp. and Hutton Commodity Management Inc.). The General Partner is a commodity pool operator and a member of the NFA under the registration and memberships of Smith Barney Futures Partners, Inc, which became registered with the CFTC as a commodity pool operator and a member of the NFA on September 2, 1986. The principal offices of the General Partner are located at 390 Greenwich Street - 1st floor, New York, New York 10013; telephone (212) 723-5424.

PRINCIPALS


     The officers and directors of the General Partner are Jack H. Lehman, III (Chairman and Director), Philip M. Waterman, Jr. (Vice-Chairman and Director), David J. Vogel (Director and President), Michael Schaefer (Director), Steven J. Keltz (Secretary and Director), Daniel A. Dantuono (Chief Financial Officer, Treasurer and Director), Daniel R. McAuliffe, Jr. (Director) and Shelley Ullman (Director). Each director and officer is subject to re-appointment annually.



     Mr. Waterman, age 59, has been in the brokerage business since 1958. He is a Senior Executive Vice President of SB (since 1989) and was Co-Director of SB's commodity division from 1989 through May 1996. He has been a director of the General Partner since 1989 and was its President from 1991 through June 21, 1993 when he became Co-Chairman. He is currently Vice-Chairman of the General Partner. Before joining SB, he was employed for 15 years by the brokerage firm of Shearson Lehman Brothers Inc. ("SLB"), where from January 1980 to December 1988 he was Senior Executive Vice President and from January 1980 to 1985 he was the head of the firm's International Division. He is currently a board member of the Commodity Exchange, Inc. and former board member of the Futures Industry Association.



     Mr. Lehman, age 50, is a Senior Executive Vice President and Director of SB's commodity division. In addition, he has been a Director of the General Partner since July 1993 and was Co-Chairman of SB's commodity division from July 1992 through May 1996. Before joining SB, he was employed for twenty years at SLB where from 1982 through April 1992 he was a Senior Executive Vice President and Director of Commodities. He was a director and the Chairman of Lehman Brothers Capital Management Corp., one of the predecessors of the General Partner. Mr. Lehman is a past Chairman of the Futures Industry Association and currently serves on its Executive Committee. He has been a member of the Board of Governors of the Commodity Exchange, Inc. and the Comex Clearing Association.



     Mr. Schaefer, age 46, has been involved in the securities and commodities brokerage business for over twenty-five years and has been an Executive Vice President of SB since early 1992. He has been employed with the firm in various capacities associated with its commodity businesses since 1981. His principal areas of responsibility include futures research, trade execution, clearing and administration. He is a member of various major U.S. commodity exchanges and a Director of the NFA. He has been a Director of the General Partner since its organization in 1986.



     Mr. Vogel, age 51, became an Executive Vice President of SB and a Director of the General Partner on August 2, 1993. In May 1996, he was appointed President of the General Partner. From January 1993 to July 1993, Mr. Vogel was an Executive Vice President of SLB. Formerly, Mr. Vogel was the chairman and CEO of LIT America, Inc. (September 1988 through December 1992) and an Executive Vice President of Thomson McKinnon Securities Inc. (June 1979 through August
1988). Mr. Vogel is also a past chairman of the Futures Industry Association, a past director of Comex Clearing Corporation and the Comex Exchange and a past Governor of the Chicago Mercantile Exchange.

     Mr. Keltz, age 46, is an Associate General Counsel in the Law Department of SB. He became Secretary and Director of the General Partner on August 2, 1993. He is a Director of SB since October 1995. From October 1988 through July 1993, Mr. Keltz was employed by SLB as First Vice President and Associate General Counsel where he provided legal counsel to various derivative products businesses. Mr. Keltz was Vice President, Product Manager -- Futures and an Associate General Counsel for PaineWebber Incorporated from 1985 through September 1988.



     Mr. Dantuono, age 38, is a Senior Vice President of SB (since March 1994) prior to which he was a First Vice President since August 1993. Mr. Dantuono was Vice President at SLB where he was employed since 1980. He has been Chief Financial Officer, Treasurer and Director of the General Partner since August 1993. Prior to August 1993, Mr. Dantuono was Controller and Treasurer of a corporate predecessor of the General Partner.



     Mr. McAuliffe, age 46, is a Senior Vice President of SB (since August 1990) and became a director of the General Partner in April 1994. Mr. McAuliffe is Director of Managed Futures Marketing and Sales at SB, a position he held since 1989 at SLB. Since joining SLB in 1986, he has been responsible for the marketing and sales of retail futures products, including public and private futures funds and managed account programs. Prior to joining SLB, Mr. McAuliffe was employed by Merrill Lynch Pierce Fenner & Smith from 1983 through 1986. Prior to joining Merrill Lynch, Mr. McAuliffe was employed by Citibank from 1973 to 1983. He is a member of the Managed Futures Association and the Marketing Division of the Futures Industry Association.


     Ms. Ullman, age 37, is a Senior Vice President of SB (since October 1989) and a director of the General Partner (since April 1994). Previously, Ms. Ullman was a First Vice President of SLB and a vice president and assistant secretary of a predecessor of the General Partner, with responsibility for execution, administration, operations and performance analysis for managed futures funds and accounts.

     There have been no administrative, civil or criminal actions pending, on appeal or concluded against the General Partner or any of its individual principals within the past five years that are material to a decision whether to invest in the Partnership.


     The Limited Partnership Agreement requires the General Partner to maintain a cash investment in the Partnership equal to the greater of (i) an amount which will entitle the General Partner to an interest of 1% in each material item of Partnership income, gain, loss, deduction or credit and (ii) the greater of (a) 1% of the aggregate capital contributions of all partners or (b) $25,000. If all 100,000 Units are sold (at $1,000 per Unit), the General Partner will contribute $1,010,000 (to date the General Partner has contributed $114,000) and will share in profits and losses of the Partnership in proportion to its share of Partnership capital on the same basis as the limited partners. The General Partner's capital contribution to the Partnership will be treated as Units of General Partnership Interest for the purpose of Partnership accounting. Units of General Partnership Interest are equal in all respects to Units held by limited partners, except as to liability and the ability to vote. See "The Limited Partnership Agreement -- Sharing of Profits and Losses" and "Amendments; Meetings." The Limited Partnership Agreement also requires the General Partner, with respect to each additional limited partnership of which it is a general partner, to maintain a net worth (excluding its capital contributions to the additional partnership) at an amount not less than 10% of the total contributions to the additional partnership. In addition, the Limited Partnership Agreement requires that the General Partner maintain an overall net worth (including capital contributions) equal to the greater of (a) 10% of the total contributions (including contributions by the General Partner) to all limited partnerships to which it is a general partner (including the Partnership) plus (prior to the termination of the Public Offering) 5% of the Units being offered for sale in the Partnership or (b) $50,000.



     As of February 29, 1996, the General Partner currently owned 114 units of general partnership interest in the Partnership. Alexander J. Sloane was the initial Limited Partner of the Partnership and acquired one Unit of limited partnership interest for $1,000 to permit the Partnership to be organized as a limited partnership under the laws of the State of New York. Mr. Sloane redeemed his Unit for $1,000 and withdrew from the Partnership at the commencement of trading. Mr. Daniel R. McAuliffe, Jr. and Mr. David J. Vogel own 5 and 7.54 Units, respectively. No other principal of the General Partner owns any Units, although they are not precluded from purchasing such Units.

     As of February 29, 1996, the General Partner acts as general partner to over eighteen other active commodity pools that are currently trading. The performance of all of these pools for the past five years is set forth on pages 33--35.


     The statement of financial condition of the General Partner at December 31, 1995 and the report of the independent accountants thereon is set forth under "Financial Statements."

THE PARTNERSHIP -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION


LIQUIDITY AND CAPITAL RESOURCES



     The Partnership does not engage in sales of goods or services. Its only assets are its equity in its commodity futures trading account, consisting of cash and cash equivalents, net unrealized appreciation (depreciation) on open futures contracts and interest receivables. Because of the low margin deposits normally required in commodity futures trading, relatively small price movements may result in substantial losses to the Partnership. While substantial losses could lead to a material decrease in liquidity no such losses occurred during the first quarter of 1996.



     The Partnership's capital consists of the capital contributions of the partners as increased or decreased by gains or losses on commodity futures trading, expenses, interest income, additions and redemptions of Units and distributions of profits, if any.



RESULTS OF OPERATIONS



     During the period January 17, 1996 (commencement of operations) to March 31, 1996, the Partnership's net asset value per Unit decreased 2.2% from $939.07 to $918.44 while the redemption value per Unit decreased 5.6% from $1,000 to $943.69. For the purpose of a redemption, any accrued liability for reimbursement of offering and organization expenses does not reduce net asset value per Unit. The net asset value per Unit is reflective of charging offering and organization expenses against the initial capital of the Partnership and is reported for financial reporting purposes only. The Partnership experienced a net trading loss before commissions and expenses in the first quarter of 1996 of $320,195. Losses were recognized in the trading of commodity futures in precious metals, interest rates, stock indices, agricultural products and currencies. These losses were partially offset by gains recognized in the trading of energy products.



     Commodity futures markets are highly volatile. Broad price fluctuations and rapid inflation increase the risks involved in commodity trading, but also increase the possibility of profit. The profitability of the Partnership depends on the existence of major price trends and the ability of the Advisors to identify correctly those price trends. These price trends are influenced by, among other things, changing supply and demand relationships, weather, governmental, agricultural, commercial and trade programs and policies, national and international political and economic events and changes in interest rates. To the extent that market trends exist and the Advisors are able to identify them, the Partnership expects to increase capital through operations.



     Interest income on 80% of the Partnership's daily equity maintained in cash was earned on a 30-day Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days.



     Brokerage commissions are calculated on the Partnership's net asset value as of the last day of each month and therefore, are affected by trading performance, subscriptions and redemptions.



     Management fees are calculated on the portion of the Partnership's net asset value allocated to each Advisor at the end of the month and, therefore, are affected by trading performance, subscriptions and redemptions.



     Incentive fees are based on the new trading profits generated by each Advisor at the end of the quarter, as defined in the advisory agreements between the Partnership, the General Partner and each Advisor.



     Reference should be made to the Partnership's Statement of Financial Condition, Statement of Income and Expenses and Partners' Capital and Notes to Financial Statements included in this Prospectus.

     The Partnership is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments, in the normal course of its business. These financial instruments include forwards, futures and option, whose value is based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, or to purchase or sell other financial instruments at specified terms at specified future dates. Each of these instruments is subject to various risks similar to those relating to the underlying financial instruments including market and credit risk. The General Partner monitors and controls the Partnership risk exposure on a daily basis through financial, credit and risk management monitoring systems and, accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnership is subject.

     Other than the risks inherent in commodity futures trading, the Partnership knows of no trends, demands, commitments, events or uncertainties which will result in or which are reasonably likely to result in the Partnership's liquidity increasing or decreasing in any material way.

     The Partnership has made no material commitments for capital expenditures. The Partnership's capital consists of the capital contributions of the partners as increased or decreased by gains or losses on commodity trading, and by expenses, interest income, redemption of Units and distributions of profits, if any. Gains or losses on commodity futures trading cannot be predicted. Market moves in commodities are dependent upon fundamental and technical factors which the Partnership's Advisors may or may not be able to identify. Partnership expenses consist of, among other things, commissions, management fees and incentive fees. The level of these expenses is dependent upon the level of trading and the ability of the Advisors to identify and take advantage of price movements in the commodity markets, in addition to the level of Net Assets maintained. The amount of interest income payable by SB is dependent upon interest rates over which the Partnership has no control.

     Due to the highly leveraged nature of commodities trading, small price movements may result in substantial losses. See "Risk Factors" and "Commodity Markets." In order to provide some protection against a material decline in liquidity caused by trading losses, the Partnership adheres to the trading policies set forth under "Trading Policies."

PERFORMANCE OF THE PARTNERSHIP

     The table below sets forth the performance of the Partnership from its commencement of trading operations on January 17, 1996, on a monthly basis. Notes to the table below appear on page 36.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II
   JANUARY 17, 1996 (COMMENCEMENT OF TRADING OPERATIONS) TO FEBRUARY 29, 1996

                                                                           PERCENTAGE
                                                                             RATE OF
                                                                             RETURN
                                                                            (COMPUTED
                                                                              ON A
                                                                           COMPOUNDED
                                                                             MONTHLY
                                                                             BASIS)
                                                                           -----------
                                                                              1996
                                                                            ---------
January........................................................                   1.53%
February.......................................................                  (8.57)%
- --------------------------------------------------------------------------------------
Inception of Trading:                                   January
  17, 1996
Aggregate Subscriptions:                            $11,344,000                  (2/96)
Current Net Assets:                                 $10,491,900                  (2/96)
Largest Monthly Percentage Draw-Down:                      8.57                  (2/96)
Largest Peak-to-Valley Draw-Down:                          8.57             (1/96-2/96)

OTHER POOLS OPERATED BY THE GENERAL PARTNER


     Tables 1, 2 and 3 below set forth in capsule format, as prescribed by CFTC regulations, the performance of the other commodity pools which have been operated by the General Partner during the past five years. Table 1 sets forth the performance of commodity pools currently operated by the General Partner for the period from January 1, 1991 through February 29, 1996. Table 2 sets forth the performance of commodity pools which were previously operated by the General Partner during that period and which have terminated trading operations. Table 3 sets forth the performance of commodity pools for that same period previously operated by the General Partner for which it does not act as commodity pool operator as of the date of this Prospectus.



     Each of the funds has as its investment purpose to profit by speculation in commodity interests. As of February 29, 1996, the only active funds operated by the General Partner which did not have a net asset value in excess of their initial offering amount were Smith Barney International Advisors Currency Fund L.P., F-1000 Futures Fund L.P. Michigan Series II, Smith Barney Tidewater Futures Fund L.P. and Smith Barney Diversified Futures Fund L.P. II. This situation is attributable to the failure of the trading systems employed by the respective advisors to speculate profitably over the period tabulated. It may be noted that three of the four funds have traded for three years or less and their trading programs, which should be considered long-term, may not have had a sufficient time in which to take full effect.


     Smith Barney Futures Management Inc. offers other pools which have more than one trading advisor but whose performance may differ from the Partnership. Differences are due to combinations of different trading advisors (and programs traded) as well as different partnership or organizational structures.

   ADDITIONAL INFORMATION FOR POOLS CURRENTLY OPERATED BY THE GENERAL PARTNER
                            AS OF FEBRUARY 29, 1996



                                                                                                   GENERAL
                                                                                    GENERAL        PARTNER
                                                 COMMENCEMENT     NUMBER OF      PARTNER UNITS     INITIAL
                 NAME OF POOL                     OF TRADING     PARTICIPANTS        OWNED        INVESTMENT
- ----------------------------------------------   ------------    ------------    -------------    ----------
Monetary Venture Fund.........................      Feb-87              13               3         $  17,000
Select Advisors Futures Fund..................      Jul-87             776              34         $ 507,000
Hutton Investors Futures Fund II..............      Jul-87             450              44         $ 314,000
SLH Performance Partners Futures Fund.........      Jun-89             349              24         $ 166,000
Shearson Lehman Futures 1000 Plus.............      May-91           2,523             345         $ 631,000
SLB Mid-West Futures Fund.....................      Dec-91             812             322         $  25,000
Smith Barney International Advisors
  Currency Fund...............................      Mar-92             269           8,000         $ 144,760
Greenbrier Futures Fund.......................      Jul-92              48             170         $  68,000
F-1000 Futures Fund Series VIII...............      Aug-92             931             175         $ 384,000
F-1000 Futures Fund Series IX.................      Mar-93             710             103         $ 249,000
ERISA Futures Fund............................      Aug-93             163             108         $  75,000
Smith Barney Diversified Futures Fund.........      Jan-94           9,527           2,049         $ 781,000
F-1000 Futures Fund Michigan Series I.........      May-94              26             110         $ 110,000
Smith Barney Mid-West Futures Fund II.........      Sep-94             678             360         $  97,000
F-1000 Futures Fund Michigan Series II........      Jun-95               2             207         $ 207,000
Smith Barney Tidewater Futures Fund...........      Jul-95             150              94         $  52,000
Smith Barney Principal Plus Futures Fund
  L.P. .......................................      Nov-95           1,846             376         $ 376,000
Smith Barney Diversified Futures Fund II......      Jan-96             450             170         $  87,000


     IT SHOULD NOT BE ASSUMED THAT PARTICIPANTS IN THE PARTNERSHIP WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE FUNDS. THE RESULTS SET FORTH IN THE FOLLOWING TABLES ARE NOT INDICATIVE OF, AND HAVE NO BEARING ON, ANY RESULTS THAT MAY BE OBTAINED BY THE PARTNERSHIP NOR ARE THE PAST RESULTS OF SUCH FUNDS A GUARANTEE OF THE FUTURE PERFORMANCE OF THE PARTNERSHIP. THIS IS DUE IN LARGE PART TO THE FACT THAT THE RESULTS CONTAINED IN THESE TABLES DERIVE TO AN EXTENT FROM THE UNCERTAIN NATURE AND FUNCTION OF COMMODITIES MARKETS AS WELL AS THE DIVERGENT TRADING STRATEGIES, POLICIES AND METHODS OF THE ADVISORS DIRECTING VARIOUS FUNDS.

                                    TABLE 1
 CAPSULE PERFORMANCE OF OTHER POOLS CURRENTLY OPERATED BY SMITH BARNEY FUTURES
    MANAGEMENT INC. FOR THE PERIOD JANUARY 1991 THROUGH FEBRUARY 29, 1996

- -------------------------------------------------------------------------------------------------------------------------
                                                                                                       Worst Monthly
                                                                                          Current    Percent Draw-Down
                                                               Inception   Aggregate       Total     ------------------
                                                    Type of       of     Subscriptions      NAV      Percent
                  Name of Pool                       Pool       Trading      $(000)        $(000)      (%)      Date
- -------------------------------------------------------------------------------------------------------------------------
Monetary Venture Fund                                       1     Feb-87         2,368           382   14.14  {Jan-92}
Select Advisors Futures Fund                                A     Jul-87        50,507         5,869   13.69  {Jan-92}
Hutton Investors Futures Fund II                            A     Jul-87        30,304        15,622   15.16  {Jan-92}
SLH Performance Partners Futures Fund                       A     Jun-89        16,541         3,050    8.02  {Jul-94}
Shearson Lehman Futures 1000 Plus                         2,A     May-91        63,088        40,668    7.26  {Jan-92}
- -------------------------------------------------------------------------------------------------------------------------
SLB Mid West Futures Fund                                   1     Dec-91        60,804        56,486   11.24  {Apr-92}
Smith Barney International Advisors Currency Fund           A     Mar-92        32,312         3,815    7.08  {Nov-93}
Greenbrier Futures Fund                                     1     Jul-92        24,547        26,026   10.23  {Aug-94}
F-1000 Futures Fund  Series VIII                          2,A     Aug-92        36,000        17,865    3.84  {Feb-96}
F-1000 Futures Fund  Series IX                            2,A     Mar-93        24,005        10,141    4.26  {Feb-96}
- -------------------------------------------------------------------------------------------------------------------------
Erisa Futures Fund                                        1,A     Aug-93        19,866        10,456    4.56  {Aug-94}
Smith Barney Diversified Futures Fund                       A     Jan-94       255,786       175,183    8.12  {Feb-96}
F-1000 Futures Fund Michigan Series I                   1,2,A     May-94        10,697        11,467    5.86  {Feb-96}
SLB Mid West Futures Fund II                                1     Sep-94        44,231        41,411    6.19  {Feb-96}
F-1000 Futures Fund Michigan Series II                  1,2,A     Jun-95        20,490        20,414    5.08  {Feb-96}
- -------------------------------------------------------------------------------------------------------------------------
Smith Barney Tidewater Futures Fund                         1     Jul-95         9,428         8,782    4.57  {Feb-96}
Smith Barney Principal Plus Futures Fund                  2,A     Nov-95        37,507        37,610    5.94  {Feb-96}
Smith Barney Diversified Futures Fund II                    A     Jan-96        11,344        10,492    8.57  {Feb-96}
- -------------------------------------------------------------------------------------------------------------------------


- ------------------------------------------------------------------------------------------------------------------------------------
                                                        Worst Peak-to-Valley                       Percentage Rate of Return
                                                              Draw-Down                   (Computed on a Compounded Monthly Basis)
                                                    -----------------------------
                                                    Percent
                  Name of Pool                        (%)             Time Period    1991     1992    1993    1994    1995    1996
- ------------------------------------------------------------------------------------------------------------------------------------
Monetary Venture Fund                                 37.41*     {Dec-91 to Jan-95}   27.23   (8.02)  (3.18) (27.47)  32.05   (6.63)
Select Advisors Futures Fund                          30.07      {Dec-91 to May-92}   15.21  (10.47)  20.62  (13.96)  26.91   (2.75)
Hutton Investors Futures Fund II                      27.03      {Dec-91 to May-92}   28.54    1.28   29.40   (4.66)  41.78   (0.01)
SLH Performance Partners Futures Fund                 24.12      {Jul-93 to Jan-95}   (3.16)   1.23    4.38  (10.59)  18.04   (4.04)
Shearson Lehman Futures 1000 Plus                     11.77      {Dec-91 to May-92}   15.74    1.99   10.82   (6.41)  12.79   (0.73)
- ------------------------------------------------------------------------------------------------------------------------------------
SLB Mid West Futures Fund                             26.53      {Dec-91 to May-92}   (0.21)   4.91   39.88   (8.64)  36.24   (0.50)
Smith Barney International Advisors Currency Fund     24.12*     {Sep-92 to Feb-96}       -   16.93    0.95  (10.40)  (5.04)  (1.61)
Greenbrier Futures Fund                               15.48*     {Jul-94 to Jun-95}       -    8.64   33.45   16.74   (1.09)  (1.32)
F-1000 Futures Fund  Series VIII                      12.23      {Aug-93 to Oct-94}       -   (2.34)  18.93  (10.41)  12.69   (2.76)
F-1000 Futures Fund  Series IX                         8.42*     {May-95 to Oct-95}       -       -    3.91   (4.13)  12.89   (4.80)
- ------------------------------------------------------------------------------------------------------------------------------------
Erisa Futures Fund                                    10.10      {Jul-93 to Jan-95}       -       -   (0.59)  (7.19)  20.91   (0.83)
Smith Barney Diversified Futures Fund                 14.50*     {May-95 to Oct-95}       -       -       -   (3.29)  12.86   (7.55)
F-1000 Futures Fund Michigan Series I                  8.80*     {May-95 to Oct-95}       -       -       -    1.38   14.25   (6.43)
SLB Mid West Futures Fund II                          12.35      {Oct-94 to Jan-95}       -       -       -   (7.54)  31.74   (0.63)
F-1000 Futures Fund Michigan Series II                 5.08*     {Jan-96 to Feb-96}       -       -       -       -    2.25   (2.56)
- ------------------------------------------------------------------------------------------------------------------------------------
Smith Barney Tidewater Futures Fund                   10.63*     {Jun-95 to Oct-95}       -       -       -       -   (1.25)  (3.38)
Smith Barney Principal Plus Futures Fund               5.94*     {Jan-96 to Feb-96}       -       -       -       -    5.75   (5.18)
Smith Barney Diversified Futures Fund II               8.57*     {Jan-96 to Feb-96}       -       -       -       -       -   (7.17)
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------
Notes Follow Table 3


Type of Pool Legend
1-Privately Offered
2-Principal Protected
3-Multi-Advisor
A-More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.
- --------------------------------------------------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    TABLE 2
 CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY OPERATED BY SMITH BARNEY FUTURES MANAGEMENT INC. FOR THE PERIOD JANUARY 1991 THROUGH FEBRUARY 1996 AND WHICH
  HAVE CEASED TRADING OPERATIONS AS OF THE DATE OF THIS DISCLOSURE DOCUMENT

- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Worst Monthly
                                                                                                    NAV         Percent Draw-Down
                                                       Inception                   Aggregate       Before     --------------------
                                             Type of       of      Termination   Subscriptions  Termination   Percent
                Name of Pool                   Pool     Trading        Date         $(000)         $(000)       (%)         Date
- -----------------------------------------------------------------------------------------------------------------------------------
Commodity Venture Fund                                     Nov-80        Feb-95         15,153         1,412     14.04     {Jan-92}
Matterhorn Commodity Partners                              Jun-81        Mar-93         15,153         1,989     23.99     {Jan-92}
Commodity Strategy Partners                                Aug-82        Aug-91         17,794         1,750     14.32     {Apr-91}
Matterhorn Commodity Partners II                           Apr-84        Mar-93         10,653         2,453     24.72     {Jan-92}
Shearson Lehman Futures 1000 Fund                   2      Jan-86        Feb-91         12,699        12,405        n/a    {  n/a }
- -----------------------------------------------------------------------------------------------------------------------------------
Hutton Investors Futures Fund III                   A      Apr-88        Dec-93          7,614           612     16.12     {Jan-91}
Hutton Investors Futures Fund                       A      Jan-89        May-92         47,250         1,945     18.42     {Jan-92}
Ayco Futures Fund                                   1      May-88        Jul-94          5,114           161     29.35     {Apr-94}
F-1000 Guarantee Futures Fund II                    2      Jun-88        Aug-93        101,012        33,053      3.45     {Feb-92}
F-1000 Guarantee Futures Fund III                   2      Aug-88        Aug-93         55,824        10,955      3.39     {Feb-92}
- -----------------------------------------------------------------------------------------------------------------------------------
Parnel Futures Fund                                 1      Nov-88        Oct-94          2,885            74     19.43     {Feb-94}
F-1000 Guarantee Futures Fund IV                    2      Dec-88        Feb-94         45,692        16,389      5.93     {Jan-94}
Mid Atlantic Futures Fund                           1      Jul-89        Mar-92          3,501         1,458     18.07     {Oct-91}
F-1000 Futures Fund V                               2      Sep-89        Apr-92         87,546         8,253      7.92     {Jan-91}
F-1000 Futures Fund VI                              2      May-90        May-95         32,996        21,805      9.25     {Jan-92}
- -----------------------------------------------------------------------------------------------------------------------------------
Peregrine Futures Fund                              A      Dec-91        Sep-95          9,767           432     16.21     {Aug-93}
Shearson Lehman Brothers Erisa Futures Fund       1,A      Jan-92        Jun-93         14,026        15,244      3.10     {Apr-92}
Signet Partners                                   1,A      Jan-93        Feb-95            522           191     11.97     {Aug-93}
Smith Barney Offshore Futures Fund                3,A      Aug-93        Aug-94          2,704         1,945      6.50     {Jan-94}
- -----------------------------------------------------------------------------------------------------------------------------------


- ------------------------------------------------------------------------------------------------------------------------------
                                                Worst Peak-to-Valley                    Percentage Rate of Return
                                                      Draw-Down                  (Computed on a Compounded Monthly Basis)
                                            ---------------------------
                                            Percent
                Name of Pool                  (%)           Time Period     1991     1992    1993     1994     1995     1996
- ------------------------------------------------------------------------------------------------------------------------------
Commodity Venture Fund                       39.53*  {Dec-91 to Feb-95}     27.52   (8.33)  (2.16)   (26.37)  (8.44)       -
Matterhorn Commodity Partners                45.23*  {Jun-89 to May-92}     (1.44) (31.81)   7.02        -        -        -
Commodity Strategy Partners                  35.49*  {Jun-88 to Mar-90}    (27.69)      -       -        -        -        -
Matterhorn Commodity Partners II             51.59*  {Jun-89 to May-92}     (1.90) (32.68)   5.19        -        -        -
Shearson Lehman Futures 1000 Fund              n/a   {   n/a to  n/a  }      0.45       -       -        -        -        -
- ------------------------------------------------------------------------------------------------------------------------------
Hutton Investors Futures Fund III            36.54*  {Jan-89 to Feb-91}     15.26   (6.90)  (5.56)       -        -        -
Hutton Investors Futures Fund                45.25*  {Jun-89 to Apr-92}     (3.06) (30.73)      -        -        -        -
Ayco Futures Fund                            78.99*  {Jun-89 to Apr-94}      0.56  (31.08) (36.84)   (45.77)      -        -
F-1000 Guarantee Futures Fund II              6.31   {Dec-91 to Mar-92}     18.07   (3.05)   4.79        -        -        -
F-1000 Guarantee Futures Fund III             6.34   {Dec-91 to Mar-92}     17.18   (3.46)   4.15        -        -        -
- ------------------------------------------------------------------------------------------------------------------------------
Parnel Futures Fund                          38.09*  {Dec-93 to Apr-94}     32.76   (8.32)  25.49    (28.79)      -        -
F-1000 Guarantee Futures Fund IV              9.49   {Dec-91 to May-92}      5.50   (2.86)   5.81     (7.22)      -        -
Mid Atlantic Futures Fund                    27.34*  {Mar-91 to Nov-91}     (3.87)  (8.17)      -        -        -        -
F-1000 Futures Fund V                        13.05*  {Aug-89 to Jan-91}      2.08   (1.15)      -        -        -        -
F-1000 Futures Fund VI                       17.16   {Dec-91 to May-92}     28.55    1.35   22.03     (2.43)  18.61        -
- ------------------------------------------------------------------------------------------------------------------------------
Peregrine Futures Fund                       32.42*  {Jun-93 to Nov-93}     (0.38)  (5.19) (20.56)     5.91   (3.05)       -
Shearson Lehman Brothers Erisa Futures Fund   6.01   {Dec-91 to Apr-92}         -   18.42   12.68        -        -        -
Signet Partners                              11.97   {Jul-93 to Aug-93}         -       -   29.21     53.32   (0.36)       -
Smith Barney Offshore Futures Fund            6.50   {Dec-93 to Jan-94}         -       -    2.22      2.68       -        -
- ------------------------------------------------------------------------------------------------------------------------------

- ------------------------
Notes Follow Table 3


Type of Pool Legend
1-Privately Offered
2-Principal Protected
3-Offshore
4-Multi-Advisor
A-More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.
- --------------------------------------------------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    TABLE 3
CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY  OPERATED BY SMITH BARNEY FUTURES
 MANAGEMENT INC. FOR THE PERIOD JANUARY 1991 THROUGH FEBRUARY 1996 AND WHICH SMITH BARNEY FUTURES MANAGEMENT INC. NO LONGER ACTS AS COMMODITY POOL OPERATOR
                  AS OF THE DATE OF THIS DISCLOSURE DOCUMENT

- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                   NAV        Worst Monthly
                                                            Inception              Aggregate     Before     Percent Draw-Down
                                                                                                           -------------------
                                                  Type of       of     Transfer  Subscriptions  Transfer   Percent
                  Name of Pool                      Pool     Trading     Date        $(000)      $(000)      (%)       Date
Commodity Trend Timing Fund                                    Jan-80     May-95        16,625      1,275     14.67  {Feb-94}
Commodity Trend Timing Fund II                                 Dec-82     Apr-95        34,428      1,412     14.48  {Feb-94}
FT Tryon Futures Fund                                   1,A    May-87     Jun-91        49,513     24,455      2.84  {Jan-91}
Overlook Performance Fund                               3,A    Aug-88     May-91       252,706     86,921      1.16  {Apr-91}
Shearson Lehman Hutton Guarantee Futures Fund I         2,3    Apr-89     Jul-93        10,202      1,562      5.49  {Feb-92}
- -------------------------------------------------------------------------------------------------------------------------------
FT Tryon Futures Fund II                                1,A    Aug-90     May-91        60,391     58,726      2.71  {Jan-91}
Premier Futures Limited                                 3,A    Jun-91     Jul-93         9,878      6,157      7.74  {Jan-92}
Lehman Brothers Japan Futures Fund                      3,A    Feb-91     Jul-93        53,007     72,267      7.43  {Jan-92}
New Millennium Futures Fund Limited                       3    Mar-91     Jul-93        10,366      1,210      6.93  {Apr-91}
Delafund                                                  3    Jan-93     Jul-93         2,521      1,542     15.35  {May-93}
- -------------------------------------------------------------------------------------------------------------------------------
Harbourer Futures Fund                                    3    May-93     Dec-94        25,003     12,657      5.10  {Feb-94}
- -------------------------------------------------------------------------------------------------------------------------------


- ------------------------------------------------------------------------------------------------------------------------------------
                                                       Worst Peak-to-Valley                   Percentage Rate of Return
                                                            Draw-Down                  (Computed on a Compounded Monthly Basis)
                                                 ----------------------------
                                                 Percent
                  Name of Pool                     (%)            Time Period    1991     1992     1993    1994    1995     1996
Commodity Trend Timing Fund                        54.35 *  {Jul-93 to Feb-95}    38.15   (14.52)  17.23  (50.55)   (5.08)      -
Commodity Trend Timing Fund II                     54.67 *  {Jul-93 to Feb-95}    38.82   (15.03)  16.74  (50.43)   (6.86)      -
FT Tryon Futures Fund                               4.08    {Dec-90 to Feb-91}     0.03        -       -       -        -       -
Overlook Performance Fund                           1.16    {Mar-91 to Apr-91}     5.85        -       -       -        -       -
Shearson Lehman Hutton Guarantee Futures Fund I    10.57    {Dec-91 to Mar-92}    26.50    (4.23)  11.10       -        -       -
- ------------------------------------------------------------------------------------------------------------------------------------
FT Tryon Futures Fund II                            4.05 *  {Dec-90 to Feb-91}    (3.69)       -       -       -        -       -
Premier Futures Limited                            14.60    {Dec-91 to May-92}    12.80    (4.75)  29.84       -        -       -
Lehman Brothers Japan Futures Fund                 11.28    {Dec-91 to Apr-92}    22.48     2.88   14.46       -        -       -
New Millennium Futures Fund Limited                26.94 *  {Mar-91 to Mar-93}   (14.56)   (9.76)   9.08       -        -       -
Delafund                                           22.20 *  {Apr-93 to Jul-93}        -        -  (18.12)      -        -       -
- ------------------------------------------------------------------------------------------------------------------------------------
Harbourer Futures Fund                              5.10    {Jan-94 to Feb-94}        -        -   42.95   39.20        -       -
- ------------------------------------------------------------------------------------------------------------------------------------

- -----------------------
Notes Follow Table


Type of Pool Legend
1-Privately Offered
2-Principal Protected
3-Offshore
4-Multi-Advisor
A-More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.
- --------------------------------------------------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

             NOTES TO TABLES 1, 2 AND 3 AND THE PARTNERSHIP'S TABLE

             POOLS OPERATED BY SMITH BARNEY FUTURES MANAGEMENT INC.


(a) "Draw-Down" is defined as losses experienced by a pool over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the pool is any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the pool during a period in which the initial month-end net asset value of such draw-down has not been equal or greater than any subsequent months ending net asset value and indicates the months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value of such decline. In the case where the pool is in a current draw-down, or was in a current draw-down at the termination or transfer date, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk (*).

    For purposes of the Largest Peak-to-Valley Draw-Down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d) "Annual (Year to Date) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred
     (100).

    Monthly rate of return ("Monthly ROR") is calculated by dividing each month's net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

                                  THE ADVISORS

     The General Partner has selected Chesapeake, JWH and Millburn as the Partnership's trading advisors. Each Advisor manages the Partnership's assets in accordance with the trading policies set forth above. Each Advisor was initially allocated one-third of the Partnership's assets to manage, but the General Partner, consistent with its fiduciary duties to the limited partners, may modify these allocations at any time in its sole discretion. Future allocations to the Advisors or additional advisors will be made at the discretion of the General Partner. In selecting Advisors for the Partnership, the General Partner considered past performance, trading style, volatility of markets traded and fee requirements. Each Advisor had (i) a minimum of five years of performance and
(ii) a trading style that blended well with the other Advisors. Each of the Advisors will be responsible only for trading the assets of the Partnership allocated to it. Each Advisor will trade independently of the others.

     None of the Advisors or their principals currently own any Units, although they are not precluded from purchasing Units.

     There has been no administrative, civil or criminal action during the preceding five years or ever, either threatened, pending or completed against any Advisor or its principals that would be material to an investor's decision whether or not to purchase Units.

     The following descriptions include background information, information concerning each Advisor's trading strategy and the performance record for each Advisor. Investors should note that the summaries of trading strategies were prepared by each Advisor and may emphasize different aspects of each Advisor's trading. Consequently, comparison of the strategies may prove difficult or impossible. In any event, each Advisor's trading strategies are proprietary and confidential, and the summaries are therefore general in nature.

     Table A, and where applicable, Table A-1 for each Advisor includes the performance of each program or portfolio that the Advisor will initially use to trade the Partnership's account. In the case of Chesapeake, Table A (the Diversified Trading Program) and Table A-1 (the Financials and Metals Program), show the actual performance of all accounts traded pursuant to those methods for the period covered by the tables. In the case of JWH, Table A (the Global Diversified Portfolio) and Table A-1 (the Original Investment Program), show the actual performance of all accounts traded pursuant to those methods for the period covered by the tables. In the case of Millburn, Table A (Proprietary and Actual Performance Record of Millburn World Resource Fund L.P.) shows the actual performance of the World Resource version of the Diversified Portfolio which Millburn will initially use to trade the Partnership's account. The World Resource Version of the Diversified Portfolio has been traded only since January 1, 1995 initially in an account funded by Millburn and its principals and Table A-1 (the Diversified Portfolio Composite) shows the actual performance of all accounts traded pursuant to the Diversified Portfolio for the period covered by the table.

     Tables B and B-1 for each Advisor were prepared by the General Partner and set forth the results of each program or portfolio that the Advisor will use for the Partnership's account for the period July 1988 (March 1992 in the case of Chesapeake's Financials and Metals Program) through January 1996, adjusted for all Advisors to take into account the brokerage, management and incentive fees and other expenses (including offering and organizational expenses) to be paid by the Partnership and interest to be earned by the Partnership. Partnership interest was estimated using historical 30-day Treasury bill rates of the time period presented on Table B and B-1. Such rates are higher than current 30-day Treasury bill rates that will be used to calculate Partnership interest income. The application of historical rates may compare more closely to the Advisors' interest income which was most likely earned at the then prevailing interest rates of a particular time period.

     Table C sets forth both a composite of actual monthly rates of return as presented on each Advisor's program or portfolio traded for the Partnership and a hypothetical composite adjusted performance record of the Advisors using the pro forma rates of return derived in Tables B and B-1.

CHESAPEAKE CAPITAL CORPORATION

BACKGROUND

     Chesapeake Capital Corporation ("Chesapeake") was incorporated under the laws of the Commonwealth of Virginia in February 1988 for the purpose of offering investment advisory and portfolio management services to both retail and institutional investors in trading commodity interest contracts. On August 19, 1991, Chesapeake was merged into Chesapeake Capital Corporation, an Illinois corporation formed on August 13, 1991. Chesapeake is registered as a commodity trading advisor ("CTA") and commodity pool operator ("CPO") with the CFTC and is also a member in good standing of the NFA. Chesapeake has been registered with the CFTC as a CTA since June 20, 1988 and as a CPO since May 8, 1991 and a member of NFA since June 20, 1988. Chesapeake's principal place of business is located at 500 Forest Avenue, Richmond, Virginia 23229; telephone (804) 285-5417. All business records will be kept at Chesapeake's principal place of business.

PRINCIPALS

     Mr. R. Jerry Parker, Jr., age 38, received his B.S. in Commerce, with an emphasis in Accounting, from the University of Virginia in January 1980. Mr. Parker worked in the accounting field for four years after graduating from college and became a licensed Certified Public Accountant in Virginia in 1982. From January 1983 until November 1983, Mr. Parker was a CPA at Wilkinson & Lester, a certified public accounting firm based in Richmond, Virginia. From November 1983 until January 1987, Mr. Parker was employed as an exempt CTA by Richard J. Dennis, a principal and shareholder of Richard J. Dennis & Company, a Chicago-based CTA and commodity pool operator registered with the CFTC, in his "Turtle" training program. From January 1987 until February 1989, Mr. Parker traded for Mr. Thomas Dennis as an exempt CTA. During these periods, Mr. Parker had complete discretionary trading authority over a commodity portfolio of $1 million to $1.5 million. In February 1988, Mr. Parker ceased trading for Mr. Thomas Dennis and formed Chesapeake.


     Mr. Parker is the Chairman, Chief Executive Officer and a principal of Chesapeake.


     John M. Hoade, age 39, received a Bachelor of Science degree in Business Administration from Lynchburg College in 1978. From 1976 through 1990, Mr. Hoade was employed by Thurston Metals, Inc., located in Lynchburg, Virginia, in sales, marketing and general management. Mr. Hoade joined Chesapeake in December 1990 to direct its operation and marketing. He is registered with the NFA as an Associated Person and as a principal of Chesapeake.

     Mr. Hoade is the President, Secretary and a principal of Chesapeake.

     There have never been any material administrative, civil or criminal actions against Chesapeake or its principals.

TRADING STRATEGY

     Chesapeake will trade pursuant to its "Diversified Trading Program" and its "Financials and Metals Program" for the Partnership. The Diversified Trading Program emphasizes a maximum range of diversification with a global portfolio of futures and forwards which include, but are not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. The Financial and Metals Program offers the opportunity to achieve a diversified portfolio of investment in futures and forward interest contracts worldwide, but specializes in the larger and more liquid markets now available for trading. This program currently excludes all contracts traded by the Diversified Trading Program except interest rate contracts, currency contracts, stock index contracts, certain precious and industrial metal contracts, and the energy contracts. Chesapeake may trade on any U.S. or non-U.S. exchange. Chesapeake monitors and has the potential to trade over 100 markets around the world.

     The variety of investment portfolios currently offered by Chesapeake are the "Diversified Trading Program," the "Financials and Metals Program," and the "Diversified 2XL Trading Program" (the "Trading

Programs"). While all of the Trading Programs employ the same general trading methodology, as described below, they differ in their emphasis of certain markets or market sectors and exclusion of others. The following overview is not intended as a detailed and exhaustive review of the trading methodology or strategies employed by Chesapeake, as the exact nature of the methods and these systems is proprietary and confidential.

     Chesapeake, relying primarily on technical analysis, believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than by attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Chesapeake are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by Mr. Parker.

     In addition to such mathematical evaluations, Chesapeake employs a technique of technical analysis generally known as "charting" in order to attempt to determine optimal support and resistance levels and entry and exit points in the various markets. In order to determine the overall technical condition of the market at every point in time and to be used as a timing mechanism for all trades, Chesapeake also makes extensive use of a study of internally-generated market information, which includes, but is not limited to, price volatility, open interest, daily price action, volume and market psychology or sentiment.

     The profitability of Chesapeake's Trading Programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some commodities. If there are no trends, the Trading Programs are likely to be unprofitable. There have been trendless periods in the past which can be expected to recur, and any factor which lessens the prospect of trends in the future, such as increased governmental control, regulation, or participation as a purchaser or seller in commodity markets (including joint governmental control or regulation of, or participation in, international currency markets), lessens the prospect that a program utilizing technical analysis, including the Trading Programs, will be profitable in the future. In addition, the future profitability of the Trading Programs would also be adversely affected by factors which increase the number of signals leading to unprofitable trades. For example, a significant increase in technically-oriented trading (trend-following or otherwise) in particular commodity might cause a change in the pattern of price movements in a manner which might be unfavorable.

     Trend-following trading systems, such as those employed by Chesapeake, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to exist. There can be no assurance, however, that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions may exceed substantially the number of profitable transactions. However, if Chesapeake's approach is successful, these losses should generally be small and more than offset by a few large gains.

     The Trading Programs are oriented toward the preservation of original equity. The commencement of trading or a drawdown from starting equity are considered the situations of highest risk, and risk management techniques at this point are emphasized over those which invite greater risk in the interest of enhancing performance. These risk management techniques include diversification among markets and strategies. Also, the Trading Programs adhere to the requirements of a money management system which determines and limits the equity committed to each trade, each market, each commodity complex (in Trading Programs which trade in more than one commodity complex) and each account.

     Chesapeake engages in transactions in physical commodities, including the exchange of futures for physicals transactions. An exchange of futures for physicals ("EFP") is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the exchange. Generally, the holder of a short futures position buys the physical commodity, while the holder of a long futures position sells the physical commodity. The prices at which such transactions are executed are negotiated between the parties.

     Chesapeake generally uses between 15% and 30% of the equity in a fully-funded Diversified Trading Program account as original margin for trading, but at times the margin-to-equity ratio can be higher. The Financials and Metals Program excludes certain contracts traded in the Diversified Program. The remaining contracts are not, in general, "leveraged up" to account for the exclusion of certain contracts. Accordingly, the Financial and Metals Program generally utilizes a somewhat lower margin-to-equity ratio than the Diversified Trading Program.

     All decisions concerning the liquidation of positions, the commodities to be traded and the size of positions to be taken or maintained will require the exercise of judgment by Chesapeake. The decision not to trade commodity interest contracts for a certain period, or not to trade certain commodity interest contracts due to lack of discernible price movements (trends) or lack of liquidity, may result at times in clients (such as the Partnership) missing significant profit opportunities which might otherwise have been captured by Chesapeake. In addition, clients who choose Trading Programs which exclude certain markets or market sectors will miss opportunities for profit in those excluded markets which may be realized by other Chesapeake Trading Programs which participate in those markets.

     The risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to the Program(s) traded, the market conditions, the percentage gained or lost in the account, the size of the account, the brokerage commissions charged to the account, the management and incentive fees charged to the account, and when the account commenced trading.

     The trading strategy utilized by Chesapeake's Trading Programs may be revised from time to time by Chesapeake, as a result of ongoing research and development which seeks to devise new trading systems, as well as to test methods currently employed. The trading methods used by Chesapeake in the future may differ significantly from those presently used, due to the changes which may result from this research.

PAST PERFORMANCE


     Table A represents the composite performance record of Chesapeake's Diversified Trading Program for the period July 1988 through February 1996.



     Table A-1 represents the composite performance record of Chesapeake's Financial and Metals Program for the period March 1992 through February 1996.


     Table A-2 represents the composite capsule performance results of all other trading programs directed by Chesapeake for the time periods indicated.

     The information presented in the following records has not been audited. However, Chesapeake believes that such information is accurate and fairly presented.

     NO REPRESENTATION IS MADE THAT THE PARTNERSHIP WILL OR IS LIKELY TO ACHIEVE RESULTS SIMILAR TO THOSE SHOWN OR TO AVOID SUBSTANTIAL LOSSES. FURTHERMORE, THE RATES OR RETURN EARNED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY BEAR LITTLE RELATIONSHIP TO THOSE WHICH SUCH ADVISOR IS ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

     THE FOLLOWING FIGURES HAVE NOT BEEN ADJUSTED TO REFLECT THE CHARGES PAYABLE BY THE PARTNERSHIP.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    Table A
                         Chesapeake Capital Corporation
                          Diversified Trading Program
                      July 1988 Through February 29, 1996

- ---------------------------------------------------------------------------------------------------------------------
                                                                     Percentage monthly rate of return
                                                                 (computed on a compounded monthly basis)
- ---------------------------------------------------------------------------------------------------------------------
                                                           1996          1995        1994       1993        1992
- ---------------------------------------------------------------------------------------------------------------------
January................................................        1.69         (3.23)     (3.33)      0.42      (10.98)
February...............................................       (4.26)        (4.39)     (4.88)     15.99       (2.86)
March..................................................           -          8.60       0.09       5.86        0.53
April..................................................           -          1.45      (0.60)      7.38       (0.44)
May....................................................           -          6.84       9.06       0.40       (3.66)
June...................................................           -          0.88       7.02       0.98        6.52
July...................................................           -         (3.09)     (1.70)      9.49       12.96
August.................................................           -         (2.66)     (2.98)      5.88        3.16
September..............................................           -          0.20       3.49      (2.63)      (6.78)
October................................................           -         (1.11)      1.97      (0.06)       5.21
November...............................................           -          1.76       4.83       1.03        2.27
December...............................................           -          9.18       2.86       5.77       (1.93)

Annual (or Period) Rate of Return......................       -2.64%        14.09%     15.87%     61.82%       1.81%
- ---------------------------------------------------------------------------------------------------------------------


- -----------------------------------------------------------------------------------------------------
                                                               Percentage monthly rate of return
                                                            (computed on a compounded monthly basis)
- -----------------------------------------------------------------------------------------------------
                                                              1991        1990       1989      1988
- -----------------------------------------------------------------------------------------------------
January................................................         (1.29)       0.49      4.93       -
February...............................................          4.84        3.37     (5.42)      -
March..................................................          2.32        8.62      6.64       -
April..................................................         (2.80)       4.37     (8.82)      -
May....................................................          0.27       (4.61)    22.38       -
June...................................................         (1.25)       1.77     (8.28)      -
July...................................................         (1.75)       6.25     11.66     (9.41)
August.................................................         (3.32)      15.15    (11.75)     6.85
September..............................................          4.39        0.60     (2.82)     2.03
October................................................          4.21        1.86     (7.40)    10.65
November...............................................         (4.68)      (0.25)     3.90     11.06
December...............................................         12.08        0.11     28.56      7.04

Annual (or Period) Rate of Return......................         12.51%      43.12%    28.30%    29.91%
- -----------------------------------------------------------------------------------------------------

                                                Compound Average Annual Rate of Return (1/1/91-2/29/96)            18.33%
                                                Compound Average Annual Rate of Return (7/1/88-2/29/96) (i)        25.46%
- --------------------------------------------------------------------------------------------------------------------------
Inception of Trading by CTA:                                        February 1988
Inception of Trading in Program:                                    February 1988
Number of Open Accounts as of February 29, 1996:                               63
Aggregate Assets (Excluding "Notional" Equity) in all Programs:      $737,172,000   (2/96)
Aggregate Assets (Including "Notional" Equity) in all Programs:      $898,769,000   (2/96)
Aggregate Assets (Excluding "Notional" Equity) in Program:           $695,261,000   (2/96)
Aggregate Assets (Including "Notional" Equity) in Program:           $854,044,000   (2/96)

Largest Monthly Draw-Down:

     Past Five Years and Year to Date:                                      10.98%  (1/92)
     July 1988 to Date (ii):                                                11.75%  (8/89)

Largest Peak-to-Valley Draw-Down:

     Past Five Years and Year to Date:                                      16.62%(12/91-5/92)
     July 1988 to Date (ii):                                                20.58%(7/89-10/89)



- -------------------
Notes follow Table A-2


(i) This Compound Average Annual Rate of Return is shown as a comparison to the Compound Pro Forma Average Annual Rate of Return prepared by the General Partner for the same time period on Table B.

(ii) This draw-down information is shown as a comparison to the pro forma draw-down information prepared by the General Partner for the same time period on Table B.
- --------------------------------------------------------------------------------



       PAST PERFORMANCE IS NOT  NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   Table A-1
                         Chesapeake Capital Corporation
                          Financials & Metals Program
                      March 1992 Through February 29, 1996

- ---------------------------------------------------------------------------------------------------------------------------------
                                                     Percentage monthly rate of return (computed on a compounded monthly basis)
- ---------------------------------------------------------------------------------------------------------------------------------
                                                        1996           1995           1994           1993           1992
- ---------------------------------------------------------------------------------------------------------------------------------
January............................................          2.65         (1.09)          (4.99)          1.76          -
February...........................................         (4.77)        (4.49)          (5.65)         12.93          -
March..............................................            -           9.58            1.44           1.62         (0.19)
April..............................................            -           1.41            0.33           8.96          2.77
May................................................            -           6.90            4.59           1.77          1.13
June...............................................            -          (1.11)           3.32           1.49          4.88
July...............................................            -          (1.81)          (4.23)         11.06          8.60
August.............................................            -          (1.31)          (1.74)          8.70          3.95
September..........................................            -          (0.38)           1.73          (0.89)        (4.93)
October............................................            -          (1.70)           4.18           2.08          5.33
November...........................................            -           1.47            3.29           0.69          2.08
December...........................................            -           5.39            1.62           4.27         -1.08

Annual (or Period) Rate of Return..................         -2.25%        12.61%           3.22%         68.53%        24.19%
- ---------------------------------------------------------------------------------------------------------------------------------

                                                      Compound Average Annual Rate of Return (3/92-2/29/96)               24.18%
- ---------------------------------------------------------------------------------------------------------------------------------
Inception of Trading by CTA:                                      February 1988
Inception of Trading in Program:                                  March 1992
Number of Open Accounts as of February 29, 1996:                              6
Aggregate Assets (Excluding "Notional" Equity) in all Programs:    $737,172,000      (2/96)
Aggregate Assets (Including "Notional" Equity) in all Programs:    $898,769,000      (2/96)
Aggregate Assets (Excluding "Notional" Equity) in Program:          $22,297,000      (2/96)
Aggregate Assets (Including "Notional" Equity) in Program:          $25,111,000      (2/96)
Largest Monthly Draw-Down:                                                 5.65%     (2/94)
Largest Peak-to-Valley Draw-Down:                                         10.36%  (12/93-2/94)



- -------------------
Notes follow Table A-2

                                   Table A-2
       Other Trading Programs Directed by Chesapeake Capital Corporation
              For the Period March 1992 Through February 29, 1996

- ------------------------------------------------------------------------------------------------------------------------
                                 Inception       Number      Aggregate Assets       Aggregate Assets
                                    of             of           in Program             in Program           Largest
                                  Trading         Open       February 29, 1996      February 29, 1996       Monthly
       Name of Program            Program       Accounts   (Excluding Notional)   (Including Notional)     Draw-Down
- ------------------------------------------------------------------------------------------------------------------------
Diversified 2XL Program             Apr-94               4          $19,614,000        $19,614,000       9.32% (2/96)


Pacific Rim Program                 Jun-94      N/A-Closed           N/A-Closed         N/A-Closed       3.30% (7/95)


Foreign Finacials Program           Jun-92      N/A-Closed           N/A-Closed         N/A-Closed       5.77% (9/92)
- ------------------------------------------------------------------------------------------------------------------------


- -----------------------------------------------------------------------------------------------------------------------------
                                 Largest                                       Percentage Rate of Return
                                 Peak-to-                             (Computed on a Compounded Monthly Basis)
                                  Valley
       Name of Program          Draw-Down                1996           1995        1994            1993           1992
- -----------------------------------------------------------------------------------------------------------------------------
Diversified 2XL Program     15.07% (12/94-2/95)         (6.74)         18.77              26.88          -              -
                                                     (2 Month)                        (9 Months)

Pacific Rim Program          3.30% (6/95-7/95*)           -            37.04              (2.76)         -              -
                                                                   (8 Months)         (7 Months)

Foreign Finacials Program     5.77% (8/92-9/92)           -             -                 (1.77)       21.90            21.42
                                                                                      (6 Months)                    (7 Months)

- -----------------------------------------------------------------------------------------------------------------------------


- ------------------------
Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   CHESAPEAKE

                         NOTES TO PERFORMANCE SUMMARIES

     In the accompanying performance summary, Chesapeake has adopted a new method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published by the Commodity Futures Trading Commission. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

     To qualify for use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meets two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Chesapeake has performed these tests for periods subsequent to January 1, 1992. However, for periods prior to January 1, 1992, due to cost considerations, the Fully-Funded Subset method has not been used. Instead, the rates of return reported are based on a computation which uses the Nominal Account Sizes of all of the accounts included in the composites calculated in accordance with the Only Accounts Traded method ("OAT"). Chesapeake believes that this method yields substantially the same rates of return as would the Fully-Funded Subset method and that the rates of return as presented herein are representative of the Trading Programs for the periods presented.

     For the periods from January 1, 1992 through December 31, 1993, Chesapeake compared the OAT method and the Fully-Funded Subset method and found that the two methods yielded substantially the same rates of return. Consequently, Chesapeake continued to use the OAT method until the end of 1993. From January 1, 1994 through the period covered by the summary, Chesapeake used the Fully-Funded Subset method.

(a) "Draw-Down" is defined as losses experienced by a program over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

     Individual accounts may have experienced larger monthly draw-downs.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month and net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such peak-to-valley draw-down has not been equal or greater than any subsequent months composite ending net asset value and indicates the months and year(s) of such decline from the initial month end net asset value to the lowest month-end net asset value of such decline. In the case where the trading program is in a current draw-down, or was in a current draw-down when the trading program closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk (*).

     For purposes of the Largest Peak-to-Valley draw-down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

     Individual accounts may have experienced larger peak-to-valley draw-downs.

(d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred
     (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Tables A and A-1.

Monthly rate of return ("Monthly ROR") for each month beginning January 1994 is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.


Monthly ROR for each period prior to January 1992 is calculated using the OAT method, which is net performance divided by beginning equity subject to certain adjustments. In this calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly ROR. The excluded accounts include (1) accounts for which there has been a material addition or withdrawal during the month, (2) accounts which were open for only part of the month or (3) accounts which had no open positions during the month due to the intention of permanently closing the account. Such accounts were not charged with material nonrecurring costs during the month.



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    Table B
                         Chesapeake Capital Corporation
                             Pro Forma Performance
                              Diversified Program
                     July 1, 1988 Through January 31, 1996

- ------------------------------------------------------------------------------------------------------------------------------------
                                        Percentage pro forma monthly rate of return (computed on a compounded monthly basis)
- ------------------------------------------------------------------------------------------------------------------------------------
                                     1996      1995        1994        1993       1992       1991       1990      1989     1988
- ------------------------------------------------------------------------------------------------------------------------------------
January.............................     1.39      (3.77)      (4.58)       0.46     (11.08)    (2.00)      0.26     4.80      -
February............................     -         (4.70)      (5.25)      15.41      (3.47)     4.71       3.83    (5.89)     -
March...............................     -          7.93       (0.11)       5.82       0.30      2.26       8.54     6.61      -
April...............................     -          0.98       (0.84)       7.15      (0.72)    (3.98)      4.40    (8.93)     -
May.................................     -          6.31        9.17        0.21      (3.79)    (0.42)     (5.12)   23.73      -
June................................     -          0.37        6.83        0.83       6.18     (1.60)      1.92    (7.83)     -
July................................     -         (3.67)      (2.94)       9.18      13.57     (2.28)      6.22    11.55    (10.30)
August..............................     -         (3.45)      (3.16)       5.64       2.76     (3.79)     14.03   (11.88)     6.70
September...........................     -         (0.20)       3.41       (2.92)     (7.21)     4.25       0.16    (2.21)     1.72
October.............................     -         (1.62)       1.78       (0.38)      4.82      4.22       1.44    (7.53)     9.45
November............................     -          1.24        4.74        0.92       1.92     (5.65)     (0.92)    3.94      9.61
December............................     -          8.60        2.53        5.31      (2.10)    12.79      (0.59)   28.17      6.33

Annual (or Period) Pro Forma
   Rate of Return...................     1.39%      7.08%      10.96%      57.47%     -1.11%     7.32%     38.27%   29.31%    24.19%
- ------------------------------------------------------------------------------------------------------------------------------------

                                                        Compound Pro Forma Average Annual Rate of Return (1/1/91-1/31/96)     14.76%
                                                        Compound Pro Forma Average Annual Rate of Return (7/1/88-1/31/96)     21.83%
- ------------------------------------------------------------------------------------------------------------------------------------
Largest Monthly Draw-Down:

     Past Five Years and Year to Date:                  11.08%     (1/92)
          July 1988 to Date:                            11.88%     (8/89)

Largest Peak-to-Valley Draw-Down:

     Past Five Years and Year to Date:                  17.77%  (12/91-5/92)
          July 1988 to Date:                            20.32%  (7/89-10/89)



- ---------------------
Notes appear at Page 76





 THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS PRO FORMA PERFORMANCE
                                    CAPSULE


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   Table B-1
                         Chesapeake Capital Corporation
                             Pro Forma Performance
                         Financials & Metals Portfolio
                      March 1992 Through January 31, 1996

- ------------------------------------------------------------------------------------------------------------------------------------
                                                                   Percentage pro forma monthly rate of return
                                                                     (computed on a compounded monthly basis)
- ------------------------------------------------------------------------------------------------------------------------------------
                                                      1996            1995          1994              1993            1992
- ------------------------------------------------------------------------------------------------------------------------------------
January.......................................             3.24            (2.07)         (5.71)           1.13            -
February......................................             -               (5.01)         (6.25)          11.99            -
March.........................................             -               13.27           0.70            1.02            (0.76)
April.........................................             -                1.40          (0.44)           8.00             2.18
May...........................................             -                8.86           3.58            1.18             0.48
June..........................................             -               (1.51)          2.39            0.97             4.05
July..........................................             -               (2.20)         (5.04)          10.17             7.59
August........................................             -               (1.81)         (2.47)           7.85             3.23
September.....................................             -               (0.08)          0.96           (1.40)           (5.36)
October.......................................             -               (1.96)          3.16            1.40             4.59
November......................................             -                1.54           2.42            0.09             1.45
December......................................             -                4.26           1.08            3.53            (2.32)

Annual (or Period) Pro Forma Rate of Return...             3.24%           14.08%         -6.14%          55.39%           15.50%
- ------------------------------------------------------------------------------------------------------------------------------------

                                                        Compound Pro Forma Average Annual Rate of Return (3/92-1/31/96)    19.12%
- ------------------------------------------------------------------------------------------------------------------------------------
Largest Monthly Draw-Down:                                   6.25%      (2/94)
Largest Peak-to-Valley Draw-Down:                           12.95%   (12/93-8/94)





- ---------------------
Notes appear at Page 76





 THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS PRO FORMA PERFORMANCE
                                    CAPSULE


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

JOHN W. HENRY & CO., INC.

BACKGROUND

     John W. Henry & Co., Inc. ("JWH") is a United States based global investment management corporation with offices at 301 Yamato Road, Boca Raton, Florida, and One Glendinning Place, Westport, Connecticut 06880. Its telephone number is (203) 221-0431. JWH is recognized as a leader in managing capital in futures, interest rate, and foreign exchange markets for international banks, brokerage firms, pension funds, institutions, and high-net-worth individuals. JWH trades numerous contracts on a 24-hour basis in the U.S., Europe and Asia, and has grown to be one of the largest advisors in the industry, managing over $1.3 billion in client capital.

     John W. Henry & Company began managing assets in 1981 as a sole proprietorship, and was later incorporated in the state of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. The trustee and sole beneficiary of the Trust is John W. Henry. The firm is registered as a commodity trading advisor as of February 1982 and as a commodity pool operator as of July 1989 with the Commodity Futures Trading Commission and is a member of the National Futures Association.

PRINCIPALS

     Mr. John W. Henry, age 46, is Chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts.

     Mr. Henry has served on the Board of Directors of the National Association of Futures Trading Advisors and the Managed Futures Trade Association , and has served on the Nominating Committee of the National Futures Association. Mr. Henry currently serves on the Board of Directors of the FIA and is chairman of the FIA Task Force on Derivatives for Investment. He also currently serves on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing, and the issues regarding mergers. In 1989, Mr. Henry established residency in Florida and since that time has performed services from that location as well as at the offices of JWH in Westport, Connecticut. Mr. Henry is a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Investments, Inc., and JWH Risk Management, Inc., all of which are affiliates of John W. Henry & Co., Inc. Since the beginning of 1987, Mr. Henry has devoted, and will continue to devote, considerable time to business activities unrelated to JWH and its affiliates.

     Mr. Mark H. Mitchell, age 46, is an Executive Vice President of JWH. He is also a Vice Chairman and a Director of JWH Risk Management, Inc. Prior to his employment at JWH in January 1994, Mr. Mitchell was a partner of Chapman and Cutler, a Chicago law firm, where he headed its futures law practice since August 1983. From August 1980 to March 1991, he served as General Counsel of the National Association of Futures Trading Advisors and, from March 1991 to December 1993, he served as General Counsel of the Managed Futures Association. Mr. Mitchell is currently a member of the Commodity Pool Operator/Commodity Trading Advisor Advisory Committee and the Special Committee for the Review of a Multi-tiered Regulatory Approach to NFA rules, both of the National Futures Association; and of the Executive Committee of the Law and Compliance Division of the Futures Industry Association. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He has been editor of Futures International Law Letter and of its predecessor publication, Commodities Law Letter. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

     Mr. David R. Bailin, age 36, is an Executive Vice President and is a member of the Operating Committee of JWH. He is responsible for the development, implementation, and management of JWH's sales and marketing infrastructure. Prior to joining JWH in December 1995, Mr. Bailin was Managing Director -- Development since April 1994 for Global Asset Management ("GAM"), a Bermuda based management firm with over $7 billion in managed assets. He was responsible for overseeing the international distribution of GAM's funds as well as for establishing new distribution relationships and channels. Prior to his employment with GAM, Mr. Bailin headed the real estate asset management division of Geometry Asset Management beginning in July 1992. Prior to that time, beginning in 1987, he was President of Warner Financial, an investment advisory business in Boston, Massachusetts. Mr. Bailin received a B.A. from Amherst College and an M.B.A. from Harvard Business School.

     Mr. Peter F. Karpen, age 45, is a Managing Director and a member of the Operating Committee of JWH. He is also the President of JWH Investments, Inc., President and Director of Westport Capital Management Corporation and President and Chairman of the Board of Directors of Global Capital Management Limited. Mr. Karpen joined JWH in June 1995 from CS First Boston where he was Director of Futures and Options since 1988 and Vice President since 1981. Mr. Karpen has been a member of the board of the Futures Industry Association since 1984 and a member of its Executive Committee since 1988. Mr. Karpen was Chairman of the FIA in 1994 and 1995. In addition, he is a Public Director of the New York Cotton Exchange and serves on the CFTC's Financial Products Advisory Committee. He has been a Trustee of the Futures Industry Institute, a member of the CFTC's Regulatory Coordination Advisory Committee, and a member of several commodities and securities exchanges in the United States. He received his B.A. from Boston University and MBA from Boston College.


     Mr. Karpen announced his resignation from JWH and its affiliates on March 18, 1996 but will continue in his present capacities for 6 months from that date.



     Mr. James E. Johnson, Jr., age 43, is Chief Financial Officer and Chief Administrative Officer for JWH. In addition, beginning in March 1996, Mr. Johnson was also a principal of Westport Capital Management Corporation and JWH Risk Management, Inc. He also serves as a member of the company's Operating Committee. Mr. Johnson joined JWH in May of 1995 from Bankers Trust Company where he was Managing Director and Chief Financial Officer for their Institutional Asset Management Division since January 1983. His areas of responsibility included finance, operations and technology for the $160 billion global asset advisor. Prior to joining Bankers Trust, Mr. Johnson was a Product Manager at American Express Company responsible for research and market strategies for the Gold Card. He received a BA with honors from Columbia University and an MBA in Finance and Marketing from New York University.


     Ms. Elizabeth A. M. Kenton, age 30, is a Senior Vice President, the Director of Compliance and a member of the Operating Committee of JWH. Ms. Kenton is also a Senior Vice President of JWH Risk Management, Inc., director of Westport Capital Management Corporation, the executive vice president of JWH Investments, Inc. and a director of Global Capital Management Limited. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in Research and Development, Administration and Regulatory Compliance. Prior to her employment at JWH, Ms. Kenton was Associate Manager of Finance and Trading Operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a Product Specialist for foreign exchange and Treasury options trading. She received a B.S. in Finance from Ithaca College.

     Ms. Mary Elizabeth Hardy, age 35, is a Vice President, the Manager of Trading Administration, and is a member of the Operating Committee of JWH. Since joining JWH in September 1990, Ms. Hardy has held positions of increasing responsibility in Research and Development and Trading. Prior to her employment at JWH, Ms. Hardy held the position of Associate Editor at Waters Information Services, a publishing company, where she wrote weekly articles covering technological advances in the securities and futures markets. Prior to joining Waters in 1989, Ms. Hardy was at Shearson Lehman Brothers where she held the position of Assistant Director of the Managed Futures Trading Department. Prior to joining the Managed Futures Trading Department, Ms. Hardy was an institutional salesperson for Shearson, in a group specializing in financial futures and options. Previously, Ms. Hardy was an institutional salesperson for Donaldson, Lufkin and Jenrette with a group which also specialized in financial futures and options. Ms. Hardy chairs the Managed Futures Association's Trading and Markets committee. She received a B.B.A. in Finance from Pace University.

     Mr. David M. Kozak, age 48, is Counsel to the Firm, a vice president, and Secretary of JWH. He is also Secretary of JWH Risk Management, Inc. Prior to joining JWH in September 1995, Mr. Kozak was employed at the law firm of Chapman and Cutler, where he was an associate from September 1983 and a partner from 1989. Mr. Kozak has concentrated in commodity futures law since 1981, with emphasis in the area of commodity money management. During the time he was employed at Chapman and Cutler, he served as outside counsel to NAFTA and the MFA. Mr. Kozak is currently a member of The NFA Special Committee on CPO/CTA Disclosure Issues, the Government Relations Committee of the Managed Futures Association and the Visiting Committee of the University of Chicago Library. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.


     Mr. Kevin S. Koshi, age 32, is a Senior Vice President and Chief Trader. Mr. Koshi is responsible for the supervision and administration of all aspects of order execution strategies, and implementation of trading policies and procedures. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.

     Mr. Barry S. Fox, age 32, is the Director of Research and is responsible for the design and testing of existing and new programs. He also supports and maintains the proprietary algorithms used to generate JWH trades. Mr. Fox joined JWH in 1991 and since that time has held positions of increasing responsibility in the Research and Development department. Prior to his employment at JWH, Mr. Fox provided sales and financial analysis support for Spreadsheet Solutions, a financial software development company. Prior to joining Spreadsheet Solutions in October 1990, Mr. Fox operated a trading company where he traded his own proprietary capital. Before that, he was employed with Bankers Trust as a product specialist for foreign exchange and treasury options trading. He received a B.S. in Business Administration from the University of Buffalo.

     Ms. Glenda G. Twist, age 45, is a Director of JWH and has held that position since August 1993. Ms. Twist joined JWH in September 1991 with responsibilities for corporate liaison and she continues her duties in that area. Her responsibilities include assistance in the day-to-day administration of the Florida office, and review and compilation of financial information for JWH. Ms. Twist was President of J.W. Henry Enterprises Corp., for which she performed financial, consulting and administrative services from January 1991 to August 1991. From 1988 to 1990, Ms. Twist was Executive Director of Cities in Schools, a program in Arkansas designed to prevent students from leaving school before completing their high school education. She received her B.S. in Education from Arkansas State University.


     Mr. Michael D. Gould, age 41, is Director of Investor Services at JWH. He is responsible for general business development and oversees the investor services function. He joined JWH in April 1994 from Smith Barney Inc. where he served as Senior Sales Manager and Vice President -- Futures for the Managed Futures Department. He held the identical position with the predecessor firms of Shearson Lehman Brothers and Lehman Brothers. Prior to that time, he was engaged in a proprietary trader development program at Tricon USA from September 1990 to October 1991. He was a registered financial consultant with Merrill Lynch from 1985 through August 1990. His professional career began in 1982 as an owner-operator of a non-ferrous metals trading and export business which he ran until September 1985.


     Mr. Jack M. Ryng, C.P.A., age 34, is Controller for JWH and Secretary and Chief Financial Officer of JWH Investments, Inc. Prior to his employment with JWH, Mr. Ryng was a Senior Manager with Deloitte & Touche where he held positions of increasing responsibility since September 1985 for commodities and securities industry clients. His clients included a large commodity pool operator in the United States along with other broker/dealers, futures commission merchants, investment banks, and foreign exchange operations in the areas of accounting, regulatory compliance and consulting. Prior to his employment by the Financial Services Center of Touche Ross & Co. (the predecessor firm of Deloitte & Touche), he worked for Leonard Rosen & Co. as a senior accountant. Mr. Ryng is a member of AICPA and the New York C.P.A. Society and is a member of the board of the New York operations division of the FIA. He received a B.S. in Business Administration from Duquesne University.

     Mr. Michael J. Scoyni, age 49, is a Managing Director of JWH, and is a principal of Westport Capital Management Corporation. Mr. Scoyni has been associated with Mr. Henry since 1974 and with JWH since 1982. He was engaged in research and development for John W. Henry & Company (JWH's predecessor) from November 1981 to December 1982 and subsequently has been employed in positions of increasing responsibility. He received a B.A. in Anthropology from California State University.

     Mr. Christopher E. Deakins, age 36, is a Vice President of JWH. He is responsible for general business development and investor services support. Prior to joining JWH in August 1995, he was a vice president, national sales, and a member of the Management Team for RXR Capital Management, Inc. His responsibilities consisted of business development, institutional sales, and broker dealer support. Prior to joining RXR in August 1986, he was engaged as an account executive for Prudential-Bache Securities starting in February 1985. Prior to that, he was an account executive for Merrill Lynch, Pierce, Fenner & Smith Incorporated in 1983 and 1985. He received a B.A. in Economics from Hartwick College.


     Chris J. Lautenslager, age 38, is a Vice President of JWH. He is responsible for general business development and Investor Services support. Prior to joining JWH in April 1996, he was the Vice President of Institutional Sales for I/B/E/S International, Inc., a distributor of corporate earnings estimate information. His responsibilities consisted of business development and support of global money managers and investment bankers. Prior to his employment with I/B/E/S, Mr. Lautenslager devoted time to personal activities from April 1994 to March 1995, following the closing of the Stamford, Connecticut office of Gruntal & Co., where he had worked as a proprietary equity trader since November 1993. Before that, he held the same position at S.A.C. Capital Management starting in February 1993. From October 1987 to December 1993, Mr. Lautenslager was a partner and managing director of Limitless Option Partners, a registered Chicago Mercantile Exchange trading and brokerage organization, where he traded currency futures and options. He received a B.S. in Accounting from the University of Colorado and a Masters in Management from Northwestern University.


     Mr. Edwin B. Twist, age 45, is a Director of JWH and has held that position since August 1993. Mr. Twist joined JWH as Internal Projects Manager in September 1991. Mr. Twist's responsibilities include assistance in the day-to-day administration and internal projects of JWH's Florida office. Mr. Twist was Secretary and Treasurer of J.W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991. Prior to his employment with JWH, Mr. Twist was an owner and manager for 16 years of a 2,500 acre commercial farm in eastern Arkansas.

     Ms. Nancy O. Fox, C.P.A., age 30, is a Vice President and the manager of investment support of JWH. She is responsible for the day-to-day activities of the Investment Support Department, including all aspects of operations and performance reporting. Prior to joining JWH in January 1992, Ms. Fox was a senior accountant at Deloitte & Touche, where she served commodities and securities industry clients and held positions of increasing responsibility since July 1987. Ms. Fox is a member of the AICPA and the New Jersey Society of C.P.A.s. She received a B.S. in Accounting and Finance from Fairfield University.

TRADING POLICIES

Trading Techniques

     The quantitative models of JWH are guided by a proprietary set of mathematical formulas that provide signals for investment decisions integrated within a disciplined money-management framework. JWH trading techniques focus on long-term trends rather than day-to-day price fluctuations. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only thirty to forty percent of all trades made pursuant to the trading methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable overall results. Generally, the majority of losing trades have been liquidated within weeks. The greatest cumulative percentage decline in daily net asset value JWH has experienced in any single program was nearly sixty percent. Investors should understand that similar or greater drawdowns are possible in the future.

     JWH at its sole discretion may override computer-generated trading signals, and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. Subjective aspects of JWH's trading systems also include the determination of program leverage, commencement of trading in an account, contracts traded, contract month selection, markets traded, margin utilization, and effective trade execution.

Program Modifications

     In an effort to maintain and improve performance, JWH has engaged, and continues to engage, in an extensive program of research. While the basic parameters underlying the firm's investment approach have remained intact throughout its history, the potential benefits of employing more than one trading parameter alternatively, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research and analysis may suggest substitution of alternative parameters with respect to particular contracts in light of relative differences in historical trading performance achieved through testing different parameters. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

     As capital in each JWH trading program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant.

Leverage

     Leverage adjustments have been and continue to be an integral part of JWH's trading methods. At its discretion, JWH may adjust leverage in certain markets or entire trading programs. Leverage adjustments may be made at certain times for some trading programs but not for others. Factors which may affect the decision to adjust leverage include: ongoing research, program volatility, current market volatility, risk exposure, and subjective judgement and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure for an account. Leverage adjustments may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is given that such leverage adjustments will be to the financial advantage of JWH clients. JWH reserves the right, in its sole discretion, to adjust its leverage policy without notification to investors.

Addition, Redemption and Reallocation of Capital for Commodity Pool or Fund Accounts

     JWH has developed procedures for trading fund accounts, such as the Partnership, that provide for the addition, redemption and/or reallocation of capital. Investors who purchase or redeem units in a fund are most frequently permitted to do so at a price equal to the net asset value per unit on the close of business on the last business day of the month or quarter. In addition, funds often may reallocate capital among advisors at the close of business on the last business day of the month. In order to provide market exposure commensurate with equity in the account on the date of these transactions JWH's general practice is to adjust positions as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions, redemptions and reallocations at a net asset value per unit that will be the same for each of these transactions and to eliminate possible variation in net asset value per unit that could occur as a result of inter-day price changes when additions are calculated on the first day of the subsequent month. Therefore JWH may, in its sole discretion, adjust its investment in its trading of the assets associated with the addition, redemption and reallocation of capital as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month. In the case of an addition to a fund account, JWH may also, in its sole discretion, delay the actual start of trading for those new assets. No assurance is given that JWH will be able to achieve the objectives described above in connection with funding level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

     JWH utilizes its Global Diversified Portfolio and Original Investment Program in managing the portion of the Partnership's assets allocated to it, one-half of which is allocated to each Program.

THE GLOBAL DIVERSIFIED PORTFOLIO

     The Global Diversified Portfolio, JWH's most diversified trading program, invests in a number of different markets, sectors, and countries worldwide, including base metals on the London Metals Exchange, long-term and short-term interest rates in the U.S., Europe, and Asia, currencies and stock indexes in Japan and the U.K. and participates in both U.S. and international agricultural and energy markets.

THE ORIGINAL INVESTMENT PROGRAM

     The Original Investment Program, first offered in 1981, was designed to participate in markets prominent at that time. The program was restructured in July 1992, to include a broader array of markets, particularly global financial markets, which have evolved over the last decade. Importantly, the trading system was not changed. The Original Investment Program employs long-term quantitative models and invests in the following markets: interest rates, foreign exchange, stock indexes, metals, energy and grains.

OTHER JWH PROGRAMS

     In addition to the Global Diversified Portfolio and the Original Investment Program, JWH currently operates ten different investment programs for U.S. and foreign investors, none of which were initially utilized by JWH for the Partnership. Each Program is operated separately and independently. With the exception of InterRateTM, these programs utilize intermediate and long-term, quantitative trend-analysis models designed to achieve speculative rates of return.

     The International Foreign Exchange Program, begun in 1986, concentrates exclusively on trading 10 to 15 foreign currencies in outright and cross-rate positions, primarily through forward contracts. Portfolios are dynamic and include from time to time various matrices of futures positions. The Financial and Metals Portfolio participates in four major market sectors -- interest rates, global currencies, stock indices, and precious metals -- and initiates trades according to trend-emergence and computerized determination of relative risk. InterRateTM, which commenced trading in November 1987, uses a portfolio of foreign currency contracts that seeks to capture interest-rate differentials between countries. This program utilizes leverage that is significantly lower than other JWH programs, reducing the risk as it seeks to generate returns significantly enhanced over the rates of prevailing 90-day U.S. government securities. The World Financial Perspective, which began in 1986, involves trading the financial and energy sector markets from the perspective of the Japanese yen, German mark, Swiss franc, British pound, Australian dollar, French franc, Canadian dollar, and the U.S. dollar. This pricing of key global markets in terms of foreign currencies provides a level of diversification not generally found in futures portfolios. In February 1991, JWH began trading a program in which the same trading techniques utilized in the International Foreign Exchange Program are primarily applied to the currencies of the major industrial nations known as the Group of Seven, and Switzerland. These currencies are among the most liquid, actively traded currencies in the world. The G-7 Currency Portfolio makes use of both outright positions and cross-rate positions. Positions are primarily taken in the Interbank market and from time to time on futures exchanges. The Yen Financial Portfolio began in August 1991 and uses the same trading system as the Financial and Metals Portfolio. The Yen Financial Portfolio concentrates trading specifically in the Japanese Financial markets trading only the Japanese Yen, the 10-year Japanese Government Bond, the Euroyen, and the Nikkei 225 stock index. The International Currency and Bond Portfolio, begun in January 1993, combines the techniques employed in the G-7 Currency Portfolio and the global bond sector of the Financial and Metals Portfolio to make a combined portfolio of currencies and international long-term bonds. The Global Financial Portfolio, which began trading client capital in June 1994, utilizes the same long-term, quantitative reversal model as JWH's first portfolio, the Original Investment Program. The portfolio is comprised of diverse financial markets including select global currencies, interest rates, and stock indexes, as well as energy. The Dollar Program began trading proprietary capital in June 1994. This program is designed to capitalize on price movements in the U.S. dollar utilizing an intermediate term quantitative trend analysis model, and takes outright positions in the Japanese yen, German mark, Swiss franc and British pound versus the U.S. dollar. The Delevered Yen Denominated Financial and Metals Portfolio was opened at the request of a client in October 1995. It is not open to new investment except at the sole discretion of JWH. This program seeks to capitalize on sustained moves in global financial markets utilizing intermediate-term and long-term quantitative trend analysis models, some of which attempt to employ neutral stances during periods of nontrending markets. This portfolio is traded at approximately one-half of the leverage of the traditional Financial and Metals Portfolio and is traded from the perspective of the Japanese yen. The Worldwide Bond Program began trading proprietary capital in 1994. This program invests in the long-term portion of global interest rate markets. Although this program concentrates on one sector, diversification is achieved by trading the interest rate instruments of numerous countries. The program utilizes the proprietary quantitative models developed by JWH, but with a moderate level of leverage as compared with programs that participate in multiple market sectors. The KT Diversified Program, which began in 1983 and closed in February 1994, participated in 8 market sectors and traded 19-24 commodities only on U.S. exchanges.


PAST PERFORMANCE


     Table A sets forth the composite performance capsule results of all accounts traded according to the Global Diversified Portfolio of JWH for the period July 1988 through February, 1996.



     Table A-1 sets forth the composite performance capsule results of all accounts traded according to the Original Investment Program of JWH for the period July 1988 through February, 1996.


     Table A-2 reflects the composite capsule performance results of all other trading programs directed by JWH during the periods indicated by the table.

     Table A-3 reflects the composite capsule performance results of all trading programs directed by JWH Investments, Inc. ("JWHII") an affiliate of JWH registered as a commodity trading advisor and an investment advisor, during the periods indicated by the table.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    Table A
                           John W. Henry & Co., Inc.
                          Global Diversified Portfolio
                     July 1, 1988 Through February 29, 1996

- -------------------------------------------------------------------------------------------------------------------------
                                  Percentage monthly rate of return  (computed on a compounded monthly basis)
- -------------------------------------------------------------------------------------------------------------------------
                               1996      1995     1994     1993    1992     1991       1990        1989       1988
- -------------------------------------------------------------------------------------------------------------------------
January.....................      (1.3)    (6.9)   (2.6)     1.7   (12.3)    (1.3)      16.9          1.1          -
February....................      (9.8)    13.5    (0.8)    16.6   (15.2)     7.1       27.9          1.4          -
March.......................      -         8.5     4.0      2.9     1.1     (4.9)      10.7          0.5          -
April.......................      -         7.3     0.9      6.6    (3.9)     3.8        5.9         (1.8)         -
May.........................      -         1.2     7.9      1.5    (1.9)     2.5      (15.1)        18.7          -
June........................      -        (1.7)   10.8      1.0     6.5      1.6        3.1        (14.5)         -
July........................      -        (8.9)   (2.6)    14.3    17.4    (16.8)       5.3         17.4        (15.9)
August......................      -        (5.0)   (6.4)    (0.0)    6.1      0.4       12.0        (12.6)        20.9
September...................      -        (5.1)    2.1     (4.2)   (5.3)    18.2        8.2         (7.8)        (7.2)
October.....................      -        (2.2)   (3.6)     0.1    (1.6)     0.2       (6.9)       (15.7)         2.1
November....................      -         5.9     5.6      3.1    (0.2)     1.9       (0.3)        21.7          1.0
December....................      -        14.9    (4.1)     6.1    (0.1)    28.2       (2.3)         5.0         (5.4)

Annual (or Period)
    Rate of Return..........     -11.0%    19.6%   10.1%    59.8%  -12.6%    40.4%      77.5%         4.8%        -7.9%
- -------------------------------------------------------------------------------------------------------------------------

                                               Compound Average Annual Rate of Return (1/1/91-2/29/96)            17.47%
                                               Compound Average Annual Rate of Return (7/1/88-2/29/96) (i)        19.56%
- -------------------------------------------------------------------------------------------------------------------------
Inception of Client Account Trading by CTA:                         October 1982
Inception of Client Account Trading in Program:                     June 1988
Number of Open Accounts as of February 29, 1996:                                   21
Aggregate Assets (Excluding "Notional" Equity) in all Programs:        $1,320,206,000      (2/96)
Aggregate Assets (Including "Notional" Equity) in all Programs:        $1,340,118,000      (2/96)
Aggregate Assets (Excluding "Notional" Equity) in Program:                $99,977,000      (2/96)
Aggregate Assets (Including "Notional" Equity) in Program:               $119,889,000      (2/96)

Largest Monthly Draw-Down:

     Past Five Years and Year to Date:                                          16.82%     (7/91)
     July 1988 to Date (ii):                                                    16.82%     (7/91)

Largest Peak-to-Valley Draw-Down:

     Past Five Years and Year to Date:                                          29.09%  (12/91-5/92)
     July 1988 to Date (ii):                                                    32.06%  (7/89-10/89)


- -----------------------
Notes follow Table A-3


(i) This Compound Average Annual Rate of Return is shown as a comparison to the Compound Pro Forma Average Annual Rate of Return prepared by the General Partner for the same time period on Table B.

(ii) This draw-down information is shown as a comparison to the pro forma draw-down information prepared by the General Partner for the same time period on Table B.





        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   Table A-1
                           John W. Henry & Co., Inc.
                          Original Investment Program
                     July 1, 1988 Through February 29, 1996

- ------------------------------------------------------------------------------------------------------------------------------------
                                             Percentage monthly rate of return (computed on a compounded monthly basis)
- ------------------------------------------------------------------------------------------------------------------------------------
                                       1996        1995      1994       1993       1992      1991      1990     1989       1988
- ------------------------------------------------------------------------------------------------------------------------------------
January..............................      5.3        2.2     (2.9)      (0.8)      (6.1)     (0.5)      7.1        0.8         -
February.............................     (7.4)      17.9      1.5        9.5       (8.8)      0.3      (2.0)     (19.9)        -
March................................     -          16.6      4.4       (3.5)       0.7      (2.1)     18.4       11.7         -
April................................     -           9.1      0.2       10.4       (0.8)     (5.8)     12.4       (5.1)        -
May..................................     -          (4.4)     5.5        0.1       (4.5)      4.4     (10.9)      29.0         -
June.................................     -           1.7      6.6       (4.1)       8.3      (0.7)      7.2       (3.9)        -
July.................................     -          (0.0)    (7.1)      14.9        9.1      (7.4)     10.9        8.1     (19.8)
August...............................     -          (3.9)    (4.7)      (3.6)       9.1      (3.6)     19.1      (13.7)     (4.3)
September............................     -          (3.9)    (2.8)       0.6       (2.7)     10.7      (2.1)     (13.2)      6.3
October..............................     -           3.3    (14.1)      (1.5)       2.2      (3.9)     (1.9)     (12.0)     (2.5)
November.............................     -           1.1     10.2        3.5        3.6      (1.3)      1.0        7.4       1.6
December.............................     -           6.8     (0.0)      11.4        2.2      17.7      (2.3)       9.8     (12.5)

Annual (or Period)
    Rate of Return...................     -2.5%      53.2%    -5.7%      40.6%      10.9%      5.4%     66.8%     -10.8%    -29.2%
- ------------------------------------------------------------------------------------------------------------------------------------

                                                          Compound Average Annual Rate of Return (1/1/91-2/29/96)            17.66%
                                                          Compound Average Annual Rate of Return (7/1/88-2/29/96) (i)        12.34%
- ------------------------------------------------------------------------------------------------------------------------------------
Inception of Client Account Trading by CTA:                                 October 1982
Inception of Client Account Trading in Program:                             October 1982
Number of Open Accounts as of February 29, 1996:                                      18
Aggregate Assets (Excluding "Notional" Equity) in all Programs:           $1,320,206,000     (2/96)
Aggregate Assets (Including "Notional" Equity) in all Programs:           $1,340,118,000     (2/96)
Aggregate Assets in Program:                                                 $99,082,000     (2/96)

Largest Monthly Draw-Down:

     Past Five Years and Year to Date:                                             14.11%    (10/94)
     July 1988 to Date (ii):                                                       19.91%    (2/89)

Largest Peak-to-Valley Draw-Down

     Past Five Years and Year to Date:                                             26.17% (6/94-10/94)
     July 1988 to Date (ii):                                                       46.46% (7/88-10/89)


- -----------------------
Notes follow Table A-3



(i) This Compound Average Annual Rate of Return is shown as a comparison to the Compound Pro Forma Average Annual Rate of Return prepared by the General Partner for the same time period on Table B-1.

(ii) This draw-down information is shown as a comparison to the pro forma draw-down information prepared by the General Partner for the same time period on Table B-1.





        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   Table A-2
                     Other Trading Programs Directed by JWH
             For the Period January 1991 Through February 29, 1996

- ---------------------------------------------------------------------------------------------------------------
                                                         Inception          Number
                                                         of Client            of        Aggregate Assets
                                                         Trading in          Open          in Program
        Name of Program                                   Program          Accounts     February 29, 1996
- ---------------------------------------------------------------------------------------------------------------
Financial and Metals Portfolio                                   Oct-84            88             $857,229,000


World Finacial Perspective                                       Apr-87             5              $14,175,000

         TM
InterRate                                                        Dec-88             1              $16,896,000


International Foreign Exchange Program                           Aug-86             8              $78,085,000


G-7 Currency Portfolio                                           Feb-91            10              $85,791,000


International Currency and Bond Portfolio                        Jan-93             1               $2,028,000


Global Financial Portfolio                                       Jun-94             3              $14,344,000


Delevered Yen Denominated Financial and Metals Profile           Oct-95             1              554,675,000
                                                                                              (Yen Denominated)

KT Diversified Program                                           Jan-84    N/A-Closed               N/A-Closed

- ---------------------------------------------------------------------------------------------------------------


- ---------------------------------------------------------------------------------------------------------------
                                                                                           Largest
                                                               Largest                    Peak-to-
                                                               Monthly                      Valley
        Name of Program                                       Draw-Down                  Draw-Down
- ---------------------------------------------------------------------------------------------------------------
Financial and Metals Portfolio                                    18.0% (1/92)         39.5%   (12/91-5/92)


World Finacial Perspective                                        21.6% (1/92)         41.1%  (9/90-10/92*)

         TM
InterRate                                                          9.7% (9/92)         17.8%   (8/92-2/94*)


International Foreign Exchange Program                            12.0% (1/92)         24.1%   (12/91-4/92)


G-7 Currency Portfolio                                            10.7% (1/92)         19.5%    (7/93-1/95)


International Currency and Bond Portfolio                          6.7% (7/94)         20.1%    (6/94-1/95)


Global Financial Portfolio                                       17.4% (11/94)         46.0%    (6/94-1/95)


Delevered Yen Denominated Financial and Metals Profile             3.2% (2/96)          3.2%    (1/96-2/96)


KT Diversified Program                                            19.2% (7/91)         46.7%    (9/90-3/92)

- ---------------------------------------------------------------------------------------------------------------


- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                Percentage Rate of Return
                                                                        (Computed on a Compounded Monthly Basis)

        Name of Program                                  1996             1995          1994          1993        1992     1991
- -----------------------------------------------------------------------------------------------------------------------------------
Financial and Metals Portfolio                                  0.1            38.5           (5.3)        46.8    (10.9)     61.9
                                                         (2 Months)

World Finacial Perspective                                      1.3            32.2          (15.2)        13.7    (23.2)     14.6
                                                         (2 Months)
         TM
InterRate                                                       1.7             5.2            3.4         (5.4)    (0.7)      8.7
                                                         (2 Months)

International Foreign Exchange Program                         (2.6)           16.9           (6.3)        (4.5)     4.5      38.7
                                                          (2 Months)

G-7 Currency Portfolio                                         (1.4)           32.2           (4.9)        (6.3)    14.6      48.5
                                                          (2 Months)

International Currency and Bond Portfolio                      (1.1)           36.5           (2.3)        14.8     -         -
                                                          (2 Months)

Global Financial Portfolio                                      0.4            86.2          (37.7)       -         -         -
                                                          (2 Months)                     (7 Months)

Delevered Yen Denominated Financial and Metals Profile         (0.7)            0.2        -              -         -         -
                                                          (2 Months)     (3 Months)

KT Diversified Program                                      -                -               (14.0)        20.6    (11.9)     (2.1)
                                                                                         (2 Months)
- -----------------------------------------------------------------------------------------------------------------------------------


Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                     Other Trading Programs Directed by JWH
             For the Period January 1991 Through February 29, 1996

- ----------------------------------------------------------------------------------------------------------------------------
                                        Inception          Number                                Aggregate Assets
                                        of Client            of       Aggregate Assets              in Program
                                        Trading in          Open         in Program              December 31, 1995
        Name of Program                  Program          Accounts    February 29, 1996      (Excluding Notional Funds
- ----------------------------------------------------------------------------------------------------------------------------
Yen Financial Portfolio:                        Jan-92            10             $52,624,000
- ----------------------------------------------------------------------------------------------------------------------------
                            Account 1           Jan-92             1              $7,458,000

                            Account 2           Apr-92    N/A-Closed              N/A-Closed

                            Account 3           Feb-92    N/A-Closed              N/A-Closed

                            Account 4           Apr-94    N/A-Closed              N/A-Closed

                            Account 5           Nov-93    N/A-Closed              N/A-Closed

                            Account 6           Nov-93    N/A-Closed              N/A-Closed

                            Account 7           Dec-92             1              $1,560,000

                            Account 8           Jan-93             1              $3,603,000

                            Account 9           Jan-93    N/A-Closed              N/A-Closed

                            Account 10          Apr-93    N/A-Closed              N/A-Closed

                            Account 11          Jan-94    N/A-Closed              N/A-Closed

                            Account 12          Dec-92    N/A-Closed              N/A-Closed

                            Account 13          Mar-94             1              $1,035,000

                            Account 14          Jan-94             1                $991,000

                            Account 15          Dec-94             1               6,182,000               $6,182,000

                            Account 16          Jun-94    N/A-Closed              N/A-Closed               N/A-Closed

                            Account 17          Jun-94             1             $24,188,000

                            Account 18          Jun-94    N/A-Closed              N/A-Closed

                            Account 19          Aug-94             1              $3,669,000

                            Account 20          Apr-94    N/A-Closed              N/A-Closed

                            Account 21          Mar-94    N/A-Closed              N/A-Closed

                            Account 22          Apr-94    N/A-Closed              N/A-Closed

                            Account 23          Jan-95             1              $2,131,000

                            Account 24          Apr-93    N/A-Closed              N/A-Closed

                            Account 25          Oct-93    N/A-Closed              N/A-Closed

                            Account 26          Mar-94             1             189,476,000
                                                                           (Yen Denominated)
- ----------------------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------
                                                          Largest
                                          Largest        Peak-to-
                                          Monthly          Valley
        Name of Program                  Draw-Down      Draw-Down
- ---------------------------------------------------------------------------
Yen Financial Portfolio:                (See Below)       (See Below)
- ---------------------------------------------------------------------------
                            Account 1   14.4% (2/92)  17.5%   (1/92-2/92)

                            Account 2   11.7% (5/92)  11.7%   (4/92-5/92)

                            Account 3   11.5% (2/92)  11.5%   (2/92-2/92)

                            Account 4    5.4% (5/94)  10.5% (4/94-12/94*)

                            Account 5    9.0% (8/95)  18.8%  (4/95-8/95*)

                            Account 6    6.3% (5/94)  16.5%  (4/94-1/95*)

                            Account 7    4.9% (7/95)  15.8%  (12/93-1/95)

                            Account 8    6.9% (7/95)  14.2%  (4/95-2/96*)

                            Account 9    6.2% (7/95)  15.8% (4/95-12/95*)

                            Account 10   5.8% (5/94)  19.9% (11/93-9/94*)

                            Account 11   5.5% (5/94)  11.0%  (4/94-8/94*)

                            Account 12   6.0% (7/95)  12.4% (4/95-10/95*)

                            Account 13   6.2% (7/95)  15.0% (4/95-10/95*)

                            Account 14   6.0% (7/95)  15.1%   (4/94-1/95)

                            Account 15   6.6% (7/95)  16.6%  (4/95-2/96*)

                            Account 16   5.1% (7/94)  10.4% (6/94-11/94*)

                            Account 17   6.5% (7/95)  12.0% (4/95-10/95*)

                            Account 18   3.6% (7/94)   9.9%   (6/94-1/95)

                            Account 19   7.1% (7/95)  17.3%  (4/95-2/96*)

                            Account 20   4.7% (5/94)   7.0%  (4/94-9/94*)

                            Account 21   6.3% (5/94)  11.0%  (4/94-9/94*)

                            Account 22   9.1% (5/94)  12.9%  (4/94-9/94*)

                            Account 23   7.5% (7/95)  20.5%  (4/95-2/96*)

                            Account 24   6.1% (5/94)  17.9% 11/93-12/94*)

                            Account 25   6.0% (5/94)  14.1% (4/94-12/94*)

                            Account 26   4.6% (5/95)  12.8%  (3/94-1/95*)

- ---------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------------------------------
                                                                       Percentage Rate of Return
                                                                (Computed on a Compounded Monthly Basis)

        Name of Program                        1996             1995             1994             1993              1992     1991
- ----------------------------------------------------------------------------------------------------------------------------------
Yen Financial Portfolio:                ------------------------------(See Amount Detail Below)-----------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
                            Account 1        (3.3)           20.6             (13.0)           76.4                20.1      -
                                        (2 Months)                                                           (12 Months)
                            Account 2     -                -                -                  62.6                27.0      -
                                                                                          (9 Months)         (9 Months)
                            Account 3     -                -                -                -                     32.7      -
                                                                                                             (11 Months)
                            Account 4     -                -                   (7.4)         -                 -             -
                                                                          (9 Months)
                            Account 5     -                  20.0             (13.4)            5.2            -             -
                                                        (8 Months)                        (2 Months)
                            Account 6     -                  (0.7)            (15.1)            4.8            -             -
                                                        (1 Month)                         (2 Months)
                            Account 7        (0.3)           31.4             (14.1)           69.2                 0.1      -
                                        (2 Months)                                                             (1 Month)
                            Account 8        (1.8)           21.0              (8.8)           76.3            -             -
                                         (2 Month)                                       (12 Months)
                            Account 9     -                  10.9              (4.1)           43.6            -             -
                                                       (12 Months)                         (1 Month)
                            Account 10    -                -                  (19.0)           25.3            -             -
                                                                          (9 Months)      (9 Months)
                            Account 11    -                -                   (6.7)         -                 -             -
                                                                          (8 Months)
                            Account 12        0.3            26.6              (5.1)           73.9                (1.0)     -
                                         (1 Month)                                                             (1 Month)
                            Account 13       (1.7)           18.5             (10.1)         -                 -             -
                                        (2 Months)                       (10 Months)
                            Account 14       (1.7)           22.4              (7.5)         -                 -             -
                                         (2 Month)                       (12 Months)
                            Account 15       (2.5)           18.3               0.2          -                 -             -
                                         (2 Month)                         (1 Month)
                            Account 16    -                -                   (7.9)         -                 -             -
                                                                          (7 Months)
                            Account 17       (0.9)           24.2              (1.6)         -                 -             -
                                        (2 Months)                        (7 Months)
                            Account 18    -                  48.1              (6.6)         -                 -             -
                                                        (3 Months)        (7 Months)
                            Account 19       (1.4)           21.1              (4.3)         -                 -             -
                                        (2 Months)                        (5 Months)
                            Account 20    -                -                   (4.6)         -                 -             -
                                                                          (6 Months)
                            Account 21    -                -                   (9.8)         -                 -             -
                                                                          (7 Months)
                            Account 22    -                -                   (9.8)         -                 -             -
                                                                          (6 Months)
                            Account 23       (3.3)           13.2           -                -                 -             -
                                        (2 Months)     (12 Months)
                            Account 24    -                -                  (16.6)           26.5            -             -
                                                                         (12 Months)      (9 Months)
                            Account 25    -                -                  (12.5)            3.2            -             -
                                                                         (12 Months)      (3 Months)
                            Account 26        0.0            28.1             (11.2)         -                 -             -
                                         (2 Month)                       (10 Months)
- ----------------------------------------------------------------------------------------------------------------------------------

- ------------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   Table A-3
                    Other Trading Programs Directed by JWHII
              For the Period September 1991 Through July 31, 1995

- --------------------------------------------------------------------------------------------------------------------------
                                Inception          Number                                             Largest
                                   of                of                              Largest         Peak-to-
                                 Trading            Open       Aggregate Assets      Monthly           Valley
        Name of Program          Program          Accounts        in Program        Draw-Down       Draw-Down
- --------------------------------------------------------------------------------------------------------------------------
Financial and Metals Portfolio          Sep-91    N/A-Closed        N/A-Closed     16.6% (1/92)   34.4%  (12/91-5/92)

         TM
InterRate                               Feb-92    N/A-Closed        N/A-Closed      9.3% (9/92)   20.6% (8/92-11/93*)
(11 Months)         (11 Months)
- --------------------------------------------------------------------------------------------------------------------------


- ---------------------------------------------------------------------------------------------------------------------------
                                               Percentage Rate of Return
                                  (Computed on a Compounded Monthly Basis)

        Name of Program                  1995             1994             1993             1992              1991
- ---------------------------------------------------------------------------------------------------------------------------
Financial and Metals Portfolio                 30.3            (0.8)             46.1            (4.0)               58.5
                                          (7 Months)                                                            (4 Months)
         TM
InterRate                                   -                -                   (9.9)            2.8            -
                                                                           (11 Months)     (11 Months)
- ---------------------------------------------------------------------------------------------------------------------------

- ------------------
Notes follow Table





        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                 JWH AND JWHII
                          NOTES TO PERFORMANCE SUMMARY

                      NOTES TO TABLES A, A-1, A-2 AND A-3

(a) "Draw-Down" is defined as losses experienced by a program over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experience by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

     Individual accounts may have experienced larger monthly draw-downs.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such draw-down has not been equal or greater than any subsequent months' composite ending net asset value and indicates the months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value of such decline. In the case where the trading program is in a current draw-down, or was in a current draw-down when the trading program closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk(*).

     For purposes of the Largest Peak-to-Valley Draw-Down calculation, any peak-to-valley draw-down which began prior to the beginning of the most recent five calendar year period is deemed to have occurred during such five calendar year period.

     Individual accounts may have experienced larger peak-to-valley draw-downs.

(d) "Annual (or Period) Rate of Return" is calculated by compounding the Adjusted ROR (as described below) over the months in a given year, i.e., each Adjusted ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Adjusted ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred
     (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A.

     Adjusted rate of return ("Adjusted ROR") is calculated by dividing net performance by the sum of beginning equity plus additions minus withdrawals. For such purposes, all additions and withdrawals are effectively treated as if they had been made on the first of the month even if, in fact, they occurred later, unless, beginning in 1991, they are material to the performance of a program, in which case they are time-weighted.


ADDITIONAL NOTES TO ALL PERFORMANCE RECORDS:



     An investor should note that in a presentation of past performance data, different accounts, even though traded according to the same investment program, can have varying investment results. The reasons for this include numerous material differences among accounts including, but not limited to: a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; b) the period during which accounts are active; c) the investment program used (although all accounts may be traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by JWH); d) leverage employed; e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; f) the amount of interest income earned by an account, which will depend on the rates paid by an FCM on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; g) the amount of management and incentive fees paid to an investment manager and the amount of brokerage commissions paid; h) the timing of orders to open or close positions; i) the market conditions, which in part determine the quality of trade executions; and j) trading instructions/restrictions of the client.

     During the periods covered by the capsule performance records, and particularly since 1989, JWH increased and decreased leverage in certain markets and entire programs, and also altered the composition of the markets and contracts for certain programs. In general, before 1993, JWH programs used greater leverage than they currently do. In addition, the subjective aspects listed in the "Trading Techniques" section have been utilized more often in recent years and therefore may have had a more pronounced effect on performance results during recent periods. In reviewing the JWH capsule performance records, prospective investors should bear in mind the possible effects of these variations on rates of return and in the application of JWH's investment methods.



     The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. Investors are further cautioned that the data set forth in the performance capsule records are not indicative of any results which may be attained by JWH in the future since past performance is not necessarily indicative of future results. JWH has decreased leverage in certain markets and entire programs on several occasions over the last five years. These actions have reduced the volatility of certain programs when compared to the volatility prior to the decreases in leverage. While historical returns represent actual performance achieved, investors should be aware that the degree of leverage currently utilized may be significantly different from that used during previous time periods.


ADDITIONAL FOOTNOTE TO THE GLOBAL DIVERSIFIED PORTFOLIO COMPOSITE TRACK RECORD AND JWHII INTERRATE(TM) PERFORMANCE SUMMARIES UTILIZING THE FULLY-FUNDED SUBSET METHOD (THE "SUMMARIES"):

     The level of Actual Funds in the accounts that make up the Summaries currently requires additional disclosure. Actual Funds are the amount of margin-qualifying assets on deposit. Nominal Account Size is a dollar amount which clients have agreed to in writing and which determines the level of trading in the account regardless of the amount of Actual Funds. Notional Funds are the amount by which the Nominal Account Size exceeds the amount of Actual Funds. The amount of notional equity in the accounts that compose the Summaries requires additional disclosure under current CFTC policy. The Summaries include notional equity in excess of the 10% disclosure threshold established by the CFTC and reflect the adoption of a method of presenting rate-of-return and performance disclosure authorized by the CFTC, referred to as the Fully Funded Subset method. This method permits notional and fully funded accounts to be included in a single performance record.

     To qualify for use of the Fully Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully Funded Subset, and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully Funded Subset and the resultant Adjusted Rates of Return are representative of the programs.

     These computations have been performed since January 1, 1992 for JWH and the inception of JWHII InterRate(TM). They were designed to provide assurance that the performance presented to the Summaries and calculated on a Fully Funded Subset basis would be representative of such performance calculated on a basis which includes notional equity in Beginning Equity. The Adjusted Rates of Return in the Records are calculated by dividing Net Performance by the sum of Beginning Equity plus Additions minus Withdrawals. JWH and JWHII believe that this method yields substantially the same adjusted rates of return as would the Fully Funded Subset method were there any "fully funded" accounts, and that the Adjusted Rates of Return for the Records are representative of the programs for the periods presented.

     Rates of return determined on the basis of Beginning Equity (Actual Funds) can be calculated from the Adjusted Rates of Return by dividing such Adjusted Rates of Return by a fraction, the numerator of which is Beginning Equity (Actual Funds) and the denominator of which is Beginning Equity. Alternatively, these rates of return can be calculated by dividing Net Performance of Beginning Equity (Actual Funds). As an example, in the Global Diversified Portfolio for the month of August 1992, the Adjusted Rate of Return was 6.1 percent; an account which had 50 percent Actual Funds would have had an Adjusted Rate of Return of 12.2 percent (6.1%/50%).

ADDITIONAL NOTES FOR THE FINANCIAL AND METALS PORTFOLIO COMPOSITE PERFORMANCE SUMMARY

     In May 1992, 35 percent of the assets in the Financial Metals Portfolio was deleveraged 50 percent at the request of a client. The deleveraging materially affected the rates of return in JWH's performance records. The 1992 annual rate of return for these deleveraged accounts was negative 24.3 percent. The 1992 annual rate of return for the Financial and Metals Portfolio Composite Performance Summary was negative 10.9 percent. If these accounts had been excluded from the Financial and Metals Portfolio Composite Performance Summary, the 1992 annual rate of return would have been negative 3.9 percent. The effect of this deleveraging was eliminated in September 1992.

     Additionally, the Financial and Metals Portfolio Composite Performance Record includes the performance of several accounts that do not participate in global markets due to their smaller account equities which do not meet the minimums established for this program. Accounts not meeting such minimums can experience performance materially different than the performance of an account which meets the minimum account size. The performance of such accounts has no material effect on the overall Financial Metals Portfolio Composite Performance Summary.


     In May 1991, one proprietary account began trading and in March 1992 a second proprietary began trading pursuant to the Financial and Metals Portfolio. Both accounts appear in the capsule performance from their inception until August 1995. The maximum percentage of proprietary funds during this time was less than 0.5%.


ADDITIONAL NOTE FOR YEN FINANCIAL PORTFOLIO COMPOSITE PERFORMANCE SUMMARIES

     The Yen Financial Portfolio is traded from the Japanese yen perspective. Accounts may be opened with either U.S. dollars or Japanese yen deposits. Accounts originally opening with U.S. dollars establish additional interbank positions in Japanese yen in an effort to enable such accounts to generate returns similar to returns generated by accounts with yen-denominated balances. Over time, as profits and losses are recognized in yen-denominated Japanese markets, accounts may hold varying levels of U.S. dollars and Japanese yen. Additionally, the interbank position is adjusted periodically to reflect the actual portions of the account balances remaining in U.S. dollars. Because performance may be affected by fluctuations in the dollar/yen conversion rate, and investors may open accounts with either U.S. dollars or Japanese yen deposits, performance records from the perspective of both denominations are presented.

     Accordingly, as the equity mix between U.S. dollars and Japanese yen varies, performance from each perspective will also vary. Investors should be aware that their individual account performance may differ from the composite performance records presented in relation to the perspective of their base currency. Such differences arise from exchange rate movements, percentage of account balances held in yen, and fee arrangements.

ADDITIONAL NOTE FOR GLOBAL FINANCIAL PORTFOLIO COMPOSITE PERFORMANCE SUMMARY

     Since the inception of the Global Financial Portfolio, the timing of individual account openings has had a material impact on compounded rates of return. Based on the account startup methodology used by JWH, the performance of individual accounts composing the Global Financial Portfolio Composite Performance Summary has varied. In 1994, the two accounts that were open generated separate rates of return of -44% and -17%. For the period January 1995 through June 1995, the three open accounts achieved separate rates of return of 101%, 75% and 67%. As of June 1995, these accounts now maintain mature positions and are performing consistently with each other. Due to the six-month period in 1995 of varied performance, the three accounts therefore achieved an annual rate of return for 1995 of 122%, 92% and 78%, respectively.

     Prior to December 1991 for JWH and July 1992 for JWHII, performance tables are presented on a cash basis except as otherwise stated in the footnotes to the tables. The recording of items on a cash basis should not, for most months, be materially different to presenting such rates of return on an accrual basis. Any differences in the monthly rates of return between the two methods would be immaterial to the overall performance presented.

     Beginning with the change to the accrual basis of accounting for incentive fees in December 1991 for JWH and July 1992 for JWHII, the net effect to monthly net performance and the rate of return in the performance tables of continuing to record interest income, management fees, commissions and other expenses on a cash basis is materially equivalent to the full accrual basis.


ADDITIONAL NOTES TO THE PERFORMANCE SUMMARIES FOR THE GLOBAL DIVERSIFIED PORTFOLIO, ORIGINAL INVESTMENT PROGRAM, THE GLOBAL FINANCIAL PORTFOLIO, THE INTERNATIONAL CURRENCY AND BOND PORTFOLIO, AND THE G-7 CURRENCY PORTFOLIO



     The performance capsules for the above-mentioned programs (except the Global Diversified Portfolio and the G-7 Currency Portfolio) each presently include one proprietary account trading pursuant to an investment in a fund. The Proprietary Account included in the G-7 Currency Portfolio and the Global Diversified Portfolio closed in December 1995. These proprietary accounts are traded in exactly the same manner that client funds would be traded, and are subject to all of the same fees and expenses that would be charged to a client investment in the fund. Therefore, there is no material impact on the rates of return presented.



     The Global Diversified Portfolio began trading client capital in June 1988. From July 1995 through December 1995 one proprietary account began trading pursuant to an investment in a fund.



     The Original Investment Program began trading client capital in October 1992. During certain periods covered in the capsule performance record, proprietary funds are included. Client funds comprised the entire track record during the period July 1988 through October 1994. In November 1994, one proprietary account was traded pursuant to an investment in a fund.



     The Global Financial Portfolio began trading client capital in June 1994. In July 1995, one proprietary account began trading pursuant to an investment in a fund.



     The International Currency and Bond Portfolio began trading client capital in January 1993. In October 1995, one proprietary account began trading pursuant to an investment in a fund.



     The G-7 Currency Portfolio began trading client capital in February 1991. From July 1995 through December 1995, one proprietary was trading pursuant to an investment in a fund.



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    Table B
                            John W. Henry & Co. Inc.
                             Pro Forma Performance
                          Global Diversified Portfolio
                     July 1, 1988 Through January 31, 1996

- ------------------------------------------------------------------------------------------------------------------------------
                                  Percentage pro forma monthly rate of return (computed on a compounded monthly basis)
- ------------------------------------------------------------------------------------------------------------------------------
                                 1996     1995      1994      1993        1992        1991        1990   1989        1988
- ------------------------------------------------------------------------------------------------------------------------------
January........................   (1.28)   (6.95)    (3.04)     1.81      (12.53)      (0.76)      15.83     1.96     -
February.......................   -        13.40     (1.10)    16.38      (14.82)       7.33       23.65     1.76     -
March..........................   -         8.64      3.98      2.66        0.83       (4.65)       9.84     1.94     -
April..........................   -         7.12      0.71      6.58       (3.93)       3.67        9.85    (1.63)    -
May............................   -         1.01      7.65      1.24       (1.85)       2.65      (13.44)   17.43     -
June...........................   -        (1.69)    10.18      1.34        6.91        1.52        3.36   (12.63)    -
July...........................   -        (8.96)    (2.72)    13.87       18.18      (16.59)       4.87    15.98     (16.20)
August.........................   -        (5.00)    (6.44)    (0.02)       5.73        0.37       10.29   (11.13)     19.42
September......................   -        (5.12)     1.86     (4.14)      (5.03)      18.34        6.95    (7.06)     (7.08)
October........................   -        (2.19)    (3.65)    (0.17)      (1.64)       0.65       (5.93)  (15.21)      1.68
November.......................   -         5.88      5.49      2.96       (0.47)       2.04       (0.23)   22.58       1.30
December.......................   -        14.72     (4.12)     5.69       (0.31)      28.26       (2.37)    4.60      (4.77)

Annual (or Period)
    Pro Forma Rate of Return...   -1.28%   18.88%     7.61%    57.69%     -12.29%      43.19%       75.25%  11.17%     -8.79%
- ------------------------------------------------------------------------------------------------------------------------------

                                                  Compound Pro Forma Average Annual Rate of Return (1/1/91-1/31/96)    19.76%
                                                  Compound Pro Forma Average Annual Rate of Return (7/1/88-1/31/96)    21.74%
- ------------------------------------------------------------------------------------------------------------------------------
Largest Monthly Draw-Down:

     Past Five Years and Year to Date:                 16.59%     (7/91)
     July 1988 to Date:                                16.59%     (7/91)

Largest Peak-to-Valley Draw-Down:

     Past Five Years and Year to Date:                 29.16%  (12/91-5/92)
     July 1988 to Date:                                29.97%  (7/89-10/89)



- --------------------
Notes appear at Page 76





 THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS PRO FORMA PERFORMANCE
                                    CAPSULE


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   Table B-1
                            John W. Henry & Co. Inc.
                             Pro Forma Performance
                          Original Investment Program
                     July 1, 1988 Through January 31, 1996

- --------------------------------------------------------------------------------------------------------------------------------
                                      Percentage pro forma monthly rate of return (computed on a compounded monthly basis)
- --------------------------------------------------------------------------------------------------------------------------------
                                   1996     1995       1994       1993      1992       1991       1990      1989        1988
- --------------------------------------------------------------------------------------------------------------------------------
January........................     4.72       2.20      (3.23)     (1.08)    (6.27)      0.28       7.08       0.35       -
February.......................     -         16.54       1.60       8.89     (8.93)     (0.24)     (1.83)    (19.11)      -
March..........................     -         15.97       4.12      (3.53)     2.64      (1.48)     18.48      12.15       -
April..........................     -          8.81       0.38       9.27     (0.79)     (5.76)     12.33      (5.30)      -
May............................     -         (4.33)      4.90       0.08     (4.27)      4.33     (10.64)     29.13       -
June...........................     -          1.41       6.48      (3.44)     8.61      (0.58)      7.35      (3.19)      -
July...........................     -         (0.18)     (7.10)     13.57      8.77      (7.48)     10.55       7.78     (20.22)
August.........................     -         (4.05)     (5.09)     (3.84)     8.48      (3.53)     17.60     (13.28)     (4.74)
September......................     -         (4.02)     (3.13)      0.43     (2.79)     10.83      (1.47)    (12.80)      5.96
October........................     -          3.07     (13.71)     (1.84)     1.82      (4.45)     (1.16)    (11.73)     (2.97)
November.......................     -          1.14      10.17       3.09      2.93      (1.28)      1.45       7.79       1.54
December.......................     -          6.83      (0.32)     10.15      1.67      19.00      (2.20)     10.15     (12.32)

Annual (or Period)
    Pro Forma Rate of Return...     4.72%     49.28%     -7.10%     34.14%    10.45%      6.97%     68.59%     -7.94%    -30.44%
- --------------------------------------------------------------------------------------------------------------------------------

                                                   Compound Pro Forma Average Annual Rate of Return (1/1/91-1/31/96)      17.82%
                                                   Compound Pro Forma Average Annual Rate of Return (7/1/88-1/31/96)      12.75%
- --------------------------------------------------------------------------------------------------------------------------------
Largest Monthly Draw-Down:

     Past Five Years and Year to Date:                  13.71%    (10/94)
     July 1988 to Date:                                 20.22%     (7/88)

Largest Peak-to-Valley Draw-Down:

     Past Five Years and Year to Date:                  26.30%  (6/94-10/94)
     July 1988 to Date:                                 46.06%  (7/88-10/89)


- --------------------
Notes appear at Page 76





 THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS PRO FORMA PERFORMANCE
                                    CAPSULE


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

MILLBURN RIDGEFIELD CORPORATION

BACKGROUND

     Millburn Ridgefield Corporation ("Millburn") is a Delaware corporation organized in May 1982 to manage discretionary accounts in the futures and forward markets. Millburn is the corporate successor to a futures trading and advisory organization which has been managing assets since 1971. All references to Millburn prior to May 1982 refer to its predecessors. Millburn has been registered with the Commodity Futures Trading Commission (the "CFTC") as a commodity trading advisor since July 1, 1982 and as a commodity pool operator since September 13, 1984. Millburn is also registered with the CFTC as a futures commission merchant. Millburn's main business address is 600 Steamboat Road, Greenwich, Connecticut 06830; telephone (203) 625-7554. A description of the principals of Millburn follows:

PRINCIPALS

     Harvey Beker. Mr. Beker, age 42, is President, Co-Chief Executive Officer and a Director of Millburn and The Millburn Corporation, and a partner of ShareInVest Research L.P., which manages assets in equity markets. He received a Bachelor of Arts degree in economics from New York University in 1974 and a Master of Business Administration degree in finance from N.Y.U. in 1975. From June 1975 to July 1977, Mr. Beker was employed by Loeb Rhoades, Inc., where he developed and traded silver arbitrage strategies. From July 1977 to June 1978, Mr. Beker was a futures trader at Clayton Brokerage Co. of St. Louis. Mr. Beker joined The Millburn Corporation June 1978. During his tenure at Millburn he has been instrumental in the development of the research, trading and operations. Mr. Beker became a principal of the firm in 1982.

     George E. Crapple. Mr. Crapple, age 51, is Vice Chairman, Co-Chief Executive Officer and a Director of Millburn, a Director of The Millburn Corporation and a partner of ShareInVest. In 1966 he graduated with honors from the University of Wisconsin where his field of concentration was economics, and he was elected to Phi Beta Kappa. In 1969 he graduated from Harvard Law School magna cum laude where he was a member of the Harvard Law Review. He was a lawyer with Sidley & Austin, Chicago, Illinois, from 1969 until April 1, 1983, as a partner since 1975, specializing in commodities, securities, corporate and tax law. He was first associated with Millburn in 1976 and joined Millburn full time in April 1983. He is a member of the Financial Products Advisory Committee of the CFTC; a former member of the Board of Directors of the Futures Industry Association; and a former Chairman of the Eastern Business Conduct Committee of the National Futures Association.

     Barry Goodman. Mr. Goodman, age 38, is Senior Vice President, Director of Trading, Co-Director of Research and a principal of the firm. Mr. Goodman joined Millburn in 1982. His direct responsibilities include overseeing the firm's trading operation and managing its trading relationships, as well as the design and implementation of trading systems. From 1980 through late 1982, he was a commodity trader for E.F. Hutton & Co. At Hutton he developed and implemented trading strategies pertaining to the futures market. He graduated magna cum laude from Harpur College of the State University of New York in 1979 with a B.A. in economics.

     Grant N. Smith. Mr. Smith, age 43, is Senior Vice President, Co-Director of Research and a principal of the firm. He has direct responsibility for the design, testing and implementation of quantitative trading strategies, as well as for planning and overseeing the computerized decision-support systems of the firm. He joined Millburn in 1975. He received a B.S. degree in 1974 and an M.S. degree in 1975 from the Massachusetts Institute of Technology. While at MIT, he held several teaching and research positions in the computer science field and participated in various projects relating to database management.

     Mark B. Fitzsimmons. Mr. Fitzsimmons, age 48, is Senior Vice President and a principal of the firm. His responsibilities include both marketing and investment strategy. He graduated summa cum laude from the University of Bridgeport, Connecticut in 1970 with a B.S. in economics. His graduate work was done at the University of Virginia, where he received a certificate of candidacy for a Ph.D. in economics in 1973. He joined Millburn in 1990 from Morgan Stanley & Co. Inc. where he was a Principal and Manager of institutional foreign exchange sales and was involved in strategic trading for the firm. From 1977 to 1987 he was with Chemical Bank New York Corporation, first as a Senior Economist in Chemical's Foreign Exchange Advisory Service and later as a Vice President and Manager of Chemical's Corporate Trading Group. While at Chemical he also traded both foreign exchange and fixed income products. From 1973 to 1977 Mr. Fitzsimmons was employed by the Federal Reserve Bank of New York, dividing his time between the International Research Department and the Foreign Exchange Department.

     Dennis B. Newton. Mr. Newton, age 43, is Vice President of Millburn. His primary responsibilities are in administration and marketing. Prior to joining Millburn in August of 1991, Mr. Newton was President of Phoenix Asset Management, a registered commodity pool operator from April 1990 to August 1991. Mr. Newton was a Director of Managed Futures with Prudential-Bache Securities from September 1987 to March 1990. He joined Prudential-Bache from Heinold Asset Management, Inc. where he was a member of the senior management team. Heinold was a pioneer and one of the largest sponsors of funds utilizing futures and currency forward trading.

     Malcolm H. Wiener. Mr. Wiener, age 60, is the founder and non-executive Chairman of Millburn. The Millburn Corporation and ShareInVest, serves as an advisor to these entities and is a major investor in funds managed by Millburn and ShareInVest. He does not, however, have investment or operational authority or responsibility for any of the entities or supervisory authorities over their officers or employees. Mr. Wiener graduated magna cum laude from Harvard College in 1957, where his field of concentration was economics and he was elected to Phi Beta Kappa. From 1957 to 1960 he served as an officer in the United States Navy. Mr. Wiener graduated from the Harvard Law School in 1963 and practiced law in New York City specializing in corporate law and financial transactions until 1973. Mr. Wiener began research on and trading of futures contracts pursuant to systematic trading methods and money management principles in 1971 and the management on a full-time basis of private funds in this area in 1973. He is the author of numerous papers on the history of trade and is a member of the Council on Foreign Relations. He serves on the board or visiting committees of various non-profit institutions including the Kennedy School of Government and the Wiener Center for Social Policy at Harvard University, the Harvard Art Museums, the Metropolitan Museum in New York, the Museum of Fine Arts in Boston, the American School of Classical Studies in Athens and the Council on Economic Priorities in New York.

TRADING STRATEGY

     Millburn offers three separate basic portfolios, a Diversified Portfolio, which is offered in two versions -- Original and World Resource which has a lower currency and a higher energy and agricultural commodity weighting than original -- a Financial Markets Portfolio and a Currency Portfolio. Each portfolio, at the present time, uses the same trading methods. Millburn will trade the World Resource version of its Diversified Portfolio for the Partnership. The World Resource version of the Diversified Portfolio was first traded, and is currently traded, in an account established by Millburn and its principals January 1, 1995. The Partnership employs the World Resource version of the Diversified Portfolio.

DIVERSIFIED PORTFOLIO

     Millburn trades a broadly diversified portfolio of approximately fifty markets in the following six sectors: currencies, precious and industrial metals, debt instruments, stock indices, agricultural commodities and energy. The following table compares the respective market sector weightings of the Original and World Resource versions of the Diversified Portfolio as of March 1996.

                                          CURRENCIES AND FINANCIALS
                                  -----------------------------------------               NON-FINANCIALS
                                               INTEREST     STOCK             --------------------------------------
                                  CURRENCIES    RATES     INDICIES    TOTAL   ENERGY   AGRICULTURAL   METALS   TOTAL
                                  ----------   --------   ---------   -----   ------   ------------   ------   -----
Original........................      41%         19%         5%       65%       7%         14%         14%     35%
World Resource..................      19%         19%        11%       49%      17%         19%         15%     51%

     The principal technical trading systems which generate buy and sell signals for each market have been developed through actual trading experience and through computer testing against historical futures trading data. Given trends in price of sufficient duration and magnitude, these trading systems may be profitable even though more than half of all individual trades are unprofitable. A period of time without such trends, however, may result in substantial losses. While the trading method and trading systems are continually tested and revised, the basic money management principles have remained unchanged.

     The money management principles which Millburn employs include: (a) limiting trading to markets which Millburn believes to be sufficiently liquid in respect to the amount of trading contemplated; (b) diversifying positions among various markets and market sectors to limit exposure in any one area; (c) limiting the assets committed as margin (including imputed margins on forward positions), generally, within a range of 15% to 40% of the assets at minimum exchange margin requirements, although the amount committed to margin at any time may be substantially higher; (d) prohibiting pyramiding (that is, using unrealized profits in a particular market as margin for additional positions in the same market); and (e) changing the equity utilized for trading by an account solely on a controlled periodic basis rather than as an automatic consequence of an increase in equity resulting from trading profits.

     Decisions whether to trade a particular market are based upon various factors, including the liquidity of the market, its significance in terms of desired degrees of concentration and diversifications, and its profit potential, both historically and at a given time. These decisions require the exercise of judgment by Millburn. Judgmental decisions not to trade certain markets for certain periods, or to reduce the size of a position in a particular market, may result at times in missing significant profit opportunities.

     The money management principles, computer-assisted research into historical trading data and judgment and experience of Millburn are factors upon which decisions concerning the percentage of assets to be used for each market traded and the size of positions taken or maintained will be based. From time to time non-systematic decisions to increase, decrease, cover or reverse a futures or forward position may be made. Such decisions also require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movement, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various contract months and between related futures and forward contracts; and overall portfolio balance and risk exposure.

     With regard to the technique of execution of trades, Millburn may rely to an extent on the judgment of others, including floor brokers. No assurance is given that it will be possible to execute trades regularly at or near the desired buy or sell point.

     In addition to systematic futures and forward trading, Millburn will engage in options trading and may engage in spread and straddle trading--a type of transaction involving the simultaneous buying and selling of futures contracts for the same market with different delivery dates to earn profits from a widening or narrowing movement of the prices of the futures contracts. Such trading may or may not involve technical trend analysis.

CURRENCY PORTFOLIO

     Millburn trades approximately twenty to thirty different currencies in its Currency Portfolio, including "cross-rate" positions (positions in two different currencies other than the United States dollar), primarily pursuant to the proprietary, technical trading systems described above.

FINANCIAL MARKETS PORTFOLIO

     Millburn manages several accounts which trade approximately forty markets in four sectors: currencies, debt instruments, stock indices and precious and industrial metals. Millburn adjusts the leverage at which it trades different portfolios to reflect the number of markets traded and the weightings of the various markets and will adjust leverage in particular markets from time to time. At the present time, Millburn utilizes similar systems and methods to trade a particular market whether that market is in a narrowly diversified (e.g., currency only), fully diversified or financials portfolio.

     The Currency Portfolio and the Financial Markets Portfolio use the same basic trading method and trading systems as the Diversified Portfolio. Millburn has and may in the future adjust the leveraging used in the Currency Portfolio and/or Financial Markets Portfolio to reflect the assumed greater volatility of a concentrated portfolio.

PAST PERFORMANCE


     Table A represents the composite performance record of Millburn's World Resource version of the Diversified Portfolio for the period January 1995 through February 1996.



     Table A-1 represents the composite performance record of Millburn's Diversified Portfolio for the period July 1988 through February 1996.


     Table A-2 represents the composite capsule performance results of all other trading programs directed by Millburn for the time periods indicated.


     Past performance is not necessarily indicative of future results.

                                    Table A
                        Millburn Ridgefield Corporation
              World Resource Version of the Diversified Portfolio
                   January 1, 1995 Through February 29, 1996

- ------------------------------------------------------------------------------------------------------------
                                                                   Percentage monthly rate of return
                                                                 (computed on a compounded monthly basis)
- ------------------------------------------------------------------------------------------------------------
                                                                         1996                1995
- ------------------------------------------------------------------------------------------------------------
January.........................................................                (0.41)             0.92
February........................................................               (12.20)             6.49
March...........................................................                -                 10.03
April...........................................................                -                  5.55
May.............................................................                -                  4.03
June............................................................                -                  3.44
July............................................................                -                 (5.51)
August..........................................................                -                 (2.17)
September.......................................................                -                 (5.96)
October.........................................................                -                 (2.28)
November........................................................                -                  1.12
December........................................................                -                 17.70

Annual (or Period) Rate of Return...............................               -12.56%            35.79%
- ------------------------------------------------------------------------------------------------------------


- ------------------------------------------------------------------------------------------------------------
Inception of Client Account Trading by CTA:                     February 1971
Inception of Client Account Trading in Program:                 January 1995
Number of Open Accounts as of February 29, 1996:                                    4
Aggregate Assets in all Programs:                                        $488,503,000       (2/96)
Aggregate Assets in Program:                                              $45,418,000       (2/96)
Largest Monthly Draw-Down:                                                      12.20%      (2/96)
Largest Peak-to-Valley Draw-Down:                                               15.06%   (6/95-10/95)

- -----------------------
Notes follow Table A-2





        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   Table A-1
                        Millburn Ridgefield Corporation
                             Diversified Portfolio
                     July 1, 1988 Through February 29, 1996

- -----------------------------------------------------------------------------------------------------------------------------------
                                          Percentage monthly rate of return  (computed on a compounded monthly basis)
- -----------------------------------------------------------------------------------------------------------------------------------
                                1996       1995       1994      1993        1992        1991        1990       1989       1988
- -----------------------------------------------------------------------------------------------------------------------------------
January......................      7.80      (3.09)      (7.56)    (2.69)      (8.53)      (5.32)       4.33       3.18         -
February.....................    (11.19)      6.81       (1.47)     5.78       (1.34)       1.40        4.21      (4.67)        -
March........................       -        16.85        7.67     (0.70)      (0.72)       2.60        2.99       7.53         -
April........................       -         4.64       (2.27)     5.76       (0.73)      (0.09)       2.40      (1.51)        -
May..........................       -        (1.10)       4.63     (1.79)       0.90       (1.13)      (5.66)     17.04         -
June.........................       -         0.99        5.80     (2.54)      14.25        1.63        3.51      (8.11)        -
July.........................       -        (2.48)      (3.00)     5.11        8.87       (3.61)      16.05      (3.62)     (9.26)
August.......................       -         1.43       (5.26)    (8.06)       7.56       (6.09)       3.39      (8.53)     (0.47)
September....................       -        (1.84)       3.68      1.09       (0.19)       0.91        2.73      (2.74)      0.67
October......................       -         0.06        3.02     (0.70)      (3.95)      (0.30)       7.65      (8.78)      1.49
November.....................       -         0.20        4.76      1.33        2.66        0.10        3.00       4.74       6.11
December.....................       -         7.92        2.46      9.02       (0.73)      16.35        0.24       7.93      (4.27)

Annual (or Period)
Rate of Return...............     -4.26%     32.82%      11.78%    10.90%      17.31%       4.87%      53.38%     -0.96%     -6.28%
- -----------------------------------------------------------------------------------------------------------------------------------

                                                             Compound Average Annual Rate of Return (1/1/91-2/29/96)         13.68%
                                                             Compound Average Annual Rate of Return (7/1/88-2/29/96)         14.16%
- -----------------------------------------------------------------------------------------------------------------------------------
Inception of Client Account Trading by CTA:                      February 1971
Inception of Client Account Trading in Program:                  February 1971
Number of Open Accounts as of February 29, 1996:                                6
Aggregate Assets in all Programs:                                    $488,503,000      (2/96)
Aggregate Assets in Program:                                         $134,242,000      (2/96)

Largest Monthly Draw-Down:

     Past Five Years and Year to Date:                                      11.19%     (2/96)
     July 1988 to Date:                                                     11.19%     (2/96)

Largest Peak-to-Valley Draw-Down:

     Past Five Years and Year to Date:                                      11.19%  (1/96-2/96)*
     July 1988 to Date:                                                     28.13%  (5/89-10/89)


- -----------------------
Notes follow Table A-2


(i) This Compound Average Annual Rate of Return is shown as a comparison to the Compound Pro Forma Average Annual Rate of Return prepared by the General Partner for the same time period on Table B.

(ii) This draw-down information is shown as a comparison to the pro forma draw-down information prepared by the General Partner for the same time period on Table B.





        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   Table A-2
                        Millburn Ridgefield Corporation
                  Other Trading Programs Directed by Millburn
             For the Period January 1991 Through February 29, 1996

- -------------------------------------------------------------------------------------------------------------------------------
                                    Inception         Number                                                Largest
                                    of Client           of       Aggregate Assets     Largest              Peak-to-
                                    Trading in         Open         in Program        Monthly               Valley
                 Name of Program     Program         Accounts    February 29, 1996   Draw-Down             Draw-Down
- -------------------------------------------------------------------------------------------------------------------------------
Global Program-Normal Leverage              Nov-89         5         $204,991,000      9.04% (1/94)     13.50% (6/94-1/95)


Global Program-High Leverage                Jul-93         4          $29,620,000     12.93% (1/94)     20.00% (6/94-1/95)


Currency Program-Normal Leverage            Nov-89         9          $59,858,000      9.35% (8/93)     25.49% (9/92-1/95)


Currency Program-High Leverage              Jul-93         1          $14,374,000     13.10% (8/93)     29.75% (7/93-1/95)

- -------------------------------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------------------
                                                              Percentage Rate of Return
                                                      (Computed on a Compounded Monthly Basis)

                 Name of Program     1996          1995          1994          1993          1992          1991
- ----------------------------------------------------------------------------------------------------------------------
Global Program-Normal Leverage           1.74         25.76         (5.24)         9.10          9.66           8.36
                                    (2 Months)

Global Program-High Leverage             1.00         32.15         (9.03)         9.34         -             -
                                     (2 Month)                                (6 Months)

Currency Program-Normal Leverage         3.48         18.88         (7.90)       (13.00)        12.47          (1.92)
                                     (2 Month)

Currency Program-High Leverage           3.91         25.15        (21.29)       (11.10)        -             -
                                     (2 Month)                                (6 Months)
- ----------------------------------------------------------------------------------------------------------------------

- --------------------------------------
Notes follow Table


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    MILLBURN


                        NOTES TO TABLES A, A-1, AND A-2

(a) "Draw-Down" is defined as losses experienced by a program over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

    Individual accounts may have experienced larger monthly draw-downs.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such peak-to-valley draw-down has not been equal or greater than any subsequent month's composite ending net asset value and indicates the months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value of such decline. In the case where the trading program is in a current draw-down, or was in a current draw-down when the trading program closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk (*).

    For purposes of the Largest Peak-to-Valley draw-down calculation, any draw-down which began prior to the beginning of the most recent five calendar year period is deemed to have occurred during such five calendar year period.

    Individual accounts may have experienced larger peak-to-valley draw-downs.

(d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred
     (100). The compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table 1.

    Monthly rate of return ("Monthly ROR") is calculated by dividing net profit
     (loss) for the month by that month's starting Equity. If there were additions or withdrawals during a month which, when included in the starting equity figure used to calculate Monthly ROR, increased or decreased the Monthly ROR by 10% or more from the Monthly ROR calculated without including the additions or withdrawals in starting equity, Monthly ROR was calculated by dividing net profit (loss) by starting equity plus additions, minus withdrawals.


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    Table B
                        Millburn Ridgefield Corporation
                             Pro Forma Performance
              World Resource Version of the Diversified Portfolio
                    January 1, 1995 Through January 31, 1996

- -------------------------------------------------------------------------------------------------------------------
                                                                  Percentage pro forma monthly rate of return
                                                                     (computed on a compounded monthly basis)
- -------------------------------------------------------------------------------------------------------------------
                                                                           1996                1995
January...........................................................                (1.41)              0.30
February..........................................................                -                   4.55
March.............................................................                -                   7.31
April.............................................................                -                   3.86
May...............................................................                -                   2.66
June..............................................................                -                   2.15
July..............................................................                -                  (5.76)
August............................................................                -                  (2.12)
September.........................................................                -                  (6.36)
October...........................................................                -                  (2.35)
November..........................................................                -                   1.22
December..........................................................                -                  17.30

Annual (or Period) Pro Forma Rate of Return.......................                -1.41%             22.74%
- -------------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------------------------
Largest Monthly Draw-Down:                                                         6.36%      (9/95)
Largest Peak-to-Valley Draw-Down:                                                 15.65%   (6/95-10/95)





- -------------------------------------------------------------------------------------------------------------------


_____________________
Notes appear at Page 76





 THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS PRO FORMA PERFORMANCE
                                    CAPSULE


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   Table B-1
                        Millburn Ridgefield Corporation
                             Pro Forma Performance
                             Diversified Portfolio
                     July 1, 1988 Through January 31, 1996

- ------------------------------------------------------------------------------------------------------------------------
                               Percentage pro forma monthly rate of return (computed on a compounded monthly basis)
- ------------------------------------------------------------------------------------------------------------------------
                                1996     1995     1994      1993       1992      1991      1990     1989      1988
- ------------------------------------------------------------------------------------------------------------------------
January......................     6.75    (3.43)   (8.15)    (3.04)     (8.83)    (5.84)     4.24     3.19       -
February.....................     -        6.16    (2.17)     5.52      (1.75)     0.97      4.17    (5.08)      -
March........................     -       14.33     7.19     (1.28)     (1.16)     2.35      3.02     7.89       -
April........................     -        3.82    (2.66)     5.43      (1.14)    (0.51)     2.35    (1.84)      -
May..........................     -       (1.23)    4.44     (2.04)      0.33     (1.43)    (7.04)   17.74       -
June.........................     -        0.57     5.20     (3.05)     14.06      1.36      3.49    (8.30)      -
July.........................     -       (3.22)   (3.67)     5.06       7.83     (4.20)    17.77    (4.36)    (10.34)
August.......................     -        1.24    (5.79)    (9.06)      6.44     (6.60)     2.86    (9.50)     (1.03)
September....................     -       (2.44)    3.22      0.75      (0.41)     0.29      2.33    (3.06)      0.14
October......................     -       (0.87)    2.72     (0.96)     (4.65)    (0.97)     6.60    (9.09)      0.92
November.....................     -       (0.29)    5.11      1.16       2.63     (0.33)     2.51     4.45       6.20
December.....................     -        8.20     1.86      9.41      (1.18)    18.80      0.05     7.64      (4.90)

Annual (or Period)
Pro Forma Rate of Return.....      6.75%   23.57%    6.12%     6.71%     10.71%     1.78%    49.28%   -3.95%     -9.43%
- ------------------------------------------------------------------------------------------------------------------------

                                             Compound Pro Forma Average Annual Rate of Return (1/1/91-1/31/96)   10.79%
                                             Compound Pro Forma Average Annual Rate of Return (7/1/88-1/31/96)   10.86%
- ------------------------------------------------------------------------------------------------------------------------
Largest Monthly Draw-Down:

     Past Five Years and Year to Date:                     9.06%     (8/93)
     July 1988 to Date:                                   10.34%     (7/88)

Largest Peak-to-Valley Draw-Down:

     Past Five Years and Year to Date:                    14.33% (12/90-11/91)
     July 1988 to Date:                                   30.05%  (5/89-10/89)


- ---------------------
Notes appear at Page 76





 THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS PRO FORMA PERFORMANCE
                                    CAPSULE


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                   NOTES TO TABLES B AND B-1 FOR ALL ADVISORS

     Tables B and B-1 were prepared by the General Partner and present the results of applying certain arithmetical calculations to various figures in each Advisor's performance record for the program or portfolio which will be traded for the Partnership in order to indicate approximately what the month-to-month effect on such figures would have been had the accounts in question been charged the brokerage, management and incentive fees which will be paid by the Partnership, as opposed to the brokerage commissions and management and incentive fees which they did in fact pay, and received interest income on 80% of account equity. Adjustments for pro forma other expenses and initial and continuous offering and organizational expenses were made to each of the Tables B and B-1, where applicable, based upon an assumed average partnership size of $40 million. The pro forma calculations are made on a month-to-month basis, i.e., the pro forma adjustment to trading profits (losses), brokerage commissions, management and incentive fees and interest income in one month does not affect the actual figures which are used in the following month for making the similar pro forma calculations for that period, except for pro forma incentive fees as described in Note 4. Accordingly, the pro forma tables do not reflect on a cumulative basis the effect of the difference between the fees to be charged to and interest earned by the Partnership and the fees and commissions charged to and interest earned by the Partnership and the fees and commissions charged to and interest earned by the accounts in the actual performance tables.

1. Pro forma brokerage fees for each month have been calculated by adding the sum of (a) actual ending equity, actual management and incentive fees, actual brokerage commissions, actual other expenses and pro forma interest income minus actual interest income (the "Base Amount"), and (b) multiplying the result by 1/2 of 1%, plus estimated NFA, exchange, "give-up" and floor brokerage fees.

2. Pro forma management fees for each month have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and multiplying the result by 1/6 of 1% for all Advisors except JWH, which has been calculated using 1/3 of 1%.

3. Pro forma other expenses have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and pro forma management fees and multiplying the result by 1/12 of .38%.

4. Pro forma incentive fees have been calculated by: (a) adding to the actual net performance, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, pro forma brokerage fees, pro forma management fees and pro forma other expenses, and (c) multiplying the resulting figure by 20% for all Advisors except JWH, which has been calculated using 15%. Pro forma incentive fees were calculated on a monthly basis (in accordance with generally accepted accounting principles) and as to reflect the reversal of previously accrued incentive fees when profits sufficient to generate incentive fees are recognized as of the end of an interim month in a quarter but lost in a subsequent month in such quarter. In the case where there is cumulative negative net performance, which must be reversed before an incentive fee becomes payable, and there are net withdrawals, the cumulative negative net performance amount has been proportionately reduced.

5. Pro forma interest income has been calculated by: (a) adding actual beginning equity to the sum of: actual ending equity, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, (c) dividing this sum by two, (d) multiplying by 80% and (e) then multiplying the result by the monthly historical 30-day Treasury bill rate. For purposes of the calculation of pro forma interest income, Partnership interest was estimated using historical 30-day Treasury bill rates of the time period presented on Tables B and B-1. Such rates are higher than current 30-day Treasury bill rates that will be used to calculate Partnership interest income. The application of historical rates may compare more closely to the interest income reflected in the Advisors' performance tables which was most likely earned at the then prevailing interest rates of a particular time period. The Partnership will reimburse SB from interest earned until the amount of interest accrued equals the amount of all offering and organizational expenses of the initial offering period and the 1996 Continuous Offering, plus interest at the prime rate quoted by The Chase Manhattan Bank N.A.

 6. Pro forma monthly rate of return ("Pro Forma Monthly ROR") equals pro forma net performance divided by the actual beginning equity (from the historical performance tables) or equity adjusted for material additions and withdrawals, where applicable.

 7. Pro forma annual rate of return equals the Pro Forma Monthly ROR ("Monthly ROR") compounded over the number of periods in a given year, i.e. each Pro Forma Monthly ROR in hundredths is added to one (1) and the result is multiplied by the previous period's Pro Forma Monthly ROR similarly expressed. One is then subtracted from the product. The Compound Pro Forma Average Annual Rate of Return for the entire period presented is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the period presented and then one (1) is subtracted. The compound pro forma average annual rate of return for the entire period appears as the last entry in the column.

 8. "Largest Monthly Draw-Down" is the largest pro forma monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

 9. "Largest Peak-to-Valley Draw-Down" is the greatest cumulative pro forma percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such peak-to-valley draw-down has not been equal or greater than any subsequent month's composite ending net asset value and indicates the months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value of such decline.

                                    TABLE C
               HYPOTHETICAL COMPOSITE ADJUSTED PERFORMANCE RECORD
              FOR THE PERIOD JULY 1, 1988 THROUGH JANUARY 31, 1996

                                                                      COMPOSITE OF                            COMPOUND
                                                                     ACTUAL MONTHLY      HYPOTHETICAL          ANNUAL
                         PERIOD ENDING                               RATE OF RETURN      $1,000 UNIT       RATE OF RETURN
- ----------------------------------------------------------------     --------------      ------------      --------------
1988
JULY............................................................         (12.18)%           $  878
AUGUST..........................................................           4.88                921
SEPTEMBER.......................................................           0.49                926
OCTOBER.........................................................           4.28                965
NOVEMBER........................................................           6.50              1,028
DECEMBER........................................................          (1.08)             1,017               1.68
1989
JANUARY.........................................................           3.34              1,051
FEBRUARY........................................................          (5.82)               989
MARCH...........................................................           6.43              1,053
APRIL...........................................................          (5.09)               999
MAY.............................................................          20.74              1,207
JUNE............................................................          (8.70)             1,102
JULY............................................................           7.23              1,181
AUGUST..........................................................         (11.19)             1,049
SEPTEMBER.......................................................          (4.73)             1,000
OCTOBER.........................................................          (9.52)               904
NOVEMBER........................................................           6.98                968
DECEMBER........................................................          16.85              1,131              11.21
1990
JANUARY.........................................................           4.50              1,182
FEBRUARY........................................................           6.99              1,264
MARCH...........................................................           8.38              1,370
APRIL...........................................................           4.93              1,438
MAY.............................................................          (7.59)             1,329
JUNE............................................................           2.99              1,368
JULY............................................................           9.04              1,492
AUGUST..........................................................          11.85              1,669
SEPTEMBER.......................................................           2.16              1,705
OCTOBER.........................................................           1.29              1,727
NOVEMBER........................................................           0.73              1,739
DECEMBER........................................................          (0.52)             1,730              53.03
1991
JANUARY.........................................................          (2.31)             1,691
FEBRUARY........................................................           3.84              1,755
MARCH...........................................................           0.71              1,768
APRIL...........................................................          (1.29)             1,745
MAY.............................................................           0.66              1,756
JUNE............................................................           0.05              1,757
JULY............................................................          (5.45)             1,662
AUGUST..........................................................          (3.52)             1,603
SEPTEMBER.......................................................           6.29              1,704
OCTOBER.........................................................           1.54              1,730
NOVEMBER........................................................          (2.03)             1,695
DECEMBER........................................................          16.66              1,977              14.28
1992
JANUARY.........................................................         (10.17)             1,776
FEBRUARY........................................................          16.25              2,065
MARCH...........................................................         (18.59)             1,681
APRIL...........................................................          (0.44)             1,674
MAY.............................................................          (1.10)             1,655
JUNE............................................................           8.36              1,794
JULY............................................................          11.17              1,994
AUGUST..........................................................           5.63              2,106
SEPTEMBER.......................................................          (3.86)             2,025
OCTOBER.........................................................           1.06              2,046
NOVEMBER........................................................           2.04              2,088
DECEMBER........................................................          (0.69)             2,074               4.87
1993
JANUARY.........................................................          (0.05)             2,073
FEBRUARY........................................................          11.95              2,321
MARCH...........................................................           1.72              2,361
APRIL...........................................................           7.48              2,537
MAY.............................................................           0.35              2,546
JUNE............................................................          (0.21)             2,541
JULY............................................................          10.21              2,800
AUGUST..........................................................           1.41              2,840
SEPTEMBER.......................................................          (1.40)             2,800
OCTOBER.........................................................           0.28              2,808
NOVEMBER........................................................           1.60              2,853
DECEMBER........................................................           6.60              3,041              46.62
1994
JANUARY.........................................................          (4.50)             2,904
FEBRUARY........................................................          (3.00)             2,817
MARCH...........................................................           3.21              2,908
APRIL...........................................................          (0.36)             2,897
MAY.............................................................           6.38              3,082
JUNE............................................................           6.56              3,284
JULY............................................................          (3.33)             3,175
AUGUST..........................................................          (4.03)             3,047
SEPTEMBER.......................................................           2.19              3,113
OCTOBER.........................................................           0.10              3,117
NOVEMBER........................................................           4.99              3,272
DECEMBER........................................................           0.85              3,300               8.51
1995
JANUARY.........................................................          (2.02)             3,233
FEBRUARY........................................................           3.13              3,335
MARCH...........................................................           9.92              3,666
APRIL...........................................................           4.33              3,824
MAY.............................................................           3.83              3,971
JUNE............................................................           0.59              3,994
JULY............................................................          (4.16)             3,828
AUGUST..........................................................          (2.77)             3,722
SEPTEMBER.......................................................          (2.79)             3,618
OCTOBER.........................................................          (1.26)             3,573
NOVEMBER........................................................           2.18              3,651
DECEMBER........................................................          10.95              4,050              22.72
1996
JANUARY.........................................................           1.23              4,100               1.23
     COMPOUND AVERAGE ANNUAL RATE OF RETURN (JULY 1988-JANUARY 1996)                                            20.45

                                                                  HYPOTHETICAL COMPOSITE
                                                                     WEIGHTED AVERAGE
                                                                         ADJUSTED             HYPOTHETICAL
                         PERIOD ENDING                                RATE OF RETURN          $1,000 UNIT
- ----------------------------------------------------------------  ----------------------      ------------
1988
JULY............................................................          (12.96)%               $  870
AUGUST..........................................................            4.34                    908
SEPTEMBER.......................................................            0.18                    910
OCTOBER.........................................................            3.51                    942
NOVEMBER........................................................            6.02                    999
DECEMBER........................................................           (1.49)                   984
1989
JANUARY.........................................................            3.34                  1,017
FEBRUARY........................................................           (5.99)                   956
MARCH...........................................................            6.78                  1,020
APRIL...........................................................           (5.19)                   967
MAY.............................................................           21.32                  1,174
JUNE............................................................           (8.23)                 1,077
JULY............................................................            6.79                  1,150
AUGUST..........................................................          (11.25)                 1,021
SEPTEMBER.......................................................           (4.46)                   975
OCTOBER.........................................................           (9.65)                   881
NOVEMBER........................................................            7.28                    945
DECEMBER........................................................           16.44                  1,101
1990
JANUARY.........................................................            4.37                  1,149
FEBRUARY........................................................            6.74                  1,226
MARCH...........................................................            8.29                  1,328
APRIL...........................................................            5.79                  1,405
MAY.............................................................           (7.89)                 1,294
JUNE............................................................            3.14                  1,334
JULY............................................................            9.18                  1,457
AUGUST..........................................................           10.83                  1,615
SEPTEMBER.......................................................            1.76                  1,643
OCTOBER.........................................................            0.94                  1,659
NOVEMBER........................................................            0.34                  1,664
DECEMBER........................................................           (0.93)                 1,649
1991
JANUARY.........................................................           (2.53)                 1,607
FEBRUARY........................................................            3.69                  1,666
MARCH...........................................................            0.57                  1,676
APRIL...........................................................           (1.92)                 1,644
MAY.............................................................            0.39                  1,650
JUNE............................................................           (0.15)                 1,648
JULY............................................................           (6.14)                 1,546
AUGUST..........................................................           (3.76)                 1,488
SEPTEMBER.......................................................            6.52                  1,585
OCTOBER.........................................................            1.32                  1,606
NOVEMBER........................................................           (2.42)                 1,567
DECEMBER........................................................           18.12                  1,852
1992
JANUARY.........................................................          (10.38)                 1,659
FEBRUARY........................................................           14.33                  1,897
MARCH...........................................................          (17.91)                 1,557
APRIL...........................................................           (0.86)                 1,544
MAY.............................................................           (1.47)                 1,521
JUNE............................................................            8.10                  1,644
JULY............................................................           11.11                  1,827
AUGUST..........................................................            5.03                  1,919
SEPTEMBER.......................................................           (4.10)                 1,840
OCTOBER.........................................................            0.51                  1,850
NOVEMBER........................................................            1.63                  1,880
DECEMBER........................................................           (1.13)                 1,859
1993
JANUARY.........................................................           (0.22)                 1,855
FEBRUARY........................................................           11.61                  2,070
MARCH...........................................................            1.37                  2,098
APRIL...........................................................            7.03                  2,246
MAY.............................................................            0.11                  2,248
JUNE............................................................           (0.37)                 2,240
JULY............................................................            9.99                  2,464
AUGUST..........................................................            0.72                  2,482
SEPTEMBER.......................................................           (1.80)                 2,437
OCTOBER.........................................................           (0.17)                 2,433
NOVEMBER........................................................            1.44                  2,468
DECEMBER........................................................            6.27                  2,623
1994
JANUARY.........................................................           (5.06)                 2,490
FEBRUARY........................................................           (3.18)                 2,411
MARCH...........................................................            2.94                  2,482
APRIL...........................................................           (0.61)                 2,466
MAY.............................................................            6.14                  2,618
JUNE............................................................            6.33                  2,784
JULY............................................................           (3.95)                 2,674
AUGUST..........................................................           (4.58)                 2,551
SEPTEMBER.......................................................            1.73                  2,595
OCTOBER.........................................................           (0.78)                 2,575
NOVEMBER........................................................            5.01                  2,704
DECEMBER........................................................            0.19                  2,709
1995
JANUARY.........................................................           (2.74)                 2,635
FEBRUARY........................................................            3.41                  2,725
MARCH...........................................................            9.95                  2,996
APRIL...........................................................            4.11                  3,119
MAY.............................................................            3.38                  3,224
JUNE............................................................           (0.03)                 3,223
JULY............................................................           (4.66)                 3,073
AUGUST..........................................................           (3.26)                 2,973
SEPTEMBER.......................................................           (3.05)                 2,882
OCTOBER.........................................................           (1.39)                 2,842
NOVEMBER........................................................            2.30                  2,907
DECEMBER........................................................           10.54                  3,214
1996
JANUARY.........................................................            0.96                  3,245
     COMPOUND AVERAGE ANNUAL RATE OF RETURN (JULY 1988-JANUARY 1

                                                                      HYPOTHETICAL
                                                                        COMPOUND
                                                                         ANNUAL
                         PERIOD ENDING                               RATE OF RETURN
- ----------------------------------------------------------------  ---------------------
1988
JULY............................................................
AUGUST..........................................................
SEPTEMBER.......................................................
OCTOBER.........................................................
NOVEMBER........................................................
DECEMBER........................................................          (1.64)
1989
JANUARY.........................................................
FEBRUARY........................................................
MARCH...........................................................
APRIL...........................................................
MAY.............................................................
JUNE............................................................
JULY............................................................
AUGUST..........................................................
SEPTEMBER.......................................................
OCTOBER.........................................................
NOVEMBER........................................................
DECEMBER........................................................           11.91
1990
JANUARY.........................................................
FEBRUARY........................................................
MARCH...........................................................
APRIL...........................................................
MAY.............................................................
JUNE............................................................
JULY............................................................
AUGUST..........................................................
SEPTEMBER.......................................................
OCTOBER.........................................................
NOVEMBER........................................................
DECEMBER........................................................           49.81
1991
JANUARY.........................................................
FEBRUARY........................................................
MARCH...........................................................
APRIL...........................................................
MAY.............................................................
JUNE............................................................
JULY............................................................
AUGUST..........................................................
SEPTEMBER.......................................................
OCTOBER.........................................................
NOVEMBER........................................................
DECEMBER........................................................           12.29
1992
JANUARY.........................................................
FEBRUARY........................................................
MARCH...........................................................
APRIL...........................................................
MAY.............................................................
JUNE............................................................
JULY............................................................
AUGUST..........................................................
SEPTEMBER.......................................................
OCTOBER.........................................................
NOVEMBER........................................................
DECEMBER........................................................            0.39
1993
JANUARY.........................................................
FEBRUARY........................................................
MARCH...........................................................
APRIL...........................................................
MAY.............................................................
JUNE............................................................
JULY............................................................
AUGUST..........................................................
SEPTEMBER.......................................................
OCTOBER.........................................................
NOVEMBER........................................................
DECEMBER........................................................           41.09
1994
JANUARY.........................................................
FEBRUARY........................................................
MARCH...........................................................
APRIL...........................................................
MAY.............................................................
JUNE............................................................
JULY............................................................
AUGUST..........................................................
SEPTEMBER.......................................................
OCTOBER.........................................................
NOVEMBER........................................................
DECEMBER........................................................            3.30
1995
JANUARY.........................................................
FEBRUARY........................................................
MARCH...........................................................
APRIL...........................................................
MAY.............................................................
JUNE............................................................
JULY............................................................
AUGUST..........................................................
SEPTEMBER.......................................................
OCTOBER.........................................................
NOVEMBER........................................................
DECEMBER........................................................           18.64
1996
JANUARY.........................................................            0.96
     COMPOUND AVERAGE ANNUAL RATE OF RETURN (JULY 1988-JANUARY 1           16.79


- ---------------


See hypothetical composite pro forma description on page 79.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                NOTES TO TABLE C

     The compound annual Hypothetical Composite Weighted Average Adjusted Annual Rate of Return for each year is calculated by applying on a compound basis each of the Hypothetical Composite Weighted Average Adjusted Monthly Rates of Return for such quarter or year, not by adding or averaging such monthly Rates of Return.


     The Hypothetical Composite Adjusted Performance Record was prepared by the General Partner and is a result of (a) making certain pro forma adjustments to the respective historical performance records of the three Advisors' programs to be used for the Partnership in an attempt to approximate the brokerage fees, management fees, incentive fees, other expenses, and interest income calculated in accordance with the fee and income structure of the Partnership as opposed to the corresponding fees, expenses or income actually charged or earned in the historical performance records (for purposes of the calculation of Partnership interest income, historical 30-day Treasury bill rates of the time period presented on Tables B and B-1 were used. Such rates are higher than current 30-day Treasury bill rates that will be used to calculate Partnership interest income. The application of historical rates may compare more closely to the Advisor's interest income which was most likely earned at the then prevailing interest rates of a particular time period.), (b) assuming the following initial allocation of Partnership assets is made to the Advisors: Chesapeake -- one third; JWH -- one third; and Millburn -- one third. In the case of Chesapeake and JWH, their allocable share of Partnership assets were then further allocated to two separate portfolios as traded by those Advisors: Chesapeake-50% to the Diversified Trading Program and 50% to the Financials and Metals Program and JWH-50% to the Global Diversified Program and 50% to the Original Investment Program. Chesapeake's pro forma performance record for the Financials and Metals Program commenced after July 1, 1988. For purposes of calculating the Hypothetical Composite Weighted Average Pro Forma Rate of Return; (i) Chesapeake's share of assets were allocated to the Chesapeake's Diversified Trading Program until March 1992 (the time the Financials and Metals Program started trading) then a proportional amount of Chesapeake's assets were allocated to each portfolio in accordance with the General Partner's trading allocations and (ii) pro forma monthly rates of return calculated based upon Millburn's Diversified Portfolio Composite (a version of the World Resource Program) were used for the period July 1988 through December 1994 and pro forma monthly rates of return calculated based upon Millburn's World Resource Program were used beginning January 1, 1995 (the time the World Resource Program began trading), (c) calculating a combined weighted Pro Forma Rate of Return and (d) applying on a compound basis each of the monthly Hypothetical Composite Weighted Average Pro Forma Rates of Return to an assumed hypothetical investment of $1,000, made at the beginning of the period. For example, Chesapeake's initial allotment of $333 to the Diversified Trading Program was multiplied by their Pro Forma Rate of Return in Table B. In July 1988, Chesapeake Pro Forma Rate of Return was (10.30)%, which results in a decrease of $34 for the first month and a corresponding decrease to their trading allotment to $299. Next, this process was repeated for each Advisor and each Advisor's new trading allocations were added to reach a net asset value as of the end of the month of $870, a decrease of 12.96% over the initial $1,000. Finally, these computations were repeated each month, beginning with last month's assets allocated to each Advisor plus trading profits or losses.


     The trading results presented in each Advisor's program or portfolio traded for the Partnership are based upon an account or group of accounts traded by the respective Advisors in programs similar to the ones traded for the Partnership.

     The Hypothetical Composite Adjusted Performance Record does not reflect how the Partnership operates, but is based instead upon estimates and assumptions considered by the General Partner to be reasonable. Prospective investors must note, however, that there are other methods by which the Hypothetical Composite Adjusted Performance Record could have reasonably been calculated. Such alternative methods may have produced different composite performance results.

     Irrespective of the limitations of the pro forma adjustments that have been made to the Advisor's historical records, any composite of different trading approaches that have never, in fact, traded an account together is necessarily artificial and hypothetical in some respects. Such hypothetical presentations are also subject to the fact that they can be designed with the benefit of hindsight.

     The hypothetical $1,000 unit column represents the net asset value of a hypothetical unit as of the end of each month.

     The Hypothetical Composite Adjusted Performance Record is based on pro forma adjustments to actual trading results; it contains no simulated performance. However, the table is nevertheless hypothetical in that no single account has been managed by the Advisors as a group. CFTC and NFA regulations require that the following cautionary legend accompany all hypothetical trading records: HYPOTHETICAL OR SIMULATED PERFORMANCE RESULTS HAVE CERTAIN INHERENT LIMITATIONS. UNLIKE AN ACTUAL PERFORMANCE RECORD, SIMULATED RESULTS DO NOT REPRESENT ACTUAL TRADING. ALSO, SINCE THE TRADES HAVE NOT ACTUALLY BEEN EXECUTED, THE RESULTS MAY HAVE UNDER-OR-OVER COMPENSATED FOR THE IMPACT, IF ANY, OF CERTAIN MARKET FACTORS SUCH AS LACK OF LIQUIDITY. SIMULATED TRADING PROGRAMS IN GENERAL ARE ALSO SUBJECT TO THE FACT THAT THEY ARE DESIGNED WITH THE BENEFIT OF HINDSIGHT, NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN.

     The above table must be read in conjunction with the description of the manner in which the Pro Forma Rates of Return for each Advisor were calculated set forth under "The Advisors -- Notes to Table B and B-1 for all Advisors". The Hypothetical Composite Adjusted Performance Record has been calculated on the basis of Pro Forma Rate of Return figures only and Rate of Return may not be an accurate indication of actual performance due to the effect of additions and withdrawals and other factors. Investors should be careful to consider the monthly rates of return and volatility before determining whether to invest. In any event, past results are no guarantee of future performance and no representation is made that the Partnership is likely to achieve profits similar to those shown in the Hypothetical Composite Adjusted Performance Record.

     Although the General Partner believes that the Hypothetical Composite Adjusted Performance Record provides information pertinent to evaluating the desirability of investing in the Partnership, prospective investors must carefully consider the manner in which (a) the individual Advisor's Pro Forma Rates of Return have been calculated and (b) weighted averages of these Pro Forma Rates of Return have been derived for purposes of producing the Hypothetical Composite Adjusted Performance Record in assessing the importance of either of the above Tables to such investor's decision whether to purchase Units.

MANAGEMENT AGREEMENTS

     The Management Agreement that the General Partner and the Partnership has entered into with each Advisor provides that the Advisor has sole discretion in determining the investment of the assets of the Partnership allocated by the General Partner to that Advisor subject to the Partnership's trading policies. Each agreement continues in effect until June 30, 1996 and is renewable by the General Partner for additional one-year periods upon notice to the Advisor not less than 30 days prior to the expiration of the previous period. The agreement can be terminated by the General Partner on 30 days' written notice to the Advisor if (i) the Net Asset Value per Unit declines as of the close of business on any day to $400 or less, (ii) the Net Assets allocated to an Advisor (adjusted for redemptions, reallocations and withdrawals, if any) decline by 50% or more as of the end of a trading day from such Net Assets' previous highest value, (iii) limited partners owning at least 50% of the outstanding Units vote to require the General Partner to terminate the agreement, (iv) the Advisor fails to comply with the terms of the agreement, (v) the General Partner, acting in good faith, upon due consideration by its Board of Directors reasonably determines that the performance of the Advisor has been such that the General Partner's fiduciary duties to the Partnership require termination of the agreement, or (vi) the General Partner reasonably believes that the application of speculative position limits resulting from the aggregation of the Partnership's positions with those of the accounts managed by the Advisor and its principals (if any) will substantially adversely affect the results of the Partnership's commodity trading. The agreement also provides that the Advisor may terminate the agreement upon 30 days' notice to the General Partner in the event that (i) the Trading Policies are changed in a manner which the Advisor reasonably believes will adversely affect the performance of its trading strategies, (ii) at any time after June 30, 1996 or (iii) the General Partner or Partnership fails to comply with the terms of the agreement. The Advisor may immediately terminate the Agreement if (i) the General Partner fails to consent to the Advisor's making a material change in the trading program outlined herein, (ii) the General Partner requires the Advisor to liquidate its positions other than in order that the General Partner may reallocate the Partnership's assets, meet margin calls on the Partnership's account or fund redemptions or (iii) if the General Partner's registration as a commodity pool operator or its membership in the NFA is terminated or suspended. The General Partner may immediately terminate the agreement of an Advisor if its controlling principal (or principals) dies, becomes incapacitated, or is otherwise not managing the trading programs of the Advisor, or if the respective Advisor merges, consolidates with another entity, sells a substantial portion of its assets or becomes insolvent or bankrupt, or if its registration with the CFTC or membership in NFA is suspended or terminated.

     The compensation payable by the Partnership to the Advisors under each Management Agreement is described under "Fees and Expenses to the Partnership."

     Under each Management Agreement the Advisor and its principals are free to render advisory services with respect to other clients and accounts and may use the same or different trading strategies which are utilized in managing the Partnership's investments. However, the Advisor represents and agrees that any such other services will not affect its capacity to continue to render services to the Partnership of the quality and nature contemplated by the Management Agreement. Further, if trading recommendations must be revised as a result of the application of speculative position limits, the Advisor is required to modify such orders in a manner which will not substantially disproportionately affect the Partnership as compared with the Advisor's other accounts trading that program. In addition, the Advisor represents and agrees that it will not knowingly or deliberately use trading strategies for the Partnership which are inferior to those used for any other client or account nor favor any other account over the Partnership in any way, although certain Advisors may offer different trading programs and the Advisor's trading will not necessarily experience the same results as other accounts managed by the Advisor due to differences in such variables including the portfolio selected (which may differ from the trading programs selected and allocations utilized by other accounts); the proportion of funds utilized as margin in the markets; brokerage commissions and management and incentive fees (which may be higher or lower than other accounts under the Advisor's management); and changes in the Advisor's trading methodology, including the size and degree of diversification in terms of the number of and differences in commodities traded at a particular time.

     The agreement provides that with respect to any action in which the Advisor is a party arising out of or in connection with the Management Agreement or the management of the Partnership's assets, the Partnership and the General Partner shall indemnify and hold harmless the Advisor, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, damage, cost, expense (including attorneys' and accountants' fees), judgments and amounts paid in settlement, incurred by such person in connection with such action if the Advisor acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership, and if such actions did not involve negligence, intentional misconduct, or a breach of fiduciary obligations to the Partnership as a commodity trading advisor in accordance with applicable law. To the extent that the Advisor has been successful in defense of any action, no independent legal opinion is needed.

                            FIDUCIARY RESPONSIBILITY

     Duties of the General Partner. Except as described below, the General Partner, to the exclusion of all limited partners, conducts and manages the business of the Partnership including, without limitation, the investment of the funds of the Partnership. The General Partner may delegate its responsibility for the investment of the Partnership's assets to one or more qualified trading advisors. The General Partner monitors the trading and performance of the Partnership and does not "churn" or permit the "churning" of the Partnership's account. The General Partner is further authorized to enter into the Customer Agreement with SB described herein under "The Commodity
Broker/Dealer -- Customer Agreement" and to cause the Partnership to pay SB a brokerage fee equal to 1/2 of 1% of month-end Net Assets allocated to the Advisors (6% per year) per month. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: opening bank accounts with state or national banks; paying, or authorizing the payment of, distributions to the partners and expenses of the Partnership, such as incentive fees, brokerage fees, legal and accounting fees, printing and reporting fees, and registration and other fees of governmental agencies; and investing or directing the investment of funds of the Partnership not being utilized as margin deposits. The General Partner shall seek the best prices and services available in its commodity futures brokerage transactions. The General Partner reviews, not less often than annually, the brokerage rates charged to public commodity pools which are comparable to the Partnership to determine, to the extent practicable, that the brokerage fee paid by the Partnership is competitive with such other rates. See "The Limited Partnership
Agreement -- Management of Partnership Affairs" and "Risk Factors -- Dissolution of the Partnership; Cessation of Trading".

     The General Partner has sole discretion in determining what distributions (other than on redemptions of Units), if any, the Partnership will make to its partners. See "The Limited Partnership Agreement -- Sharing of Profits and Losses". The General Partner takes such actions as it deems necessary or appropriate at any time to admit new or substituted limited partners to the Partnership. See "The Limited Partnership Agreement -- Additional Partners" and "The Limited Partnership Agreement -- Restrictions on Transfer or Assignment".

     General Partner as a Fiduciary. Under New York law, the General Partner has a responsibility to the limited partners to exercise good faith and fairness in all dealings affecting the Partnership. The General Partner has fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership. The General Partner shall not permit the limited partners to contract away the fiduciary obligation owed to the limited partners by the General Partner under common law. The law of fiduciary duties is a developing and changing area of the law and limited partners who have questions concerning the responsibilities of the General Partner should consult their counsel. In the event that a limited partner believes the General Partner has violated its fiduciary responsibility to the limited partners, he may seek legal relief for himself or on behalf of the Partnership, if the General Partner has refused to bring the action, or if an effort to cause the General Partner to bring the action is not likely to succeed, or may have a right to bring a class action on behalf of all of the limited partners, under applicable laws, including partnership, commodities or securities laws, to recover damages from or require an accounting by the General Partner. Limited partners may also be afforded certain rights for reparations under the CEA for violations of the CEA by the General Partner. There can be no assurance, however, that adequate remedies will be available to the limited partners in the event that the General Partner fails to perform its fiduciary obligations to the Partnership. In addition, a limited partner may institute legal proceedings against the General Partner if it or a duly selected trading advisor engages in excessive trading. Limited partners should be aware that it would be difficult to establish that commodity trading has been excessive due to the broad trading authority given to the General Partner under the Limited Partnership Agreement and the Advisors under the Management Agreements, the scarcity of judicial decisions providing standards defining excessive trading, and the exculpatory provisions in the Limited Partnership Agreement.

     The Limited Partnership Agreement provides that the Partnership shall indemnify and hold harmless the General Partner or its affiliates, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, expense (including attorneys' and accountants' fees), judgments and amounts paid in settlement, if the General Partner (or its affiliate) determined in good faith that the course of conduct which caused the loss or liability was in the best interests of the Partnership, the General Partner (or its affiliate) was acting on behalf of or performing services for the Partnership and if such loss or liability was not the result of negligence or misconduct. The General Partner would be able to defend itself on that basis if it were involved in a lawsuit, as established in New York law. No indemnification of the General Partner or its affiliates is permitted for losses resulting from a violation of the Securities Act of 1933 or of any state securities law. In addition, indemnification of the General Partner and its affiliates in connection with any action against the General Partner may only be made if consistent with applicable provisions of the New York Revised Limited Partnership Act. The provisions of the Limited Partnership Agreement are consistent with New York standards of fiduciary duty.

     The Limited Partnership Agreement provides further that the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any partner (or assignee), it being expressly agreed therein that any such return of capital or profits made pursuant to the Limited Partnership Agreement shall be made from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

     The effect of the above provisions may be that an investor in the Units would have a more limited right of action than would be the case had such provisions not existed. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant and its controlling persons under which it has taken the position that whether such indemnification is consistent with the policies expressed in the CEA will be determined by the CFTC on a case-by-case basis.

     The limited partners may be afforded certain rights for reparations under the CEA. The CFTC has adopted rules implementing the reparations provisions of the CEA which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker, a futures commission merchant and its associated persons, a commodity trading advisor or a commodity pool operator. The General Partner is registered with the CFTC as a commodity pool operator and a commodity trading advisor; each of the Advisors is registered with the CFTC as a commodity trading advisor; and SB is registered with the CFTC as a futures commission merchant. In addition, the NFA has adopted certain arbitration rules which, in appropriate circumstances, might provide rights to limited partners. The General Partner, the Advisors and SB are members of the NFA.

                          THE COMMODITY BROKER/DEALER

     Smith Barney Inc., the Partnership's selling agent and commodity broker/dealer through which the Partnership executes its trades, is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange, and other principal U.S. commodity exchanges. It is also registered with the SEC as a securities broker-dealer and with the CFTC as a futures commission merchant, and is a member of the NFA, the National Association of Securities Dealers, Inc. and major securities exchanges, including the New York Stock Exchange. SB has approximately 500 domestic and international offices and over 10,000 Financial Consultants. Its principal office is located at 390 Greenwich Street, New York, New York 10013; telephone (212) 816-6000.

     SB provides commodity brokerage and clearing services for both retail and professional participants in the commodity futures markets, including clearing services for other commodity pools and other members of the commodity exchanges of which it is a clearing member.

     BROKERAGE FEES. The Partnership has entered into a non-exclusive Customer Agreement (as described below) with SB pursuant to which SB executes trades on behalf of the Partnership. Pursuant to the Customer Agreement, the Partnership pays SB a monthly brokerage fee equal to 1/2 of 1% of month-end Net Assets (6% per year) in lieu of per transaction fees and regardless of how many or how few trades are executed during a month. This fee does not include exchange, floor brokerage, user, give-up, clearing and NFA fees which will be paid by the Partnership with respect to futures and options transactions. The Partnership shall seek the best price and services available in its commodity futures brokerage transactions. SB acts as principal on any spot and forward transactions entered into by the Partnership. Such transactions are entered into at prices quoted by SB which reflect a spread between the bid and ask (which spread includes anticipated profits and costs to SB as dealer), but does not include a mark-up. The spread charged on related party trades will be at or below market price. SB pays a portion of its brokerage fee to its Financial Consultants who are registered as associated persons of a futures commission merchant and who have sold Units in this offering so long as they are still employed by SB. Such Financial Consultants provide ongoing services to investors including (i) answering questions regarding daily net asset value and computations thereof, monthly statements, annual reports and tax information provided by the Partnership; (ii) providing assistance to investors in deciding whether and when to redeem their Units or purchase additional Units; and (iii) general servicing of accounts. Such Financial Consultants receive a portion of the fees attributable to Units for the sale of which they were responsible. For this purpose fees are deemed to be attributable to Units sold by a Financial Consultant in the proportion which the number of such Units bears to the number of all Units outstanding at any time. For example, if a Financial Consultant were responsible for the sale of 200 Units and there were 40,000 Units outstanding, .5% (200 divided by 40,000) of the aggregate amount available for such payments would be attributable to the Units sold by a Financial Consultant and the Financial Consultant would currently be credited with approximately 85% of the amount attributable to the Units sold by him.

     The brokerage fee charged to the Partnership may not equal the lowest rates which SB charges to any speculative account, including the accounts of its employees, and may not be as low as rates which might be charged by other commodity broker/dealers because different accounts require different levels of service and monitoring based upon the number of advisors and the volume and complexity of trading. In addition, pursuant to its Customer Agreement with SB, the Partnership will receive several administrative services, such as account reconcilement, payment of fees and expenses, crediting interest income and assistance with preparation of all regulatory filings and monthly reports. These types of services may not be provided to other speculative accounts of SB and may account for the possibly higher rates charged to the Partnership. Since the Customer Agreement is nonexclusive, and since the Partnership is not permitted to enter into an exclusive brokerage agreement, the Partnership would have the right to seek lower brokerage rates from other broker/dealers. The General Partner believes that the arrangements between SB and the Partnership are consistent with arrangements made between comparable commodity pools and other broker/dealers and are fair to the Partnership. Therefore, the General Partner does not intend to negotiate with any other broker/dealers for services to the Partnership nor does it intend to negotiate with SB to obtain a better rate. However, the General Partner will review, at least annually, the brokerage rates charged to other comparable commodity pools to the extent practicable, to determine that the brokerage rates being paid by the Partnership are competitive with such other rates. The General Partner will renegotiate the Customer Agreement if its fiduciary duties so require. In accordance with the Limited Partnership Agreement, limited partners owning more than 50% of the outstanding Units may terminate the Customer Agreement with SB (an affiliate of the General Partner) on sixty days' notice without penalty. See "Conflicts of Interest".

     CUSTOMER AGREEMENT. The Partnership has entered into a Customer Agreement with SB pursuant to which SB executes transactions for the Partnership's accounts in accordance with orders placed by the Advisors. In addition to specifying the services performed by SB, which include the execution of orders and the rendering of bookkeeping and clerical assistance to the Partnership and the General Partner, the Customer Agreement provides that SB will pay monthly interest to the Partnership on 80% of the average daily equity maintained in cash in the Partnership's trading account at SB during each month (i.e., the sum, computed as of the close of business on each day of a month, of (i) the cash balance in such accounts and (ii) the liquidating value of all open positions therein, divided by the total number of calendar days in that month) at a 30-day Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined. SB will be reimbursed from interest income earned by the Partnership for payment of the Partnership's initial offering and organizational expenses (capped at $525,000) and its 1996 Continuous Offering expenses estimated at $275,000, plus interest at the prime rate quoted by The Chase Manhattan, N.A. Interest used to reimburse SB will not be taken into account in computing brokerage or management fees.

     The Customer Agreement also provides that with respect to any action in which SB or its affiliates is a party (other than an action by or in the right of the Partnership), the Partnership shall indemnify and hold harmless such person, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, damage, cost, expense (including attorneys' and accountants' fees), judgments and amounts paid in settlement, if the indemnified person acted in good faith and in a manner reasonably believed to be in the best interests of the Partnership, and if such actions did not involve negligence, misconduct, or a breach of fiduciary obligations. To the extent that the indemnified party has been successful in defense of any action, no independent legal opinion is needed.

     LITIGATION. There have been no administrative, civil or criminal actions pending, on appeal or concluded against SB or any of its individual principals within the past five years that are material to a decision whether to invest in the Partnership, except as follows.

     In connection with the SEC's investigation of the primary distribution of
U. S. Treasury notes and unsecured debt securities issued by government sponsored enterprises ("GSEs"), which investigation emanated from disclosure of activities of a large primary dealer in U. S. Treasury auctions (Salomon Brothers), Smith Barney, in order to settle that aspect of the SEC's investigation relating to GSE securities and without admitting or denying liability, consented to the entry of an order by the SEC that Smith Barney violated Section 17(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and 17 C.F.R. Section 240.17a-3 and 17a-4 for failure to maintain accurate books and records in connection with the primary distribution of GSE unsecured debt securities. The order requires that Smith Barney cease and desist from violating Section 17(a) of the Exchange Act and 17 C.F.R. Section 240.17a-3 and 240.17a-4 in connection with the primary distribution of GSE unsecured debt securities; Smith Barney pay a civil money penalty of $100,000; and Smith Barney implement and maintain policies and procedures reasonably designed to ensure Smith Barney's future compliance with provisions of Section 17(a) of the Exchange Act and 17 C.F.R. Section 240.17a-3 and 240.17a-4 in connection with the primary distribution of GSE unsecured debt securities. The size of the civil money penalty paid by each institution was a function of the amount of business done by it with the GSEs and not related to the culpability of each settling institution.

     In the course of its business, SB, as a major futures commission merchant and broker-dealer is a party to various claims and routine regulatory investigations and proceedings which the General Partner believes do not have a material effect on the business of SB.

                               INCOME TAX ASPECTS

     The General Partner has been advised by its counsel, Willkie Farr & Gallagher, that, in its opinion, the following summary describes the material federal income tax consequences to a United States taxpayer who invests in the Partnership, subject to the uncertainties referred to herein. The legal opinions appearing in this section are the legal opinions of Willkie Farr & Gallagher. The following summary is based upon the Code, and rules, regulations and existing interpretations relating thereto, any of which could be changed at any time. A complete discussion of all federal, state and local tax aspects of an investment in the Partnership is beyond the scope of the following summary, and prospective investors should consult their own tax advisers particularly as respects the effect of their own individual tax characteristics.

CLASSIFICATION AS A PARTNERSHIP

     An organization formed as a partnership will be treated as a partnership for federal income tax purposes rather than as a corporation only if it has no more than two of the four corporate characteristics that the Treasury Regulations use to distinguish a partnership from a corporation for tax purposes. These four characteristics are continuity of life, centralization of management, limited liability, and free transferability of interests. The Partnership has not requested, nor does it intend to request, a ruling from the Internal Revenue Service (the "Service") that it will be treated as a partnership for federal income tax purposes. Rather, it is the opinion of Willkie Farr & Gallagher that, based on the facts and certain representations as stated herein, the current federal income tax law and regulations and the assumption that the General Partner will maintain its net worth as discussed below, the Partnership will not possess more than two corporate characteristics and thus will be treated as a partnership for federal income tax purposes. The opinion of counsel is not binding upon the Service.

     The General Partner is required by the Limited Partnership Agreement to (a) maintain a net worth (excluding its capital contributions to the Partnership) equal to at least 10% of the total contributions to the Partnership, (b) maintain, with respect to each additional limited partnership of which it is a general partner, a net worth (excluding its capital contributions to the additional partnership) equal to at least 10% of the total contributions to such additional limited partnership, and (c) an overall net worth (including capital contributions) equal to at least 10% of the total contributions to all limited partnerships in which it is a general partner. This requirement is imposed by the Partnership, but corresponds to the net worth that the Service would require the General Partner to maintain if the Partnership were now to seek a favorable ruling on the Partnership's status. The General Partner may fail to meet this net worth test, or the Service may adopt a more stringent standard for its ruling purposes so that the Partnership's net worth requirement would no longer correspond to that of the Service. Any failure by the General Partner to satisfy the net worth requirement imposed by the Partnership, or voluntarily to increase its net worth to correspond to any more stringent requirements which may be established in the future by the Service for its ruling purposes, would increase the risk that the Partnership would be treated as an association and taxed as a corporation.

     Pursuant to Code Section 7704, "publicly traded partnerships" are taxed as corporations. If the Partnership were treated as an association taxable as a corporation for federal income tax purposes, the income of the Partnership would be taxed to the Partnership at corporate rates, no Partnership losses could be used by the Partners to offset their own income and all or a portion of any distribution by the Partnership to the partners would be taxed to them as dividends to the extent of the current and accumulated earnings and profits of the Partnership. See "Application of 'Publicly Traded Partnership' Rules to the Partnership". The discussion which follows assumes that the Partnership will be treated as a partnership for federal income tax purposes.

IN GENERAL

     The Partnership will pay no federal income tax. Rather in the opinion of Willkie Farr & Gallagher, each limited partner will report on his federal income tax return his distributive share of the Partnership's income, gains, losses, deductions, credits and other items for the Partnership's taxable year ending with or within the partner's taxable year. A limited partner's distributive share of such items for federal income tax purposes will be determined under the Limited Partnership Agreement generally on a pro rata basis in accordance with his capital account. A limited partner must report (and pay taxes on) his share of partnership income for a particular taxable year whether or not any cash is actually distributed to him for that year.

                 SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES
                FOR UNITED STATES TAXPAYERS WHO ARE INDIVIDUALS

     The following discussion applies only to limited partners who are citizens or residents of the United States for federal income tax purposes, and who are taxed as individuals. Corporate limited partners should consult their own tax counsel as to the federal, state and local tax aspects of an investment in the Partnership and, in particular, should consider the discussion of the New York State corporate franchise tax under "State, Local and Other Taxes" below.

ALLOCATION OF TAX ITEMS

     Limited partners will be allocated their proportionate share of the taxable income or losses realized by the Partnership during the period of the Partnership's taxable year that Units were owned by them. For this purpose, transfers or assignments of Units will be effective only as of the first day of the quarter after the quarter in which the General Partner consents to such transfer or assignment. The allocation of taxable income for Federal income tax purposes by the Partnership may differ from the way in which the benefits of the income have been allocated among the Partners for financial purposes as a consequence of new Limited Partners joining the Partnership and existing Partners adding capital to, or withdrawing capital from, the Partnership during a taxable year of the Partnership. For example, a partner may redeem Units at a time at which the Partnership has realized gains which are offset by unrealized losses. The unrealized losses will reduce the amount paid to the partner on redemption but, when later realized, may not be allocated for tax purposes to the redeemed partner. Alternatively, if a partner redeems Units when there are net unrealized gains, the redeemed partner will be paid for his share of such gain, but when they are later realized any resulting tax liability may have to be borne by the remaining partners.

     Unrealized gains/losses on many commodity interests held by the Partnership at the end of its taxable year must be included in income under the "mark-to-market" rule described below. For federal income tax purposes, these gains/losses will be allocated to partners in proportion to their respective capital accounts. The General Partner will determine each Partner's share of the Partnership's gain or loss for tax purposes by marking to market the Partnership's investments as of the end of each month of the taxable year and by allocating the resulting gain or loss to those Partners who were Partners of the Partnership during the month to which such gain or loss relates. Some ambiguity exists under current law regarding the application of the mark-to-market rules to Partners who redeem or transfer their interests other than at the end of the Partnership's taxable year. Mark-to-market gains and losses might be allocated only to those Partners holding interests in the Partnership at the end of the Partnership's year and the Partnership may not be entitled to a basis adjustment with respect to gains and losses on "Section 1256 contracts" (defined below in "Commodity Provisions") regardless of whether the gains or losses may be allocated monthly.

LIMITATIONS ON DEDUCTIONS

     (1) Basis: A partner may not deduct Partnership losses to the extent they exceed his basis in the Partnership as of the time he seeks to take that deduction. A limited partner's initial tax basis for his interest in the Partnership will be the amount of money he contributes to the Partnership and by additional contributions. This initial basis will be increased by the Partnership's income previously allocated to him for tax purposes and will be reduced by the Partnership's losses previously allocated to him for tax purposes, and by any distributions previously made to him by the Partnership. Losses denied under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and all other applicable limitations.

     (2) At Risk: Similarly, a partner may not deduct Partnership losses for tax purposes for a particular taxable year to the extent they exceed the amount he has "at risk" for his interest in the Partnership at the end of that year. At the end of a taxable year, a limited partner will be "at risk" for tax purposes to the extent of the total of all money he has contributed to the Partnership (except to the extent that the money contributed has been borrowed by the limited partner either without recourse to the limited partner or from a person with an interest in the Partnership or a person related to such a person), plus his share of Partnership income for tax purposes previously allocated to him, reduced by the amount of the Partnership's losses previously allocated to him and reduced by the amount of any prior distributions to him. Losses denied under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and all other applicable limitations.

     (3) Capital Losses: An allocable share of the Partnership's capital losses may be used to offset short-term or long-term capital gains realized by a partner, plus (for taxpayers other than corporations) up to $3,000 ($1,500 in the case of a married individual filing a separate return) a year of ordinary income. Generally, noncorporate taxpayers may carry forward, but may not carry back, unused net capital losses. A noncorporate taxpayer may elect, however, to carry unused net capital losses from trading in Section 1256 contracts back to each of the three preceding years to the extent of the capital gain net income for such preceding year from trading in Section 1256 contracts (or of overall capital gain net income for the year, if less). Proposed legislation would amend the rules limiting the use of capital losses against an individual's ordinary income.

     (4) Passive Activity: The Partnership's income will not be treated as a "passive activity" for purposes of the limitation on the deduction of passive activity losses.

     (5) Miscellaneous Itemized Deductions: If the Partnership is treated as engaged merely in an investment activity (and not in a trade or business), a limited partner taxed as an individual would be allowed a deduction for his share of general partnership expenses (which could include management fees, incentive fees and legal and audit expenses but not commodity trading expenses) only to the extent that the total of all of his investment and other miscellaneous expenses exceeds 2% of his adjusted gross income. Whether the Partnership will be engaged in a trade or business or in an investment activity will depend on the extent and nature of the Partnership's trading activity in any taxable year and could vary from year to year. However, based on the contemplated extent of trading of the Partnership, the General Partner has been advised by its legal counsel that the Partnership's activities should be classified as a trade or business, rather than as an investment activity. It is often difficult to distinguish among investment, trading and dealership activities, and it is possible that the Service could conclude, based on its independent examination of the facts regarding the Partnership's operations, that the Partnership's transactions constitute dealer transactions or investing in securities. Such determinations on the part of the Service may significantly alter the tax consequences of a limited partner's investment in the Partnership as described herein.

     Section 68 of the Code further limits an individual partner's ability to deduct certain itemized deductions that otherwise are deductible against taxable income. Specifically, for regular income tax purposes (but not for alternative minimum tax purposes), the amount of itemized deductions that non-corporate partners (other than estates and trusts) having adjusted gross income in excess of a "threshold" amount (as defined below) will be allowed to deduct is reduced by an amount equal to the lesser of (i) 3% of such partner's adjusted gross income or (ii) 80% of the amount of the otherwise allowable itemized deductions for the taxable year. The "threshold" amount for 1996 is $117,950 ($58,975 for married persons filing separately). For purposes of Section 68, itemized deductions are determined after application of the other loss disallowance rules of the Code and do not include any deductions for medical expenses, investment interest expense or for certain losses under Section 165(a) of the Code.

     (6) Syndication Fees: Neither the Partnership nor any partner will be entitled to any deduction for syndication expenses, that is, amounts paid or incurred in connection with issuing and marketing the Units. There is a risk that some portion of the brokerage fees to be paid to SB would be treated as a nondeductible payment by the Partnership of syndication expenses.

     (7) Investment Interest: A noncorporate taxpayer may deduct the total of all his interest expense incurred or continued to purchase or carry "property held for investment" only to the extent of his net "investment income" from all such property he holds. A Unit of the Partnership should be considered

"property held for investment", and the interest expense incurred by a limited partner to purchase or carry a Unit and such limited partner's distributive share of Partnership investment interest expense should generally be subject to this limitation.

     The deduction of investment interest that is disallowed under these rules is not lost permanently but may be claimed as an investment interest deduction in succeeding taxable years subject to the limitation. A limited partner's net investment income will not include that portion of investment income derived from long-term capital gains unless the partner elects to treat such gains as short-term gains.

     Under the Code, a taxpayer may not deduct interest on indebtedness incurred or continued to purchase or carry obligations, the interest on which is exempt from tax. In the case of a limited partner owning tax-exempt obligations, the Service might take the position that the limited partner's allocable portion of any interest expense of the Partnership should be viewed in whole or in part as incurred to enable the limited partner to purchase or carry the tax-exempt obligations and that the deduction of any interest by the limited partner should be denied in whole or in part.

CAPITAL GAIN

     The trading activities of the Partnership will, as a general rule, generate capital gain and loss, and ordinary income. Partnership transactions would result in ordinary income if the Partnership were considered to hold property for sale to customers in the ordinary course of a trade or business. The Partnership does not expect to hold its commodity interests for sale to customers, and in particular does not expect to effect transactions in physical commodities (other than spot and forward currency transactions), on a regular basis. Certain foreign currency transactions could result in ordinary income as discussed below. Proposed legislation would reduce capital gain tax rates for individuals and corporations.

INTEREST INCOME

     SB will pay interest on a portion of the average daily cash equity in the brokerage account. Interest paid to the Partnership will be taxable currently to the limited partners as ordinary income. In addition, any interest earned by an investor on any subscription amounts that may be held in escrow will also be taxable as ordinary income to him and should be reported in accordance with his regular method of accounting.

COMMODITY PROVISIONS

     The Partnership will engage in speculative trading in commodities, commodity options and commodity futures contracts on all major United States and certain foreign commodity exchanges and will trade in forward contracts in foreign currencies. The Advisors may from time to time employ trading strategies such as spreads or straddles on behalf of the Partnership. Special tax rules generally apply to transactions in commodity interests.

     (1) Mark-to-Market: Under the Code, all positions in Section 1256 contracts held by the Partnership at the end of its taxable year will be marked to their market value, and any unrealized gain or loss on those positions will be included in the income of the partners as if each position had been sold for its fair market value on the last day of the Partnership's taxable year. (If, however, the taxable year of the Partnership is different from the taxable year of a partner, the operation of the mark-to-market rule is unclear, and the treatment described herein may be challenged by the Service.) The General Partner will mark to market the Partnership's investments as of the end of each month of the taxable year. Section 1256 contracts generally include (i) regulated futures contracts ("RFCs"), which are futures contracts traded on regulated United States (and certain foreign) exchanges (including cash settlement contracts such as Eurodollar or stock index contracts), (ii) most foreign currency forward contracts traded in the interbank market (hereinafter "interbank contracts"), and (iii) domestic (and certain foreign) exchange-traded options on commodities, including options on RFCs, debt securities and stock indices. Accordingly, it is expected that the mark-to-market rule will apply to many of the Partnership's transactions in commodity interests. However, the mark-to-market rules will not apply to the Partnership's positions in futures contracts on most foreign exchanges and in foreign currency forward contracts not in the interbank market, unless the Partnership elects such treatment under the provisions of Code Section 988, as discussed below. If the Partnership does not make that election, a partner may elect to have the partner's share of foreign currency gain or loss on certain of the Partnership's Section 1256 contracts treated as ordinary income or loss, as described below.

     After positions in Section 1256 contracts held by the Partnership at the end of its taxable year are marked to market, the resulting gain or loss will be combined with any gain or loss realized by the Partnership from positions in
Section 1256 contracts closed during that year. Provided such positions were held as capital assets and were not part of a "hedging transaction", nor part of a "straddle" (see below), 60% of the resulting net gain or loss will be treated as a long-term capital gain or loss and 40% of such net gain or loss will be treated as a short-term gain or loss, regardless of the period of time particular positions were actually held by the Partnership. (However, gain or loss from positions treated as Section 1256 contracts under the Code Section 988 election provisions, if elected by the Partnership, would be treated entirely as short-term capital gain or loss.)

     (2) Straddles: If the Partnership incurs a loss upon the disposition of any position which is part of a "straddle" (i.e., two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the Partnership recognizes the gain in the offsetting position of the straddle. This rule would apply to all of the positions in a straddle which includes one or more Section 1256 contracts but which does not consist entirely of Section 1256 contracts (a "mixed straddle"), but not to a straddle all of the positions of which are Section 1256 contracts. (Depending upon whether the Partnership makes certain elections, the Section 1256 contract components of a mixed straddle may be treated as not subject to the mark-to-market rules.) This provision would also apply to the Partnership's positions in futures contracts on most foreign exchanges and in forward contracts on foreign currency (other than interbank contracts), which could result in the deferral of deductions for losses resulting from the disposition of such positions or from the disposition of
Section 1256 contracts which offset those positions. The Partnership can specifically identify particular positions as being components of a straddle, in which case a realized loss would be allowable only upon the liquidation of all of the components of the identified straddle. The Partnership's trading strategies may include the use of spreads or straddles, with or without making such identifications.

     Interest and other carrying charges allocable to positions which are part of a straddle must be capitalized, rather than deducted currently.

     (3) Wash and Short Sale Rules: The "short sale" rules may apply to positions held by the Partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss. Furthermore, "wash sale" rules, which prevent the recognition of a loss from the sale of a security where a substantially identical security is (or has been) acquired within a prescribed time period, also apply where certain offsetting positions (other than identified straddle positions) are entered into within the prescribed period.

     (4) Section 988: Currency gain or loss from transactions in (i) bank forward contracts not traded in the interbank market and (ii) currency futures contracts traded on a foreign exchange may be treated as ordinary income or loss under Code Section 988. The Partnership may elect, in effect, to recognize gain or loss from instruments described in clauses (i) and (ii) of the preceding sentence under the mark-to-market rules of Code Section 1256. Pursuant to that election, gain or loss from such positions would be treated entirely as short-term capital gain or loss. The Partnership will make the election necessary to gain such treatment if such election is otherwise in the best interests of the Partnership. If the Partnership does not make the election, the partners may individually elect to have their share of foreign currency gain or loss from certain of the Partnership's Section 1256 contracts treated as ordinary income or loss, rather than 60% long-term and 40% short-term capital gain or loss.

     (5) Partner-Partnership Positions: It is unclear to what extent the loss deferral, short sale, capitalization and wash sale rules would apply to straddles consisting of Partnership transactions and transactions by a partner in his individual capacity. Each prospective limited partner should review the application of these rules to his own particular tax situation, with special regard to the potential interaction between Partnership operations and commodities transactions entered into by the prospective limited partner in his individual capacity.

APPLICATION OF 'PUBLICLY TRADED PARTNERSHIP' RULES TO THE PARTNERSHIP

     Under Code Section 7704, certain publicly traded partnerships are treated as corporations for federal income tax purposes. Publicly traded partnerships, as defined in Code Section 7704(b), are partnerships the interests in which are traded on an established securities market or are readily tradeable on a secondary market (or the substantial equivalent thereof).

     Even if a partnership is considered to be publicly traded, Code Section 7704(c) provides that such a partnership will not be treated as a corporation for federal income tax purposes if, as to each taxable year of its existence,
(i) with certain exceptions to be prescribed by forthcoming Treasury Regulations, the partnership is not required to register under the 1940 Act, and
(ii) at least 90% of its gross income is "qualifying income," such as interest, dividends, gains from the disposition of stock or securities, and, in the case of a partnership that has as a principal activity the buying and selling of commodities and commodity instruments, income and gains from such commodities transactions.

     On the basis of its examination of the Partnership's objectives and trading policies as described herein, Willkie Farr & Gallagher has concluded that at least 90% of the annual gross income of the Partnership will consist of qualifying income, as defined above. Based on that conclusion, the Partnership could be expected to satisfy the gross income requirement in each of its taxable years, beginning with the current taxable year. Further, Willkie Farr & Gallagher has concluded that, so long as the Partnership is engaged primarily in commodity trading, it will not be required to register under the 1940 Act. Therefore, the Partnership does not expect to be taxed as a corporation under Code Section 7704 even if it were to be viewed as publicly traded.

     Should the aforementioned facts, assumptions and representations fail to be accurate for any reason, the IRS may take the position that the Partnership should be treated as an association taxable as a corporation for federal income tax purposes. The continued treatment of the Partnership as a partnership also is dependent upon existing Code provisions, regulations promulgated thereunder and administrative interpretations thereof, all of which are subject to change. Therefore, no assurances can be given that the Partnership's classification for federal income tax purposes may not be changed during the term of its existence.

PARTNERSHIP AUDIT PROCEDURES

     The Partnership's federal income tax information return may be audited. While partners have certain rights to participate in a partnership audit, some of these rights are not available to partners owning less than a 1% profit interest in a partnership with more than 100 partners. Accordingly, a limited partner may not be able to participate in an audit of the Partnership's information return, but could nevertheless be bound by a settlement reached in that audit unless he has filed a timely pre-settlement notice with the Service stating that he will not be bound by the settlement. An audit of the Partnership's returns may result in an audit of a limited partner's tax return and lead to adjustments of income and loss unrelated to an investment in the Partnership.

REDEMPTION OF UNITS

     To the extent of his tax basis in his Units, cash distributed to a limited partner by the Partnership upon redemption of Units will constitute a return of capital that will not be reportable as taxable income, but will reduce his tax basis in his Units. To the extent that cash distributions exceed a limited partner's tax basis in his Units, an event which should only arise upon redemption, such distributions will be taxable to him as gain from the sale or exchange of the Units. Upon complete redemption of all of a limited partner's Units, the limited partner may recognize loss to the extent of any unrecovered basis in the redeemed Units. If the limited partner is not a "dealer" with respect to the Units and has held his Units for more than one year, any gain or loss on their redemption will be long-term capital gain or loss.

BROKER REPORTING AND BACKUP WITHHOLDING

     The subscription documents require each prospective investor in the Partnership to furnish the investor's "taxpayer identification number." If the number furnished is not correct, the investor may be subject to penalties imposed by the Service and payments to the investor in redemption of Units (and, possibly, other Partnership distributions) may become subject to 31% backup withholding.

     The Partnership is not required to treat either its commodities transactions or redemptions of Units as requiring separate reporting to investors under Code Section 6045, since the information required to be furnished by that section is identical to that furnished to each investor on Schedule K-1 of Form 1065. The same information will be furnished to the Service on Form 1065. Accordingly, investors will not receive separate Forms 1099-B with respect to such transactions.

ALTERNATIVE MINIMUM TAX

     The alternative minimum tax for individuals is imposed on "alternative minimum taxable income" ("AMTI") in excess of an exemption amount of $33,750 ($45,000 for married individuals filing a joint return and $22,500 for married individuals filing separate returns). A 26% rate applies to the first $175,000 of a taxpayer's AMTI in excess of the exemption amount, and a 28% rate applies to AMTI more than $175,000 above the exemption amount. The exemption amount is phased out at a rate of 25 cents on the dollar for AMTI in excess of $112,500 ($150,000 for married individuals filing a joint return and $75,000 for married individuals filing separate returns). AMTI consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. AMTI may not be offset by certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry Units in the Partnership. Corporations are also subject to an alternative minimum tax.

                   TAX CONSEQUENCES FOR EXEMPT ORGANIZATIONS

     The following is a brief summary of the federal income tax consequences to entities otherwise exempt from such tax (such as employee benefit plans, individual retirement plans, individual retirement accounts and charitable organizations) ("Exempt Organizations").

     In general, an investment in the Partnership is not expected to result in significant amounts of "unrelated business income." If, however, any portion of an Exempt Organization's allocable share of Partnership income is treated as "unrelated business taxable income", the Exempt Organization will be liable for a tax on that amount (plus all other unrelated business taxable income for the taxable year), minus applicable modifications and deductions, at the rates applicable to corporations.

     Unrelated business income includes certain income derived from "debt-financed property." Such "debt-financed property" generally will include securities purchased on margin. However, the Service has stated in private rulings that margin accounts maintained with respect to certain commodities trading do not create indebtedness and therefore such commodities traded on margin do not constitute "debt-financed property." However, there is no published authority for this view, private rulings have no value as precedent and the Partnership will not seek a ruling from the Service on this issue. Therefore, there is a risk that the Partnership's income could be viewed as generated from debt-financed property and would therefore constitute unrelated business income.

     If the Partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, such gain would likely constitute unrelated business income. The Partnership is entitled to engage in such leveraged purchases of physical commodities. See "Trading Policies."

                          STATE, LOCAL AND OTHER TAXES

     In addition to federal income taxes, limited partners may be subject to other taxes, such as state or local income taxes, and estate, inheritance or intangible property taxes which may be imposed by various jurisdictions. A non-New York corporate limited partner that is not otherwise subject to New York State taxation may become subject to the New York State Corporate Franchise Tax. The current minimum New York State corporate franchise tax ranges between $1,500 and $325, based on gross payroll, and the tax liability could be greater depending on the application of alternate statutory formulas for determining the amount of the corporate partner's net income that is allocable to New York State. In general, such non-New York State corporate limited partners will be subject to the Franchise Tax on their income allocable to New York unless (1) at least 90% of the Partnership's gross income is from dividends, interest, securities loans and gains from the sale of stock or securities or foreign currencies, or other income (including but not limited to income and gains from commodities and gains from options, futures, or forward contracts) derived with respect to the Partnership's investments in stock, securities or currencies, or (2) such partner's partnership interest is less than 1% or the tax basis in the interest does not exceed $1,000,000. While the Partnership expects to satisfy the 90% income test described above, no assurance can be given as to whether an investment in the Partnership will create a Franchise Tax liability. Non-New York corporate limited partners that are subject to New York taxes solely as a result of their investment in the Partnership may make an irrevocable election to be subject to New York taxes only on their share of Partnership income allocable to New York.

     The Partnership expects to take the position that it trades for its own account and is exempt from the New York City Unincorporated Business Tax. Non-New York City corporate limited partners are subject to the New York City General Corporate Tax on income allocable to the City. The current minimum General Corporate Tax is $300, although the actual tax liability could be greater depending on how the corporate partner's income is allocated to New York City.

     Each prospective limited partner should consult his own tax counsel with regard to state, local and other taxes.

                SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX
                      CONSEQUENCES FOR NON-U.S. TAXPAYERS

     A non-resident alien individual, foreign corporation or foreign partnership not otherwise engaged in a United States trade or business or acting as a dealer in commodities will not be deemed to be engaged in a United States trade or business by virtue of an investment as a limited partner in the Partnership. Capital gains earned by the Partnership and allocated to such a foreign limited partner will, as a general rule, not be subject to United States federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which such foreign limited partner is resident, organized or operating. Interest income earned by the Partnership on its margin account with SB and interest earned by limited partners on escrow deposits will, as a general rule, likewise not be subject to the United States federal income tax or withholding, but may be subject to tax in other jurisdictions to which such foreign limited partner is connected. Prospective foreign limited partners who are engaged in a United States trade or business or who act as dealers in commodities may be subject to United States income tax and should consult their tax advisors before investing in the Partnership.

                     BASIS OF SUMMARY OF INCOME TAX ASPECTS

     Except as otherwise set forth, the foregoing statements regarding the federal income tax consequences to Limited Partners of an investment in the Partnership are based upon the provisions of the Code as currently in effect and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes (other than those discussed above) will not occur that would make the foregoing statements incorrect or incomplete. Further, the foregoing discussion is not intended as a substitute for careful tax planning, particularly since certain of the income tax consequences of an investment in the Partnership may not be the same for all taxpayers. Accordingly, prospective investors in the Partnership are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local and municipal laws before subscribing for Units.

                                USE OF PROCEEDS

     The net proceeds to the Partnership from this offering are estimated at $92,825,000 assuming that all 100,000 Units were sold at the Net Asset Value per Unit which prevailed as at February 29, 1996. No selling commissions or organizational and offering expenses related to the initial offering period were initially paid by the Partnership. As used in this Prospectus, organizational and offering expenses include legal and accounting fees, marketing and printing expenses, escrow charges and filing, registration and recording fees. Such expenses were approximately $900,000 for organization and initial offering period with respect to Units included in this Prospectus, and are estimated at $275,000 for 1996. The expenses of the initial offering period to be reimbursed from the Partnership's interest income were capped at $525,000 (plus interest at the prime rate quoted by The Chase Manhattan Bank, N.A.) and paid by SB. Similarly, SB will pay and be reimbursed for the 1996 offering expenses (plus interest at the prime rate quoted by The Chase Manhattan Bank, N.A.). SB may, but is not required to, pay any expenses incurred in connection with the 1997 Continuous Offering. In no event will such expenses exceed 15% of the total amount of the offering. Escrow charges consist of the following: (i) a $2,500 fee per escrow account, (ii) all maintenance fees incurred in the cost of operating the bank money market account, (iii) a wire charge of $5.00-$22.00 and (iv) miscellaneous distributions and subscription charges.



     The proceeds from the offering will be deposited in the Partnership's commodity trading accounts at SB and will be used for trading in commodity futures contracts, forward contracts and other commodity interests in accordance with the trading techniques and policies described under the captions "Trading Policies" and "The Advisors." See also "Risk Factors -- Commodity Trading Risks." All of the assets of the Partnership are maintained in cash and segregated as customer funds under the CEA, except that margin with respect to certain non-U.S. futures and options transactions are maintained in separate secured amount accounts at U.S. banks not affiliated with the General Partner as required by CFTC regulations. The General Partner estimates that approximately 80-95% of the Partnership's assets will be segregated as customer funds. The Partnership's funds held in connection with contracts on U.S. contract markets that are priced and settled in a foreign currency may be held in accounts denominated in a foreign currency with a depository located outside the United States or its territories, although it currently does not intend to do so. See "Risk Factors." SB will deposit the assets of the Partnership (other than margin for non-U.S. futures and options) in segregated bank accounts as required by the CFTC. The banks will not pay interest on such accounts. However, SB will pay monthly interest to the Partnership on 80% of the average daily equity maintained in cash in the Partnership's account at SB during each month (i.e., the sum, computed as of the close of business on each day of a month, of (i) the cash balance in such accounts and (ii) the liquidating value of all open positions therein, divided by the total number of calendar days in that month) at a 30-day Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined. The Partnership will reimburse to SB from interest income the total amount of offering and organizational expenses of the initial offering period and the expenses of the Continuous Offering in 1996, plus interest at the prime rate quoted by The Chase Manhattan N.A. Such interest will be paid from SB's own funds. The interest paid by SB to the Partnership will be credited to the Partnership's accounts at SB monthly and consequently will be available to the Partnership for trading purposes after reimbursement of the offering and organizational expenses. The Partnership will make no loans. The assets of the Partnership will not be commingled with the assets of any other entity, nor used as margin for any other account. Deposit of assets with a commodity broker as margin shall not constitute commingling. The Partnership estimates that its margin-to-equity ratio will generally be in the range of 10% to 40%.


                              PLAN OF DISTRIBUTION

     The Units are offered by the Partnership through its selling agent, SB, pursuant to a Selling Agreement between the Partnership and SB. SB may permit other member firms of the National Association of Securities Dealers, Inc. ("NASD") and certain foreign brokers to participate in the offering. The Units will be offered on a best efforts basis without any firm underwriting commitment (so that neither SB nor any other underwriter has agreed to purchase any Units). See "Risk Factors -- No Assurance That Units Will Be Sold". The Partnership will pay no selling commissions to SB or any such members. The General Partner is an affiliate of SB. SB receives brokerage fees from the Partnership in its capacity as commodity broker/dealer for the Partnership. Such fees may be deemed to be underwriting compensation. SB pays a portion of its brokerage fees to its Financial Consultants who sell Units in the offering. Any additional firm (other than a foreign broker who offers solely to non-U.S. clients) selected by SB that receives continuing compensation in the form of a portion of the commodity brokerage fees paid by the Partnership will be registered with the NFA as a futures commission merchant or an introducing broker. Further, any associated person of SB or such other firm who receives continuing compensation in the form of a portion of the commodity brokerage fees paid by the Partnership will be registered with the NFA as an associated person of a futures commission merchant or an introducing broker (qualified as an associated person by having taken the Series 3 or 31 Commodities Exam or having been "grandfathered" as an associated person qualified to do commodity brokerage). In connection with the sale of Units, SB may implement sales incentive and promotional programs for its Financial Consultants who sell Units. Such programs may offer Financial Consultants bonus compensation and/or gift items based on sales of Units. No such programs will be offered to Financial Consultants unaffiliated with SB. SB will submit any proposed sales incentive program to the NASD for approval prior to its implementation. In no event will the total compensation paid to SB, its employees and any participating member firms in connection with the distribution of Units exceed 10% of the proceeds of the offering. (For this purpose, "total compensation" does not include brokerage fees.)


     The Units will be offered at Net Asset Value per Unit as of the end of each month, until the earlier of the sale of all 100,000 Units and two years from the date of this Prospectus (the "Continuous Offering"). Net Asset Value is defined in the Glossary at page 121. The General Partner may determine to increase the number of Units offered, not to offer Units in a particular month or to register additional Units in a subsequent offering. All subscriptions will be held in an escrow account by European American Bank, New York, New York until the first day of the month beginning at least 6 days after receipt of the subscription, on which day subscription funds will be transferred to the Partnership's trading accounts at SB. If the General Partner, in its sole discretion, determines not to offer Units during a particular month in the Continuous Offering, subscriptions will remain in escrow until the beginning of the next month on which sales will be effective. Subscribers will be paid a pro rata share of the interest earned on the subscriptions during the escrow period.


     The General Partner, acting in the best interests of the limited partners, may at any time select a different escrow agent, provided that such escrow agent is not affiliated with the General Partner or SB. Any such escrow agent would be directed by the General Partner to invest subscriptions in legally permissible interest bearing investments including direct United States government obligations, certificates of deposit or bank money market accounts. However, since such investments carry different minimum dollar amounts and varying interest rates, the amount of interest, if any, that will be earned on a subscription cannot be calculated.

     The General Partner may reject any subscription for any reason within a reasonable time. During the Continuous Offering, a subscriber may revoke his subscription if the General Partner determines not to offer Units as of the end of a month.

                            INVESTMENT REQUIREMENTS

     The minimum initial investment in the Partnership is $5,000 except that investments by employee-benefit plans may be made for a minimum of $2,000 (subject to higher minimums in certain states). See Exhibit C hereto and "ERISA Considerations". Investors who are already limited partners may purchase additional Units with a minimum of $1,000 (except in Maine, where the minimum additional subscription will be $5,000).

     Each investor must represent and warrant in the Subscription Agreement attached hereto as Exhibit B that he either has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) a net worth of at least $45,000 and an annual income of $45,000. Certain states have higher suitability requirements which are set forth in Exhibit C to this Prospectus.

     BY EXECUTING THE SUBSCRIPTION AGREEMENT, INVESTORS ARE NOT WAIVING ANY RIGHTS THEY MAY HAVE UNDER THE SECURITIES ACT OF 1933.

     Each investor, by executing and returning the Subscription Agreement, represents and warrants that (1) he has received a copy of the Prospectus as appropriately supplemented; (2) he meets all applicable suitability standards as set forth in the Prospectus as appropriately supplemented; (3) he consents to the execution and delivery of a Customer Agreement between SB and the Partnership and to the payment to SB of fees as described in the Prospectus; and, (4) if he is not a citizen or resident of the United States for federal income tax purposes, that he is not a dealer in commodities and he agrees to pay or reimburse the General Partner or SB for any taxes imposed as a result of his status as a limited partner.

     All of the representations and warranties are primarily intended to assure and confirm that the investor is fully aware of and understands the elements of the Partnership's structure and operation prior to making his investment. In addition, they are intended to enable the Partnership, the General Partner and SB to comply with certain requirements under the Commodity Exchange Act and various state securities laws.

     In addition, each of Representations (1) through (3) above is intended to foreclose to the investor the possibility of alleging the opposite of such representation and warranty in litigation by the investor against the General Partner, the Partnership or SB. The General Partner, the Partnership and SB would rely on such representations and warranties to respond to arguments made to the contrary in the event of such litigation.

     Representation (4) is intended to require a non-U.S. investor subject to that representation to be responsible for any taxes imposed as a result of that investor's status as a limited partner and enable the Partnership and General Partner to comply with federal tax laws. Each investor must also be either a citizen or a resident of the United States for U.S. tax purposes or must agree to reimburse SB or the Partnership for any taxes, including but not limited to withholding tax, incurred in connection with the investor's interest in the Partnership. See "Income Tax Aspects -- Summary of United States Federal Income Tax Consequences for non-U.S. Taxpayers."

     The General Partner may reject a subscription for any reason within a reasonable time (within four business days of receipt of payment by the General Partner).

     POTENTIAL INVESTORS SHOULD CONSIDER THE UNITS AS A LONG-TERM (AT LEAST TWO
YEAR) INVESTMENT TO PERMIT THE TRADING METHODS TO BE EMPLOYED IN MANAGING THE PARTNERSHIP'S INVESTMENTS TO FUNCTION OVER A SIGNIFICANT PERIOD OF TIME. SEE "RISK FACTORS -- COMMODITY TRADING IS SPECULATIVE", "RISK FACTORS -- TRADING STRATEGIES" AND "THE ADVISORS -- TRADING STRATEGIES".

                             SUBSCRIPTION PROCEDURE

     In order to purchase Units, an investor must complete and execute a copy of the Subscription Agreement attached hereto as Exhibit B and deliver and/or mail the Subscription Agreement to any branch office of SB or another selling agent.

     Payment for subscriptions may be made by the subscriber authorizing his Financial Consultant to debit his SB account for a minimum of $5,000 (or for a minimum of $2,000 for subscriptions made by employee-benefit plans). During the Continuous Offering, $5,000 will purchase a number of Units determined by their Net Asset Value as of the effective date of the purchase (the first day of the month beginning at least 6 days after receipt and acceptance of the subscription). The General Partner may determine not to offer Units during any particular month. Subscribers who authorize SB to debit their securities account must have their subscription payment in their account on the specified settlement date and such account will be debited on the settlement date which will occur not later than five business days following notification to SB and the subscriber of the acceptance of the subscription. That notification will occur within a reasonable time.

     Subscribers who do not maintain an account with SB should consult their brokers for instructions as to payment. Such payment will be made either by debiting such subscriber's securities account in the manner described herein or by delivery to the broker of a check made payable to European American Bank, Escrow Agent for SBDF II, Subscribers' Escrow Account No. 002-060739.

                       THE LIMITED PARTNERSHIP AGREEMENT

     This Prospectus contains an explanation of the material terms and provisions of the Limited Partnership Agreement, a copy of which is attached as Exhibit A hereto and is incorporated herein by this reference. Each prospective investor should read this summary and the Limited Partnership Agreement thoroughly before investing. The following description is a summary only and is not intended to be complete.

LIABILITY OF LIMITED PARTNERS

     The Partnership was formed on May 10, 1994 under the laws of the State of New York. Under the New York Revised Limited Partnership Act ("New York Act"), only a Limited Partner's capital contribution to the Partnership, and its share of assets and undistributed profits, are subject to the risks of the Partnership's business. Under the New York Act, a limited partner is otherwise entitled to limited liability and is not responsible for the Partnership's obligations if its activities in connection with the business of the Partnership are limited to the exercise by it, in accordance with the provisions of the Limited Partnership Agreement, of the rights granted it therein. Certain states where the Partnership anticipates doing business have statutes providing for the same limitations on limited partner liability, but in those states that do not have such statutes and where judicial precedents are unclear, a limited partner may not have the benefit of such limitations. Under the New York Act, if a limited partner participates in the control of the Partnership's business, which it is prohibited from doing by the terms of the Limited Partnership Agreement, it may lose the limitation of liability afforded by the New York Act and become liable as a general partner to persons who transact business with the Partnership reasonably believing, based upon the limited partner's conduct, that the limited partner is a general partner.

     Section 121-607 of the New York Act prohibits a limited partnership from making a distribution to a partner to the extent that, at the time of the distribution and after giving effect thereto, all liabilities of the limited partnership (other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specified property of the limited partnership) exceed the fair value of the assets of the limited partnership. For purposes of this limitation, the fair value of property that is subject to a liability for which recourse of creditors is limited is included in the assets of a limited partnership only to the extent that the fair value of the property exceeds that liability. Under the New York Act, a limited partner who received such a prohibited distribution and who knew that the distribution violated the New York Act is liable to the limited partnership for the amount of the distribution for a period of three years from the date of the distribution. This section of the New York Act does not affect any obligation or liability of a limited partner under the Limited Partnership Agreement or other applicable law (including relevant fraudulent conveyance acts) for the amount of a distribution.

MANAGEMENT OF PARTNERSHIP AFFAIRS

     The limited partners will not participate in the management or control of the Partnership. Under the Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in the General Partner. The General Partner may select one or more trading advisors to direct all trading for the Partnership. Other responsibilities of the General Partner include, but are not limited to, the following: determining whether the Partnership will make distributions of profits to partners; administering redemptions of limited partners' Units; preparing monthly and annual reports to the limited partners; preparing and filing necessary reports with regulatory authorities; calculating the Net Asset Value; executing various documents on behalf of the Partnership and the limited partners pursuant to powers of attorney; and supervising the liquidation of the Partnership if an event causing dissolution of the Partnership occurs.

     The Limited Partnership Agreement requires the General Partner to cause the Partnership to dissolve at any time that Net Asset Value per Unit falls below $400 as of the end of a trading day.

SHARING OF PROFITS AND LOSSES

     Partnership Accounting. Each partner will have a capital account, and its initial balance will be the amount he paid for his Units or, in the case of the General Partner, its capital contribution (which shall be treated as Units of General Partnership Interest). Any increase or decrease in the Net Assets of the Partnership will be allocated among the partners on a monthly basis and will be added to or subtracted from the accounts of the partners in the ratio that each account bears to all accounts. The General Partner is not personally liable for return of capital contributions or profits to the limited partners.

     Federal Tax Allocations. At the end of each fiscal year the Partnership's realized capital gain or loss, aggregate capital gain or loss resulting from the monthly mark-to-market system, and ordinary income or loss, will be allocated among the partners, and each partner will be required to include in his personal income tax return his share of such items. Allocations will be pro rata for short-term capital gain or loss, long-term capital gain or loss, and net ordinary income or loss realized by the Partnership; however, each Partner's share of the Partnership's capital gain or loss from "Section 1256 Contracts" for tax purposes will be determined by marking to market the Partnership's investments as of the end of each month of the taxable year and by allocating the resulting gain or loss to those Partners who were Partners during the month to which such gain or loss relates.

     For any limited partner who redeems or acquires Units during any fiscal year, his proportionate share of the capital gain or loss and ordinary income and loss will be that which was realized by the Partnership during the period that such Units were owned by such limited partner. Transfers or assignments of Units will be effective as of the first day of the fiscal quarter following the quarter in which notice of such transfer or assignment is given to the General Partner. For purposes of determining the Net Asset Value of Units, gains and losses will be allocated among those persons who are partners when unrealized gains or losses occur due to changes in the value of open positions. For federal income tax purposes, gains and losses are allocated among those who are partners when positions are closed and the gains or losses are realized. Therefore, if a partner's proportionate interest in the Partnership should increase, as a result of redemptions of Units by other partners, between the time an unrealized gain occurs and the time the gain is realized by the Partnership, the partner's share of taxable gain for the fiscal year may exceed his economic gain as reflected in the Net Asset Value of his Units.

     Upon dissolution of the Partnership, (and after satisfaction of all liabilities of the Partnership), the assets of the Partnership will be distributed to each partner in the ratio that his capital account bears to the capital accounts of all partners.

ADDITIONAL PARTNERS

     The General Partner has the sole discretion to determine whether to offer for sale additional Units and to admit additional limited partners. There is no limitation on the number of Units which may be outstanding at any time. All Units offered by the Partnership after commencement of trading operations must be sold at the Partnership's then current Net Asset Value per Unit (plus selling commissions, if any). The General Partner may make arrangements for the sale of additional Units or partial Units in the future. See "Plan of Distribution". The General Partner may also consent to the admission of any assignee of Units as a substituted limited partner.

RESTRICTIONS ON TRANSFER OR ASSIGNMENT

     The Limited Partnership Agreement provides that a limited partner may assign his Units upon notice to the General Partner. No assignment of Units will be effective against the Partnership or the General Partner until the commencement of the next fiscal quarter after the General Partner receives such notice. Without the consent of the General Partner (which consent may be withheld at its sole and absolute discretion for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership), no assignee may become a substituted limited partner. An assignee who becomes a substituted limited partner will be subject to all of the rights and liabilities of a limited partner of the Partnership. An assignee who does not become a substituted limited partner will be entitled to receive the share of the profits or the return of capital to which his assignor would otherwise be entitled, but will not be entitled to vote, to an accounting of Partnership transactions, to receive tax information, or to inspect the books and records of the Partnership. Under the New York Act, an assigning limited partner remains liable to the Partnership for any amounts for which he may be liable under such law regardless of whether any assignee to whom he has assigned Units becomes a substituted limited partner.

DISSOLUTION OF THE PARTNERSHIP

     The Partnership shall dissolve and its affairs shall be wound up as soon as practicable upon the first to occur of the following: (i) December 31, 2014;
(ii) the vote to dissolve the Partnership by limited partners owning more than 50% of the Units; (iii) assignment by the General Partner of all of its interest in the Partnership or withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the New York Act unless the Partnership is continued as described in the Limited Partnership Agreement; (iv) Net Asset Value per Unit falls to less than $400 as of the end of any trading day; or (v) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued, such as the entry of a decree of judicial dissolution.

REMOVAL OR ADMISSION OF GENERAL PARTNER

     The General Partner may be removed and successor general partners may be admitted upon the vote of a majority of the outstanding Units.

AMENDMENTS; MEETINGS

     The Limited Partnership Agreement may be amended if approved in writing by the General Partner and limited partners owning more than 50% of the outstanding Units. Any Units purchased by the General Partner, the Advisors or their affiliates will not be entitled to any of the voting rights to which such Units would otherwise be entitled under Section 17 of the Limited Partnership Agreement, except as required by law. Limited partners are entitled to vote by proxy.

     Any limited partner, upon written request addressed to the General Partner, may obtain from the General Partner a list of the names and addresses of record of all limited partners and the number of Units held by each limited partner. Upon receipt of a written request delivered in person or by certified mail, signed by limited partners owning at least 10% of the outstanding Units, that a meeting of the Partnership be called to consider any matter upon which limited partners may vote pursuant to the Limited Partnership Agreement, the General Partner, by written notice to each limited partner of record mailed within 15 days after such receipt, must call a meeting of the Partnership. Such meeting must be held at least 30 but not more than 60 days after the mailing of such notice and the notice must specify the date, a reasonable time and place, and the purpose of such meeting.

     At any such meeting, upon the approval by an affirmative vote of limited partners owning more than 50% of the Units, the following actions may be taken:
(i) the Limited Partnership Agreement may, with certain exceptions, be amended;
(ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new general partner may be admitted immediately prior to the removal of the General Partner provided that the new general partner shall continue the business of the Partnership without dissolution; (iv) a new general partner or general partners may be admitted if the General Partner elects to withdraw from the Partnership immediately prior to the withdrawal of the General Partner, provided that the new general partner shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner or any of its affiliates or any trading advisor may be terminated without penalty on 60 days' notice; and (vi) the sale of all assets of the Partnership may be approved.

REPORTS TO LIMITED PARTNERS

     The books and records of the Partnership will be maintained at its principal office and the limited partners have the right at all times during reasonable business hours to have access to and copy the Partnership's books and records. Within 30 days of the end of each month, the General Partner will provide the limited partners with a financial report containing information relating to the Net Assets and Net Asset Value of a Unit as of the end of such month as well as such other information relating to the operations of the Partnership which is required to be reported to the limited partners by CFTC regulations. In addition, if any of the following events occur, notice thereof will be mailed to each limited partner within seven business days of such occurrence: a decrease in the Net Asset Value of a Unit to 50% or less of the Net Asset Value most recently reported; a decrease in assets maintained in cash to 50% or less of the amount most recently reported; any change in advisors; any change in commodity brokers or any change to payment of brokerage commissions on a round turn basis; any change of the General Partner; any material change in the Partnership's trading policies or any material change in an advisor's trading strategies. In addition, a certified annual report of financial condition will be distributed to the limited partners not more than 90 days after the close of the Partnership's fiscal year. Not more than 75 days after the close of the fiscal year, tax information necessary for the preparation of the limited partners' annual federal income tax returns will be distributed to the limited partners.

POWER OF ATTORNEY

     To facilitate the execution of various documents by the General Partner on behalf of the Partnership and the limited partners, the limited partners will appoint the General Partner, with power of substitution, their attorney-in-fact by executing a Subscription Agreement (including the Power of Attorney) attached hereto as Exhibit B. Such documents include, without limitation, the Limited Partnership Agreement and Certificate of Limited Partnership and amendments and/or restatements thereto, and customer agreements with SB.

INDEMNIFICATION

     The Limited Partnership Agreement provides that with respect to any action in which the General Partner or any of its affiliates is a party because of its relationship to the Partnership, the Partnership shall indemnify and hold harmless such person, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, expense (including attorneys' and accountants' fees), judgments and amounts paid in settlement, incurred by it in connection with such action, if the indemnified person acted in good faith, the course of conduct which caused the loss or liability was in the best interests of the Partnership, the General Partner (or its affiliate) was acting on behalf of or providing services for the Partnership and if such actions did not involve negligence or misconduct. No indemnification of the General Partner or its affiliates is permitted for losses resulting from a violation of the Securities Act of 1933 or any State securities law. In addition, no indemnification of the General Partner or its affiliates may be made in connection with any action against them if it would be inconsistent with the New York Act.

                                  REDEMPTIONS


     Beginning as of June 30, 1996, a limited partner may cause some or all of his Units to be redeemed by the Partnership at the Net Asset Value thereof as of the last day of a month (the "Redemption Date") on 10 days' notice to the General Partner. Because Net Asset Value fluctuates daily, Limited Partners will not know the Net Asset Value applicable to their redemption at the time a notice of redemption is submitted. Payment for the redeemed Units will be made within 10 business days following the Redemption Date by crediting the investor's SB account. The Net Asset Value of a Unit is defined in the Limited Partnership Agreement to equal the Net Assets of the Partnership divided by the number of units of limited and general partnership interest outstanding. Net Assets of the Partnership is defined to mean the total assets of the Partnership, including all cash, Treasury Bills, accrued interest and the market value of all open commodity positions, less all liabilities of the Partnership, determined in accordance with generally accepted accounting principles. For the purpose of a redemption, any accrued liability for reimbursement of offering and organizational expenses for the initial offering period will not reduce Net Asset Value per Unit. The General Partner reserves the right to permit the redemption of Units more frequently than monthly (but no more frequently than daily), provided that such action is in the best interest of the Partnership taking into account potential tax consequences to Limited Partners.


     Except as set forth below, all requests for redemption will be honored, and the Partnership's positions in commodity contracts will be liquidated to the extent necessary to effect redemptions. The right to redeem is contingent upon the Partnership having property sufficient to discharge its liabilities on the Redemption Date and upon receipt by the General Partner of a written or oral request for redemption at least 10 days prior to the Redemption Date. The General Partner may temporarily suspend redemptions if necessary in order to liquidate positions in an orderly manner. No partial redemptions are permitted if after giving effect to the redemption a Limited Partner would own fewer than three Units.

     Federal income tax aspects of redemptions are described under "Income Tax Aspects". Under New York law, a limited partner who has received a distribution upon redemption of Units may under certain circumstances be liable for any amount, not exceeding the amount of such distribution. See "The Limited Partnership Agreement -- Liability of Limited Partners."

     Under the Limited Partnership Agreement, the General Partner may determine to permit more frequent redemptions in the future.

                              ERISA CONSIDERATIONS

     The phrase "employee benefit plan" refers to plans of various types including corporate pension and profit-sharing plans, "simplified employee pension plans," so-called "Keogh" (H.R. 10) plans for self-employed individuals, including partners, and "individual retirement accounts" (or "IRAs") for persons (including employees and self-employed persons) who receive compensation income.

     Notwithstanding the general requirement that investors in the Partnership must invest a minimum of $5,000, a minimum investment of $2,000 has been set for qualified employee benefit plans (see "Investment Requirements"). Greater minimum purchases may be mandated by the securities laws and regulations of certain states, and investors should consult the Subscription Agreement which is attached as Exhibit B to this Prospectus and any supplement affixed hereto to determine the requirements applicable to them.

     Units may not be purchased by an employee benefit plan if SB or its Affiliates (a) have investment discretion with respect to the assets of such plan or (b) regularly give individualized investment advice which serves as a primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violations of certain provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and Section 4975 of the Internal Revenue Code of 1986 (the "Code").

     In considering an investment in the Partnership of a portion of the assets of an employee benefit plan, a fiduciary should consider (i) whether the investment is in accordance with the documents and instruments governing and plan; (ii) whether the investment satisfies the diversification rules of Section 404(a)(1)(C) of ERISA, if applicable; (iii) whether the investment will result in unrelated business taxable income to the plan; (iv) whether the investment provides sufficient liquidity; (v) the need to value the assets of the plan annually; and (vi) whether the investment is prudent.

     Assets of employee benefit plans ("plan assets") are generally subject to the fiduciary duty provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. ERISA does not define "plan assets"; however, the Department of Labor has published a final regulation defining the term "plan assets" (the "Final Regulation") for purposes of Title I of ERISA and
Section 4975 of the Code. Under the Final Regulation, generally, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless (1) the equity interest is a "publicly-offered" security or a security issued by an investment company registered under the Investment Company Act of 1940, (2) the entity is an "operating company," or (3) equity participation in the entity by benefit plan investors is not "significant."

     Under the Final Regulation, a "publicly-offered" security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and
(iii) either (A) a part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     For purposes of this definition, whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. If a security is part of an offering in which the minimum investment is $10,000 or less, however, certain customary restrictions (enumerated in the Final

Regulation) imposed on the transfer of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to ensure favorable treatment under federal or state tax laws, and to meet reasonable administrative needs will not, alone or in combination, affect a finding that such securities are freely transferable. Although no assignee may become a substituted limited partner without the consent of the General Partner, a limited partner may assign the economic benefits of ownership of Units upon notice to the General Partner (see "Restrictions on Transfer or Assignment" above). Because these restrictions are among the permissible restrictions enumerated in the Final Regulation, the Units should be deemed to be freely transferable.

     Inasmuch as the Units should be deemed to be freely transferable, the Units are or will be registered under the federal securities laws as set forth in the Final Regulations and assuming that the Units will be held by over 100 persons, the Units should qualify as "publicly-offered" securities within the meaning of the Final Regulation. As a result, under the Final Regulation the underlying assets of the Partnership should not be treated as plan assets.

     In the unlikely event that the Partnership were deemed to hold plan assets, prohibited transactions could arise under ERISA and the Code. In addition, investment by a fiduciary of an employee benefit plan could be deemed an improper delegation of investment authority, and the fiduciary could be liable either directly, or under the co-fiduciary rules of ERISA, for the acts of the General Partner of the Partnership. Additional issues relating to the "plan assets" and "prohibited transaction" concepts of ERISA and the Code arise by virtue of the General Partner's ownership of interests in the Partnership and the possible relationship between an Affiliate of the General Partner and any employee benefit plan which may purchase Units. Further, certain transactions between the Partnership and the General Partner and certain Affiliates of the General Partner could be prohibited transactions.

     It should be noted that even if the Partnership's assets are not deemed to be plan assets, the Department of Labor has stated in Interpretive Bulletin 75-2 (29 C.F.R. sec.2509.75-2, as amended by the Final Regulation) that it would consider a fiduciary who makes or retains an investment in a partnership for the purpose of avoiding the application of the fiduciary responsibility provisions of ERISA to be in contravention of the fiduciary provisions of ERISA. The Department of Labor indicated further that if a plan invests in or retains its investment in a partnership and as part of the arrangement it is expected that the partnership will enter into a transaction with a party in interest to the plan (within the meaning of ERISA) which involves a direct or indirect transfer to or use by the party in interest of any assets of the plan, the plan's investment in the partnership would be a prohibited transaction under ERISA.

     A fiduciary that has engaged in a prohibited transaction would be personally liable to (i) restore to the employee benefit plan any profit realized on the transaction and (ii) make good to the employee benefit plan any losses suffered by the employee benefit plan as a result of the transaction. A prohibited transaction may also result in the imposition of an excise tax under the Code upon "disqualified persons" (as defined in Section 4975 of the Code) with respect to the employee benefit plan. The disqualified persons involved would be liable to pay an excise tax equal to 5% of the amount involved in the prohibited transaction for each year during which the investment is in place, and would be required to eliminate the prohibited transaction by reversing the transaction and making good to the employee benefit plan any losses resulting from the prohibited transaction. If the transaction is not corrected within a certain time period, the disqualified person involved could also be liable for an additional excise tax in an amount equal to 100% of the amount involved.

     In addition to liability for employee benefit plan losses, ERISA imposes a civil penalty against fiduciaries of employee benefit plans who breach the prudence and other fiduciary standards of ERISA, and against non-fiduciaries who knowingly participate in the transaction giving rise to the breach of the ERISA fiduciary standards. The civil penalty is equal to 20 percent of the amount recovered from a fiduciary or non-fiduciary with respect to such breach or knowing participation pursuant to a settlement agreement with the United States Secretary of Labor or a court order resulting from a proceeding instituted by the Secretary. The penalty may be waived and, in any event, would be offset to the extent of the responsible party's liability for excise tax under the Code.

     Each limited partner will be furnished with monthly statements and annual reports which include the Net Asset Value per Unit. The General Partner believes that these statements will be sufficient to permit plan fiduciaries to provide an annual valuation of plan investments as required by ERISA; however, fiduciaries should note that they have the ultimate responsibility for providing such valuation. Accordingly, plan fiduciaries should consult with their attorneys or other advisors regarding their obligations under ERISA with respect to making such valuations.

     Plan fiduciaries should understand the illiquid nature of an investment in the Partnership and that a secondary market may not exist for a Unit. Accordingly, plan fiduciaries should review both anticipated and unanticipated liquidity needs for their respective plans, particularly those for a participant's termination of employment, retirement, death or disability or plan termination. Plan fiduciaries should be aware that distributions to certain participants may be required to commence in the year after the participant attains age 70 1/2.

                                 LEGAL MATTERS

     Legal matters in connection with the securities being offered hereby have been passed upon for the Partnership by Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022. Willkie Farr & Gallagher has also acted as counsel for SB and the General Partner in connection with this offering.

                                    EXPERTS

     The statements made and opinions referred to in this Prospectus under the captions "Risk Factors", "Income Tax Aspects" and "The Limited Partnership Agreement" which are attributed to Willkie Farr & Gallagher are made on the authority of such firm as experts in tax and partnership law.

     The statement of financial condition of the Partnership at December 31, 1995 and the statement of financial condition of the General Partner at December 31, 1995 included in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports appearing elsewhere herein. Such financial statements are included herein in reliance upon such reports, which reports are given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto which the Partnership has filed with the Securities and Exchange Commission, Washington, D.C. For further information pertaining to the Partnership and the securities offered hereby, reference is hereby made to the Registration Statement, including the exhibits filed as part thereof. Copies of the exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C. and may be obtained, at the prescribed charge, upon request to the Commission or may be examined, without charge, at the offices of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C.

     A copy of the NASAA Guidelines for the Registration of Commodity Pool Programs, as amended and adopted as of August 30, 1990, will be provided to any person, without charge, upon request. Said request may be made in writing to the Partnership, c/o Smith Barney Futures Management Inc., 390 Greenwich Street, New York, New York 10013 or by calling (212) 723-5424.

                               COMMODITY MARKETS

COMMODITY FUTURES

     Commodity futures contracts are contracts made on a commodity exchange which provide for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments at a specified date, time and place. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity (or cash settlement in the case of certain futures contracts) or by entering into an offsetting contract to purchase or sell the same commodity on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction in which the physical commodity is not delivered, the contractual obligations arising from one contract to sell December 1996 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by entering into one contract to purchase December 1996 wheat on the same exchange. In such instance the difference between the price at which the futures contract to sell was entered into and the price paid for the offsetting contract, after allowance for the brokerage commission or fees and exchange and clearing fees, represents the profit or loss to the trader.

FORWARD CONTRACTS

     Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "forward contracts." In such instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated profit and costs of the transaction in the prices it quotes. Mark-ups and/or commissions may also be charged on such transactions. The Partnership will trade foreign currency forward contracts to a significant extent. The forward markets are substantially unregulated. See
"-- Regulation," below. Unlike futures contracts, forward contracts are not of any standard size. Rather, they are the subject of individual negotiation between the parties involved. Moreover, because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same (or a linked) exchange as one can a futures contract. The forward markets provide what has typically been a highly liquid market for currency trading, and in certain cases the prices quoted for forward contracts may be more favorable than those quoted for comparable futures positions on the International Monetary Market of the Chicago Mercantile Exchange. Unlike futures contracts traded on United States exchanges, no daily settlements of unrealized profit or loss are made in the case of open forward contract positions.

     Commodity future and forward prices are highly volatile and are influenced by, among other things, changing supply and demand relationships, government agricultural, commercial and trade programs and policies, national and international political and economic events, weather and climate conditions, insects and plant disease, purchases and sales by foreign countries and changing interest rates.

USES OF COMMODITY MARKETS

     Two broad classifications of persons who trade in commodity futures and forwards are "hedgers" and "speculators". Commercial interests, including farmers, which market or process commodities use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses which may occur because of price fluctuations. For example, a merchandiser or processor may hedge against price fluctuations between the time he makes a contract to sell a raw or processed commodity and the time he must perform the contract as follows: at the time he contracts to sell the commodity at a future date, he simultaneously enters into futures contracts to buy the necessary equivalent quantity of the commodity and, at the time for performance of the contract, he either accepts delivery under his futures contracts or buys the actual commodity and closes out his futures position by entering into an offsetting contract to sell the commodity. Similarly, a processor may need to purchase raw materials abroad in foreign currencies in order to fulfill a contract for forward delivery of a commodity or byproduct in the United States. Such a processor may hedge against the price fluctuation of foreign currency by entering into a futures (or forward) contract for the foreign currency. Thus the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit which he expects to earn from his farming, merchandising or processing operations, rather than to profit from his commodity trading.

     The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks which the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but usually close out their futures positions by entering into offsetting contracts. Because the speculator may take either long or short positions in the commodity market, it is possible for him to make profits or incur losses regardless of the direction of price trends. Commodities trades made by the Partnership will be speculative rather than for hedging purposes.

     A very large number of firms and individuals trade in the commodities markets as hedgers or speculators, many of whom have assets greatly in excess of the Partnership's.

OPTIONS

     The CFTC permits domestic exchanges to apply for licensing for the trading of options on futures contracts and on physical commodities. The Partnership may trade in such commodity options as are established on domestic exchanges. Trading policies of the Partnership place no limitation on the percentage of Net Assets which may be invested in options, and the Partnership may write options. The Partnership may trade over-the-counter currency options to the extent permitted by CFTC regulations.

     The risks involved in trading commodity options on exchanges are similar to those involved in trading futures contracts, in that options are speculative and highly leveraged. Specific market movements of the commodity or futures contract underlying an option cannot be predicted. Options are bought and sold on the trading floor of a commodity exchange. The purchaser of an option pays a premium and may be charged commissions and other fees. The writer of an option must make margin deposits and may be charged commissions and other fees. Exchanges provide trading mechanisms so that an option once purchased can later be sold and an option once written can later be liquidated by an offsetting purchase. However, there can be no assurance that a liquid offset market will exist for any particular option or at any particular time. In such case, it might not be possible to effect offsetting transactions in particular options. Thus in the case of an option on a future, to realize any profit, a holder would have to exercise his option and have to comply with margin requirements for the underlying futures contract. A writer could not terminate his obligation until the option expired or he was assigned an exercise notice.

REGULATION

     Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market) and the New York Mercantile Exchange, Inc.

     Commodity exchanges in the United States are subject to regulation under the Commodity Exchange Act (the "CEA") by the CFTC. Under the amendments to the CEA effected by the Commodity Futures Trading Commission Act of 1974, the CFTC has become the governmental agency having responsibility for regulation of U.S. commodity exchanges and commodity futures trading. The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. Such regulation, among other things, provides that futures trading in commodities must be upon exchanges designated as "contract markets", and that all trading on such exchanges must be done by or through exchange members. Under the 1974 amendments to the CEA, futures trading in all commodities traded on domestic exchanges is regulated. In addition, on September 8, 1981, the CFTC adopted rules regulating trading of commodity options which had previously been banned by the CFTC. However, trading in spot commodities and forward contracts may not be within the jurisdiction of the CFTC and may therefore be effectively unregulated. Investors should note that various government agencies have investigated practices engaged in on the floors of the Chicago Board of Trade, the

Chicago Mercantile Exchange and certain New York exchanges and in this connection a number of floor brokers on the Chicago Mercantile Exchange have been indicted and some have been convicted for certain trading practices.

     The CFTC also has exclusive jurisdiction to regulate the activities of "commodity pool operators" and "commodity trading advisors". The General Partner is registered as a commodity pool operator and a commodity trading advisor and all of the Advisors are registered as commodity trading advisors. Registration as a commodity pool operator or as a commodity trading advisor requires annual filings setting forth the organization and identity of the management and controlling persons of the commodity pool operator or commodity trading advisor. In addition, the CFTC has authority under the CEA to require and review books and records of, and review documents prepared by, a commodity pool operator or a commodity trading advisor. The CFTC has adopted regulations which impose certain disclosure, reporting and record-keeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend a person's registration as a commodity pool operator or commodity trading advisor if the CFTC finds that such person's trading practices tend to disrupt orderly market conditions, that any controlling person thereof is subject to an order of the CFTC denying such person trading privileges on any exchange, and in certain other circumstances.

     SB, the commodity broker/dealer for the Partnership, is also subject to regulation by and registration with the CFTC as a "futures commission merchant". With respect to domestic futures and options trading, the CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers' funds, property and positions, and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by commodity brokerage firms and their employees, permits the CFTC to require exchange action in the event of market emergencies, and establishes an administrative procedure under which commodity traders may institute complaints for damages arising from alleged violations of the CEA. Under such procedures, limited partners may be afforded certain rights for reparations under the CEA. For a discussion of such rights, see "Fiduciary Responsibility".

     Most exchanges (but currently not the foreign currency futures markets other than during the first fifteen minutes of a trading day or the foreign currency forward market) normally have regulations which limit the amount of fluctuation in commodity futures contract prices during a single trading day. These regulations specify what are referred to as "daily price fluctuation limits" or, more commonly, "daily limits". The daily limits establish the maximum amount the price of a futures contract may vary from the previous day's settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. The "daily limit" rule does not limit losses which might be suffered by a trader because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have moved the daily limit for several consecutive trading days in the past, thus preventing prompt liquidation of futures positions and subjecting the commodity futures trader to substantial losses. See "Risk Factors -- Commodity Trading May Be Illiquid".

     The CFTC and U.S. exchanges have established limits, referred to as "position limits", on the maximum net long or net short position which any person, or group of persons acting together, may hold or control in particular commodities. The position limits established by the CFTC apply to grains, soybeans, cotton, eggs and potatoes. U.S. exchanges have established speculative position limits for all commodity contracts for which no such limits have been established. The CFTC has adopted a statement of policy with respect to the treatment of positions held by a commodity pool, such as the Partnership, under its rules relating to the aggregation of futures positions for purposes of determining compliance with speculative position limits. In connection therewith, futures positions of the Partnership are allocated only to the person or entity controlling trading decisions for the Partnership and not to the limited partners. Currently, all of the positions held by all accounts owned or controlled directly or indirectly by the Advisors and their principals will be aggregated with the Partnership's positions. Depending upon the total amount of funds being managed in both the Partnership's account and other accounts controlled directly or indirectly by the Advisors, such position limits may affect the ability of the Advisor to establish particular positions in certain commodities for the Partnership or may require the liquidation of positions.

     In addition, pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a self-regulatory body in order to relieve the CFTC of the burden of direct regulation of commodity professionals. The NFA is required to establish and enforce for its members training standards and proficiency tests, minimum financial requirements and standards of fair practice. Pursuant to permission granted in the CEA, the CFTC has delegated some of its registration functions to the NFA. The Advisors, the General Partner and SB are each members of the NFA.

     The above-described regulatory structure may be modified by rules and regulations promulgated by the CFTC or by legislative changes enacted by the Congress. Furthermore, the fact of CFTC registration of the General Partner and SB does not imply that the CFTC has passed upon or approved this offering or their qualifications to act as described in this Prospectus.

MARGINS

     Commodity futures contracts are customarily bought and sold on margins which range upward from as little as less than one percent of the purchase price of the contract being traded. Because of these low margins, price fluctuations occurring in commodity futures markets may create profits and losses which are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds which must be deposited by the commodity futures trader with his commodity broker in order to initiate futures trading or to maintain his open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader's performance of the commodity futures contract. Since the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his broker on a remaining balance. The minimum amount of margin required in regard to a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves. SB intends to require the Partnership to meet its standard customer margin requirements, which are generally greater than exchange minimum levels.

     When the market value of a particular open commodity futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader's broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader's position. Margin requirements are computed each day by the trader's commodity broker. With respect to the Partnership's trading, the Partnership, and not the limited partners personally, will be subject to the margin calls.

     SB will not require the Partnership to meet and maintain margin on its forward contracts.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
  Smith Barney Diversified Futures Fund L.P. II

     We have audited the accompanying statement of financial condition of SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II (a New York Limited Partnership) as of December 31, 1995. This financial statement is the responsibility of the management of the General Partner. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by the management of the General Partner, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II as of December 31, 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

New York, New York

March 25, 1996

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

                        STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 31, 1995

                                           ASSETS
        Cash................................................................  $2,000
                                                                              ------
                  Total assets..............................................  $2,000
                                                                              ======
                                     PARTNERS' CAPITAL
        Partners' capital...................................................  $2,000
                                                                              ------
                  Total partners' capital...................................  $2,000
                                                                              ======

                   NOTES TO STATEMENT OF FINANCIAL CONDITION

(1) PARTNERSHIP ORGANIZATION:

     Smith Barney Diversified Futures Fund L.P. II (the "Partnership") was formed under the laws of the State of New York on May 10, 1994 with the name Consulting Group Managed Futures Fund L.P., and has not yet commenced operations. The only transactions to date are the original capital contributions of $1,000 by the General Partner, Smith Barney Futures Management Inc. and $1,000 by the Initial Limited Partner. The General Partner has agreed to make capital contributions so that its General Partnership interest will be the greater of (i) 1% of the partners' contributions to the Partnership or (ii) $25,000. The Limited Partnership Agreement provides that 5,000 units of limited partnership interest ("Units") must be sold at $1,000 per Unit prior to commencement of trading activities. All subscriptions plus interest earned thereon are to be refunded should less than 5,000 Units be sold during the subscription period or extension thereof. The minimum subscription is $5,000 except that subscriptions for employee benefit plans can be made for a minimum of $2,000. The Partnership is authorized to sell 100,000 Units.

     The General Partner is a wholly-owned subsidiary of Smith Barney Inc. ("SB"), the Partnership's commodity broker (see Note 2b). The General Partner and each limited partner will share in the profits and losses of the Partnership in proportion to the amount of partnership interest owned by each except that no limited partner shall be liable for obligations of the Partnership in excess of his initial capital contribution and profits, if any, net of distributions.

     The Partnership will be liquidated upon the first of the following to occur: December 31, 2014; the net asset value of a Unit decreases to less than $400 as of the close of any business day; or under certain circumstances as defined in the Limited Partnership Agreement.

(2) AGREEMENTS:

     A. MANAGEMENT AGREEMENTS:

          All trading decisions will be made for the Partnership by Chesapeake Capital Corporation, Millburn Ridgefield Corporation and John W. Henry & Co., Inc. ("JWH") (collectively, the "Advisors"), registered commodity trading advisors. The Advisors are not affiliated with one another and none is affiliated with the General Partner or SB and are not responsible for the organization or operation of the Partnership. The Partnership will pay each Advisor a monthly management fee equal to 1/6 of 1% (2% per year) of Net Assets allocated to the Advisor as of the end of each month (except JWH will receive a monthly management fee equal to 1/3 of 1% (4% per year) of month-end allocated Net Assets). In addition, the Partnership is obligated to pay each Advisor 20% of the New Trading Profits of the Partnership (except JWH, which will receive an incentive fee of 15% of New Trading Profits) as defined in the Limited Partnership Agreement.

     B. CUSTOMER AGREEMENT:


          The Partnership has entered into a Customer Agreement which provides that the Partnership will pay SB a monthly brokerage fee equal to 1/2 of 1% (6% per year) of month-end Net Assets, as defined, allocated to the Advisors in lieu of brokerage commissions on a per trade basis. The Partnership will pay for National Futures Association ("NFA") fees, exchange, clearing, user, give-up and floor brokerage fees. SB will pay a portion of such brokerage fees to its financial consultants who have sold Units. Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid may be changed. SB has agreed to pay the Partnership interest on 80% of the average daily equity maintained in cash in its account during each month at the rate of the average non-competitive yield on 3-month U.S. Treasury Bills issued during each month. Interest payments to the Partnership will begin after the amount of interest accrued equals the total amount of offering and organization expenses plus interest at the prime rate (see Note 4). The Customer Agreement may be terminated upon notice by either party.

(3) DISTRIBUTIONS AND REDEMPTIONS:

     Distributions of profits, if any, will be made at the sole discretion of the General Partner and at such times as the General Partner may decide. Beginning with the end of the first quarter ending after trading commences, a limited partner may require the Partnership to redeem his Units at their Redemption Net Asset Value as of the last day of each month on 10 days' notice to the General Partner. No fee will be charged for redemptions. Redemption Net Asset Value differs from Net Asset Value calculated for financial reporting purposes in that the accrued liability for reimbursement of offering and organization expenses will not be included in the calculation of Redemption Net Asset Value.

(4) ORGANIZATION AND OFFERING EXPENSES:

     SB will initially bear the Partnership's organization and offering expenses incurred (in connection with the Initial Offering Period capped at $525,000) in connection with the issuance and distribution during the Offering Period of the securities being registered. SB will be reimbursed the offering and organization expenses (together with interest at the prime rate quoted by The Chase Manhattan Bank, N.A.) from retention of interest on the Partnership's cash in segregated bank accounts. Interest income will accrue to the Partnership as earned and once all such offering and organization expenses equal to $525,000 have been reimbursed to SB, the Partnership will realize all subsequent interest income in cash credited to its account.

(5) SUBSEQUENT EVENT:


     The Partnership commenced trading operations on January 17, 1996 with total capital of $8,617,000.

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II



                       STATEMENTS OF FINANCIAL CONDITION



                                     ASSETS



                                                                     MARCH 31,      DECEMBER 31,
                                                                       1996             1995
                                                                    -----------     ------------
                                                                    (UNAUDITED)
Equity in commodity futures trading account:
  Cash and cash equivalents.......................................  $15,248,601        $2,000
  Net unrealized appreciation open futures contracts..............      718,849
  Commodity options owned, at market value (premiums purchased
     $104,150)....................................................       97,345
                                                                    -----------        ------
                                                                     16,064,795         2,000
                                                                    ===========        ======
                               LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
Accrued expenses:
  Commissions.....................................................  $    81,455
  Management fees.................................................       35,962
  Other...........................................................       27,031
  Due to SB.......................................................      425,849
                                                                    -----------        ------
                                                                        570,297             0
                                                                    -----------        ------
Partners' Capital
General Partner, 169.6125 and 1 Unit equivalents outstanding in
  1996 and 1995, respectively.....................................      155,779         1,000
Limited Partners, 16,700.7588 and 1 Units of Limited Partnership
  interest outstanding in 1996 and 1995, respectively.............   15,338,719         1,000
                                                                    -----------        ------
                                                                     15,494,498         2,000
                                                                    -----------        ------
                                                                    $16,064,795        $2,000
                                                                    ===========        ======



                       See Notes to Financial Statements.

                  SMITH BARNEY DIVERSIFIED FUTURES FUND LP, II



             STATEMENT OF INCOME AND EXPENSES AND PARTNERS' CAPITAL


                                  (UNAUDITED)



                                                                                 PERIOD FROM
                                                                               JANUARY 17, 1996
                                                                               (COMMENCEMENT OF
                                                                             TRADING OPERATIONS)
                                                                                 TO MARCH 31,
                                                                                     1996
                                                                             --------------------
Income:
  Net losses on trading of commodity futures:
     Realized losses on closed positions...................................       $(1,032,239)
     Change in unrealized gains/losses on open positions...................          712,044
                                                                                 -----------
                                                                                    (320,195)
Less, brokerage commissions and clearing fees ($5,501).....................         (176,191)
                                                                                 -----------
Net realized and unrealized losses.........................................         (496,386)
Interest income............................................................           99,151
                                                                                 -----------
                                                                                    (397,235)
                                                                                 -----------
Expenses:
  Management fees..........................................................           67,442
  Other expenses...........................................................           27,825
                                                                                 -----------
                                                                                      95,267
                                                                                 -----------
  Net loss.................................................................         (492,502)
Proceeds from offering -- Limited Partners.................................        8,530,000
                           General Partner.................................           87,000
Offering and organization expense..........................................         (525,000)
Additions -- Limited Partners..............................................        7,816,000
             General Partner...............................................           79,000
                                                                                 -----------
Partner's capital, end of period...........................................       $15,494,498
                                                                                 ===========
Net asset value per Unit
  (16,870.3713 Units outstanding at March 31, 1996)........................       $   918.44
                                                                                 ===========
Net loss per Unit of Limited Partnership Interest and General Partnership
  Unit equivalent..........................................................       $   (20.63)
                                                                                 ===========
Redemption net asset value per Unit........................................       $   943.69
                                                                                 ===========



                       See Notes to Financial Statements.

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II



                         NOTES TO FINANCIAL STATEMENTS



                                 MARCH 31, 1996


                                  (UNAUDITED)



GENERAL



     Smith Barney Diversified Futures Fund L.P. II (the "Partnership") was formed under the laws of the State of New York, on May 10, 1994 with the name Consulting Group Managed Futures Fund L.P. The Partnership engages in the speculative trading of commodity interests including forward contracts on foreign currencies, commodity options and commodity futures contracts on U.S. Treasury Bills and other financial instruments, foreign currencies and stock indices. The commodity interests that are traded by the Partnership are volatile and involve a high degree of market risk.



     Between August 21, 1995 (commencement of the offering period) and January 16, 1996, 8,529 Units of limited partnership interest were sold at $1,000 per unit. The proceeds of the offering were held in an escrow account until January 17, 1996, at which time they were turned over to the Partnership for trading.



     Smith Barney Futures Management Inc. acts as the general partner (the "General Partner") of the Partnership. Smith Barney Inc. ("SB"), an affiliate of the General Partner, acts as commodity broker for the Partnership. All trading decisions are made for the Partnership by John W. Henry & Co., Millburn Ridgefield Corporation and Chesapeake Capital Corporation (collectively, the "Advisors").



     The Partnership's cash is deposited by SB in segregated bank accounts as required by Commodity Futures Trading Commission regulations. At March 31, 1996, the amount of cash held for margin requirements was $4,396,073.



     The accompanying financial statements are unaudited but, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Partnership's financial condition at March 31, 1996 and the results of its operations for the period from January 17, 1996 (commencement of operations) to March 31, 1996. These financial statements present the results of an interim period and do not include all disclosures normally provided in annual financial statements. It is suggested that these financial statements be read in conjunction with the financial statements and notes included in the Partnership's annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1995.



     Due to the nature of commodity trading, the results of operations for the interim period presented should not be considered indicative of the results that may be expected for the entire year.



ACCOUNTING POLICIES



     (a) All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date and open contracts are recorded in the statement of financial condition at market value for those commodity interests for which market quotations are readily available or at fair value on the last business day of the period. Investments in commodity interests denominated in foreign currency are translated into U.S. dollars at the exchange rates prevailing on the last business day of the period. Realized gain (loss) and changes in unrealized values on commodity interests are recognized in the period in which the contract is closed or the changes occur and are included in net gains (losses) on trading of commodity interests. The Customer Agreement between the Partnership and SB gives the Partnership the legal right to net unrealized gains and losses.



     (b) Income taxes have not been provided as each partner is individually liable for the taxes, if any, on his share of the Partnership's income and expenses.

     (c) The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.



ORGANIZATION AND OFFERING COSTS



     Offering and organization expenses of $525,000 relating to the issuance and marketing of Units offered were initially paid by SB. The accrued liability for reimbursement of offering and organization expenses will not reduce Net Asset Value per Unit for any purpose (other than financial reporting), including calculation of advisory and brokerage fees and the redemption value of Units. Interest earned by the Partnership will be used to reimburse SB for the offering and organization expenses of the Partnership until such time as such expenses are fully reimbursed. As of March 31, 1996, the Partnership has reimbursed SB for $99,151 of offering and organization expenses.



NET ASSET VALUE PER UNIT



     Changes in net asset value per Unit for the period from January 17, 1995 (commencement of operations) to March 31, 1996 were as follows:



                                                                        PERIOD FROM
                                                                      JANUARY 17, 1996
                                                                      (COMMENCEMENT OF
                                                                       OPERATIONS) TO
                                                                       MARCH 31, 1996
                                                                      ----------------
        Net realized and unrealized gains (losses)..................      $ (48.12)
        Interest income.............................................          7.59
        Expenses....................................................         (8.19)
        Other.......................................................         28.09
                                                                      ----------------
        Increase (decrease) for period..............................        (20.63)
        Net asset value per Unit, beginning of period...............        939.07
                                                                      ----------------
        Net asset value per Unit, end of period.....................      $ 918.44
                                                                      ==============
        Redemption net asset value per Unit*........................      $ 943.69
                                                                      ==============


- ---------------


* For the purpose of a redemption, any accrued liability for reimbursement of offering and organization expenses will not reduce redemption net asset value per unit.



TRADING ACTIVITIES AND FINANCIAL INSTRUMENT RISK



     The Partnership was formed for the purpose of trading contracts in a variety of commodity interests, including derivative financial instruments and derivative commodity instruments. The results of the Partnership's trading activity are shown in the statement of income and expenses.



     All of the commodity interests owned by the Partnership are held for trading purposes. The fair value of these commodity interests, including options thereon, at March 31, 1996 was $816,194 and the average fair value during the quarter then ended, based on monthly calculation, was $587,683.



     The Partnership is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments, in the normal course of its business. These financial instruments include forwards, futures and options, whose value is based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specified future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash or with another financial instrument. These instruments may be traded on an exchange or over-the-counter ("OTC"). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk.

In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.



     Market risk is the potential for changes in the value of the financial instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded.



     Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. The Partnership's sole counterparty with respect to OTC contracts is SB. Therefore, the Partnership's sole credit risk on these transactions is the possibility that SB will fail to perform. Credit risk with respect to exchange traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Partnership's risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statement of financial condition and not represented by the contract or notional amounts of the instruments.



     The Partnership has concentration risk because the sole broker with respect to the Partnership's assets is SB.



     The General Partner monitors and controls the Partnership's risk exposure on a daily basis through financial, credit and risk management monitoring systems and, accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnership is subject.



     The notional or contractual amounts of these instruments, while not recorded in the financial statements, reflect the extent of the Partnership's involvement in these instruments. At March 31, 1996, the notional or contractual amounts of the Partnership's commitment to purchase and sell these instruments was approximately $79,516,352 and $138,925,190, respectively. All of these instruments mature within one year of March 31, 1996. However, due to the nature of the Partnership's business, these instruments may not be held to maturity. The aggregate nominal amount of OTC contracts is generally minimal.



                                                           NOTIONAL OR CONTRACTUAL
                                                            AMOUNT OF COMMITMENTS
                                                      ----------------------------------
                                                       TO PURCHASE           TO SELL
                                                      --------------     ---------------
        Currencies..................................  $19,676,623.20     $ 60,604,396.46
        Interest Rate USD...........................    1,013,250.00        7,571,406.26
        Livestock...................................      401,690.00          150,490.00
        Metals......................................    7,443,896.80        4,085,605.25
        Energy......................................    8,178,476.00                0.00
        Sales.......................................    6,651,083.34          822,237.83
        Interest Rates Foreign......................   25,490,468.44       65,564,379.02
        Grains......................................    3,395,036.00          126,675.00
        Stock Index.................................    7,265,826.23                0.00
                                                      --------------     ---------------
                  Total.............................  $79,516,352.01     $138,925,189.92
                                                       =============      ==============

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Smith Barney Futures Management Inc.:

     We have audited the accompanying statement of financial condition of SMITH BARNEY FUTURES MANAGEMENT INC. (a wholly-owned subsidiary of Smith Barney Holdings Inc.) as of December 31, 1995. This statement of financial condition is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of SMITH BARNEY FUTURES MANAGEMENT INC. as of December 31, 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
March 29, 1996.

                      SMITH BARNEY FUTURES MANAGEMENT INC.
           (A WHOLLY-OWNED SUBSIDIARY OF SMITH BARNEY HOLDINGS INC.)


         STATEMENT OF FINANCIAL CONDITION AT MARCH 31, 1996 (UNAUDITED)
                             AND DECEMBER 31, 1995


                                     ASSETS


                                                                                   DECEMBER 31, 1995
                                                               MARCH 31, 1996      -----------------
                                                               ---------------
                                                                 (UNAUDITED)
Cash equivalents.............................................    $     9,822          $   700,106
Receivable from limited partnerships.........................      3,049,080            4,911,202
Receivable from affiliate....................................      4,520,715              224,447
Investments in limited partnerships, at equity...............      5,633,953            5,674,078
                                                               ---------------     -----------------
                                                                  13,213,370           11,509,833
Fixed assets (net of accumulated depreciation of $74,139)....         21,163               24,187
                                                               ---------------     -----------------
          Total Assets.......................................    $13,234,733          $11,534,020
                                                                ============        =============
LIABILITIES & STOCKHOLDER'S EQUITY
Payable to affiliates........................................        171,700              103,050
Accounts payable and accrued liabilities.....................        175,852              160,738
Dividends payable............................................      1,650,000
                                                               ---------------     -----------------
Total Liabilities............................................      1,997,552              263,788
Common stock, no par value, 3,000 shares authorized, 200
  shares issued and outstanding (100 shares, $1 stated value;
  100 shares, no stated value)...............................            100                  100
Additional paid-in capital...................................     67,413,746           67,413,746
Retained earnings............................................      1,823,335            1,856,386
                                                               ---------------     -----------------
                                                                  69,237,181           69,270,232
Less: Note receivable from SBHI..............................    (58,000,000)         (58,000,000)
                                                               ---------------     -----------------
                                                                  11,237,181           11,270,232
                                                               ---------------     -----------------
          Total Liabilities and Stockholder's Equity.........    $13,234,733          $11,534,020
                                                                ============        =============


  Purchasers of Units in the Partnership are not acquiring any interest in the
                                General Partner.

   The accompanying notes are an integral part of this statement of financial condition.

                      SMITH BARNEY FUTURES MANAGEMENT INC.
           (A WHOLLY-OWNED SUBSIDIARY OF SMITH BARNEY HOLDINGS INC.)

                   NOTES TO STATEMENT OF FINANCIAL CONDITION

1. ORGANIZATION

     Smith Barney Futures Management Inc. (the "Company") is a wholly-owned subsidiary of Smith Barney Holdings Inc. ("SBHI"). The Company's ultimate parent company is Travelers Group Inc. ("Travelers"). The Company is registered as a commodity pool operator with the Commodity Futures Trading Commission. The Company was organized and is authorized to act as a general partner for the management of investment funds. At December 31, 1995, the Company is the general partner for 18 limited partnerships and trading manager for 1 offshore corporation with total assets of $544,056,106, total liabilities of $27,200,681 and total partners' capital of $516,855,425. The limited partnerships are organized to engage in the speculative trading of commodity futures contracts and other commodity interests. The Company's responsibilities as the general partner are described in the various limited partnership agreements. The Company has a general partner's liability, which is unlimited (except to the extent it may be limited by contract) with respect to the partnerships.

2. SIGNIFICANT ACCOUNTING POLICIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the statement of financial condition. Actual results could differ from these estimates.

     Cash equivalents consist of highly liquid investments issued by an affiliate, with a maturity of three months or less when purchased.

     Investments in limited partnerships, at equity, are valued at the Company's proportionate share of the net asset values as reported by the limited partnerships. The limited partnerships value positions at the closing market quotations on the last business day of the year.

     Under the terms of each of the limited partnership agreements for which it is a general partner, the Company is solely responsible for managing the partnership. Other responsibilities are disclosed in each limited partnership agreement. The Company is required to make a capital contribution to each such partnership. The Limited Partnership Agreements generally require the General Partner to maintain a cash investment in the partnerships equal to the greater of (i) an amount which will entitle the General Partner to an interest of 1% in each material item of partnership income, gain, loss, deduction or credit and
(ii) the greater of (a) 1% of the aggregate capital contributions of all partners or (b) a minimum of $25,000. While it is the general partner thereof, it may not reduce its percentage interest in such partnerships to less than such required level, as defined in each partnership agreement. The Company has also agreed that so long as it remains the general partner, it will at all times maintain its net worth, as defined in the limited partnership agreements (excluding its investment in each such partnership), at an amount not less than 10% of the total contributions to the partnerships by all partners. SBHI will contribute such amounts of additional capital to the Company, all or part of which may be contributed by a note (see Note 3), so that the Company maintains its net worth requirement. The Company further agrees that it will not be a general partner of any additional limited partnerships unless at all times when it is general partner of any such additional partnership its net worth shall be at least equal to the net worth required by the preceding sentence plus, for each such additional partnership, an amount equal (excluding its investment in each such partnership) to 10% of the total contributions to such partnership.

     Receivable from limited partnerships includes deferred offering costs which represent payments made by the Company on behalf of certain funds during their original offering, such as legal fees, printing costs, etc. These costs are deferred until the funds commence operations and then are reimbursed over a period varying from eighteen to twenty-four months or as interest income is earned by the fund in accordance with the funds' prospectus. The unreimbursed organizational and offering costs at December 31, 1995 are approximately

                      SMITH BARNEY FUTURES MANAGEMENT INC.
           (A WHOLLY-OWNED SUBSIDIARY OF SMITH BARNEY HOLDINGS INC.)

            NOTES TO STATEMENT OF FINANCIAL CONDITION -- (CONTINUED)

$1,134,756. In addition, as general partner, the Company earns monthly management fees and commissions from certain partnerships as defined by the partnership agreements.

     All financial instruments in the statement of financial condition approximate fair value as they are short term or carried at fair value as of December 31, 1995.

3. NOTE RECEIVABLE

     The note receivable consists of a $58,000,000 demand note dated June 22, 1994 which is non-interest bearing. The demand note was issued to the Company by SBHI.

4. RELATED PARTY TRANSACTIONS

     Substantially all transactions of the Company, including the allocation of certain income and expenses, are with SBHI, limited partnerships of which it is the general partner, and other affiliates. Receivable from affiliate represents amounts due from Smith Barney Inc. for interest income, advisory fees, and commissions. Payable to affiliates includes amounts due to SBHI and other affiliates.

5. INCOME TAXES

     Under income tax allocation agreements with SBHI and Travelers, the Company's Federal, state, and local income taxes are provided on a separate return basis and are subject to utilization of tax attributes in Travelers consolidated income tax provision. Under the tax sharing agreement with SBHI, the Company remits taxes to SBHI.

6. EMPLOYEE BENEFIT PLANS

     The Company participates in a noncontributory defined benefit pension plan with Travelers which covers substantially all U.S. employees.

     The Company, through Travelers, has a defined contribution employee savings plan covering substantially all U.S. employees. In addition, the Company has various incentive plans under which stock of Travelers is purchased for subsequent distribution to employees, subject to vesting requirements.

7. STOCKHOLDERS EQUITY

     During the year the Company declared and distributed an earnings dividend of $8,190,058 and a liquidating dividend in the amount of $1,809,942 on its outstanding common stock. Other than net income, there were no other changes to equity.

8. SUBSEQUENT EVENTS

     The Company declared a dividend in the amount of $1,650,000 payable to holder of record at the close of business on March 29, 1996 payable on April 15, 1996.

                           SMITH BARNEY HOLDINGS INC.

     Smith Barney Holdings Inc. (the "Company") provides investment banking, brokerage and other financial services through its wholly owned subsidiaries. Its principal operating subsidiary is SB, an investment banking, securities trading and brokerage firm that traces its origins back to 1873. SB (formerly Smith Barney, Harris Upham & Co. Incorporated, "SBHU") was formed in 1976 through the merger of Smith Barney & Co. and Harris Upham & Co. In July 1993, SBHU and the Company acquired substantially all of the assets and certain of the liabilities of the domestic retail brokerage business and the asset management business of Shearson Lehman Brothers Holdings Inc. and its subsidiaries (the "Shearson Acquisition") and SBHU changed its name to Smith Barney Shearson Inc. That name was changed to Smith Barney Inc. on April 1, 1994.

     Smith Barney Holdings Inc. is a wholly owned subsidiary of Travelers Group Inc. (formerly The Travelers Inc.), a financial services holding company engaged, through its subsidiaries, principally in three business segments:
Consumer Services, Investment Services (including the Company); Consumer Finance Services, Life Insurance Services; and Property and Casualty Insurance Services.

     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013, telephone 212-816-6000. The Company was incorporated in Delaware in 1989.


     The following is summary information for the Company for the year ending December 31, 1994 (audited), the year ending December 31, 1995 (audited) and the quarter ending March 31, 1996 (unaudited).


                         SUMMARY FINANCIAL INFORMATION
                 (AMOUNTS IN MILLIONS, EXCEPT WHERE INDICATED)


                                                                                   QUARTER ENDED
                                                    YEAR ENDED      YEAR ENDED       MARCH 31,
                                                   DECEMBER 31,    DECEMBER 31,        1996
                                                       1994            1995         (UNAUDITED)
                                                   ------------    ------------    -------------
        Income Statement Data
          Revenues..............................      $5,518          $6,783          $ 7,950
          Income before taxes and cumulative
             effect of change in accounting
             principle..........................      $  676          $1,021          $   366
          Net income............................      $  388          $  595          $   223
        Balance Sheet Data
          Total assets (billions)...............      $ 46.0          $ 41.0          $  44.9
          Total liabilities (billions)..........      $ 43.0          $ 38.5          $  42.4
          Stockholder's equity..................      $2,316          $2,474          $ 2,474


     The General Partner will provide a copy of the Company's annual report as filed with the SEC to any limited partner requesting it.

                                    GLOSSARY

     The following glossary may assist the prospective investor in understanding the terms used in this Prospectus. It should be noted preliminarily that commodity futures contracts are contracts made on or through a commodity exchange, and generally provide for future delivery of agricultural and industrial commodities, foreign currencies and financial instruments. Such contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a "long" contract; conversely a contract to make delivery (sell) is referred to as a "short" contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an "open" position. Other terms used herein include the following:

          Advisor. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

          Affiliate. An affiliate of a person means (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by, or under common control of such person; (d) any officer, director or partner of such person; or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

          Churning. Engaging in excessive trading with respect to a commodity account for the purpose of generating brokerage commissions.

          Commission. The fee charged by a broker for executing a trade in a commodity account of a customer. SB charges most customers, but not the Partnership, commissions per futures contract on a "round-turn" basis, i.e., only upon the closing of an open position.

          Commodity. The term commodity refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments. Out of this large class, certain commodities have been selected as appropriate vehicles for trading on various national and international exchanges located in principal marketing and commercial areas. Among the commodities currently traded are wheat, corn, oats, hogs, poultry, potatoes, sugar, cotton, lumber, copper, silver, gold, GNMAs, T-Bills, stock indices, British pounds sterling and Japanese yen.

          Commodity Broker. Any person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

          Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

          Daily price fluctuation limit. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day's settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange.

          Delivery. The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument futures contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

          Forward contract. A contract relating to the purchase and sale of a physical commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

          Limit order. An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

          Margin. Good faith deposits with a broker to assure fulfillment of a purchase or sale of a commodity futures contract. Commodity margins do not involve the payment of interest.

          Margin call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or a commodity broker.

          Market order. An order to execute a trade at the prevailing price as soon as possible.

          Net Assets. The total assets of the Partnership including all cash, plus Treasury securities at accrued interest and the market value of all open commodity positions maintained by the Partnership, less brokerage charges accrued and less all other liabilities of the Partnership, determined in accordance with generally accepted accounting principles under the accrual basis of accounting. Net Assets equal Net Asset Value.

          Net Asset Value of a Unit. Net Assets divided by the aggregate number of Units of limited and general partnership interest outstanding.

          Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

          New Trading Profits. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, reallocations or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Partnership assets during the period, whether the assets are held separately or in margin accounts.

          Notional Funds. Funds not actually held in a client's account but that have been committed by a client to the trading activity of a commodity trading advisor.

          Option. A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity or commodity futures contract underlying the option.

          Organizational and Offering Expenses. All expenses incurred by the Partnership in connection with and in preparing the Partnership for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Units under federal and state law, including taxes and fees, accountants' and attorneys' fees.

          Pit brokerage fees. Includes floor brokerage, clearing fees, National Futures Association fees and exchange fees.

          Position limit. The maximum number of futures contracts for a given commodity that can be held or controlled at one time by one person or a group of persons acting together. Such limitation is imposed by the CFTC or an exchange.

          Pyramiding. A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

          Round-turn Transaction. The process of "opening" an investment in a commodity interest by taking a position together with the process of "closing" out that investment by undertaking an offsetting transaction.

          SB standard public customer rates. Brokerage commissions which SB charges to its public customers, including individuals, which rates change from time to time.

          Settlement price. The closing price for futures contracts in a particular commodity established by the clearing house or exchange after the close of each day's trading.

          Sponsor. Any person directly or indirectly instrumental in organizing the Partnership or any person who will manage or participate in the management of the Partnership, including a commodity broker who pays any portion of the organizational expenses of the Partnership, the General Partner and any other person who regularly performs or selects the persons who perform services for the Partnership. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

          Spot contract. A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

          Spread or Straddle. A commodity trading strategy involving the simultaneous buying and selling of contracts on the same commodity but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

          Stop order. An order given to a broker to execute a trade in a commodity futures contract when the market price for the contract reaches the specified stop order price. Stop orders may be utilized to protect gains or limit losses on open positions or to enter into new positions. Stop orders become market orders when the stop price is reached.

          Unrealized profit or loss. The profit or loss which would be realized on an open position if it were closed out at the current settlement price.

          Valuation Date. The date as of which the Net Assets of the Partnership are determined.

          Valuation Period.  A regular period of time between Valuation Dates.

                                                                       EXHIBIT A
                             ----------------------

                         LIMITED PARTNERSHIP AGREEMENT
                             ----------------------

                               TABLE OF CONTENTS

        Paragraph and Subject           Page
- --------------------------------------  ----
  1.  Formation and Name..............   A-1
  2.  Principal Office................   A-1
  3.  Business........................   A-1
  4.  Term, Dissolution and
        Fiscal Year...................   A-1
      Term............................   A-1
      Dissolution.....................   A-2
      Fiscal Year.....................   A-2
  5.  Net Worth of General Partner....   A-2
  6.  Capital Contributions and Units
        of Partnership Interest.......   A-2
  7.  Allocation of Profits and
        Losses........................   A-3
      Capital Accounts................   A-3
      Allocations.....................   A-3
      Allocation of Profit and Loss
        for Federal Income Tax
        Purposes......................   A-3
      Definitions.....................   A-4
      Expenses and Limitation
        Thereof.......................   A-5
      Limited Liability of Limited
        Partners......................   A-5
      Return of Limited Partner's
        Capital Contribution..........   A-5
      Distributions...................   A-5
  8.  Management of the Partnership...   A-6
  9.  Audits and Reports to Limited
        Partners......................   A-7

        Paragraph and Subject           Page
- --------------------------------------  ----
 10.  Transfer and Redemption
        of Units......................   A-8
      Initial Limited Partner.........   A-8
      Transfer........................   A-8
      Redemption......................   A-9
 11.  Public Offering of Units of
        Limited Partnership
        Interest......................  A-10
 12.  Admission of Additional
        Partners......................  A-10
 13.  Special Power of Attorney.......  A-10
 14.  Withdrawal of a Partner.........  A-10
 15.  No Personal Liability for Return
        of Capital....................  A-11
 16.  Indemnification.................  A-11
 17.  Amendments; Meetings............  A-11
      Amendments with Consent of the
        General Partner...............  A-11
      Meetings........................  A-12
      Amendments and Actions without
        Consent of the General
        Partner.......................  A-12
      Continuation....................  A-12
 18.  Governing Law...................  A-12
 19.  Miscellaneous...................  A-12
      Priority among Limited
        Partners......................  A-12
      Notices.........................  A-12
      Binding Effect..................  A-12
      Captions........................  A-13

                 (This page has been left blank intentionally.)

                                                                       EXHIBIT A

                         LIMITED PARTNERSHIP AGREEMENT

     This Limited Partnership Agreement dated as of May 19, 1994, amended as of August 8, 1994 and amended and restated as of July 31, 1995 by and between Smith Barney Futures Management Inc., 390 Greenwich Street, New York, New York 10013 (the "General Partner"), and Alexander J. Sloane (the "Initial Limited Partner") and those other parties who shall execute this Agreement, whether in counterpart or by attorney-in-fact, as limited partners (the Initial Limited Partner and such other parties are collectively, the "Limited Partners") (the General Partner and Limited Partners may be collectively referred to herein as "Partners"),

                             W I T N E S S E T H :

     WHEREAS, the parties hereto desire to form and continue a limited partnership for the purpose of trading in commodity interests including futures contracts, options and forward contracts;

     NOW, THEREFORE, the parties hereto agree as follows:

1. FORMATION AND NAME.

     The parties hereto hereby form a limited partnership under the New York Uniform Limited Partnership Act. The name of the limited partnership is Smith Barney Diversified Futures Fund L.P. II (the "Partnership"). The General Partner shall execute and file a Certificate of Limited Partnership in accordance with the provisions of the New York Revised Uniform Limited Partnership Act and execute, file, record and publish, as appropriate, such amendments, restatements and other documents as are or become necessary or advisable, as determined by the General Partner.

2. PRINCIPAL OFFICE.

     The principal office of the Partnership shall be 390 Greenwich Street, New York, New York 10013 or such other place as shall be designated by the General Partner.

3. BUSINESS.

     (a) The Partnership business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of interests in commodities of all descriptions, including futures contracts, commodity options, forward contracts and any other rights or interests pertaining thereto.

     (b) The objective of the Partnership business is appreciation of its assets through speculative diversified trading. The Partnership shall not:

          (1) engage in the pyramiding of its positions by using unrealized profit on existing positions as margin for the purchase or sale of additional positions in the same or related commodities;

          (2) utilize borrowings except short-term borrowings if the Partnership takes delivery of cash commodities, provided that neither the deposit of margin with a commodity broker nor obtaining and drawing on a line of credit with respect to forward contracts shall constitute borrowing; or

          (3) permit the churning of its account.

4. TERM, DISSOLUTION AND FISCAL YEAR.

     (a) Term. The term of the Partnership shall commence on the date the Certificate of Limited Partnership is filed in the office of the Secretary of State of the State of New York, and shall end upon the first to occur of the following: (1) December 31, 2014; (2) receipt by the General Partner of an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units of Limited

Partnership Interest then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (3) assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy, or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership is continued pursuant to Paragraph 17);
(4) any event which shall make it unlawful for the existence of the Partnership to be continued; or (5) if Net Asset Value falls below $400 as of the end of any business day after trading.

     (b) Dissolution. Upon the dissolution of the Partnership, the assets of the Partnership shall be distributed to creditors, including any Partners who may be creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners; to Partners and former Partners in satisfaction of liabilities for distributions; and to Partners first for the return of their contributions and second respecting their partnership interests, in the proportions in which the Partners share in distributions. Following distribution of the assets of the Partnership, a Certificate of Cancellation for the Partnership shall be filed as required by the Partnership Act.

     (c) Fiscal Year. The fiscal year of the Partnership will commence on January 1 and end on December 31 each year ("fiscal year"). Each fiscal year of the Partnership is divided into four fiscal quarters commencing on the first day of January, April, July and October ("fiscal quarter").

5. NET WORTH OF GENERAL PARTNER.

     The General Partner agrees that at all times after the termination of the initial offering period of the Partnership's Units of Limited Partnership Interest described in Paragraph 11 hereof (the "Public Offering"), so long as it remains the General Partner of the Partnership, it will maintain a Net Worth (as defined below but excluding its capital contribution to the Partnership) at an amount not less than 10% of the total contributions to the Partnership by all Partners. The General Partner also agrees, with respect to each additional limited partnership of which it is general partner, to maintain a net worth (excluding its capital contribution to the additional partnership) at an amount not less than 10% of the total contributions to the additional partnership.

     The General Partner agrees that it will maintain an overall Net Worth (including capital contributions) equal to the greater of (a) 10% of the total contributions (including contributions by the General Partner) to all limited partnerships to which it is a general partner (including the Partnership) plus (prior to the termination of the Public Offering) 5% of the Units being offered for sale in the Partnership or (b) $50,000.

     For the purposes of this Paragraph 5, Net Worth shall be based upon current fair market value of the assets of the General Partner. The requirements of this Paragraph 5 may be modified if the General Partner obtains an opinion of counsel for the Partnership that a proposed modification will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes and will not violate any state securities or blue sky laws to which the Partnership may be subject from time to time.

6. CAPITAL CONTRIBUTIONS AND UNITS OF PARTNERSHIP INTEREST.

     The General Partner shall contribute to the Partnership, immediately prior to the time the Partnership commences trading activities and as necessary thereafter, an amount which shall at least equal the greater of (i) an amount which will entitle the General Partner to an interest of at least 1% in each material item of Partnership income, gain, loss, deduction or credit and (ii) the greater of (a) 1% of capital contributions or (b) $25,000. The General Partner's contribution shall be evidenced by "Units of General Partnership Interest." The General Partner may not make any transfer or withdrawal of its contribution to the Partnership while it is General Partner which would reduce its percentage interest in the Partnership to less than such required interest in the Partnership. Any withdrawal of any such excess interest by the General Partner may be made only upon not less than 30 days' notice to the Limited Partners prior to the end of a fiscal quarter.

     Interests in the Partnership, other than those of the General Partner, shall be evidenced by "Units of Limited Partnership Interest" which the General Partner on behalf of the Partnership shall, in accordance with the Prospectus included in the Registration Statement referred to in Paragraph 11, sell to persons desiring to become Limited Partners. For each Unit of Limited Partnership Interest purchased prior to the commencement of trading operations, a Limited Partner shall contribute $1,000 to the capital of the Partnership. For any Unit (or partial unit rounded to four decimal places) of Limited Partnership Interest purchased thereafter, a Limited Partner shall contribute to the capital of the Partnership an amount equal to the Net Asset Value of a Unit (or partial unit, as the case may be) of Limited Partnership Interest as of the close of business on the day preceding the effective date of such purchase, and shall pay in addition any selling commission which must be paid with respect to such purchase. The aggregate of all contributions shall be available to the Partnership to carry on its business, and no interest shall be paid on any such contribution. The General Partner may, in its discretion, split the Units at any time, provided that any such action will not adversely affect the capital account of any limited partner. All subscriptions for Units of Limited Partnership Interest made pursuant to the Public Offering of the Units of Limited Partnership Interest must be on the form provided in the Prospectus.

     The proceeds from the sale of the Units of Limited Partnership Interest pursuant to the Public Offering shall be placed in an escrow account and shall not be contributed to the capital of the Partnership prior to the termination of the Initial Offering Period. If subscriptions for at least 5,000 Units of Limited Partnership Interest shall not have been received and accepted by the General Partner when the Initial Offering Period is terminated, this Agreement shall terminate, the full amount of all subscriptions shall be promptly returned to the subscribers, and the Certificate of Limited Partnership shall be cancelled. If subscriptions for at least 5,000 Units of Limited Partnership Interest shall have been received and accepted by the General Partner prior to the termination of the Initial Offering Period, the proceeds thereof shall be contributed to the capital of the Partnership and the Partnership shall thereafter commence trading operations. All subscribers shall receive the interest earned on their subscriptions while held in escrow. All subscribers who have been accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

7. ALLOCATION OF PROFITS AND LOSSES.

     (a) Capital Accounts. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of his initial capital contribution to the Partnership.

     (b) Allocations. As of the close of business on the last day of each month during each fiscal year of the Partnership, the following determinations and allocations shall be made:

          (1) The Net Assets of the Partnership (as defined in Paragraph 7(d)(1)) before any management and incentive fees payable by the Partnership as of such date shall be determined.

          (2) Monthly management fees, if any, payable by the Partnership as of such date shall then be charged against Net Assets. Brokerage fees payable to SB pursuant to Paragraph 7(i) shall be charged pro rata to the capital accounts of the Units.

          (3) Incentive fees, if any, shall then be charged against Net Assets.

          (4) Any increase or decrease in Net Assets as of the end of the month (after the adjustments in subparagraphs (2) and (3) above) shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

          (5) The amount of any distribution to a Partner, any amount paid to a Limited Partner on redemption of Units of Limited Partnership Interest, and any amount paid to the General Partner on redemption of Units of General Partnership Interest, shall be charged to that Partner's capital account.

     (c) Allocation of Profit and Loss for Federal Income Tax Purposes. The Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts. Any Partner who redeems Units of Limited or General

Partnership Interest during any fiscal year will be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership during the period that such Units of Limited or General Partnership Interest were owned by such Partner, based on the ratio that the capital accounts allocable to such acquired or redeemed Units of Limited or General Partnership Interest bear to the capital accounts allocable to all Partners' Units of Limited or General Partnership Interest for such period. Any Partner who transfers or assigns Units of Limited or General Partnership Interest during any fiscal year shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership through the end of the fiscal quarter in which notice of such transfer or assignment is given to the General Partner in accordance with Paragraph 10(b) hereof, and the transferee or assignee of such Units shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership commencing with the fiscal quarter next succeeding the quarter in which notice of transfer or assignment is given. The method of allocating gains and losses for tax purposes may be changed by the General Partner upon receipt of advice from counsel to the Partnership that such change is required by applicable law or regulations.

     (d) Definitions:

          (1) Net Assets. Net Assets of the Partnership shall mean the total assets of the Partnership including all cash, plus Treasury Bills at market, accrued interest, and the market value of all open commodity positions maintained by the Partnership, less brokerage charges accrued and less all other liabilities of the Partnership, determined in accordance with generally accepted accounting principles under the accrual basis of accounting.

          (2) Net Asset Value per Unit. The Net Asset Value of each Unit of Limited Partnership Interest and each Unit of General Partnership Interest shall be determined by dividing the Net Assets of the Partnership by the aggregate number of Units of Limited and General Partnership Interest outstanding.

          (3) Capital Contributions. Capital contributions shall mean the total investment in the Partnership by a Partner or by all Partners, as the case may be.

          (4) New Trading Profits. The excess, if any, of Net Assets managed by the Advisor at the end of the fiscal period over Net Assets managed by the Advisor at the end of the highest previous fiscal period or Net Assets allocated to the Advisor at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership's assets during the fiscal period, whether the assets are held separately or in margin accounts.

          (5) Organizational and Offering Expenses. Organizational and offering expenses shall mean all expenses incurred by the Partnership in connection with and in preparing for registration and subsequent offering and distributing it to the public, including but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Units of Limited Partnership Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

          (6) Valuation Date. The date as of which the Net Assets of the Partnership are determined.

          (7) Valuation Period.  A regular period of time between Valuation
     Dates.

          (8) Advisor. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

          (9) Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

          (10) Pyramiding. A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

          (11) Sponsor. Any person directly or indirectly instrumental in organizing the Partnership or any person who will manage or participate in the management of the Partnership, including a commodity broker who pays any portion of the organizational expenses of the Partnership, the General Partner and any other person who regularly performs or selects the persons who perform services for the Partnership. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

     (e) Expenses and Limitation Thereof. Subject to the limitations set forth below in this Paragraph 7(e), the Partnership shall bear all commodity brokerage fees and shall be obligated to pay all liabilities incurred by it, including, without limitation, all expenses incurred in connection with its trading activities, and any management and incentive fees. The General Partner shall bear all other operating expenses except legal, accounting, filing, data processing and reporting fees and extraordinary expenses. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. The aggregate annual expenses of every character paid or incurred by the Partnership, including management fees, advisory fees and all other fees, except for incentive fees, commodity brokerage commissions, the actual cost of legal and audit services and extraordinary expenses, when added to the customary and routine administrative expenses of the Partnership, shall in no event exceed, on an annual basis, 1/2 of 1% of Net Assets per month. For the purpose of this limitation, customary and routine administrative expenses shall include all expenses of the Partnership other than commodity brokerage commissions, incentive fees, the actual cost of legal and audit services and extraordinary expenses. All expenses of the Partnership shall be billed directly to and paid by the Partnership. If necessary, the General Partner will reimburse the Partnership, no less frequently than quarterly, for the amount by which aggregate fees and expenses exceed, on an annual basis, 1/2 of 1% of Net Assets per month. Reimbursements to the General Partner or its affiliates shall not be allowed, except for reimbursement of actual cost of legal and audit services used for or by the Partnership and charges incidental to trading. Expenses incurred by the General Partner in connection with administration of the Partnership including but not limited to salaries, rent, travel expenses and such other items generally falling under the category of overhead, shall not be charged to the Partnership. In no event will organizational and offering expenses exceed 15% of the Partners' initial capital contributions. For this purpose, organizational and offering expenses include interest on loans from SB to the Partnership for payment of organizational and offering expenses, if any.

     (f) Limited Liability of Limited Partners:

          (1) Each Unit of Limited Partnership Interest, when purchased by a Limited Partner, subject to the qualifications set forth below, shall be fully paid and non-assessable.

          (2) A Limited Partner will have no liability in excess of his obligation to make contributions to the capital of the Partnership and his share of the Partnership's assets and undistributed profits, subject to the qualifications provided in New York law.

     (g) Return of Limited Partner's Capital Contribution. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units of Limited Partnership Interest or shall be entitled to distributions in accordance with the terms of this Agreement, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand and receive property other than cash.

     (h) Distributions. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units of Limited Partnership Interest), if any, the Partnership will make to its Partners. Distributions shall be pro rata in accordance with the respective capital accounts of the Partners.

8. MANAGEMENT OF THE PARTNERSHIP.

     Except as hereinafter provided, the General Partner, to the exclusion of all Limited Partners, shall conduct, manage and control the business of the Partnership including, without limitation, the investment of the funds of the Partnership. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership. The Partnership shall not permit the limited partners to contract away the fiduciary obligation owed to the limited partners by the General Partner under common law. Except as provided herein, no Partner shall be entitled to any salary, draw or other compensation from the Partnership. Each Limited Partner hereby undertakes to advise the General Partner of such additional information as may be deemed by the General Partner to be required or appropriate to open and maintain an account or accounts with commodity brokerage firms for the purpose of trading in commodity contracts.

     The General Partner may delegate its responsibility, in whole or in part, for the investment of the Partnership's assets to one or more qualified trading advisors and may delegate trading discretion to such persons. If the General Partner decides to direct trading for the Partnership itself, the General Partner may nonetheless render advisory services to other clients or accounts and may use the same trading strategies which are utilized in managing the Partnership's investments. However, the General Partner agrees and represents that any such other services will not affect its capacity to continue to render services to the Partnership of the quality and nature contemplated by this Agreement. If the General Partner determines to delegate its responsibility for trading decisions to one or more trading advisors, it may negotiate and enter into one or more management agreements with the advisor(s) on behalf of the Partnership, including a management agreement under which the General Partner is one of the advisors. Any such agreement could obligate the Partnership to pay management and incentive fees to the advisors in amounts determined by the General Partner acting in the best interests of the Partnership; provided, however, that such fees will in no event exceed those permitted under NASAA Guidelines for the Registration of Commodity Pools (the "Guidelines") and that neither the General Partner nor any affiliate of the General Partner shall receive an incentive fee in excess of 15% of New Trading Profits or a management fee if it or any of its affiliates receives any portion of the brokerage commissions paid by the Partnership. Specifically, except to the extent permitted by future changes to the Guidelines, incentive fees paid by the Partnership to an Advisor shall never exceed 15%, increased by an additional 2% for each 1% by which the Partnership's aggregate annual expenses are reduced below 6% annually, of New Trading Profits, calculated not more often than quarterly on the Valuation Date, over the highest previous Valuation Date.

     The General Partner shall monitor the trading and performance of any trading advisor for the Partnership and shall not permit the "churning" of the Partnership's account. The General Partner shall calculate the Net Assets of the Partnership daily and shall make available, upon the request of a Limited Partner, the Net Asset Value of a Unit of Limited Partnership Interest. The Partnership shall seek the best price and services available in its commodity futures brokerage transactions. The Partnership may not enter into an exclusive brokerage contract. The General Partner is authorized to enter into the Customer Agreement with Smith Barney Inc. ("SB") described in the Prospectus and to cause the Partnership to pay SB a monthly brokerage fee equal to 1/2 of 1% of month-end Net Assets (6% per year) (exclusive of fees incurred in connection with trading including exchange, clearing, floor brokerage, give-up and NFA fees) and to negotiate Customer Agreements in the future on these or other terms. Any interest or other income derived from any portion of the Partnership's assets whether held in the Partnership's margin account or otherwise shall accrue solely to the benefit of the Partnership except as otherwise provided in the Guidelines. Neither the General Partner nor any affiliate of the General Partner shall directly or indirectly pay or award any commissions or other compensation to any person engaged to sell Units of Limited Partnership Interests or to give investment advice to a potential Limited Partner, provided, however, that neither the General Partner nor any affiliate of the General Partner is prohibited from paying to a registered broker-dealer or other properly licensed person a normal sales commission, including trail commissions, for selling Units of Limited Partnership Interests. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: opening bank accounts with state or national banks; paying, or authorizing the payment of, distributions to the Partners and expenses of the Partnership, such as management fees, brokerage commissions or fees, legal and accounting fees, printing and reporting fees, and registration and other fees of governmental agencies; and investing or directing the investment of funds of the Partnership not being utilized as margin deposits. Only those goods and services enumerated in the Limited Partnership Agreement will be those provided by the General Partner to the Partnership. Except as provided in the Prospectus, the General Partner shall not take any action with respect to the assets or property of the Partnership which does not benefit the Partnership.

     The General Partner shall review, not less often than annually and to the extent practicable, the brokerage rates charged to public commodity pools which are comparable to the Partnership to determine that the brokerage fees being paid by the Partnership are competitive with such other rates. The General Partner may in its discretion, acting in the best interests of the Partnership, negotiate with SB to amend the Customer Agreement so that the Partnership is charged brokerage commissions on a round-turn basis instead of the monthly fee initially contemplated; provided that the commission rate agreed to is comparable to rates charged to comparable public commodity pools and further provided that such commissions, including pit brokerage fees will not exceed the limitation set forth in the Guidelines.

     The General Partner shall maintain a list of the names and addresses of, and interests owned by, all Partners, a copy of which shall be furnished to Limited Partners upon request either in person or by mail and upon payment of the cost of reproduction and mailing, and such other books and records relating to the business of the Partnership at the principal office of the Partnership. The General Partner shall retain such records for a period of not less than six years. The Limited Partners shall be given reasonable access to the books and records of the Partnership.

     The Partnership shall not enter into any contract with the General Partner or any of its affiliates or with any trading advisor which has a term of more than one year. The Partnership shall make no loans. Assets of the Partnership will not be commingled with assets of any other entity. Deposit of assets with a commodity broker or dealer shall not constitute commingling. Except as provided herein, no person may receive, directly or indirectly, any Net Asset fee for investment advice or management who shares or participates in any commodity brokerage commissions or fees from transactions for the Partnership; no broker (including the General Partner and its affiliates) may pay, directly or indirectly, rebates or give ups to any trading advisor; and such prohibitions shall not be circumvented by any reciprocal business arrangements. On loans made available to the Partnership by the General Partner or any of its affiliates, the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the lender's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the lender shall not receive points or other financing charges or fees regardless of the amounts.

     Subject to Paragraph 5 hereof, the General Partner may engage in other business activities and shall not be required to refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures contracts or otherwise. The General Partner may engage and compensate (consistent with the Guidelines) on behalf of the Partnership from funds of the Partnership, such persons, firms or corporations, including any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership.

     No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of its authority.

9. AUDITS AND REPORTS TO LIMITED PARTNERS.

     The Partnership books and records shall be audited annually by independent accountants. The Partnership will cause each Partner to receive (i) within 90 days after the close of each fiscal year, audited financial statements including a balance sheet and statements of income and partners' equity for the fiscal year then ended, and (ii) within 75 days after the close of each fiscal year, such tax information as is necessary for him to complete his federal income tax return. In addition, within 30 days of the end of each month the Partnership will provide each Limited Partner with reports showing Net Assets and Net Asset Value per Unit of Limited and General Partnership Interest as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Partnership during such month. Both annual and monthly reports shall include such additional information as the Commodity Futures Trading Commission may require under the Commodity Exchange Act to be given to participants in commodity pools such as the Partnership. The General Partner shall calculate the Net Asset Value per Unit of Limited and General Partnership Interest daily and shall make such information available upon the request of a Limited Partner for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership. The General Partner will submit to state securities law administrators any information which such administrators require to be filed, including, but not limited to, copies of the annual and monthly reports to be provided to Limited Partners.

     In addition, if any of the following events occur, notice of such event shall be mailed to each Limited Partner within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit of Limited Partnership Interest to 50% or less of the Net Asset Value most recently reported; (ii) a decrease in assets maintained in cash to 50% or less of the amount most recently reported; (iii) any material change in contracts with advisors including any change in advisors or any modification in connection with the method of calculating the incentive fee; (iv) any change in commodity brokers or any change to payment or brokerage commissions on a round turn basis;
(v) any change in the General Partner; or (vi) any material change in the Partnership's trading policies or in any advisor's trading strategies; and (vii) any other material change affecting the compensation of any party. Any notice sent pursuant to this paragraph will include a description of the Limited Partners' voting rights and/or redemption rights under this Agreement. In the event of a change to payment of brokerage commissions on a round-turn basis, each Limited Partner will be notified and permitted to redeem his Units prior to the effective date of such change.

10. TRANSFER AND REDEMPTION OF UNITS.

     (a) Initial Limited Partner. As of the day after trading commences, the Initial Limited Partner may redeem his Unit for $1,000 and withdraw from the Partnership.

     (b) Transfer. Each Limited Partner expressly agrees that he will not assign, transfer or dispose of, by gift or otherwise, any of his Units of Limited Partnership interest or any part or all of his right, title and interest in the capital or profits of the Partnership without giving written notice of the assignment, transfer or disposition to the General Partner and that no assignment, transfer or disposition shall be effective against the Partnership or the General Partner until the first day of the fiscal quarter next succeeding the quarter in which the General Partner receives the written notice described below. Any assignment, transfer or disposition by an assignee of Units of Limited Partnership Interest of his interest in the capital or profits of the Partnership shall not be effective against the Partnership or the General Partner until the first day of the fiscal quarter next succeeding the quarter in which the General Partner receives the written notice described below. If the General Partner receives an opinion of counsel to the effect that a transfer should be prohibited in order to protect against treatment as a publicly traded partnership, such transfer shall be prohibited. Upon advice of counsel, the General Partner shall eliminate or modify any restrictions on substitutions or assignment at such time as the restriction is no longer necessary. If an assignment, transfer or disposition occurs by reason of the death of a Limited Partner or assignee, such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner. The written notice required by this paragraph shall specify the name and residence address of the assignee, the date of assignment, shall include a statement by the assignee that he agrees to give the above-described written notice to the General Partner upon any subsequent assignment, and shall be signed by the assignor and assignee. The General Partner may, in its sole discretion, waive receipt of the above-described notice or waive any defect therein. Any such assignee shall become a substituted Limited Partner only upon the consent of the General Partner (which consent may only be withheld for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership), upon the execution of a Power of Attorney by such assignee appointing the General Partner as his attorney-in-fact in the form contained in paragraph 13 hereof. The estate or any beneficiary of a deceased Limited Partner or assignee shall have no right to withdraw any capital or profits from the Partnership except by redemption of Units of Limited Partnership Interest. Upon the death of a Limited Partner, his estate shall have any rights of inventory, accounting, appraisal or examination of Partnership records as are granted by law. A substituted Limited Partner shall have all the rights and powers and shall be subject to all the restrictions and liabilities of a Limited Partner of the Partnership. A substituted Limited Partner is also liable for the obligations of his assignor to make contributions to the Partnership, but shall not be liable for the obligations of his assignor under the Partnership Act to return distributions received by the assignor, provided, however, that a substituted Limited Partner shall not be obligated for liabilities unknown to him at the time he became a substituted Limited Partner and which could not be ascertained from this Agreement. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner and shall not have any of the rights of a Limited Partner except that the assignee shall be entitled to receive that share of capital or profits and shall have that right of redemption to which his assignor would otherwise have been entitled. An assigning Limited Partner shall remain liable to the Partnership as provided in the Partnership Act, regardless of whether his assignee becomes a substituted Limited Partner. The transfer of Units of Limited Partnership Interest shall be subject to all applicable securities laws. The transferor or assignor shall bear the cost related to such transfer or assignment. Certificates representing Units of Limited Partnership Interest may bear appropriate legends to the foregoing effect. Except for transfers by gift, inheritance, intrafamily transfers, family dissolutions and transfers to affiliates, no transfer may be made that results in either the transferor or the transferee holding fewer than three Units.

     (c) Redemption. After the first full quarter after the commencement of trading operations, a Limited Partner (or any assignee thereof) may withdraw some or all of his capital contribution and undistributed profits, if any, from the Partnership in multiples of the Net Asset Value of a Unit of Limited Partnership Interest (such withdrawal being herein referred to as "redemption") as of the last day of a calendar month (the "Redemption Date") after a request for redemption has been made to the General Partner; provided, that all liabilities, contingent or otherwise, of the Partnership, except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them. For the purpose of a redemption, any accrued liability for reimbursement of offering and organizational expenses will not reduce Net Asset Value per Unit. Interest earned by the Partnership will be used to reimburse SB for the offering and organizational expenses of the Partnership until such time as $525,000 of such expenses are reimbursed, after which the interest will accrue to the Partnership. As used herein, "request for redemption" shall mean a letter or oral request in a form specified by the General Partner received by the General Partner at least 10 days in advance of the Redemption Date. No partial redemptions are permitted if after giving effect to the redemption a Limited Partner would own fewer than three Units. Upon redemption a Limited Partner (or any assignee thereof) shall receive, per Unit of Limited Partnership Interest redeemed, an amount equal to the Net Asset Value of a Unit of Limited Partnership Interest as of the Redemption Date, less any amount owing by such Partner (and his assignee, if any) to the Partnership. If redemption is requested by an assignee, all amounts owed by the Partner to whom such Unit of Limited Partnership Interest was sold by the Partnership as well as all amounts owed by all assignees of such Unit of Limited Partnership Interest shall be deducted from the Net Asset Value of such Unit of Limited Partnership Interest upon redemption by an assignee. Payment will be made within 10 business days after the Redemption Date. The General Partner may temporarily suspend redemptions if necessary in order to liquidate commodity positions in an orderly manner, and may, in its discretion, in a particular case, permit redemptions before the end of any applicable holding period, partial redemptions, or at times other than month-end.

     The General Partner may, in its sole discretion and upon notice to the Limited Partners, declare a special redemption date on which Limited Partners may redeem their Units at Net Asset Value, provided that the Limited Partner submits a request for redemption in a form acceptable to the General Partner. The General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in net asset value per unit as of the close of business on any business day to less than 50% of the net asset value per unit on the last valuation date. The Partnership shall suspend trading during such special redemption period.

11. PUBLIC OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

     The General Partner on behalf of the Partnership shall (i) cause to be filed a Registration Statement, and such amendments thereto as the General Partner deems advisable, with the United States Securities and Exchange Commission for the registration and public offering of the Units of Limited Partnership Interest, and (ii) qualify the Units of Limited Partnership Interest for sale under the securities laws of such States of the United States or foreign countries as the General Partner shall deem advisable.

     The General Partner may make such arrangements for the sale of the Units of Limited Partnership Interest as it deems appropriate, including, without limitation, the execution on behalf of the Partnership of a selling agreement with SB as an agent of the Partnership for the offer and sale of the Units of Limited Partnership Interest as contemplated in the Prospectus.

12. ADMISSION OF ADDITIONAL PARTNERS.

     After the Public Offering of the Units of Limited Partnership Interest has been terminated by the General Partner, no additional General Partners will be admitted to the Partnership except as described in Paragraph 17(c). The General Partner may take such actions as may be necessary or appropriate at any time to offer new Units or partial Units and to admit new Limited Partners to the Partnership. Any new Limited Partners accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

13. SPECIAL POWER OF ATTORNEY.

     Each Limited Partner does irrevocably constitute and appoint the General Partner and each other person or entity that shall after the date of this Agreement become a general partner of the Partnership with the power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and Certificate of Limited Partnership including amendments and/or restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change or modification of the Partnership in accordance with the terms of this Agreement; (iii) Certificates of Assumed Name; and (iv) Customer Agreements with SB or other commodity brokerage firms. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive and not be affected by the subsequent incapacity, disability or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney; provided, however, that the action taken was determined to be in the best interest of the Partnership and did not constitute negligence or misconduct of the General Partner or any successor thereto. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Paragraph, this Agreement shall control.

14. WITHDRAWAL OF A PARTNER.

     The Partnership shall be dissolved and its affairs wound up upon the assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership in continued pursuant to Paragraph 17). The General Partner shall not withdraw from the Partnership without giving the Limited Partners one hundred twenty (120) days' prior written notice. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner shall not (in and of itself) dissolve the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Paragraph 10 hereof. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit; provided, however, that this waiver in no way limits the rights of the

Limited Partners or their representatives to have access to the Partnership's books and records as described in Paragraph 8 hereof.

     If a General Partner withdraws as general partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. If the Partnership is continued pursuant to Paragraph 17, the General Partner will be responsible for all expenses resulting from its withdrawal or removal as a general partner. In the event of removal or withdrawal of the General Partner, the General Partner is entitled to a redemption of its interest in the Partnership at its Net Asset Value on the next Redemption Date following the date of General Partner removal or withdrawal.

15. NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

     The General Partner, subject to paragraph 16 hereof, shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

16. INDEMNIFICATION.

     (a) The General Partner and its Affiliates shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership, the General Partner (or its affiliate) was acting on behalf of or performing services for the Partnership and such loss or liability was not the result of negligence or misconduct of the General Partner or its Affiliates. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the General Partner shall have determined in good faith that such course of conduct was in the best interests of the Partnership and such loss or liability was not the result of negligence or misconduct on the part of the General Partner or its Affiliates.

     (b) Notwithstanding (a) above, the General Partner and its Affiliates and any person acting as a Broker-Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws.

     (c) The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

     (d) For purposes of this Paragraph 16, the term "Affiliates" shall mean (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by, or under common control of such person; (d) any officer, director or partner of such person; or
(e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

     (e) The provision of advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner or its Affiliates is prohibited.

     (f) Indemnification under this Agreement is recoverable from the assets of the Partnership and not from the Limited Partners.

17. AMENDMENTS; MEETINGS.

     (a) Amendments with Consent of the General Partner. If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement (including the Partnership's basic investment policies set forth in paragraph 3(b) hereof) such amendment shall be effective only if approved in writing by the General Partner and by Limited Partners owning more than 50% of the

Units of Limited Partnership Interest then outstanding and if made in accordance with the Partnership Act. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement.

     (b) Meetings. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units of Limited Partnership Interest then outstanding, delivered in person or by certified mail that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within fifteen days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty but not more than sixty days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

     (c) Amendments and Actions without Consent of the General Partner. At any meeting called pursuant to Paragraph 17(b), upon the approval by an affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the outstanding Units of Limited Partnership Interest, the following actions may be taken: (i) this Agreement may be amended in accordance with the Partnership Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new general partner may be admitted immediately prior to the removal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (iv) if the General Partner elects to withdraw from the Partnership a new general partner or general partners may be admitted immediately prior to withdrawal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner, any of its affiliates or any commodity trading advisor to the Partnership may be terminated on sixty days' notice without penalty; and (vi) the sale of all the assets of the Partnership may be approved.

     (d) Continuation. Upon the assignment by the General Partner of all of its interest in the Partnership, the withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act, the Partnership is not dissolved and is not required to be wound up by reason of such event if, within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner. In the event of the withdrawal by the General Partner and the continuation of the Partnership pursuant to this paragraph, the General Partner shall pay all expenses incurred as a result of its withdrawal.

18. GOVERNING LAW.

     The validity and construction of this Agreement shall be governed by and construed in accordance with the laws of the State of New York including, specifically, the New York Revised Uniform Partnership Act, as amended (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 18.

19. MISCELLANEOUS.

     (a) Priority among Limited Partners. No Limited Partner shall be entitled to any priority or preference over any other Limited Partner with regard to the return of contributions of capital or to the distribution of any profits or otherwise in the affairs of the Partnership.

     (b) Notices. All notices under this Agreement, other than reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery, or, if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first class mail to the last known address of each Limited Partner.

     (c) Binding Effect. This Agreement shall inure to and be binding upon all the parties, their successors, permitted assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Paragraph 17 hereof.

     (d) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

General Partner:                              Initial Limited Partner:

SMITH BARNEY
FUTURES MANAGEMENT INC.
                                              /s/ ALEXANDER J. SLOANE
                                              ------------------------------------------------
                                              Alexander J. Sloane
By: /s/ ALEXANDER J. SLOANE
- ------------------------------------
  Alexander J. Sloane, President
                                              Limited Partners:
                                                All Limited Partners now and hereafter
                                                admitted as limited partners of the
                                                Partnership pursuant to powers of attorney
                                                now and hereafter executed in favor of and
                                                delivered to the General Partner

                                                      By: SMITH BARNEY
                                                   FUTURES MANAGEMENT INC.
                                                     Attorney-in-Fact

                                              By: /s/ ALEXANDER J. SLOANE
                                              ------------------------------------------------
                                              Alexander J. Sloane, President

                 (This page has been left blank intentionally.)

                                                                       EXHIBIT B

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

                             SUBSCRIPTION AGREEMENT

Dear Sirs:

    A. SUBSCRIBER PROVISIONS.

    1. Subscription for Units. I hereby subscribe for the amount indicated below of units of limited partnership interest ("Units") of SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II (the "Partnership") at the Net Asset Value per Unit during the Continuous Offering (as that term is defined under "Plan of Distribution") (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimum in certain states). A SUBSCRIPTION MAY BE REVOKED BY A SUBSCRIBER FOR FIVE BUSINESS DAYS FOLLOWING THE INVESTOR'S SUBSCRIPTION DURING THE CONTINUOUS OFFERING IF THE GENERAL PARTNER DETERMINES NOT TO OFFER UNITS AS OF THE END OF A MONTH.

    2. Representations and Warranties. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, I AM NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. As an inducement to the General Partner on behalf of the Partnership to sell me the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant to the General Partner and the Partnership as follows:

        (A) I HAVE RECEIVED A COPY OF THE PROSPECTUS AND DISCLOSURE DOCUMENT OF THE PARTNERSHIP, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT (AS SUPPLEMENTED BY STICKER SUPPLEMENTS, IF ANY) AND A COPY OF THE MOST RECENT MONTHLY STATEMENT AND ANNUAL REPORT, IF ANY, RELATING TO AND DESCRIBING THE TERMS AND CONDITIONS OF THIS OFFERING OF UNITS ("PROSPECTUS").

        (B) I MEET THE APPLICABLE INVESTOR SUITABILITY REQUIREMENTS SET FORTH IN EXHIBIT C TO THE PROSPECTUS AND REPRESENT THAT ALL THE INFORMATION SET FORTH WITH RESPECT TO MY FINANCIAL POSITION IS CORRECT AND COMPLETE AS OF THE DATE OF THIS SUBSCRIPTION AGREEMENT, AND IF THERE SHOULD BE ANY MATERIAL CHANGE IN SUCH INFORMATION PRIOR TO MY ADMISSION AS A LIMITED PARTNER, I WILL IMMEDIATELY FURNISH SUCH REVISED OR CORRECTED INFORMATION TO THE GENERAL PARTNER.

        (c) I hereby consent to the execution and delivery of the Customer Agreement between the Partnership and SB and to the payment to SB of fees as described in the Prospectus.

        (d) If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or SB for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

    3. Employee-Benefit Plans. The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan ("Director") represents and agrees as follows:

        (a) Either (A) or (B): (A) neither SB nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the "Plan"), or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan's investment decisions and which are individualized to the particular needs of the Plan.

        or (B) The relationship between the Plan and SB or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan's assets and the investment in the Partnership is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

        (b) Although an SB Financial Consultant may have suggested that the Director consider the investment in the Partnership, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

        (c) The Plan is in compliance with all applicable Federal regulatory requirements.

    4. Acceptance of Limited Partnership Agreement and Power of Attorney. I hereby apply to become a limited partner as of the date the sale of my Units becomes effective, and I hereby agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

    I hereby irrevocably constitute and appoint Smith Barney Futures Management Inc., the General Partner of the Partnership, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Partnership and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Partnership; (iii) certificates of assumed name; and
(iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.
                               ------------------

    B. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.

                               ------------------

    C. RISK DISCLOSURE.

        1. Investment in the Partnership is speculative and includes the risks summarized under "Risk Factors" in the Prospectus. Each investor must be able to afford the risks of an investment in the Partnership.

        2. Smith Barney Futures Management Inc., the General Partner, is an affiliate of Smith Barney Inc. ("SB"). SB is the Selling Agent and the Commodity Broker/Dealer and recipient of brokerage fees. Therefore, conflicts of interest exist (see "Conflicts of Interest" and "The Commodity Broker/Dealer" in the Prospectus). SB will receive substantial brokerage fees from the Partnership regardless of the Partnership's trading performance (see "Fees and Expenses to the Partnership" in the Prospectus).

        3. Beginning with the quarter ending June 30, 1996, an Investor may redeem his Units only as of the last day of a calendar month, all as set forth in the Limited Partnership Agreement.

        4. The offering of Units is made solely on the information in the Prospectus and Exhibits thereto. No person is authorized to make any representations not contained in the Prospectus.

                            SMITH BARNEY DIVERSIFIED                   EXHIBIT B

                              FUTURES FUND L.P. II
                                PLEASE COMPLETE

SUBSCRIPTION AMOUNT (MINIMUM $5,000,
EXCEPT $2,000 FOR EMPLOYEE-BENEFIT PLANS
INCLUDING IRAS. SUBJECT TO HIGHER
MINIMUMS IN CERTAIN STATES. SEE
EXHIBIT C -- SUITABILITY REQUIREMENTS.)

                                             -----------------------------------------------------------
  $                                              -                             -         -         -
                                             -----------------------------------------------------------
                                                             SMITH BARNEY ACCOUNT NUMBER
ACCOUNT NAME                ----------------------------------------------------------------

                            ----------------------------------------------------------------
STATE OR COUNTRY
OF RESIDENCE
                            ----------------------------------------------------------------

                      CIRCLE APPLICABLE ACCOUNT TYPE BELOW

1 INDIVIDUAL ACCOUNT                     3 CORPORATION                   6 IRA, KEOGH, SEP
2 JOINT ACCOUNT                          4 PARTNERSHIP                   7 EMPLOYEE BENEFIT PLAN
                                         5 TRUST                         8 OTHER _________________________

                                    PAYMENT

PAYMENT FOR SUBSCRIPTIONS MAY BE MADE BY AUTHORIZING YOUR FINANCIAL CONSULTANT TO DEBIT YOUR SMITH BARNEY INC. SECURITIES ACCOUNT IN THE AMOUNT OF YOUR SUBSCRIPTION. SUBSCRIBERS WHO AUTHORIZE SMITH BARNEY INC. TO DEBIT THEIR SECURITIES ACCOUNT MUST HAVE THEIR SUBSCRIPTION PAYMENT IN THEIR ACCOUNT ON THE SPECIFIED SETTLEMENT DATE. THE ACCOUNT WILL BE DEBITED ON THE SETTLEMENT DATE WHICH WILL OCCUR NOT LATER THAN 5 BUSINESS DAYS FOLLOWING NOTIFICATION TO SMITH BARNEY INC. AND THE INVESTOR OF THE ACCEPTANCE OF THE SUBSCRIPTION.

                                   SIGNATURE

IF JOINT OWNERSHIP, ALL PARTIES MUST SIGN. IF FIDUCIARY, PARTNERSHIP OR CORPORATION, INDICATE TITLE OF SIGNATORY UNDER SIGNATURE LINES.

- ------------------------------------------------------------      ------------------------------------------------------------
                   SUBSCRIBER'S SIGNATURE                                            SUBSCRIBER'S SIGNATURE
- ------------------------------------------------------------      ------------------------------------------------------------
                           TITLE                                                             TITLE
- ------------------------------------------------------------      ------------------------------------------------------------
                            DATE                                                              DATE

                           BRANCH MANAGER ATTESTATION

I have received all documents required to open this account and acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(3)(B) and (b)(4)(d) of Section 34, Article III of the NASD's Rules of Fair Practice, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units. If the account is a partnership or trust, I acknowledge that my review of the partnership or trust allows investments in limited partnerships whose principal business is in futures trading.

Branch Manager's Signature  ________________________________

Print Name:  _______________________________________________

- -----------------------------------------------------------------------------------------------------
FOR BRANCH USE                                                            ENTER IOI FOR SECURITY NO.
FC PLEASE COMPLETE                                                        INDICATED BELOW (CHECK ONE):
FINANCIAL CONSULTANT NAME                                                        8955101  __________
                                                                                 8955105  __________
____________________________________________________________
                 PRINT NAME
FC TELEPHONE NO. ___________________________________________

FC WIRE CODE _______________________________________________


                   SEND COMPLETED SUBSCRIPTION AGREEMENT TO:

                      SMITH BARNEY FUTURES MANAGEMENT INC.
                        390 GREENWICH STREET - 1ST FLOOR
                            NEW YORK, NEW YORK 10013
                    ATTN.: KRISTIN MCAREE TEL (212) 723-4976
                     NOT ACCEPTABLE FOR CLIENT SUBSCRIPTION

                                                                       EXHIBIT C

                            SUITABILITY REQUIREMENTS

     (a) I understand that a subscriber must have (i) net worth of at least $150,000 (exclusive of home, furnishings and automobiles), or (ii) net worth of at least $45,000 (exclusive of home, furnishings and automobiles) and an annual income of $45,000. I understand that certain states impose more restrictive investment requirements than the foregoing.

     (b) I understand that the investment requirements as to net worth ("NW") (exclusive of home, furnishings and automobiles) and past and anticipated annual income ("AI") or taxable income ("TI") set forth below opposite the state in which I am a resident apply to my subscription:

    Arizona...................  $225,000 NW and (1) or $75,000 NW and $75,000 AI and (1)
    California................  $250,000 NW or $100,000 NW and $65,000 AI
    Iowa......................  $225,000 NW and (1) or $75,000 NW and $75,000 AI and (1)
    Maine.....................  $200,000 NW or $50,000 NW and $50,000 AI
    Massachusetts.............  $225,000 NW or $60,000 NW and $60,000 AI
    Michigan..................  $225,000 NW and (1) or $60,000 NW and $60,000 AI and (1)
    Mississippi...............  $225,000 NW and $60,000 AI
    Missouri..................  $225,000 NW or $75,000 NW and $75,000 AI
    North Carolina............  $225,000 NW or $60,000 NW and $60,000 TI
    Pennsylvania..............  $175,000 NW and (2) or $100,000 NW and $50,000 AI and (2)
    Tennessee.................  $225,000 NW or $60,000 NW and $60,000 AI
    Texas.....................  $225,000 NW or $60,000 NW and $60,000 TI

- ---------------
     (1) In addition, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

     (2) In addition, if my net worth is less than $1,000,000, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

     (c) [Minnesota residents only]. I understand that I must qualify as an "institutional purchaser" and must execute a separate Investor Accreditation Form for the purpose of demonstrating my qualification.

     (d) [Iowa Individual Retirement Accounts only]. I understand that my investment in the Partnership must be for a minimum of $3,000.

     (e) [For all Maine Residents including employee-benefit plans]. Your investment in the Partnership, whether in the initial or continuous offering, must be for a minimum of $5,000.

     (f) [Ohio Residents only] I understand that my investment will represent no more than 10% of my net worth less the value of any other investment in limited partnership interests.

                                                                  EXECUTION COPY

                            SMITH BARNEY DIVERSIFIED
                              FUTURES FUND L.P. II

                             SUBSCRIPTION AGREEMENT

Dear Sirs:

    A. SUBSCRIBER PROVISIONS.

    1. Subscription for Units. I hereby subscribe for the amount indicated below of units of limited partnership interest ("Units") of SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II (the "Partnership") at Net Asset Value per Unit during the Continuous Offering (as that term is defined under "Plan of Distribution") (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimum in certain states). A SUBSCRIPTION MAY BE REVOKED BY A SUBSCRIBER FOR FIVE BUSINESS DAYS FOLLOWING THE INVESTOR'S SUBSCRIPTION DURING THE CONTINUOUS OFFERING IF THE GENERAL PARTNER DETERMINES NOT TO OFFER UNITS AS OF THE END OF A MONTH.

    2. Representations and Warranties. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, I AM NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. As an inducement to the General Partner on behalf of the Partnership to sell me the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant to the General Partner and the Partnership as follows:

        (A) I HAVE RECEIVED A COPY OF THE PROSPECTUS AND DISCLOSURE DOCUMENT OF THE PARTNERSHIP, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT (AS SUPPLEMENTED BY STICKER SUPPLEMENTS, IF ANY) AND A COPY OF THE MOST RECENT MONTHLY STATEMENT AND ANNUAL REPORT, IF ANY, RELATING TO AND DESCRIBING THE TERMS AND CONDITIONS OF THIS OFFERING OF UNITS ("PROSPECTUS").

        (B) I MEET THE APPLICABLE INVESTOR SUITABILITY REQUIREMENTS SET FORTH IN EXHIBIT C TO THE PROSPECTUS AND REPRESENT THAT ALL THE INFORMATION SET FORTH WITH RESPECT TO MY FINANCIAL POSITION IS CORRECT AND COMPLETE AS OF THE DATE OF THIS SUBSCRIPTION AGREEMENT, AND IF THERE SHOULD BE ANY MATERIAL CHANGE IN SUCH INFORMATION PRIOR TO MY ADMISSION AS A LIMITED PARTNER, I WILL IMMEDIATELY FURNISH SUCH REVISED OR CORRECTED INFORMATION TO THE GENERAL PARTNER.

        (c) I hereby consent to the execution and delivery of the Customer Agreement between the Partnership and SB and to the payment to SB of fees as described in the Prospectus.

        (d) If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or SB for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

    3. Employee-Benefit Plans. The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan ("Director") represents and agrees as follows:

        (a) Either (A) or (B): (A) neither SB nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the "Plan"), or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan's investment decisions and which are individualized to the particular needs of the Plan.

        or (B) The relationship between the Plan and SB or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan's assets and the investment in the Partnership is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

        (b) Although an SB Financial Consultant may have suggested that the Director consider the investment in the Partnership, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

        (c) The Plan is in compliance with all applicable Federal regulatory requirements.

    4. Acceptance of Limited Partnership Agreement and Power of Attorney. I hereby apply to become a limited partner as of the later of the date trading commences or the date the sale of my Units becomes effective, and I hereby agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

    I hereby irrevocably constitute and appoint Smith Barney Futures Management Inc., the General Partner of the Partnership, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Partnership and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Partnership; (iii) certificates of assumed name; and
(iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.
                               ------------------

    B. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.
                               ------------------

    C. RISK DISCLOSURE.

        1. Investment in the Partnership is speculative and includes the risks summarized under "Risk Factors" in the Prospectus. Each investor must be able to afford the risks of an investment in the Partnership.

        2. Smith Barney Futures Management Inc., the General Partner, is an affiliate of Smith Barney Inc. ("SB"). SB is the Selling Agent and the Commodity Broker/Dealer and recipient of brokerage fees. Therefore, conflicts of interest exist (see "Conflicts of Interest" and "The Commodity Broker/Dealer" in the Prospectus). SB will receive substantial brokerage fees from the Partnership regardless of the Partnership's trading performance (see "Fees and Expenses to the Partnership" in the Prospectus).

        3. Beginning with the quarter ending June 30, 1996, an Investor may redeem his Units only as of the last day of a calendar month, all as set forth in the Limited Partnership Agreement.

        4. The offering of Units is made solely on the information in the Prospectus and Exhibits thereto. No person is authorized to make any representations not contained in the Prospectus.

                            SMITH BARNEY DIVERSIFIED              EXECUTION COPY

                              FUTURES FUND L.P. II
                                PLEASE COMPLETE

SUBSCRIPTION AMOUNT (MINIMUM $5,000,
EXCEPT $2,000 FOR EMPLOYEE-BENEFIT PLANS
INCLUDING IRAS. SUBJECT TO HIGHER
MINIMUMS IN CERTAIN STATES.
SEE EXHIBIT C -- SUITABILITY REQUIREMENTS.)

                                             -----------------------------------------------------------
  $                                              -                             -         -         -
                                             -----------------------------------------------------------
                                                             SMITH BARNEY ACCOUNT NUMBER
ACCOUNT NAME                ----------------------------------------------------------------

                            ----------------------------------------------------------------
STATE OR COUNTRY
OF RESIDENCE
                            ----------------------------------------------------------------

                      CIRCLE APPLICABLE ACCOUNT TYPE BELOW

1 INDIVIDUAL ACCOUNT                     3 CORPORATION                  6 IRA, KEOGH, SEP
2 JOINT ACCOUNT                          4 PARTNERSHIP                  7 EMPLOYEE BENEFIT PLAN
                                         5 TRUST                        8 OTHER ________________

                                    PAYMENT

PAYMENT FOR SUBSCRIPTIONS MAY BE MADE BY AUTHORIZING YOUR FINANCIAL CONSULTANT TO DEBIT YOUR SMITH BARNEY INC. SECURITIES ACCOUNT IN THE AMOUNT OF YOUR SUBSCRIPTION. SUBSCRIBERS WHO AUTHORIZE SMITH BARNEY INC. TO DEBIT THEIR SECURITIES ACCOUNT MUST HAVE THEIR SUBSCRIPTION PAYMENT IN THEIR ACCOUNT ON THE SPECIFIED SETTLEMENT DATE. THE ACCOUNT WILL BE DEBITED ON THE SETTLEMENT DATE WHICH WILL OCCUR NOT LATER THAN 5 BUSINESS DAYS FOLLOWING NOTIFICATION TO SMITH BARNEY INC. AND THE INVESTOR OF THE ACCEPTANCE OF THE SUBSCRIPTION.

                                   SIGNATURE

IF JOINT OWNERSHIP, ALL PARTIES MUST SIGN. IF FIDUCIARY, PARTNERSHIP OR CORPORATION, INDICATE TITLE OF SIGNATORY UNDER SIGNATURE LINES.

- ------------------------------------------------------------      ------------------------------------------------------------
                   SUBSCRIBER'S SIGNATURE                                            SUBSCRIBER'S SIGNATURE
- ------------------------------------------------------------      ------------------------------------------------------------
                           TITLE                                                             TITLE
- ------------------------------------------------------------      ------------------------------------------------------------
                            DATE                                                              DATE

                           BRANCH MANAGER ATTESTATION

I have received all documents required to open this account and acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(3)(B) and (b)(4)(d) of Section 34, Article III of the NASD's Rules of Fair Practice, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units. If the account is a partnership or trust, I acknowledge that my review of the partnership or trust allows investments in limited partnerships whose principal business is in futures trading.

Branch Manager's Signature  ________________________________

Print Name:  _______________________________________________

- -----------------------------------------------------------------------------------------------------
FOR BRANCH USE                                                        ENTER IOI FOR SECURITY NO.
FC PLEASE COMPLETE                                                    INDICATED BELOW (CHECK ONE):
FINANCIAL CONSULTANT NAME                                                    8955101  __________
____________________________________________________________                 8955105  __________
                   PRINT NAME

FC TELEPHONE NO. ___________________________________________

FC WIRE CODE _______________________________________________

                   SEND COMPLETED SUBSCRIPTION AGREEMENT TO:

                      SMITH BARNEY FUTURES MANAGEMENT INC.
                        390 GREENWICH STREET - 1ST FLOOR
                            NEW YORK, NEW YORK 10013
                    ATTN.: KRISTIN MCAREE TEL (212) 723-4976
                      PHOTOCOPIES OR FAXES NOT ACCEPTABLE

                                    PART II

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Filing Fee -- Securities and Exchange Commission (1933 Act)............   $         0
    Filing Fee -- National Association of Securities Dealers, Inc. ........   $  9,933.50
    Printing Expenses......................................................   $    75,000*
    Legal Fees.............................................................   $   100,000*
    Blue Sky Fees and Expenses (excluding legal fees)......................   $    50,000*
    Accounting Fees........................................................   $     5,000*
    Marketing..............................................................   $    30,000*
    Miscellaneous..........................................................   $  5,066.50
                                                                              -----------
         Total.............................................................   $   275,000*
                                                                               ==========

     -------------------------
     *Estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 16 of the Limited Partnership Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for indemnification of the General Partner, its officers, directors, stockholders, employees and controlling persons. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the General Partner shall have determined in good faith that such course of conduct was in the best interest of the Partnership and such loss or liability was not the result of negligence or misconduct on the part of the General Partner or its Affiliates. Notwithstanding the foregoing, the Registrant is not permitted to indemnify the General Partner or its affiliates for liabilities resulting from a violation of the Securities Act of 1933 or any State securities law in connection with the offer or sale of the Units of limited partnership interest.

     Section 5 of the Selling Agreement provides for indemnification of the Registrant by SB against any and all loss, liability, claim, damage and expense arising out of or based upon any untrue or alleged untrue statement of material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any related sales material used by SB in connection with this offering of Units, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statement or omission was made in reliance upon and in conformity with information furnished to the Registrant by SB, expressly for use in any preliminary prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereto.

     Section 7 of the Customer Agreement provides for indemnification of SB by the Registrant against any loss, liability, damage, cost, expense (including attorneys' fees and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding if SB acted in good faith and in a manner it reasonably believed to be in the best interest of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter which as to SB constituted negligence, misconduct or breach of its fiduciary obligations to the Registrant, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, SB is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper, and further provided that no indemnification shall be available from the Registrant if such indemnification is prohibited by Section 16 of the Limited Partnership Agreement.

     Section 6 of each of the Management Agreements provides for indemnification by the General Partner of the Advisor for any loss, liability, damage, cost, expense (including without limitation, attorneys' and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding if the Advisor acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and provided that its conduct did not constitute negligence, intentional misconduct, or a breach of its fiduciary obligations to the Registrant's commodity trading advisor, unless and only to the extent that the court or administrative forum in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Advisor is fairly and reasonably entitled to indemnity for such expenses which such court or administrative forum shall deem proper, and further provided that no indemnification shall be available from the Registrant if such indemnification is prohibited by Section 16 of the Limited Partnership Agreement.

     The agreements filed as Exhibits 1.1, 10.1, 10.4, 10.5 and 10.6 contain certain indemnity provisions.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     On May 18, 1994 Registrant sold one Unit of Limited Partnership Interest to Alexander J. Sloane for $1,000. No underwriting or sales commissions were paid in connection with this sale. The Registrant claims an exemption from registration based on Section 4(2) of the Securities Act of 1933 as a sale not involving a public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS:

           1.1 --   Form of Amended Selling Agreement between Registrant and Smith Barney Inc.
           1.2 --   Form of Amended Soliciting Dealer Agreement
           3.1 --   Limited Partnership Agreement (included as Exhibit A to the Prospectus)
          *3.2 --   Certificate of Limited Partnership of Registrant
          *4.1 --   Specimen of Unit Certificate
           5.1 --   Opinion of Willkie Farr & Gallagher relating to the legality of the Units
           8.1 --   Tax Opinion of Willkie Farr & Gallagher
          10.1 --   Form of Letter of Amendment to the Customer Agreement between Registrant and Smith Barney Inc.
          10.2 --   Form of Subscription Agreement (included as Exhibit B to the Prospectus)
         *10.4 --   Form of Amended Management Agreement between Smith Barney Futures Manage-
                    ment Inc., and Chesapeake Capital Corporation
         *10.5 --   Form of Amended Management Agreement between Smith Barney Shearson Futures
                    Management Inc. and John W. Henry & Co., Inc.
         *10.6 --   Form of Amended Management Agreement between Smith Barney Futures Manage-
                    ment Inc. and Millburn Ridgefield Corporation
          24.1 --   Consent of Independent Accountants (included in Part II of this
                    Registration Statement)
          24.2 --   Consent of Counsel (included in Part II of this Registration Statement)

- ---------------
        * Previously filed as like-numbered Exhibits to Registration Statement No. 33-79244, and incorporated by reference herein.

     (B) FINANCIAL STATEMENT SCHEDULES:

          Not Applicable.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993 (the "Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON THE 28TH DAY OF MAY, 1996.


                                          SMITH BARNEY DIVERSIFIED
                                            FUTURES FUND L.P. II

                                               By       SMITH BARNEY FUTURES
                                                        MANAGEMENT INC.
                                                       (General Partner)

                                               By /s/     DAVID J. VOGEL


                                                David J. Vogel, President and
                                                             Director


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


                SIGNATURE                   TITLE                                    DATE
- ------------------------------------------  ---------------------------------  ----------------
           SMITH BARNEY FUTURES             General Partner                        May 28, 1996
             MANAGEMENT INC.
         /s/             DAVID J.           Director, Principal Executive          May 28, 1996
                   VOGEL                      Officer and President
- ------------------------------------------
               DAVID J. VOGEL
      /s/           MICHAEL SCHAEFER        Director                               May 28, 1996
- ------------------------------------------
              MICHAEL SCHAEFER
    /s/       PHILIP M. WATERMAN, JR.       Director and Vice-Chairman             May 28, 1996
- ------------------------------------------
          PHILIP M. WATERMAN, JR.
                                            Secretary and Director                 May 28, 1996
- ------------------------------------------
              STEVEN J. KELTZ
       /s/           JACK H. LEHMAN         Chairman and Director                  May 28, 1996
                    III
- ------------------------------------------
             JACK H. LEHMAN III
     /s/          DANIEL A. DANTUONO        Treasurer, Chief Financial             May 28, 1996
- ------------------------------------------    Officer and Director
             DANIEL A. DANTUONO
    /s/       DANIEL R. MCAULIFFE, JR.      Director                               May 28, 1996
- ------------------------------------------
          DANIEL R. MCAULIFFE, JR.
                                            Director                               May 28, 1996
- ------------------------------------------
              SHELLEY ULLMAN

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement and Prospectus to be used in registering, under the Securities Act of 1933, 100,000 Units of Limited Partnership Interest of (i) our report dated March 29, 1996 accompanying the statement of financial condition of Smith Barney Futures Management Inc. and
(ii) our report dated March 25, 1996 accompanying the statement of financial condition of Smith Barney Diversified Futures Fund L.P. II.

     We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


                                          /s/  COOPERS & LYBRAND L.L.P.


New York, New York

May 28, 1996

                               CONSENT OF COUNSEL

     As counsel for the Registrant, we hereby consent to the references made to our firm in this Registration Statement.


                                          /s/  WILLKIE FARR & GALLAGHER


New York, New York

May 28, 1996

                               INDEX TO EXHIBITS

                                                                                    SEQUENTIALLY
         EXHIBIT                                                                      NUMBERED
         NUMBER                                 EXHIBIT                                 PAGE
        ---------   -----------------------------------------------------------------------------
           1.1 --   Form of Amended Selling Agreement between Registrant and Smith
                    Barney Inc.
           1.2 --   Form of Amended Soliciting Dealer Agreement
           3.1 --   Limited Partnership Agreement (included as Exhibit A to the
                    Prospectus)
          *3.2 --   Certificate of Limited Partnership of Registrant
          *4.1 --   Specimen of Unit Certificate
           5.1 --   Opinion of Willkie Farr & Gallagher relating to the legality of the Units
           8.1 --   Tax Opinion of Willkie Farr & Gallagher
          10.1 --   Form of Letter of Amendment to the Customer Agreement between
                    Registrant and Smith Barney Inc.
          10.2 --   Form of Subscription Agreement (included as Exhibit B to the
                    Prospectus)
         *10.4 --   Form of Amended Management Agreement between Smith Barney
                    Futures Management Inc., and Chesapeake Capital Corporation
         *10.5 --   Form of Amended Management Agreement between Smith Barney
                    Shearson Futures
                    Management Inc. and John W. Henry & Co., Inc.
         *10.6 --   Form of Amended Management Agreement between Smith Barney
                    Futures Management Inc. and Millburn Ridgefield Corporation
          24.1 --   Consent of Independent Accountants (included in Part II of this
                    Registration Statement)
          24.2 --   Consent of Counsel (included in Part II of this Registration
                    Statement)

- ---------------

        * Previously filed as like-numbered Exhibits to Registration Statement No. 33-79244, and incorporated by reference herein.